PROSPECTUS

GENEREX BIOTECHNOLOGY CORPORATION

Resale of 163,510,000 Shares of Common Stock

This prospectus relates to the resale of our common stock by certain of our stockholders, or Selling Security Holders.  The shares offered for resale by this prospectus include the following:

•  160,743,334 shares of common stock issuable (i) upon conversion of the Series F 9% Convertible Preferred Stock sold in our March 27, 2014 offering, (ii) upon exercise of the warrants sold in our March 27, 2014 offering which may be exercised at a price of $0.03 per share, and (iii) in lieu of the cash payment of dividends on the preferred stock sold in our March 27, 2014 offering payable through March 27, 2017,

This Prospectus also relates to:

•  an aggregate of 2,766,666 shares of common stock issued to placement agents and consultants.

This prospectus may only be used where it is legal to offer and sell the shares covered by this prospectus. We have not taken any action to register or obtain permission for this offering or the distribution of this prospectus in any country other than the United States.

Although we will pay substantially all the expenses incident to the registration of the shares, we will not receive any proceeds from the sales by the Selling Security Holders. We will, however, to the extent the warrants are exercised for cash, receive proceeds from such exercises; to the extent we receive such proceeds, they will be used for general corporate and working capital purposes.

The Selling Security Holders may sell these securities from time to time at the prevailing market price or in negotiated transactions or in any other manner specified under “Plan of Distribution” in this prospectus.

Our common stock is presently quoted for trading on the OTC Bulletin Board under the symbol “GNBT.OB”. On March 31, 2014, the last sales price of the common stock was $0.0376 per share.

Investing in our common stock is highly speculative and involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment.  You should carefully consider the risks and uncertainties described under the heading “Risk Factors” beginning on page 7 of this prospectus before making a decision to purchase our common stock.

               Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 16, 2014

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TABLE OF CONTENTS

PROSPECTUS SUMMARY	4
THE OFFERING	6
RISK FACTORS	7
FORWARD-LOOKING STATEMENTS	14
USE OF PROCEEDS	15
SELLING SECURITY HOLDERS	16
MARKET PRICE OF OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS	19
BUSINESS AND PROPERTY	21
SELECTED FINANCIAL DATA	39
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS	39

MANAGEMENT	57
EXECUTIVE COMPENSATION	62
CERTAIN TRANSACTIONS	75
Security Ownership of Certain Beneficial Owners and Management	75
DESCRIPTION OF SECURITIES TO BE REGISTERED	77
PLAN OF DISTRIBUTION	83
LEGAL MATTERS	85
EXPERTS	85
WHERE YOU CAN FIND MORE INFORMATION	85
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS	F-1
PART II	II-1

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PROSPECTUS SUMMARY

This summary highlights information set forth in greater detail elsewhere in this prospectus. It may not contain all the information that may be important to you. You should read this entire prospectus carefully, including the sections entitled “Risk Factors” beginning on page 7, the financial statements and the notes to the financial statements. Unless the context requires otherwise, references to the “Company,” “Generex,” “we,” “our,” and “us,” refer to Generex Biotechnology Corporation and its subsidiaries.

Our Company

We are engaged primarily in the research and development of drug delivery systems and technologies. Our primary focus at the present time is our proprietary technology for the administration of formulations of large molecule drugs to the oral (buccal) cavity using a hand-held aerosol applicator. Through our wholly-owned subsidiary, Antigen Express, Inc. (“Antigen”), we have expanded our focus to include immunomedicines incorporating proprietary vaccine formulations.

We believe that our buccal delivery technology is a platform technology that has application to many large molecule drugs and provides a convenient, non-invasive, accurate and cost-effective way to administer such drugs. We have identified several large molecule drugs as possible candidates for development, including estrogen, heparin, monoclonal antibodies, human growth hormone and fertility hormones, but to date have focused our development efforts primarily on one pharmaceutical product, Generex Oral-lyn™, an insulin formulation administered as a fine spray into the oral cavity using our proprietary hand-held aerosol spray applicator known as RapidMist™.

Our wholly-owned subsidiary, Antigen, concentrates on developing proprietary vaccine formulations that work by stimulating the immune system to either attack offending agents (i.e., cancer cells, bacteria, and viruses) or to stop attacking benign elements (i.e., self proteins and allergens). Our immunomedicine products are based on two platform technologies and are in the early stages of development. We continue clinical development of Antigen’s synthetic peptide vaccines designed to stimulate a potent and specific immune response against tumors expressing the HER-2/neu oncogene for patients with HER-2/neu positive breast cancer in a Phase II clinical trial and patients with prostate cancer and against avian influenza in two Phase I clinical trials. We also initiated an additional Phase I clinical trial in patients with either breast or ovarian cancer. The synthetic vaccine technology has certain advantages for pandemic or potentially pandemic viruses, such as the H5N1 avian and H1N1 swine flu. In addition to developing vaccines for pandemic influenza viruses, we have vaccine development efforts underway for seasonal influenza virus, HIV, HPV, melanoma, ovarian cancer, allergy and Type I diabetes mellitus. We have established collaborations with clinical investigators at academic centers to advance these technologies.

To date, we have received regulatory approval in Ecuador, India (subject to regulatory approval of a 2012 in-country study), Lebanon and Algeria for the commercial marketing and sale of Generex Oral-lyn™. We have previously submitted regulatory dossiers for Generex Oral-lyn™ in a number of other countries, including Bangladesh, Kenya, Jordan and Armenia. While we believe these countries will ultimately approve our product for commercial sale, we do not anticipate recognizing revenues in any of these jurisdictions in the next twelve months. No dossier related activities or product shipments have taken place to these countries during 2012 or 2013, nor are any expected during the remainder of 2014.

In March 2008, we initiated Phase III clinical trials for this product in the U.S. with the first patient screening for such trials at a clinical study site in Texas in April 2008. Approximately 450 patients have been enrolled to date at approximately 70 clinical sites around the world, including sites in the United States, Canada, Bulgaria, Poland, Romania, Russia, Ukraine and Ecuador. The first Oral-lyn global Phase III trial initiated in April 2008 had a final patient visit date in August 2011. After appropriate validation, the data from approximately 450 patients was tabulated, reviewed and analyzed. Those results from the Phase III trial along with a comprehensive review and supplemental analyses of approximately 40 prior Oral-lyn clinical studies were compiled and submitted to the FDA in late December 2011 in a comprehensive package including a composite metanalysis of all safety data. We continue to have discussions with the FDA with respect to the pathway for regulatory approval, including any additional clinical or pharmacological studies that might be required to support regulatory approval or enhance marketing success. We do not currently plan to expend significant resources on additional clinical trials of Oral-lyn™ until after such time that we secure additional financing.

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We face competition from other providers of alternate forms of insulin. Some of our most significant competitors, Pfizer, Eli Lilly, and Novo Nordisk, have announced that they will discontinue development and/or sale of their inhalable forms of insulin. Generex Oral-lyn™ is not an inhaled insulin; rather, it is a buccally absorbed formulation with no residual pulmonary deposition. We believe that our buccal delivery technology offers several advantages, including the ease of use, portability, avoidance of pulmonary inhalation and safety profile. Furthermore, insulin administered through the Generex Oral-lyn™ RapidMist™ technology is absorbed directly into the blood stream and not only acts rapidly, but returns to baseline quickly, thereby minimizing the chance of developing hypoglycemia.

Large pharmaceutical companies, such as Merck & Co., Inc., GlaxoSmithKline PLC, Novartis, Inc., MedImmune Inc. (a subsidiary of Astra-Zeneca, Inc.) and others, also compete against us in the oncology, immunomedicine and vaccine markets. These companies have competing experience and expertise in securing government contracts and grants to support research and development efforts, conducting testing and clinical trials, obtaining regulatory approvals to market products, as well as manufacturing and marketing approved products. As such, they are also considered significant competitors in these fields of pharmaceutical products and therapies. There are also many smaller companies which are pursuing similar technologies in these fields who are considered to be competitors of Generex.

We are a development stage company with a limited history of operations, and do not expect sufficient revenues to support our operation in the immediately foreseeable future. To date, we have not been profitable and our accumulated net loss available to shareholders was $370,953,051 at January 31, 2014. As of January 31, 2014, our current cash position is not sufficient to meet our working capital needs for the next twelve months. To continue operations, we will require additional funds to support our working capital requirements and any development activities, or will need to suspend operations. Management is seeking various alternatives to ensure that we can meet some of our operating cash flow requirements through financing activities, such as private placement of our common stock, preferred stock offerings and offerings of debt and convertible debt instruments as well as through merger or acquisition opportunities. In addition, management is actively seeking strategic alternatives, including strategic investments and divestitures. Management has sold non-essential real estate assets which were classified as Assets Held for Investment to augment its cash position. We cannot provide any assurance that we will obtain the required funding. Our inability to obtain required funding in the near future or our inability to obtain funding on favorable terms will have a material adverse effect on our operations and our strategic development plan for future growth. If we cannot successfully raise additional capital and implement our strategic development plan, our liquidity, financial condition and business prospects will be materially and adversely affected and we may have to cease operations.

We operate in only one segment: the research and development of drug delivery systems and technologies for metabolic and immunological diseases.

We were incorporated in the State of Delaware in 1997.  Our principal offices are located at 555 Richmond Street West, Suite 604, Toronto, Ontario, Canada, M5V 3B1. Our telephone number is (416) 364-2551 and our Internet address is www.generex.com. Information contained in, or accessible through, our website does not constitute a part of this prospectus.   Copies of our current and periodic reports filed with the SEC are available at the SEC Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, and online at www.sec.gov.

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 THE OFFERING

Securities offered

We are registering up to an aggregate of 163,510,000 shares of common stock issued and outstanding, issuable upon conversion or exercise, as applicable, of outstanding preferred stock and warrants, and issuable in lieu of cash payments of dividends on such preferred stock.  The following shares may be offered, from time to time, for resale under this prospectus:

•  160,743,334 shares of common stock issuable (i) upon conversion of the Series F 9% Convertible Preferred Stock sold in our March 27, 2014 offering, (ii) upon exercise of the warrants sold in our March 27, 2014 offering which may be exercised at a price of $0.03 per share, and (iii) in lieu of the cash payment of dividends on the preferred stock sold in our March 27, 2014 offering payable through March 27, 2017,

This Prospectus also relates to:

•  an aggregate of 2,766,666 shares of common stock issued to placement agents and consultants.

Common stock offering by the Company	None.

Common stock to be outstanding after this offering	900,493,806 shares

Use of proceeds	We will not receive any proceeds from the sale of shares in this offering by the Selling Security Holders. However, we will receive proceeds from the exercise of the warrants if the warrants are exercised for cash. See “Use of Proceeds”.

Principal market; trading symbol	OTC Bulletin Board; “GNBT.OB”

Risk factors	See “Risk Factors” beginning on page 7 of this registration statement for a discussion of factors you should carefully consider before deciding to invest in our securities.

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RISK FACTORS

Investment in our company involves a high degree of risk. You should carefully consider the following risks, together with the financial and other information contained in this prospectus. Each of the risks described in these sections and documents could adversely affect our business, financial condition, results of operations and prospects, and could result in a complete loss of your investment. This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned above.

Our business and results of operations are subject to numerous risks, uncertainties and other factors that you should be aware of, some of which are described below. The risks, uncertainties and other factors described below are not the only ones facing our company. Additional risks, uncertainties and other factors not presently known to us or that we currently deem immaterial may also impair our business operations.

Any of the risks, uncertainties and other factors could have a materially adverse effect on our business, financial condition or results of operations and could cause the trading price of our common stock to decline substantially.

Risks Related to Our Financial Condition

We will require additional financing to continue our operations.

As of January 31, 2014, our current cash position is not sufficient to meet our working capital needs for the next twelve months based on the pace of our planned activities. To continue operations, we will require additional funds to support our working capital requirements and any expansion or other activities, or will need to significantly reduce our clinical trials and other planned activities or suspend operations. Management is seeking various alternatives to ensure that we can meet some of our operating cash flow requirements through financing activities, such as private placement of our common stock, preferred stock offerings and offerings of debt and convertible debt instruments as well as through merger or acquisition opportunities. The securities purchase agreements that we entered into on June 17, 2013, January 14, 2014 and March 27, 2014 with certain investors limits the financing activities that we may undertake in the near future as it prohibits us from (i) issuing additional equity securities until 60 days after the effective date of a registration statement covering the resale of the common stock issuable upon exercise of the warrants and conversion of the preferred stock sold in each transaction and (ii) issuing additional debt or equity securities with a variable conversion or exercise price until June 17, 2014, January 15, 2015 and March 27, 2015, respectively. In addition, management is actively seeking strategic alternatives, including strategic investments and divestitures. Management has sold non-essential real estate assets which were classified as Assets Held for Investment to augment its cash position.

We cannot provide any assurance that we will obtain the required funding. Our inability to obtain required funding in the near future or our inability to obtain funding on favorable terms will have a material adverse effect on our operations and our strategic development plan for future growth. If we cannot successfully raise additional capital and implement our strategic development plan, our liquidity, financial condition and business prospects will be materially and adversely affected and we may have to cease operations.

We have a history of losses and will incur additional losses.

We are a development stage company with a limited history of operations, and do not expect sufficient revenues to support our operation in the immediately foreseeable future. We do not expect to receive significant revenues in Ecuador, Algeria and Lebanon where we have been approved for commercial sale in the next twelve months. While we have entered into a licensing and distribution agreement with a leading Indian-based pharmaceutical company and insulin distributor, we do not anticipate recognizing revenue from sales of Generex Oral-lyn™ in India in fiscal 2014, as our partner has to finalize the results of an in-country clinical study and receive approval from the Indian regulatory authority before the product can be offered for commercial sale in India.

To date, we have not been profitable and our accumulated net loss available to shareholders was $370,953,051 at January 31, 2014. Our losses have resulted principally from costs incurred in research and development, including clinical trials, and from general and administrative costs associated with our operations. While we seek to attain profitability, we cannot be sure that we will ever achieve product and other revenue sufficient for us to attain this objective.

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With the exception of Generex Oral-lyn™, which has received regulatory approval in Ecuador, India (subject to regulatory approval of a 2012 in-country study), Lebanon and Algeria, our product candidates are in research or early stages of pre-clinical and clinical development. We will need to conduct substantial additional research, development and clinical trials. We will also need to receive necessary regulatory clearances both in the United States and foreign countries and obtain meaningful patent protection for and establish freedom to commercialize each of our product candidates. We must also complete further clinical trials and seek regulatory approvals for Generex Oral-lyn™ in countries outside of Ecuador, India, Lebanon and Algeria. We cannot be sure that we will obtain required regulatory approvals, or successfully research, develop, commercialize, manufacture and market any other product candidates. We expect that these activities, together with future general and administrative activities, will result in significant expenses for the foreseeable future.

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern as of July 31, 2013.

To date, we have not been profitable and our accumulated net loss available to shareholders was $370,953,051 at January 31, 2014, and our consolidated balance sheet reflected a stockholders’ deficiency of $8,914,148 at that date. We received a report from our independent auditors for the year ended July 31, 2013 that includes an explanatory paragraph describing an uncertainty as to Generex’s ability to continue as a going concern. We must secure financing to continue our operations.

Due to material weaknesses in our internal controls over financial reporting, our internal controls were determined not to be effective for the prior fiscal year ended July 31, 2012. Our disclosure controls and procedures and internal controls over financial reporting may not be effective in future periods as a result of existing or newly identified material weaknesses in internal controls.

Effective internal controls are necessary for us to provide reasonable assurance with respect to our financial reports and to effectively prevent fraud. If we cannot provide reasonable assurance with respect to our financial reports and effectively prevent fraud, our reputation and operating results could be harmed. Pursuant to the Sarbanes-Oxley Act of 2002, we are required to furnish a report by management on internal control over financial reporting, including management’s assessment of the effectiveness of such control. Internal control over financial reporting may not prevent or detect misstatements because of its inherent limitations, including the possibility of human error, the circumvention or overriding of controls, or fraud. Therefore, even effective internal controls can provide only reasonable assurance with respect to the preparation and fair presentation of financial statements. In addition, projections of any evaluation of effectiveness of internal control over financial reporting to future periods are subject to the risk that the control may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate. If we fail to maintain the adequacy of our internal controls, including any failure to implement required new or improved controls, or if we experience difficulties in their implementation, our business and operating results could be adversely impacted, we could fail to meet our reporting obligations, and our business and stock price could be adversely affected.

At July 31, 2012, our Chief Executive Officer and Chief Financial Officer evaluated the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) and concluded that, subject to the inherent limitations identified in Item 9A of Part II of the Form 10-K filed on October 15, 2012, our disclosure controls and procedures were not effective due to the existence of material weaknesses in our internal control over financial reporting because of inadequate segregation of duties over authorization, review and recording of transactions, as well as the financial reporting of such transactions. Our independent auditors issued an adverse attestation report regarding the effectiveness of the Company’s internal control over financial reporting at July 31, 2012.

We believe we have taken appropriate and reasonable steps to make the necessary improvements to remediate these deficiencies, however we cannot be certain that our remediation efforts will ensure that our management designs, implements and maintains adequate controls over our financial processes and reporting in the future or that the changes made will be sufficient to address and eliminate the material weaknesses previously identified. Our inability to remedy any additional deficiencies or material weaknesses that may be identified in the future could, among other things, have a material adverse effect on our business, results of operations and financial condition, as well as impair our ability to meet our quarterly, annual and other reporting requirements under the Securities Exchange Act of 1934 in a timely manner, and require us to incur additional costs or to divert management resources.

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Our research and development and commercialization efforts may depend on entering into agreements with corporate collaborators.

Because we have limited resources, we have sought to enter into collaboration agreements with other pharmaceutical companies that will assist us in developing, testing, obtaining governmental approval for and commercializing products using our buccal delivery and immunomedicine technologies. We may be unable to achieve commercialization of any of our products until we obtain a large pharmaceutical partner to assist us in such commercialization efforts. To date, we have not entered into any such collaborative arrangements. Any collaborator with whom we may enter into such collaboration agreements may not support fully our research and commercial interests since our program may compete for time, attention and resources with such collaborator's internal programs. Therefore, these collaborators may not commit sufficient resources to our program to move it forward effectively, or that the program will advance as rapidly as it might if we had retained complete control of all research, development, regulatory and commercialization decisions.

Risks Related to Our Technologies

With the exception of Generex Oral-lyn™, our technologies and products are at an early stage of development and we cannot expect significant revenues in respect thereof in the foreseeable future.

We have no products approved for commercial sale at the present time with the exception of Generex Oral-lyn™ in Ecuador, Lebanon, Algeria and India (subject to regulatory approval of a 2012 in-country study). To be profitable, we must not only successfully research, develop and obtain regulatory approval for our products under development, but also manufacture, introduce, market and distribute them once development is completed or find a partner that can perform these activities on our behalf. We have yet to manufacture, market and distribute these products on a large-scale commercial basis, and we do not expect to receive revenues from product sales in fiscal year 2014. We may not be successful in one or more of these stages of the development or commercialization of our products, and/or any of the products we develop may not be commercially viable. Until we can establish that they are commercially viable products, we will not receive significant revenues from ongoing operations.

Until we receive regulatory approval to sell our pharmaceutical products in additional countries, our ability to generate revenues from operations may be limited and those revenues may be insufficient to sustain operations. Many factors impact our ability to obtain approvals for commercially viable products.

Our only pharmaceutical product that has been approved for commercial sale by drug regulatory authorities is our oral insulin spray formulation, and that approval was obtained in Ecuador, Lebanon, Algeria and India (subject to regulatory approval of a 2012 in-country study). We have begun the regulatory approval process for our oral insulin, buccal morphine and fentanyl products in other countries, and we have initiated late stage clinical trials of Generex Oral-lyn™ at clinical trial sites in North America and other countries according to the initial Phase III clinical plan. The final subjects completed the trial in August 2011. After appropriate validation, the data from approximately 450 patients was tabulated, reviewed and analyzed. Those results from the Phase III trial along with a comprehensive review and supplemental analyses of approximately 40 prior Oral-lyn clinical studies were compiled and submitted to the FDA in late December 2011 in a comprehensive package including a composite metanalysis of all safety data. We continue to have discussions with the FDA with respect to the pathway for regulatory approval, including any additional clinical or pharmacological studies that might be required to support regulatory approval or enhance marketing success. We do not currently plan to expend significant resources on additional clinical trials of Oral-lyn™ until after such time that we secure additional financing.

Our immunomedicine products are in the pre-clinical stage of development, with the exception of a Phase II trial in human patients with stage II HER-2/neu positive breast cancer (U.S.), a Phase I trial in human patients with prostate cancer (Athens, Greece) completed in August 2009, a Phase I trial in human patients with breast or ovarian cancer (U.S.) and a Phase I trial in human volunteers of a peptide vaccine for use against the H5N1 avian influenza virus (Beirut, Lebanon). Preliminary results from the Phase II breast cancer trial suggest a 46% reduction in breast cancer recurrence in low HER2 expressing tumors, together with an excellent safety profile. While preliminary results are promising, they are not statistically significant and final results could deviate. We announced completion of enrollment in the trial in January 2014 and expect completion of the trial and end-of-trial analysis to occur in the first calendar quarter of 2015.

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Pre-clinical and clinical trials of our products, and the manufacturing and marketing of our technologies, are subject to extensive, costly and rigorous regulation by governmental authorities in the United States, Canada and other countries. The process of obtaining required regulatory approvals from the FDA and other regulatory authorities often takes many years, is expensive and can vary significantly based on the type, complexity and novelty of the product candidates. For these reasons, it is possible we will not receive regulatory approval for any prescription pharmaceutical product candidate in any countries other than Ecuador, Lebanon, Algeria and India.

In addition, we cannot be sure when or if we will be permitted by regulatory agencies to undertake additional clinical trials or to commence any particular phase of clinical trials. Because of this, statements in this Registration Statement or our reports filed with the SEC regarding the expected timing of clinical trials cannot be regarded as actual predictions of when we will obtain regulatory approval for any "phase" of clinical trials.

Delays in obtaining United States or other foreign approvals for our oral insulin product could result in substantial additional costs to us, and, therefore, could adversely affect our ability to continue operations. If regulatory approval is ultimately granted in any countries other than Ecuador, Lebanon, Algeria and India, the approval may place limitations on the intended use of the product we wish to commercialize, and may restrict the way in which we are permitted to market the product.

Due to legal and factual uncertainties regarding the scope and protection afforded by patents and other proprietary rights, we may not have meaningful protection from competition.

Our long-term success will substantially depend upon our ability to protect our proprietary technologies from infringement, misappropriation, discovery and duplication and avoid infringing the proprietary rights of others. Our patent rights and the patent rights of biotechnology and pharmaceutical companies in general, are highly uncertain and include complex legal and factual issues. Because of this, our pending patent applications may not be granted. These uncertainties also mean that any patents that we own or will obtain in the future could be subject to challenge, and even if not challenged, may not provide us with meaningful protection from competition. Due to our financial uncertainties, we may not possess the financial resources necessary to enforce our patents. Patents already issued to us or our pending applications may become subject to dispute, and any dispute could be resolved against us.

Because a substantial number of patents have been issued in the field of alternative drug delivery and because patent positions can be highly uncertain and frequently involve complex legal and factual questions, the breadth of claims obtained in any application or the enforceability of our patents cannot be predicted. Consequently, we do not know whether any of our pending or future patent applications will result in the issuance of patents or, to the extent patents have been issued or will be issued, whether these patents will be subject to further proceedings limiting their scope, will provide significant proprietary protection or competitive advantage, or will be circumvented, invalidated or expire.

Also because of these legal and factual uncertainties, and because pending patent applications are held in secrecy for varying periods in the United States and other countries, even after reasonable investigation we may not know with certainty whether any products that we (or a licensee) may develop will infringe upon any patent or other intellectual property right of a third party. For example, we are aware of certain patents owned by third parties that such parties could attempt to use in the future in efforts to affect our freedom to practice some of the patents that we own or have applied for. Based upon the science and scope of these third-party patents, we believe that the patents that we own or have applied for do not infringe any such third-party patents; however, we cannot know for certain whether we could successfully defend our position, if challenged. We may incur substantial costs if we are required to defend our intellectual property in patent suits brought by third parties. These legal actions could seek damages and seek to enjoin testing, manufacturing and marketing of the accused product or process. In addition to potential liability for significant damages, we could be required to obtain a license to continue to manufacture or market the accused product or process.

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 Risks Related to Marketing of Our Potential Products

We may not become, or stay, profitable even if our pharmaceutical products are approved for sale.

Even if we obtain regulatory approval to market our oral insulin product outside of Ecuador, India, Lebanon and Algeria or to market any other prescription pharmaceutical product candidate, many factors may prevent the product from ever being sold in commercial quantities. Some of these factors are beyond our control, such as:

•	acceptance of the formulation or treatment by health care professionals and diabetic patients;

•	the availability, effectiveness and relative cost of alternative diabetes or immunomedicine treatments that may be developed by competitors; and

•	the availability of third-party (i.e. insurer and governmental agency) reimbursements.

We will not receive significant revenues from Generex Oral-lyn™ or any of our other pharmaceuticals products that may receive regulatory approval until we can successfully manufacture, market and distribute them in the relevant markets.

We have to depend upon others for marketing and distribution of our products, and we may be forced to enter into contracts limiting the benefits we may receive and the control we have over our products. We intend to rely on collaborative arrangements with one or more other companies that possess strong marketing and distribution resources to perform these functions for us. We may not be able to enter into beneficial contracts, and we may be forced to enter into contracts for the marketing and distribution of our products that substantially limit the potential benefits to us from commercializing these products. In addition, we will not have the same control over marketing and distribution that we would have if we conducted these functions ourselves.

We may not be able to compete with treatments now being marketed and developed, or which may be developed and marketed in the future by other companies.

Our products will compete with existing and new therapies and treatments. We are aware of a number of companies currently seeking to develop alternative means of delivering insulin, as well as new drugs intended to replace insulin therapy at least in part. We are also aware of a number of companies currently seeking to develop alternative means of enhancing and suppressing peptides. In the longer term, we also face competition from companies that seek to develop cures for diabetes and other malignant, infectious, autoimmune and allergic diseases through techniques for correcting the genetic deficiencies that underlie some of these diseases.

Numerous pharmaceutical, biotechnology and drug delivery companies, hospitals, research organizations, individual scientists and nonprofit organizations are engaged in the development of alternatives to our technologies. Some of these companies have greater research and development capabilities, experience, manufacturing, marketing, financial and managerial resources than we do. Collaborations or mergers between large pharmaceutical or biotechnology companies with competing drug delivery technologies could enhance our competitors’ financial, marketing and other resources. Developments by other drug delivery companies could make our products or technologies uncompetitive or obsolete. Accordingly, our competitors may succeed in developing competing technologies, obtaining FDA approval for products or gaining market acceptance more rapidly than we can.

Some of our most significant competitors, Pfizer, Eli Lilly, and Novo Nordisk, have discontinued development and/or sale of their inhalable forms of insulin. Unlike inhaled insulin formulations, Generex Oral-lyn™ is a buccally absorbed formulation with no residual pulmonary deposition.

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If government programs and insurance companies do not agree to pay for or reimburse patients for our pharmaceutical products, our success will be impacted.

Sales of our oral insulin formulation in Ecuador, Lebanon, Algeria and India and our other potential pharmaceutical products in other markets will depend in part on the availability of reimbursement by third-party payers such as government health administration authorities, private health insurers and other organizations. Third-party payers often challenge the price and cost-effectiveness of medical products and services. Governmental approval of health care products does not guarantee that these third-party payers will pay for the products. Even if third-party payers do accept our product, the amounts they pay may not be adequate to enable us to realize a profit. Legislation and regulations affecting the pricing of pharmaceuticals may change before our products are approved for marketing and any such changes could further limit reimbursement.

Risks Related to Potential Liabilities

We face significant product liability risks, which may have a negative effect on our financial condition.

The administration of drugs or treatments to humans, whether in clinical trials or commercially, can result in product liability claims whether or not the drugs or treatments are actually at fault for causing an injury. Furthermore, our pharmaceutical products may cause, or may appear to have caused, serious adverse side effects (including death) or potentially dangerous drug interactions that we may not learn about or understand fully until the drug or treatment has been administered to patients for some time. Product liability claims can be expensive to defend and may result in large judgments or settlements against us, which could have a severe negative effect on our financial condition. We maintain product liability insurance in amounts we believe to be commercially reasonable for our current level of activity and exposure, but claims could exceed our coverage limits. Furthermore, due to factors in the insurance market generally and our own experience, we may not always be able to purchase sufficient insurance at an affordable price. Even if a product liability claim is not successful, the adverse publicity and time and expense of defending such a claim may interfere with our business.

Risks Related to the Market for Our Common Stock

Our stock price is below $5.00 per share and is treated as a “penny stock”, which places restrictions on broker-dealers recommending the stock for purchase.

Our common stock is defined as “penny stock” under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and the rules promulgated thereunder. The SEC has adopted regulations that define “penny stock” to include common stock that has a market price of less than $5.00 per share, subject to certain exceptions. These rules include the following requirements:

•	broker-dealers must deliver, prior to the transaction a disclosure schedule prepared by the SEC relating to the penny stock market;
•	broker-dealers must disclose the commissions payable to the broker-dealer and its registered representative;
•	broker-dealers must disclose current quotations for the securities;
•	if a broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealers presumed control over the market; and
•	a broker-dealer must furnish its customers with monthly statements disclosing recent price information for all penny stocks held in the customer’s account and information on the limited market in penny stocks.

Additional sales practice requirements are imposed on broker-dealers who sell penny stocks to persons other than established customers and accredited investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and must have received the purchaser’s written consent to the transaction prior to sale. If our common stock remains subject to these penny stock rules these disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for our common stock. As a result, fewer broker-dealers may be willing to make a market in our stock, which could affect a shareholder’s ability to sell their shares.

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The price of our common stock may be affected by a limited trading volume, may fluctuate significantly and may not reflect the actual value of our business.

There may be a limited public market for our common stock on the over the counter bulletin board market, and there can be no assurance that an active trading market will continue. An absence of an active trading market could adversely affect our stockholders’ ability to sell our common stock in short time periods, or at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations that could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors, such as our sale of securities in connection with capital raising activities, could cause the price of our common stock to fluctuate substantially. Thus, the price at which shares of our common stock may trade from time to time may not reflect the actual value of our business or the actual value of our common stock.

From time to time, we may hire companies to assist us in pursuing investor relations strategies to generate increased volumes of investment in our common stock. Such activities may result, among other things, in causing the price of our common stock to increase on a short-term basis.

Furthermore, the stock market generally and the market for stocks of companies with lower market capitalizations and small biopharmaceutical companies, like us, have from time to time experienced, and likely will again experience significant price and volume fluctuations that are unrelated to the operating performance of a particular company.  During the third calendar quarter of 2008 and continuing to date, we, like many other publicly traded companies, have experienced a sharp decline in the price of our stock attributable to concerns about the current global recession.

Risks Related to Ownership of Our Common Stock

If an exemption under state securities laws is not available for resales of shares of common stock, state securities regulators have the authority to seek rescission of such resales and, in some instances, may seek restitution or disgorgement of amounts received on such resales.

Because the shares of common stock registered under this registration statement have not been registered or qualified for resale under the securities laws of any state, an exemption from registration or qualification under state law is necessary for compliance with state securities laws. Generex has taken no steps to register or qualify, nor seek an exemption for, the resale of the shares of common stock under the securities laws of any state. The availability of exemptions will depend on the laws of the particular state in which a holder of the shares resides and the circumstances under which such holder seeks to sell the shares. If an exemption is not available but a resale of the shares is effected, state securities laws give state securities regulators authority to seek rescission (or cancellation) of transactions involving sales of securities that are not registered, qualified or exempted and, in some instances, authority to require restitution or disgorgement of profits from the sales of such securities and to impose statutory interest or penalties on disgorged amounts. While we are not aware of any state securities regulator taking action with respect to the resales of shares of our common stock, we cannot provide any assurance that regulators will refrain from taking such action in the future.

Provisions of our Restated Certificate of Incorporation could delay or prevent the acquisition or sale of our business.

Our Restated Certificate of Incorporation permits our Board of Directors to designate new series of preferred stock and issue those shares without any vote or action by our stockholders. Such newly authorized and issued shares of preferred stock could contain terms that grant special voting rights to the holders of such shares that make it more difficult to obtain stockholder approval for an acquisition of our business or increase the cost of any such acquisition.

Provisions of the Delaware General Corporation Law may prohibit us from making required payments with respect to our Series F 9% convertible preferred stock, which default may constitute a violation of our certificate of incorporation or a breach of our contractual obligations to the holders of our preferred stock.

We are incorporated in the State of Delaware and are subject to the provisions of the Delaware General Corporation Law (the “DGCL”). Section 170 of the DGCL provides, among other things, that a Delaware corporation may declare and pay dividends upon shares of its capital stock out of its surplus, as defined in and computed in

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accordance with Sections 154 and 244 of the DGCL.  As of the date hereof, we have 2,075 shares of our Series F 9% convertible preferred stock outstanding. As of the date hereof, we have sufficient surplus to make dividend payments with respect to our outstanding Series F 9% convertible preferred stock, as well as sufficient surplus to make the make-whole payments that may be due to the holders of our Series F 9% convertible preferred stock, should such make-whole payments be deemed a dividend under the DGCL.  However, our surplus will decrease as we spend our capital on operational activities, unless our spending is offset by capital-raising transactions. If our surplus is less than then-due dividend payments, including make-whole payments if they are deemed a dividend under the DGCL, we will be prohibited by the DGCL from making the dividend or make-whole payment, which may constitute a violation of our certificate of incorporation or a breach of our contractual obligations to the holders of our Series F 9% convertible preferred stock.

Our recent equity financing will dilute current stockholders and could prevent the acquisition or sale of our business.

The equity financing transactions into which we have recently entered have and will dilute current stockholders. At March 31, 2014, there were 257,331,254 shares of common stock issuable upon exercise of the warrants that we issued in a private placement in March 2008, in the registered direct offerings conducted in June, August and September 2009, in connection with the sales to Seaside 88, LP in April, May and June 2010 and in the registered direct offerings in February 2012, August 2012, December 2012, June 2013, January 2014 and March 2014. In addition, in connection with the private placements that closed on June 17, 2013 and March 27, 2014, 70,000,000 shares of common stock are issuable upon conversion of the remaining Series E and Series F 9% Convertible Preferred Stock at March 31, 2014. Together the shares of common stock issuable upon exercise or conversion of the above-mentioned warrants and preferred stock represent approximately 44% of the shares of common stock currently outstanding.   Assuming the holders of the warrants convert and exercise all of the warrants into shares of common stock, the number of shares of issued and outstanding common stock will increase significantly, and current stockholders will own a smaller percentage of the outstanding common stock of Generex. The issuance of shares of common stock pursuant to the warrants will also have a dilutive effect on earnings per share and may adversely affect the market price of the common stock.

In addition, the issuance of shares of common stock upon exercise of the warrants issued in the March 2008 private placement, the registered direct offerings in June, August and September 2009 and in connection with the sales to Seaside in April, May and June 2010, and the private placements in February 2012, August 2012, December 2012, June 2013, January 2014 and March 2014, could have an anti-takeover effect because such issuance will make it more difficult for, or discourage an attempt by, a party to obtain control of Generex by tender offer or other means. The issuance of common stock upon the exercise of the warrants or conversion of convertible preferred stock will increase the number of shares entitled to vote, increase the number of votes required to approve a change of control of the company, and dilute the interest of a party attempting to obtain control of the company.

If we raise funds through one or more additional equity financings in the future, it will have a further dilutive effect on existing holders of our shares by reducing their percentage ownership. The shares may be sold at a time when the market price is low because we are in need of the funds. This will dilute existing holders more than if our stock price was higher. In addition, equity financings normally involve shares sold at a discount to the current market price. Most of our outstanding warrants have price protection provisions, which decrease the exercise price of the warrant and increase the number of shares which may be purchased upon exercise of the warrants, if we sell additional equity at an effective price per common share less than the current exercise price of the warrant. Therefore, equity financings at a low price per share will result in even more dilution to existing shareholders.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We have made statements in this prospectus that may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). The Act limits our liability in any lawsuit based on forward-looking statements that we have made. All statements, other than statements of historical facts, included in this prospectus that address activities, events or developments that we expect or anticipate will or may occur in the future, including such matters as our projections, future capital expenditures, business strategy, competitive strengths, goals, expansion, market and industry developments and the growth of our businesses and operations, are forward-looking statements. These statements can be identified by introductory words such as "expects," “anticipates,” "plans," "intends," "believes," "will," "estimates," "projects" or words of similar meaning, and by the

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fact that they do not relate strictly to historical or current facts. Our forward-looking statements address, among other things:

•	our expectations concerning product candidates for our technologies;

•	our expectations concerning existing or potential development and license agreements for third-party collaborations and joint ventures;

•	our expectations of when different phases of clinical activity may commence and conclude;

•	our expectations of when regulatory submissions may be filed or when regulatory approvals may be received; and

•	our expectations of when commercial sales of our products may commence and when actual revenue from the product sales may be received.

Any or all of our forward-looking statements may turn out to be wrong. They may be affected by inaccurate assumptions that we might make or by known or unknown risks and uncertainties. Actual outcomes and results may differ materially from what is expressed or implied in our forward-looking statements. Among the factors that could affect future results are:

•	the inherent uncertainties of product development based on our new and as yet not fully proven technologies;

•	the risks and uncertainties regarding the actual effect on humans of seemingly safe and efficacious formulations and treatments when tested clinically;

•	the inherent uncertainties associated with clinical trials of product candidates;

•	the inherent uncertainties associated with the process of obtaining regulatory approval to market product candidates;

•	the inherent uncertainties associated with commercialization of products that have received regulatory approval;

•	the further decline in our stock price;

•	our ability to pay dividends on our recently issued preferred stock;

•	our ability to obtain the necessary financing to fund our operations.

Additional factors that could affect future results are set forth above under the caption “Risk Factors.”  We caution investors that the forward-looking statements contained in this prospectus must be interpreted and understood in light of conditions and circumstances that exist as of the date of this prospectus. We expressly disclaim any obligation or undertaking to update or revise forward-looking statements to reflect any changes in management's expectations resulting from future events or changes in the conditions or circumstances upon which such expectations are based.  You are advised, however, to consult any further disclosures we make on related subjects in our 10-K, 10-Q and 8-K reports to the SEC.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of common stock in this offering. However, we may receive up to approximately $2,075,000 upon exercise of the 69,166,667 warrants covered by this prospectus that have an exercise price of $0.03 per share, in the event the warrants are exercised for cash. We intend to use any proceeds from the exercise of warrants for general corporate and working capital purposes.

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SELLING SECURITY HOLDERS

This prospectus relates to the resale of our common stock issued to certain consultants and placement agents, issuable upon exercise, of certain warrants issued in the March 27, 2014 offering, issuable upon conversion of shares of preferred stock issued in the March 27, 2014 offering, and issuable in lieu of the cash payment of dividends and “make-whole” payments on such preferred stock payable through March 27, 2017.

The following table, based upon information currently known by us, sets forth as of March 31, 2014: (i) the number of shares held of record or beneficially by the Selling Security Holders as of such date and assuming conversion or exercise (as the case may be) of all warrants held by the Selling Security Holders as of such date, (ii) the number of shares that may be offered under this prospectus, and (iii) a footnote reference to any material relationship between us and the Selling Security Holder. In addition, the sum of the shares listed in the “Shares That May Be Offered and Sold Hereby” column reflects the additional 22,410,000 shares of common stock which may be issued as payment for dividends on the Series F 9% Convertible Preferred Stock through March 27, 2017 and “make-whole payments” upon conversion of the Series F 9% Convertible Preferred Stock prior to March 27, 2017 each in an amount equal to $270 per $1,000 of stated value of such preferred stock, less the amount of all prior quarterly dividends paid thereon before the relevant conversion date.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares of common stock. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to the shares of common stock and other securities beneficially owned by them. The inclusion of any securities in this table does not constitute an admission of beneficial ownership for the person named below.

Selling Security Holder	Beneficial Ownership Prior to this Offering (1),(2)	Shares that may be Offered and Sold Hereby (2),(3)	Beneficial Ownership After this Offering	% Holding After Completion of this Offering
Joseph Moscato (4)	7,688,191	2,766,666	4,921,525	*
Alpha Capital Anstalt (5)	140,583,348	92,960,000	47,623,348	5.7%
Ellis International Ltd. (6)	18,651,667	15,493,334	3,158,333	*
Momona Capital LLC (7)	8,622,501	5,810,000	2,812,501	*
Lane Ventures, Inc. (8)	8,310,000	5,810,000	2,500,000	*
Osher Capital Partners LLC (9)	13,741,667	9,683,334	4,058,333	*
Assameka Capital Inc. (10)	9,363,334	5,810,000	3,553,334	*
Great North Capital Consultants, Inc. (11)	7,746,666	7,746,666	-	*
Isles Capital, LLC (12)	7,746,666	7,746,666	-	*
Zeiger Tower LLC (13)	9,683,334	9,683,334	-	*

Holdings of Selling Security Holders	232,137,374	163,510,000	68,627,374	7.6%
________________

* Less than 1%

(1)	Includes all shares beneficially owned by the Selling Security Holders as of March 31, 2014. In certain cases, some of the shares may be deemed to be held by more than one of the Selling Security Holders and in such cases, these shares have only been included once in the totals at the bottom of the table above, such that the total of the columns “Beneficial Ownership Prior to this Offering” and “Beneficial Ownership After this Offering” are less than the sum of the individual line items in these columns. See footnote 11 below.

(2)

Includes shares of common stock issuable upon exercise of the warrants in connection with the March 27, 2014 offering and issuable upon conversion of the Series F 9% Convertible Preferred Stock issued on March 27, 2014. The warrants and preferred stock contain exercise and conversion limitations providing that a holder thereof may not exercise or convert (as the case may be) to the extent (but only to the extent) that, if after giving effect to such conversion or exercise (as the case may be), the holder or any of its affiliates would beneficially own in excess of 4.99% or 9.99%, as applicable (the “Maximum Percentage”) of the outstanding shares of common stock immediately after giving effect to such exercise or conversion (as the case may be).

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To the extent the above limitation applies, the determination of whether a warrant or share of preferred stock shall be exercisable or convertible (vis-à-vis other convertible, exercisable or exchangeable securities owned by the holder) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to Generex for conversion, exercise or exchange (as the case may be).

Accordingly, the number of shares of common stock set forth in the table as being registered for a Selling Security Holder may exceed the number of shares of common stock that the Selling Security Holder could own beneficially at any given time through its ownership of the warrants and preferred stock. Additionally, for purposes of calculating the “Beneficial Ownership After This Offering,” the registered shares are being treated as though they were all sold on the same day, and therefore because of the foregoing conversion and exercise limitations, the number of shares reflected as being owned after the sale of the registered shares may be less than the shares underlying other remaining warrants, if any, held by the Selling Security Holder. The number of shares offered by the Selling Security Holders in the table above reflects the estimated maximum number of shares issuable for dividends and "make-whole payments". In the event such additional shares become issuable, the additional shares shall be allocated among the Selling Security Holders holding such warrants proportionally with their current holdings. The incremental shares have been allocated as follows in the table above, based on the current proportional holdings of the respective security holders:

Selling Security Holder	Estimated maximum number of shares issuable for dividends and "make-whole payments"
Alpha Capital Anstalt	12,960,000
Ellis International Ltd.	2,160,000
Momona Capital LLC	810,000
Lane Ventures, Inc.	810,000
Osher Capital Partners LLC	1,350,000
Assameka Capital Inc.	810,000
Great North Capital Consultants, Inc.	1,080,000
Isles Capital, LLC	1,080,000
Zeiger Tower LLC	1,350,000
Total	22,410,000

(3)

Assumes that the Selling Security Holders dispose of all the shares of common stock covered by this prospectus and do not acquire or dispose of any additional shares of common stock. The Selling Security Holders are not representing, however, that any of the shares covered by this prospectus will be offered for sale, and the Selling Security Holders reserve the right to accept or reject, in whole or in part, any proposed sale of shares. We have entered into registration rights agreements with certain of the Selling Security Holders pursuant to we are required to file a resale registration statement for the shares underlying the warrants and Series F 9% Convertible Preferred Stock to enable the resale of such shares by such Selling Security Holder on a delayed or continuous basis under Rule 415 of the Securities Act. Pursuant to the terms of the Series F 9% Convertible Preferred Stock, we also may make dividend and “make-whole” payments with shares of our common stock.

(4)	Includes 2,766,666 shares issued to Joseph Moscato (“Moscato”) pursuant to a finder’s fee agreement, as well as 4,921,525 shares of common stock held by or issuable to Seahawk which were earned under a consulting agreement or previous finder’s fee agreements. Moscato is a principal of Seahawk and, as such, has voting and investment control over the securities beneficially owned by Seahawk. As a result of the foregoing, Moscato may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of any shares of common stock of Generex deemed to be beneficially owned by Seahawk.

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(5)

Includes warrants to purchase 132,536 shares of common stock granted on August 6, 2009 with an exercise price of $0.79 and an expiration date of February 4, 2015, warrants to purchase 4,157,478 shares of common stock acquired in the December 2012 offering with an exercise price of $0.03 and an expiration date of December 10, 2017, warrants to purchase 26,666,667 shares of common stock also acquired in the June 2013 offering with an exercise price of $0.03 and an expiration date of June 17, 2018, warrants to purchase 16,666,667 shares of common stock acquired in the January 2014 offering with an exercise price of $0.03 and an expiration date of January 15, 2019, 40,000,000 shares of common stock underlying 1,200 shares of convertible preferred stock having a face value of $1,000 each, acquired in the March 2014 offering and warrants to purchase 40,000,000 shares of common stock also acquired in the March 2014 offering with an exercise price of $0.03 and an expiration date of March 27, 2019. Konrad Ackerman (“Mr. Ackerman”) is the director of Alpha Capital Anstalt (“Alpha”) and in such capacity may be deemed to have voting control and investment discretion over the securities held for the account of Alpha. As a result of the foregoing, Mr. Ackerman may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of any shares of common stock of Generex deemed to be beneficially owned by Alpha.

(6)	Includes warrants to purchase 825,000 shares of common stock granted on September 14, 2009 with an exercise price of $1.00 and an expiration date of March 15, 2015, warrants to purchase 1,666,666 shares of common stock also acquired in the June 2013 offering with an exercise price of $0.03 and an expiration date of June 17, 2018, warrants to purchase 2,333,333 shares of common stock acquired in the January 2014 offering with an exercise price of $0.03 and an expiration date of January 15, 2019, 6,666,667 shares of common stock underlying 200 shares of convertible preferred stock having a face value of $1,000 each, acquired in the March 2014 offering and warrants to purchase 6,666,667 shares of common stock also acquired in the March 2014 offering with an exercise price of $0.03 and an expiration date of March 27, 2019. Mendy Sheen (“Mr. Sheen”) is the president of Ellis International Ltd. (“Ellis”) and in such capacity may be deemed to have voting control and investment discretion over the securities held for the account of Ellis. As a result of the foregoing, Mr. Sheen may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of any shares of common stock of Generex deemed to be beneficially owned by Ellis.

(7)

Includes warrants to purchase 1,000,001 shares of common stock also acquired in the June 2013 offering with an exercise price of $0.03 and an expiration date of June 17, 2018, warrants to purchase 1,666,667 shares of common stock acquired in the January 2014 offering with an exercise price of $0.03 and an expiration date of January 15, 2019, 2,500,000 shares of common stock underlying 75 shares of convertible preferred stock having a face value of $1,000 each, acquired in the March 2014 offering and warrants to purchase 2,500,000 shares of common stock also acquired in the March 2014 offering with an exercise price of $0.03 and an expiration date of March 27, 2019, in addition to 145,833 shares of common stock. Arie Rabinowitz is the president of Momona Capital LLC. (“Momona”) and in such capacity may be deemed to have voting control and investment discretion over the securities held for the account of Momona. As a result of the foregoing, Mr. Rabinowitz may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of any shares of common stock of Generex deemed to be beneficially owned by Momona.

(8)

Includes warrants to purchase 833,333 shares of common stock acquired in the August 2012 offering with an exercise price of $0.03 and an expiration date of August 10, 2017, warrants to purchase 1,666,667 shares of common stock acquired in the January 2014 offering with an exercise price of $0.03 and an expiration date of January 15, 2019, 2,500,000 shares of common stock underlying 75 shares of convertible preferred stock having a face value of $1,000 each, acquired in the March 2014 offering and warrants to purchase 2,500,000 shares of common stock also acquired in the March 2014 offering with an exercise price of $0.03 and an expiration date of March 27, 2019. Joseph Hammer is the president of Lane Ventures Inc. (“Lane”) and in such capacity may be deemed to have voting control and investment discretion over the securities held for the account of Lane. As a result of the foregoing, Mr. Hammer may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of any shares of common stock of Generex deemed to be beneficially owned by Lane.

(9)

Includes warrants to purchase 833,333 shares of common stock acquired in the August 2012 offering with an exercise price of $0.03 and an expiration date of August 10, 2017, warrants to purchase 833,333 shares of common stock acquired in the December 2012 offering with an exercise price of $0.03 and an expiration date of December 10, 2017, warrants to purchase 666,667 shares of common stock acquired in the June 2013 offering with an exercise price of $0.03 and an expiration date of June 17, 2018, warrants to purchase 1,666,667 shares of common stock acquired in the January 2014 offering with an exercise price of $0.03 and an expiration date of January 15, 2019, 4,166,667 shares of common stock underlying 125 shares of convertible preferred stock having a face value of $1,000 each, acquired in the March 2014 offering and warrants to purchase 4,166,667 shares of common stock also acquired in the March 2014 offering with an exercise price of $0.03 and an expiration date of March 27, 2019, in addition to 58,333 shares of common stock. Ari Kluger is the president of Osher Capital Partners LLC. (“Osher”) and in such capacity may be deemed to have voting control and investment discretion over the securities held for the account of Osher. As a result of the foregoing, Mr. Kluger may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of any shares of common stock of Generex deemed to be beneficially owned by Osher.

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(10)

Includes warrants to purchase 1,666,667 shares of common stock acquired in the June 2013 offering with an exercise price of $0.03 and an expiration date of June 17, 2018, warrants to purchase 1,666,667 shares of common stock acquired in the January 2014 offering with an exercise price of $0.03 and an expiration date of January 15, 2019, 2,500,000 shares of common stock underlying 75 shares of convertible preferred stock having a face value of $1,000 each and warrants to purchase 2,500,000 shares of common stock with an exercise price of $0.03 and an expiration date of March 27, 2019, each acquired in the March 2014 offering, in addition to 220,000 shares of common stock.. Asher Brand is the president of Assameka Capital Inc. (“Assameka”) and in such capacity may be deemed to have voting control and investment discretion over the securities held for the account of Assameka. As a result of the foregoing, Mr. Brand may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of any shares of common stock of Generex deemed to be beneficially owned by Assameka.

(11)	Includes 3,333,333 shares of common stock underlying 100 shares of convertible preferred stock having a face value of $1,000 each, acquired in the March 2014 offering and warrants to purchase 3,333,333 shares of common stock also acquired in the March 2014 offering with an exercise price of $0.03 and an expiration date of March 27, 2019. Douglas Polinsky (“Mr. Polinsky”) is the president of Great North Capital Consultants, Inc. (“Great North”) and in such capacity may be deemed to have voting control and investment discretion over the securities held for the account of Great North. As a result of the foregoing, Mr. Polinsky may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of any shares of common stock of Generex deemed to be beneficially owned by Great North.

(12)

Includes 3,333,333 shares of common stock underlying 100 shares of convertible preferred stock having a face value of $1,000 each, acquired in the March 2014 offering and warrants to purchase 3,333,333 shares of common stock also acquired in the March 2014 offering with an exercise price of $0.03 and an expiration date of March 27, 2019. Joseph A. Geraci II (“Mr. Geraci”) is the managing member of Isles Capital, LLC (“Isles”) and in such capacity may be deemed to have voting control and investment discretion over the securities held for the account of Isles. As a result of the foregoing, Mr. Geraci may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of any shares of common stock of Generex deemed to be beneficially owned by Isles.

(13)	Includes 4,166,667 shares of common stock underlying 125 shares of convertible preferred stock having a face value of $1,000 each, acquired in the March 2014 offering and warrants to purchase 4,166,667 shares of common stock also acquired in the March 2014 offering with an exercise price of $0.03 and an expiration date of March 27, 2019. Samuel Reinhold (“Mr. Reinhold”) is the manager of Zeiger Tower LLC (“Zeiger”) and in such capacity may be deemed to have voting control and investment discretion over the securities held for the account of Zeiger. As a result of the foregoing, Mr. Reinhold may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of any shares of common stock of Generex deemed to be beneficially owned by Zeiger.

MARKET PRICE OF OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is quoted on the OTC Bulletin Board under the symbol "GNBT.OB." Our common stock was listed on the NASDAQ Capital Market (formerly the NASDAQ SmallCap Market) on June 5, 2003. On October 21, 2010, our common stock was delisted due to our failure to regain compliance with the $1.00 bid price requirement for continued listing set forth in NASDAQ Listing Rule 5550(a)(2).  From May 5, 2000 to June 4, 2003, our common stock was listed on the NASDAQ National Market. From February 1998 to May 2000, the "bid" and "asked" prices for our common stock were quoted on the OTC Bulletin Board operated by the National Association of Securities Dealers. Prior to February 1998, there was no public market for our common stock.

The table below sets forth prices for our common stock for the last eight fiscal quarters. The prices below reflect the high and low bid information for the first two quarters of fiscal 2014, the four quarters of fiscal 2013 and the last two quarters of fiscal 2012. The over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not represent actual transactions.

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	Sales/Bid Prices
	High	Low
Fiscal 2014
First Quarter	$0.04	$0.02
Second Quarter	$0.06	$0.02

Fiscal 2013
First Quarter	$0.10	$0.05
Second Quarter	$0.07	$0.02
Third Quarter	$0.05	$0.03
Fourth Quarter	$0.05	$0.03

Fiscal 2012
Third Quarter	$0.19	$0.10
Fourth Quarter	$0.12	$0.09

As of March 31, 2014, the high and low bid price of our common stock was $0.0376 per share.

Holders

As of March 31, 2014, there were approximately 583 holders of record of our common stock.  Record holders do not include owners whose shares are held in street name by a broker or other nominee.

Dividends

We have not paid dividends on our common stock in the past and have no present intention of paying dividends on our common stock in the foreseeable future. The Certificate of Designations pertaining to our Series F 9% Convertible Preferred Stock imposes certain restrictions on our ability to pay dividends on our common stock. For information about these restrictions and the dividends that we paid on our Series F 9% Convertible Preferred Stock, see the discussion under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” under the heading “Financial Condition, Liquidity and Resources” and the subheadings “Financing – June 2013”, “Financing – January 2014” and “Financing – March 2014” in this prospectus.

Penny Stock

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Our stock is currently a “penny stock.” Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the SEC, which: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of securities’ laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form as the SEC shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement.  These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock.

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Equity Compensation Plan Information

The following table sets forth information as of July 31, 2013 regarding all of our existing compensation plans and individual compensation arrangements pursuant to which equity securities are authorized for issuance to employees, non-employee directors or non-employees (such as directors, consultants and advisors) in exchange for consideration in the form of services:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders
2001 Stock Option Plan	3,357,154		$0.37	4,650,222
2006 Stock Plan	26,344,043		$0.04	7,113,391	(1)
Total	29,701,197		$0.08	11,763,613

Equity compensation plans not approved by security holders (2)	1,530,405	(2)	$0.80	0
Total	31,231,602		$0.11	11,763,613

(1)	Such shares are available for future issuance under the 2006 Stock Plan as options or restricted stock.
(2)	Includes 200,000 warrants issued to various consultants pursuant to the agreements with them and 1,330,405 warrants issued to placement agents as commission.

BUSINESS AND PROPERTY

Corporate History and Structure

We were incorporated in Delaware in September 1997 for the purpose of acquiring Generex Pharmaceuticals Inc., a Canadian corporation formed in November 1995 to engage in pharmaceutical and biotechnological research and development and other activities. Our acquisition of Generex Pharmaceuticals was completed in October 1997 in a transaction in which the holders of all outstanding shares of Generex Pharmaceuticals exchanged their shares for shares of our common stock.

In January 1998, we participated in a "reverse acquisition" with Green Mt. P. S., Inc., an inactive Idaho corporation formed in 1983. As a result of this transaction, our shareholders (the former shareholders of Generex Pharmaceuticals) acquired a majority (approximately 90%) of the outstanding capital stock of Green Mt., we became a wholly-owned subsidiary of Green Mt., Green Mt. changed its corporate name to Generex Biotechnology Corporation ("Generex Idaho"), and we changed our corporate name to GB Delaware, Inc. Because the reverse acquisition resulted in our shareholders becoming the majority holders of Generex Idaho, we were treated as the acquiring corporation in the transaction for accounting purposes. Thus, our historical financial statements, which essentially represented the historical financial statements of Generex Pharmaceuticals, were deemed to be the historical financial statements of Generex Idaho.

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In April 1999, we completed a reorganization in which we merged with Generex Idaho. In this transaction, all outstanding shares of Generex Idaho were converted into our shares, Generex Idaho ceased to exist as a separate entity, and we changed our corporate name back to "Generex Biotechnology Corporation." This reorganization did not result in any material change in our historical financial statements or current financial reporting.

Subsidiaries

Following our reorganization in 1999, Generex Pharmaceuticals Inc., which is incorporated in Ontario, Canada, remained as our wholly-owned subsidiary. All of our Canadian operations are performed by Generex Pharmaceuticals. Generex Pharmaceuticals is the 100% owner of 1097346 Ontario Inc., which is also incorporated in Ontario, Canada. In August 2003, we acquired Antigen Express, Inc., a Delaware incorporated company. Antigen is engaged in the research and development of technologies and immunomedicines for the treatment of malignant, infectious, autoimmune and allergic diseases. Antigen also does business under the names Generex Oncology and Generex Infectious Diseases.

We formed Generex (Bermuda), Inc., which is organized in Bermuda, in January 2001 in connection with a joint venture with Elan International Services, Ltd., a wholly-owned subsidiary of Elan Corporation, plc, to pursue the application of certain of our and Elan's drug delivery technologies, including our platform technology for the buccal delivery of pharmaceutical products. In December 2004, we and Elan agreed to terminate the joint venture. Under the termination agreement, we retained all of our intellectual property rights and obtained full ownership of Generex (Bermuda). Generex (Bermuda) does not currently conduct any business activities. We have additional subsidiaries incorporated in the U.S. and Canada which are dormant and do not carry on any business activities.

Overview of Business

We are engaged primarily in the research and development of drug delivery systems and technologies. Our primary focus at the present time is our proprietary technology for the administration of formulations of large molecule drugs to the oral (buccal) cavity using a hand-held aerosol applicator. Through our wholly-owned subsidiary, Antigen, we have expanded our focus to include immunomedicines incorporating proprietary vaccine formulations.

We believe that our buccal delivery technology is a platform technology that has application to many large molecule drugs and provides a convenient, non-invasive, accurate and cost-effective way to administer such drugs. We have identified several large molecule drugs as possible candidates for development, including estrogen, heparin, monoclonal antibodies, human growth hormone and fertility hormones, but to date have focused our development efforts primarily on one pharmaceutical product, Generex Oral-lyn™, an insulin formulation administered as a fine spray into the oral cavity using our proprietary hand-held aerosol spray applicator known as RapidMist™.

Our wholly-owned subsidiary, Antigen, concentrates on developing proprietary vaccine formulations that work by stimulating the immune system to either attack offending agents (i.e., cancer cells, bacteria, and viruses) or to stop attacking benign elements (i.e., self proteins and allergens). Our immunomedicine products are based on two platform technologies and are in the early stages of development. We continue clinical development of Antigen’s synthetic peptide vaccines designed to stimulate a potent and specific immune response against tumors expressing the HER-2/neu oncogene for patients with HER-2/neu positive breast cancer in a Phase II clinical trial and patients with prostate cancer and against avian influenza in two Phase I clinical trials. We also initiated an additional Phase I clinical trial in patients with either breast or ovarian cancer.  The synthetic vaccine technology has certain advantages for pandemic or potentially pandemic viruses, such as the H5N1 avian and H1N1 swine flu.  In addition to developing vaccines for pandemic influenza viruses, we have vaccine development efforts underway for seasonal influenza virus, HIV, HPV, melanoma, ovarian cancer, allergy and Type I diabetes mellitus. We have established collaborations with clinical investigators at academic centers to advance these technologies.

To date, we have received regulatory approval in Ecuador, India (subject to regulatory approval of a 2012 in-country study), Lebanon and Algeria for the commercial marketing and sale of Generex Oral-lyn™. We have previously submitted regulatory dossiers for Generex Oral-lyn™ in a number of other countries, including Bangladesh, Kenya, Jordan and Armenia. While we believe these countries will ultimately approve our product for commercial sale, we do not anticipate recognizing revenues in any of these jurisdictions in the next twelve months. No dossier related activities or product shipments have taken place during fiscal 2012 or 2013, nor are any expected to these countries during the remainder of 2014.

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In March 2008, we initiated Phase III clinical trials for this product in the U.S. with the first patient screening for such trials at a clinical study site in Texas in April 2008. Approximately 450 patients have been enrolled to date at approximately 70 clinical sites around the world, including sites in the United States, Canada, Bulgaria, Poland, Romania, Russia, Ukraine and Ecuador. The final subjects completed the trial in August 2011. After appropriate validation, the data from approximately 450 patients was tabulated, reviewed and analyzed. Those results from the Phase III trial along with a comprehensive review and supplemental analyses of approximately 40 prior Oral-lyn clinical studies were compiled and submitted to the FDA in late December 2011 in a comprehensive package including a composite metanalysis of all safety data. We continue to have discussions with the FDA with respect to the pathway for regulatory approval, including any additional clinical or pharmacological studies that might be required to support regulatory approval or enhance marketing success. We do not currently plan to expend significant resources on additional clinical trials of Oral-lyn™ until after such time that we secure additional financing.

In November 2008 we, together with our marketing partner Shreya Life Sciences Pvt. Ltd., officially launched Generex Oral-lyn™ in India under marketing name of Oral Recosulin™. Each package of Oral Recosulin™ contains two canisters of our product along with one actuator. The product received regulatory price approval in India in January 2009. Per the requirements of the regulatory approval in India, an in-country clinical study must be completed in India with Oral Recosulin™ before commercial sales can commence. The field portion of the study was completed in the third calendar quarter of 2012.  Shreya has advised Generex that the dossier was submitted in December of 2012 to the Drugs Controller General (India) (DCGI), Central Drugs Standard Control Organization, Director General of Health Services, Ministry of Health and Family Welfare, Government of India. Generex has provided additional, detailed scientific data to support the Shreya submission. We have not recognized any revenues from the sale of Generex Oral-lyn™ in India through the two quarters ended January 31, 2014.

In December 2008, we, together with our marketing partner Benta S.A., received an approval to market Generex Oral-lyn™ in Lebanon. The official product launch in Lebanon took place in May 2009. In May 2009, the Algerian health authorities granted us permission to import and sell Generex Oral-lyn™ for the treatment of diabetes in Algeria. The official product launch in Algeria took place in October 2009. To date, we have not recognized any revenue from the sales of Generex Oral-lyn™ in Algeria and very minimal revenues in Lebanon. We do not anticipate significant revenues (if any) to be recognized from these jurisdictions in the next twelve months.

In October 2008, we announced the enrollment of subjects in our bioequivalence clinical trial of MetControl™, our proprietary Metformin medicinal chewing gum product, conducted in the United States. The protocol for the study is an open-label, two-treatment, two-period, randomized, crossover study comparing MetControl™ and immediate release Metformin™ tablets in healthy volunteers. The study results that we received and analyzed in December 2008 demonstrated bioequivalence. We have, however, determined that the economics of proceeding with this product do not warrant the expenditure of further resources. We have not expended resources to further develop this product during the current fiscal year, nor in the fiscal years ended July 31, 2013 and 2012 and do not currently plan to expend any further resources on this product.

We face competition from other providers of alternate forms of insulin. Some of our most significant competitors, Pfizer, Eli Lilly, and Novo Nordisk, have announced that they will discontinue development and/or sale of their inhalable forms of insulin. Generex Oral-lyn™ is not an inhaled insulin; rather, it is a buccally absorbed formulation with no residual pulmonary deposition. We believe that our buccal delivery technology offers several advantages, including the ease of use, portability, avoidance of pulmonary inhalation and safety profile. Furthermore, insulin administered through the Generex Oral-lyn™ RapidMist™ technology is absorbed directly into the blood stream and not only acts rapidly, but returns to baseline quickly, thereby minimizing the chance of developing hypoglycemia.

Large pharmaceutical companies, such as Merck & Co., Inc., GlaxoSmithKline PLC, Novartis, Inc., MedImmune Inc. (a subsidiary of Astra-Zeneca, Inc.) and others, also compete against us in the oncology, immunomedicine and vaccine markets. These companies have competing experience and expertise in securing government contracts and grants to support research and development efforts, conducting testing and clinical trials, obtaining regulatory approvals to market products, as well as manufacturing and marketing approved products. As such, they are also considered significant competitors in these fields of pharmaceutical products and therapies. There are also many smaller companies which are pursuing similar technologies in these fields who are considered to be competitors of Generex.

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We are a development stage company with a limited history of operations, and do not expect sufficient revenues to support our operation in the immediately foreseeable future. To date, we have not been profitable and our accumulated net loss available to shareholders was $370,953,051 at January 31, 2014. As of January 31, 2014, our current cash position is not sufficient to meet our working capital needs for the next twelve months. To continue operations, we will require additional funds to support our working capital requirements and any development activities, or will need to suspend operations. Management is seeking various alternatives to ensure that we can meet some of our operating cash flow requirements through financing activities, such as private placement of our common stock, preferred stock offerings and offerings of debt and convertible debt instruments as well as through merger or acquisition opportunities. In addition, management is actively seeking strategic alternatives, including strategic investments and divestitures. Management has sold its non-essential real estate assets which were classified as Assets Held for Investment to augment its cash position. We cannot provide any assurance that we will obtain the required funding. Our inability to obtain required funding in the near future or our inability to obtain funding on favorable terms will have a material adverse effect on our operations and our strategic development plan for future growth. If we cannot successfully raise additional capital and implement our strategic development plan, our liquidity, financial condition and business prospects will be materially and adversely affected and we may have to cease operations.

We operate in only one segment: the research and development of drug delivery systems and technologies for metabolic and immunological diseases.

Our Business Strategy

Our business model focuses on the research and development of diabetes, oncology and infectious diseases drugs.  This business model leverages the expertise of our management team, scientific advisory board and the history of our company. Our goal is to develop next generation drugs for diabetes, oncology and infectious disease by leveraging our buccal delivery technology to administer large and small molecule drugs, including insulin, and proprietary vaccine formulations based upon two Antigen platform technologies to provide innovative biopharmaceutical products that offer the potential for superior efficacy and safety over existing products.  To achieve these goals, the key elements of our strategy include:

•	Completing current and planned Phase III clinical trials of Generex Oral-lyn™, as well as any additional studies or trials which may be required in order to obtain regulatory approval in major and other jurisdictions;

•	Developing a proprietary portfolio of products for the treatment of diabetes through strategic partnerships licensing and acquisitions;

•	A keystone of Generex’s strategy, announced at the annual meeting of stockholders in June 2011 is the proposed spin-out of Antigen Express as a separate company from Generex. Management believes that this action would allow Antigen to establish value for its immunotherapeutic vaccine technologies separate from the Generex buccal drug delivery platform technologies. The spin-out would be accomplished by the issuance of one or more dividends of Antigen Express stock to Generex stockholders;

•	Completing the ongoing Phase II clinical trials of Antigen’s synthetic peptide vaccines designed to stimulate a potent and specific immune response against tumors expressing the HER-2/neu oncogene for patients with HER-2/neu positive breast cancer, conducting a Phase II prostate cancer trial and a Phase I trial in patients with breast or ovarian cancer;

•	Conducting further clinical trials of Antigen’s synthetic peptide vaccines against avian (H5N1) influenza and initiating clinical trial of such vaccines against swine (H1N1) influenza; and

•	Exploring other applications for our RapidMist platform buccal technology; morphine, LWH, fentanyl (all of which have undergone Phase I clinical studies), as well as cell therapy for late stage diabetes.

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Buccal Delivery Technology and Products

Our buccal delivery technology involves the preparation of proprietary formulations in which an active pharmaceutical agent is placed in a solution with a combination of absorption enhancers and other excipients classified “generally recognized as safe” ("GRAS") by the United States Food and Drug Administration (the "FDA") when used in accordance with specified quantities and other limitations. The resulting formulations are aerosolized with a pharmaceutical grade chemical propellant and are administered to patients using our proprietary RapidMist™ brand metered dose inhaler. The device is a small, lightweight, hand-held, easy-to-use aerosol applicator comprised of a container for the formulation, a metered dose valve, an actuator and dust cap. Using the device, patients self-administer the formulations by spraying them into the mouth. The device contains multiple applications, the number being dependent, among other things, on the concentration of the formulation. Absorption of the pharmaceutical agent occurs in the buccal cavity, principally through the inner cheek walls. In clinical studies of our flagship oral insulin product Generex Oral-lyn™, insulin absorption in the buccal cavity has been shown to be efficacious and safe.

Buccal Insulin Product – Generex Oral-Lyn™

Insulin is a hormone that is naturally secreted by the pancreas to regulate the level of glucose, a type of sugar, in the bloodstream. The term “diabetes” refers to a group of disorders that are characterized by the inability of the body to properly regulate blood glucose levels. When glucose is abundant, it is converted into fat and stored for use when food is not available. When glucose is not available from food, these fats are broken down into free fatty acids that stimulate glucose production. Insulin acts by stimulating the use of glucose as fuel and by inhibiting the production of glucose. In a healthy individual, a balance is maintained between insulin secretion and glucose metabolism.

There are two major types of diabetes. Type 1 diabetes (juvenile onset diabetes or insulin dependent diabetes) refers to the condition where the pancreas produces little or no insulin. Type 1 diabetes accounts for 5-10 percent of diabetes cases. It often occurs in children and young adults. Type 1 diabetics must take daily insulin injections, typically three to five times per day, to regulate blood glucose levels. Generex Oral-lyn™ provides a needle-free means of delivering insulin for these patients.

In Type 2 diabetes (adult onset or non-insulin dependent diabetes mellitus), the body does not produce enough insulin, or cannot properly use the insulin produced. Type 2 diabetes is the most common form of the disease and accounts for 90-95 percent of diabetes cases. In addition to insulin therapy, Type 2 diabetics may take oral drugs that stimulate the production of insulin by the pancreas or that help the body to more effectively use insulin. Generex Oral-lyn™ provides a simple means of delivering needed insulin to this major cohort of individuals.

Current studies in diabetes have identified a new condition closely related to diabetes, called impaired glucose tolerance (IGT). People with IGT do not usually meet the criteria for the diagnosis of diabetes mellitus. They have normal fasting glucose levels but two hours after a meal their blood glucose level is far above normal. With the increase use of glucose tolerance tests the number of people diagnosed with this pre-diabetic condition is expanding exponentially. Per the 2012 Diabetes Atlas Update, published by the International Diabetes Federation (IDF), approximately 26 million people in the United States and 280 million people world-wide suffer from IGT. Generex Oral-lyn™ is an ideal solution to providing meal-time insulin to the millions of IGT sufferers. This therapeutic area is currently being investigated.

If not treated, diabetes can lead to blindness, kidney disease, nerve disease, amputations, heart disease and stroke. Each year, between 12,000 and 24,000 people suffer vision impairment or complete blindness because of diabetes. Diabetes is also the leading cause of end-stage renal disease (kidney failure), accounting for about 40 percent of new cases.

In addition, about 60-70 percent of people with diabetes have mild to severe forms of diabetic nerve damage, which, in severe forms, can lead to lower limb amputations. Diabetics are also two to four times more likely to have heart disease, which is present in 75 percent of diabetes-related deaths, and are two to four times more likely to suffer a stroke.

There is no known cure for diabetes. The IDF estimates that there are currently approximately 371 million diabetics worldwide per their 2012 Diabetes Atlas Update and is expected to affect over 552 million people by the year 2030. There are estimated to be over 37 million people suffering from diabetes in North America alone and diabetes is the second largest cause of death by disease in North America.

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A substantial number of large molecule drugs (i.e., drugs composed of molecules with a high molecular weight and fairly complex and large spatial orientation) have been approved for sale in the United States or are presently undergoing clinical trials as part of the process to obtain such approval, including various proteins, peptides, monoclonal antibodies, hormones and vaccines. Unlike small molecule drugs, which generally can be administered by various methods, large molecule drugs historically have been administered predominately by injection. The principal reasons for this have been the vulnerability of large molecule drugs to digestion and the relatively large size of the molecule itself, which makes absorption into the blood stream through the skin inefficient or ineffective. The RapidMist technology provides a recognized and proved drug delivery system for the delivery of large molecules directly into the blood stream with the attendant advantages.

In May 2005, we received approval from the Ecuadorian Ministry of Public Health for the commercial marketing and sale of Generex Oral-lyn™ for treatment of Type 1 and Type 2 diabetes. We have successfully completed the delivery and installation of a turnkey Generex Oral-lyn™ production operation at the facilities of PharmaBrand in Quito, Ecuador. The first commercial production run of Generex Oral-lyn™ in Ecuador was completed in May, 2006. While Ecuador production capability may be sufficient to meet the needs of South America, it is believed to be insufficient for worldwide production for future commercial sales and clinical trials.

On the basis of the test results in Ecuador and other pre-clinical data, we made an IND submission to Health Canada (Canada's equivalent to the FDA) in July 1998, and received permission from the Canadian regulators to proceed with clinical trials in September 1998. We filed an Investigational New Drug application with the FDA in October 1998, and received FDA approval to proceed with human trials in November 1998. Annual reports have been filed with the FDA each year since that time.

We began our clinical trial programs in Canada and the United States in January 1999. Between January 1999 and September 2000, we conducted clinical trials of our insulin formulation involving approximately 200 subjects with Type 1 and Type 2 diabetes and healthy volunteers. The study protocols in most trials involved administration of two different doses of our insulin formulation following either a liquid Sustacal meal or a standard meal challenge. The objective of these studies was to evaluate our insulin formulation's efficacy in controlling post-prandial (meal related) glucose levels. These trials demonstrated that our insulin formulation controlled post-prandial hyperglycemia in a manner comparable to injected insulin. In April 2003, a Phase II-B clinical trial protocol was approved in Canada. In September 2006, a Clinical Trial Application relating to our Generex Oral-lyn™ protocol for late-stage trials was approved by Health Canada. The FDA’s review period for the protocol lapsed without objection in July 2007.

In late April 2008, we initiated Phase III clinical trials in North America for Generex Oral-lyn™ with the first subject screening in Texas. Other clinical sites participating in the study are located in the United States (Texas, Maryland, Minnesota and California), Canada (Alberta), European Union (Romania, Poland and Bulgaria), Eastern Europe (Russia and Ukraine),) and Ecuador. At present, approximately 450 subjects have been enrolled in the program at approximately 70 clinical sites around the world. The Phase III protocol called for a six-month trial with a six-month follow-up with the primary objective to compare the efficacy of Generex Oral-lyn™ and the RapidMist™ Diabetes Management System with that of standard regular injectable human insulin therapy as measured by HbA1c, in patients with Type-1 diabetes mellitus. The final subjects completed the trial in August 2011. After appropriate validation, the data from approximately 450 patients was tabulated, reviewed and analyzed. Those results from the Phase III trial along with a comprehensive review and supplemental analyses of approximately 40 prior Oral-lyn clinical studies were compiled and submitted to the FDA in late December 2011 in a comprehensive package including a composite metanalysis of all safety data. We continue to have discussions with the FDA with respect to the pathway for regulatory approval, including any additional clinical or pharmacological studies that might be required to support regulatory approval or enhance marketing success. We do not currently plan to expend significant resources on additional clinical trials of Oral-lyn™ until after such time that we secure additional financing.

We engaged a global clinical research organization to provide many study related site services, including initiation, communication with sites, project management and documentation; a global central lab service company to arrange for the logistics of kits and blood samples shipment and testing; an Internet-based clinical electronic data management company to assist us with global data entry, project management and data storage/processing of the Phase III clinical trial and regulatory processes. We contracted with our third-party manufacturers to produce sufficient quantities of the RapidMist™ components, the insulin, and the raw material excipients required for the production of clinical trial batches of Generex Oral-lyn™.

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As described above, we have obtained regulatory approval for the commercial marketing and sale of Generex Oral-lyn™ in Ecuador, India (subject to regulatory approval of a 2012 in-country study), Lebanon and Algeria.

Other Potential Buccal Products

We have had past discussions regarding possible research collaborations with various pharmaceutical companies concerning use of our large molecule drug delivery technology with other compounds, including monoclonal antibodies, human growth hormone, fertility hormone, estrogen and heparin, and a number of vaccines. We have not expended resources to further develop any of these products during the fiscal years ended July 31, 2013 and 2012 or in fiscal 2014 to date and do not currently have any plans to expend further resources on these products.

Immunomedicine Technology and Products

Our wholly-owned subsidiary Antigen Express is developing proprietary vaccine formulations based upon two platform technologies that were discovered by its founder, the Ii-Key hybrid peptides and Ii-Suppression. These technologies are applicable for either antigen-specific immune stimulation or suppression, depending upon the dosing and formulation of its products. Using active stimulation, we are focusing on major diseases such as breast, prostate and ovarian cancer, melanoma, influenza (including H5N1 avian and H1N1 swine flu) and HIV. Autoimmune diseases such as diabetes and multiple sclerosis are the focus of our antigen-specific immune suppression work.

Antigen’s immunotherapeutic vaccine AE37 is currently in Phase II clinical trials for patients with HER-2/neu positive breast cancer. The trial is being conducted with the United States Military Cancer Institute's (USMCI) Clinical Trials Group and will examine the rate of relapse in patients with node-positive or high-risk node-negative breast cancer after two years. The study is randomized and will compare patients treated with AE37 plus the adjuvant GM-CSF versus GM-CSF alone. The Phase II trial follows a Phase I trial that demonstrated safety, tolerability, and immune stimulation of the AE37 vaccine in breast cancer patients.

Based on positive results in trials of the AE37 vaccine in breast cancer patients, we entered into an agreement in August 2006 with the Euroclinic, a private center in Athens, Greece, to commence clinical trials with the same compound as an immunotherapeutic vaccine for prostate cancer. A Phase I trial involving 29 patients was completed in August 2009, which similarly showed safety, tolerability and induction of a specific immune response. Agreements, as well as a protocol, are in place for initiation of a Phase II clinical trial once additional funding is available.

The same technology used to enhance immunogenicity is being applied in the development of a synthetic peptide vaccine for H5N1 avian influenza and the 2009 H1N1 swine flu. In April 2007, a Phase I clinical trial of Antigen’s proprietary peptides derived from the hemagglutinin protein of the H5N1 avian influenza virus was initiated in healthy volunteers in the Lebanese-Canadian Hospital in Beirut, Lebanon. We have completed the first portion of the Phase I trial. Modified peptide vaccines for avian influenza offer several advantages over traditional egg-based or cell-culture based vaccines. Modified peptide vaccines can be manufactured by an entirely synthetic process which reduces cost and increases both the speed and quantity of vaccine relative to egg- or cell-culture based vaccines. Another advantage is that the peptides are derived from regions of the virus that are similar enough in all H5N1 and H1N1 virus strains such that they would not have to be newly designed for the specific strain to emerge in a pandemic.

A Physician’s Investigational New Drug (“IND”) application for the Phase I and Phase II trials in patients with stage II HER-2/neu positive breast cancer has been filed with the FDA. The Phase I trial was completed at the Walter Reed Army Medical Center in Washington, D.C., and the Phase II trial is taking place at 13 sites, including 11 in the U.S., one in Germany and one in Greece. A Physician’s Investigational New Drug application for a Phase I trial in patients with breast or ovarian cancer also has been filed with the FDA and this Phase I trial is being conducted in Dallas, Texas at the Mary Crowley Cancer Center. Applications were filed and approvals obtained for a Phase I prostate cancer trial using AE37 in Athens, Greece from the Hellenic Organization of Drugs, and this Phase I trial was completed in August 2009. The Ministry of Health in Lebanon gave approval for Phase I trial of our experimental H5N1 prophylactic vaccine in Beirut, Lebanon following submission of an application. All other immunomedicine products are in the pre-clinical stage of development.

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Government Regulation

Our research and development activities and the manufacturing and marketing of our pharmaceutical products are subject to extensive regulation by the FDA in the United States, Health Canada in Canada and comparable designated regulatory authorities in other countries. Among other things, extensive regulations require us to satisfy numerous conditions before we can bring products to market. While these regulations apply to all competitors in our industry, having a technology that is unique and novel extends the requisite review period by the various divisions within the FDA and other regulators. Also, other companies in our industry are not limited primarily to products which still need to be approved by government regulators, as we are now.

If requisite regulatory approvals are not obtained and maintained, our business will be substantially harmed. In many cases, we expect that extant and prospective development partners will participate in the regulatory approval process. The following discussion summarizes the principal features of food and drug regulation in the United States and other countries as they affect our business.

United States

All aspects of our research, development and foreseeable commercial activities relating to pharmaceutical products are subject to extensive regulation by the FDA and other regulatory authorities in the United States. United States federal and state statutes and regulations govern, among other things, the testing, manufacturing, safety, efficacy, labeling, storage, record keeping, approval, advertising and promotion of pharmaceutical products. The regulatory approval process, including clinical trials, usually takes several years and requires the expenditure of substantial resources. If regulatory approval of a product is granted, the approval may include significant limitations on the uses for which the product may be marketed.

The steps required before a pharmaceutical product may be marketed in the United States include:

  Conducting appropriate pre-clinical laboratory evaluations, including animal studies, in compliance with the FDA’s Good Laboratory Practice (“GLP”) requirements, to assess the potential safety and efficacy of the product, and to characterize and document the product’s chemistry, manufacturing controls, formulation and stability;

  Submitting the results of these evaluations and tests to the FDA, along with manufacturing information, analytical data, and protocols for clinical studies, in an IND Application, and receiving approval from the FDA that the clinical studies proposed under the IND are allowed to proceed;

  Obtaining approval of Institutional Review Boards (“IRBs”) to administer the product to humans in clinical studies; conducting adequate and well-controlled human clinical trials in compliance with the FDA’s Good Clinical Practice (“GCP”) requirements that establish the safety and efficacy of the product candidate for the intended use;

  Developing manufacturing processes which conform to the FDA’s current Good Manufacturing Practices, or cGMPs, as confirmed by FDA inspection;

  Submitting to the FDA the results of pre-clinical studies, clinical studies, and adequate data on chemistry, manufacturing and control information to ensure reproducible product quality batch after batch, in an NDA or Biologics License Application (“BLA”); and

  Obtaining FDA approval of the NDA, including inspection and approval of the product manufacturing facility as compliant with cGMP requirements, prior to any commercial sale or shipment of the pharmaceutical agent.

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Quality and pre-clinical tests and studies include: laboratory evaluation of Drug Substance and Drug Product chemistry, formulation/manufacturing, and stability profiling, as well as a large number of animal studies to assess the potential safety and efficacy of each product. Typically, the pre-clinical studies consist of the following:

Pharmacology

• Primary and Secondary Pharmacodynamics

• Safety Pharmacology

• Other Pharmacodynamics

Pharmacokinetics (“PK”)

• Single and Multiple Dose Kinetics

•     Tissue Distribution

• Metabolism

• PK Drug Interactions

• Other PK studies

Toxicology

• Single and Multiple Dose Toxicity

• Genotoxicity

• Carcinogenicity

• Reproduction Toxicity

• Other Toxicity

The results of the quality and pre-clinical tests/studies, in addition to any non-clinical pharmacology, are submitted to the FDA along with the initial clinical study protocol (see descriptive of process below) as part of the initial IND and are reviewed by the FDA before the commencement of human clinical trials. Unless the FDA objects to it, the IND becomes effective 30 days following its receipt by the FDA. The FDA reviews all protocols, protocol amendments, adverse event reports, study reports, and annual reports in connection with a new pharmacological product.

The IND for our oral insulin formulation became effective in November 1998. Amendments are also subsequently filed as new Clinical Studies and their corresponding Study Protocols are proposed. In July 2007, we received a no objection clearance to initiate our Phase III study protocol for our oral insulin product. The Physician’s Investigational New Drug Application for the Phase 1 and Phase II trial of AE37, Antigen’s synthetic peptide vaccine designed to stimulate a potent and specific immune response against tumors expressing the HER-2/neu oncogene, in patients with stage II HER-2/neu positive breast cancer became effective in March 2006.

Clinical trials involve the administration of a new drug to humans under the supervision of qualified investigators. The protocols for the trials must be submitted to the FDA as part of the IND. Also, each clinical trial must be approved and conducted under the auspices of an IRB, which considers, among other things, ethical factors, the safety of human subjects, and the possible liability of the institution conducting the clinical trials.

Clinical trials are typically conducted in three sequential phases (Phase I, Phase II, and Phase III), but the phases may overlap. Phase I clinical trials test the drug on healthy human subjects for safety and other aspects, but usually not effectiveness. Phase II clinical trials are conducted in a limited patient population to gather evidence about the efficacy of the drug for specific purposes, to determine dosage tolerance and optimal dosages, and to identify possible adverse effects and safety risks. When a compound has shown evidence of efficacy and acceptable safety in Phase II evaluations, Phase III clinical trials are undertaken to evaluate and confirm clinical efficacy and to test for safety in an expanded patient population at clinical trial sites in different geographical locations.  The FDA and other regulatory authorities require that the safety and efficacy of therapeutic product candidates be supported through at least two adequate and well-controlled Phase III clinical trials (known as “Pivotal Trials”).  The successful completion of Phase III clinical trials is a mandatory step in the approval process for the manufacturing, marketing, and sale of products.

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In the United States, the results of quality, pre-clinical studies and clinical trials, if successful, are submitted to the FDA in an NDA to seek approval to market and commercialize the drug product for a specified use. The NDA is far more specific than the IND and must also include proposed labeling and detailed technical sections based on the data collected. The FDA is governed by the Prescription Drug User Fee Act (“PDUFA”) regarding response time to the application, which is generally 12 months (and shorter for a priority application). It may deny a NDA if it believes that applicable regulatory criteria are not satisfied. The FDA also may require additional clarifications on the existing application or even additional testing for safety and efficacy of the drug. We cannot be sure that any of our proposed products will receive FDA approval. The multi-tiered approval process means that our products could fail to advance to subsequent steps without the requisite data, studies, and FDA approval along the way. Even if approved by the FDA, our products and the facilities used to manufacture our products will remain subject to review and periodic inspection by the FDA.

To supply drug products for use in the United States, foreign and domestic manufacturing facilities must be registered with, and approved by, the FDA. Manufacturing facilities must also comply with the FDA's cGMPs, and such facilities are subject to periodic inspection by the FDA. Products manufactured outside the United States are inspected by regulatory authorities in those countries under agreements with the FDA.  To comply with cGMPs, manufacturers must expend substantial funds, time and effort in the area of production and quality control.  The FDA stringently applies its regulatory standards for manufacturing. Discovery of previously unknown problems with respect to a product, manufacturer or facility may result in consequences with commercial significance. These include restrictions on the product, manufacturer or facility, suspensions of regulatory approvals, operating restrictions, delays in obtaining new product approvals, withdrawals of the product from the market, product recalls, fines, injunctions and criminal prosecution.

One final hurdle that is closely associated with the cGMP inspections is the pre-approval inspection that the FDA carries out prior to the issuance of a marketing license. FDA inspectors combine cGMP compliance with a review of research and development documents that were used in the formal NDA. A close inspection of historic data is reviewed to confirm data and to demonstrate that a company has carried out the activities as presented in the NDA. This is generally a long inspection and requires a team of individuals from the company to “host” the FDA inspector(s).

Foreign Countries

Before we are permitted to market any of our products outside of the United States, those products will be subject to regulatory approval by foreign government agencies similar to the FDA.  These requirements vary widely from country to country. Generally, however, no action can be taken to market any drug product in a country until an appropriate application has been submitted by a sponsor and approved by the regulatory authorities in that country. Again, similar to the FDA, each country will mandate a specific financial consideration for the Marketing Application dossiers being submitted. Although an important consideration, FDA approval does not assure approval by other regulatory authorities. The current approval process varies from country to country, and the time spent in gaining approval varies from that required for FDA approval. The Canadian regulatory process is substantially similar to that of the United States. To date, we have received the following foreign regulatory approval for our product candidates:

•	We obtained regulatory approval to begin clinical trials of our oral insulin formulation in Canada in November 1998. In April 2003, we received approval of an Oral-lyn™ Phase II-B clinical trial protocol in Canada. In September 2006 Health Canada approved our Clinical Trial Application in respect of our proposed Generex Oral-lyn™ protocol for late-stage trials; we expect to use the data collected from these trials in the New Drug Submission that will be prepared concurrently with the progression of the late-stage trials.

•	We obtained regulatory approval in Canada to begin clinical trials of our buccal morphine product in March 2002 and our fentanyl product in October 2002.

•	In May 2005, we received approval from the Ecuadorian Ministry of Public Health for the commercial marketing and sale of Generex Oral-lyn™ for treatment of Type 1 and Type 2 diabetes. To date we have not recognized any revenue from the sale of Generex Oral-lyn™ in Ecuador and we are not currently expending any resources to further commercialization in this country.

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•	In November 2007, we obtained approval for the importation and commercial marketing and sale in India of Generex Oral-lyn™ under the marketing name of Oral Recosulin™ from the Central Drugs Standard Control Organization (CDSCO), Directorate General of Health Services, Government of India, which is responsible for authorizing marketing approval of all new pharmaceutical products in India. Per the requirements of the approval, an in-country clinical study must be completed in India with Oral Recosulin™ before commercial sales can commence. The field portion of the study was completed in the third calendar quarter of 2012. Shreya has advised Generex that the dossier was submitted in December of 2012 to the Drugs Controller General (India) (DCGI), Central Drugs Standard Control Organization, Director General of Health Services, Ministry of Health and Family Welfare, Government of India. Generex has provided additional, detailed scientific data to support the Shreya submission.

•	Applications were filed and approvals obtained in May 2007 for a Phase I prostate cancer trial using AE37 in Athens, Greece from the Hellenic Organization of Drugs. This Phase I trial was completed in August 2009.

•	The Ministry of Health in Lebanon gave approval for the Phase I trial of our experimental H5N1 prophylactic vaccine in Beirut, Lebanon following submission of an application. In December 2008, we, together with our marketing partner Benta SA., received an approval to market Generex Oral-lyn™ in Lebanon. The official product launch in Lebanon took place in May 2009. We are not currently expending any resources to further commercialization in this country.

•	In May 2009, the Algerian health authorities granted us permission to import and sell Generex Oral-lyn™ for the treatment of diabetes in Algeria. To date we have not recognized any revenue from the sale of Generex Oral-lyn™ in Algeria and we are not currently expending any resources to further commercialization in this country.

Marketing and Distribution

We market our products through collaborative arrangements with companies that have well-established pharmaceutical marketing and distribution capabilities, including expertise in the regulatory approval processes in their respective jurisdictions.

We have entered into licensing and distribution agreements with a number of multinational distributors to assist us with the process of gaining regulatory approval for the registration, marketing, distribution, and sale of Generex Oral-lyn™ in countries throughout the world, including:

•	Shreya Life Sciences Pvt. Ltd. for India, Pakistan, Bangladesh, Nepal, Bhutan, Sri Lanka, and Myanmar;
•	Adcock Ingram Limited and Adcock Ingram Healthcare (Pty) Ltd. for South Africa, Lesotho, Swaziland, Botswana; Namibia, Mozambique and Zimbabwe;
•	E&V Alca Distribution Corp. for Albania, Montenegro, and Kosovo;
•	Medrey S.A.L. (formerly MedGen Corp.) and Benta S.A.L. for Lebanon;
•	SciGen, Ltd. for China, Hong Kong, Indonesia, Malaysia, the Philippines, Singapore, Thailand and Vietnam;
•	Pharmaris Perus S.A.C. for Peru;
•	MediPharma SA for Argentina;
•	PMG S.A. for Chile;
•	Dong Sung Pharm. Co. Ltd. for South Korea; and
•	Benta S.A. for Lebanon.

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Under these licensing and distribution agreements excluding the one with Dong Sung Pharm Co., we will not receive an upfront license fee, but the distributor will bear any and all costs associated with the procurement of governmental approvals for the sale of Generex Oral-Lyn™, including any clinical and regulatory costs. We possess the worldwide marketing rights to our oral insulin product. We do not currently plan to expend significant resources on additional clinical trials or to further the commercialization of Generex Oral-lyn™ until after such time that we secure additional financing.

Manufacturing

In December 2000, we completed a pilot manufacturing facility for Generex Oral-lyn™ in Toronto, Canada in the same commercial complex in which our laboratories were located. In the first quarter of fiscal year 2006, we initiated a scale-up commercial production run of several thousand canisters of Generex Oral-lyn™ at this facility. We have sold the property which housed the manufacturing and laboratory facility in July 2012 and expect to engage contract manufacturers in order to manufacture any product in significant quantities for any future commercial sales and clinical trials.

In March 2006, we successfully completed the delivery and installation of a turnkey Generex Oral-lyn™ filling operation at the facilities of PharmaBrand, in Quito, Ecuador for the purposes of commercial supply and sales in Ecuador and other countries that can procure registrations and import licenses. We do not currently have a manufacturing agreement with PharmaBrand and are not currently manufacturing product at this facility.

In anticipation of undertaking late-stage clinical trials of Generex Oral-lyn™ in Canada, we entered into an agreement with Cardinal Health PTS, LLC, now known as Catalent Pharma Solutions (Catalent), in June 2006, pursuant to which Catalent manufactured clinical trial batches of Generex Oral-lyn™. Pursuant to pre-extant supply arrangements, our third-party suppliers had been manufacturing the quantities of the RapidMist™ brand metered dose inhaler components (valves, canisters, actuators, and dust caps), the insulin, and the formulary excipients that were required for the Catalent production. In addition, our Regulatory Affairs, Quality Control and R&D personnel have worked with Catalent to prepare and validate the Catalent production processes. We are not currently manufacturing product under this agreement and we expect that any agreements regarding the manufacturing of Generex Oral-lyn™ for any future trials or commercial sales will need to be renegotiated at such time.

Our subsidiary Antigen leases office and laboratory space in Worcester, Massachusetts, which is sufficient for its present needs. The laboratory has permission to store and use biohazardous (including recombinant DNA materials) and flammable chemicals.

Raw Material Supplies

The excipients used in our formulation are available from numerous sources in sufficient quantities for clinical purposes, and we believe that they will be available in sufficient quantities for commercial purposes when required, although we have not yet attempted to secure a guaranteed commercial supply of any such products. Components suitable for our RapidMist™ brand metered dose inhaler are available from a limited number of potential suppliers, as is the chemical propellant used in the device. The components which now comprise the device are expected to be used in the commercial version of our insulin product in Ecuador, India, Lebanon and Algeria. We have secured supply arrangements with manufacturers for each of the components and the propellant that we presently use in our RapidMist™ brand metered dose inhaler for commercial quantities of such components. All such suppliers are prominent, reputable and reliable suppliers to the pharmaceutical industry. Because we now have a single supplier for many of these, however, we are more vulnerable to supply interruptions than would be the case if we had multiple suppliers for each component. We do not believe that the risk of supply for proprietary raw materials or device components is unusual in the pharmaceutical industry.

Insulin is available worldwide from only a few sources. However, alternative supplies of insulin are under development. On December 7, 2009, we entered into a long-term agreement with sanofi-aventis Deutschland GmbH (“sanofi-aventis”).  Under this agreement, sanofi-aventis will manufacture and supply recombinant human insulin to us in the territories specified in the agreement.  Through this agreement, we will procure recombinant human insulin crystals for use in the production of Generex Oral-lyn™.  The terms of the supply agreement required us to make certain minimum purchases of insulin from sanofi-aventis through the period ending December 31, 2011. As we did not meet the minimum purchase requirements by December 31, 2011, sanofi-aventis may terminate the agreement.

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Upon termination, we would be obligated to pay sanofi-aventis for all materials and components that it has acquired or ordered to manufacture insulin based on our forecasts or minimum purchase commitments, all related work-in-progress (at cost) and all finished insulin in inventory. We did not provide any forecasts to sanofi-aventis and have not included any accruals related to the purchase commitments in our consolidated financial statements for the fiscal year ended July 31, 2013, nor has sanofi-aventis terminated the agreement.

Intellectual Property

We hold a number of patents in the United States and foreign countries covering our buccal and other delivery technologies. We also have developed brand names and trademarks for products in appropriate areas. We consider the overall protection of our patent, trademark and other intellectual property rights to be of material value and acts to protect these rights from infringement.

Patents are a key determinant of market exclusivity for most branded pharmaceutical products. Protection for individual products or technologies extends for varying periods, in accordance with the expiration dates of patents in the various countries. The protection afforded, which may also vary from country to country, depends upon the type of patent, its scope of coverage and the availability of meaningful legal remedies in the country.

We currently have eleven issued U.S. patents and one pending U.S. patent applications pertaining to various aspects of drug delivery technology, including oral administration of macromolecular formulations (such as insulin) as well as pain relief medications such as morphine and fentanyl. We currently hold five issued Canadian patents and one pending Canadian patent applications also relating to various aspects of drug delivery technology. We also hold eleven issued patents and one pending patent applications covering our drug delivery technology in jurisdictions other than the U.S. and Canada, including Brazil, Argentina, Israel, Australia and Europe.

The expiration dates of the U.S. issued patents range from 2016 to 2022. The expiration dates of the patents issued in Canada range from 2015 to 2021. The expiration dates of the patents issued in other jurisdictions range from 2015 to 2028.

In addition to patents, we hold intellectual property in the form of trademark applications or registrations for GENEREX BIOTECHNOLOGY (Design), GENEREX BIOTECHNOLOGY (Logo), GENEREX ORAL-LYN, ORAL LYN, ORAL-LYN and RAPIDMIST in various jurisdictions in the world. Trademarks have no effect on market exclusivity for a product, but are considered to have marketing value if products bearing the trademark are to be sold commercially. Trademark protection continues in some countries as long as used; in other countries, as long as registered. Registration is for fixed terms and can be renewed indefinitely.

Our subsidiary Antigen Express currently holds ten issued U.S. patents and thirty three other foreign patents.  There are also seventeen pending patent applications worldwide concerning technology for modulating the immune system via activation of antigen-specific helper T lymphocytes, including five in the U.S. and twelve in other countries. Some of these patents are held under exclusive licenses from the University of Massachusetts. Dr. Robert Humphreys, a retired officer of Antigen, is the listed inventor or co-inventor on many of these patents and patent applications, including those licensed from the University of Massachusetts.

The expiration dates of the Antigen U.S. issued patents range from 2013 to 2028. The expiration dates of the patents issued in other jurisdictions range from 2014 to 2023.

We possess the worldwide manufacturing and marketing rights to our oral insulin product.

Our long-term success will substantially depend upon our ability to obtain patent protection for our technology and our ability to protect our technology from infringement, misappropriation, discovery and duplication. We cannot be sure that any of our pending patent applications will be granted, or that any patents which we own or obtain in the future will fully protect our position. Our patent rights and the patent rights of biotechnology and pharmaceutical companies in general, are highly uncertain and include complex legal and factual issues. We believe that our existing technology and the patents which we hold or for which we have applied do not infringe anyone else's patent rights. We believe our patent rights will provide meaningful protection against others duplicating our proprietary technologies. We cannot be sure of this, however, because of the complexity of the legal and scientific issues that could arise in litigation over these issues. See the discussion under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” under the heading “Legal Proceedings” in this prospectus.

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We also rely on trade secrets and other unpatented proprietary information. We seek to protect this information, in part, by confidentiality agreements with our employees, consultants, advisors and collaborators.

Competition

We expect that products based upon our buccal delivery technology and any other products that we may develop will compete directly with products developed by other pharmaceutical and biotechnology companies, universities, government agencies and public and private research organizations.

Products developed by our competitors may use a different active pharmaceutical agent or treatment to treat the same medical condition or indication as our product or may provide for the delivery of substantially the same active pharmaceutical ingredient as our products using different methods of administration. For example, a number of pharmaceutical and biotechnology companies are engaged in various stages of research, development and testing of alternatives to insulin therapy for the treatment of diabetes, as well as new methods of delivering insulin. These methods, including nasal, transdermal, needle-free (high pressure) injection and pulmonary, may ultimately successfully deliver insulin to diabetic patients. Some biotechnology companies also have developed different technologies to enhance the presentation of peptide antigens. Some of our competitors and potential competitors have substantially greater scientific research and product development capabilities, as well as financial, marketing and human resources, than we do.

Where the same or substantially the same active ingredient is available using alternative delivery means or the same or substantially the same result is achievable with a different treatment or technology, we expect that competition among products will be based, among other things, on product safety, efficacy, ease of use, availability, price, marketing and distribution. When different active pharmaceutical ingredients are involved, these same competitive factors will apply to both the active agent and the delivery method.

We consider other drug delivery and biotechnology companies to be direct competitors for the cooperation and support of major drug and biotechnology companies that own or market proprietary pharmaceutical compounds and technologies, as well as for the ultimate patient market. Of primary concern to us are the competitor companies that are known to be developing delivery systems for insulin and other pharmaceutical agents that we have identified as product candidates and technologies to enhance the presentation of peptide antigens.

Large pharmaceutical companies, such as Merck & Co., Inc., GlaxoSmithKline PLC, Novartis, Inc., MedImmune Inc. (a subsidiary of Astra-Zeneca, Inc.) and others, also compete in the oncology, immunomedicine and vaccine markets. These companies have greater experience and expertise in securing government contracts and grants to support research and development efforts, conducting testing and clinical trials, obtaining regulatory approvals to market products, as well as manufacturing and marketing approved products. As such, they are also considered significant competitors in these fields of pharmaceutical products and therapies. There are also many smaller companies which are pursuing similar technologies in these fields and are considered to be competitors of Generex.

The following descriptions of our competitors and their products were obtained from their filings with the Securities and Exchange Commission, information available on their web sites and industry research reports.

Buccal Insulin Product

•	MannKind Corporation’s product candidates include AFREZZA®, a mealtime insulin therapy being studied for use in adult patients with type 1 and type 2 diabetes. It is a drug-device combination product which administers insulin through inhalation to the lungs. MannKind submitted an NDA to the FDA requesting approval to market AFREZZA® in May 2009. In January 2011, MannKind announced that it had received a complete response letter from the FDA for AFREZZA®. In August 2011, MannKind announced that it has confirmed with the FDA the design of the two additional Phase III studies which are required for AFREZZA®. In August 2013, MannKind announced positive late-stage data on its inhaled insulin AFREZZA® from the two additional Phase III studies on Type 1 and Type 2diabetes and has resubmitted a new drug application to the FDA in October 2013 seeking approval for the marketing of AFREZZA®. Mannkind expects the FDA review to occur in the second quarter of 2014.

•	Nektar Therapeutics and Pfizer terminated their collaborative development and licensing agreement for Exubera® and Nektar’s next-generation inhaled insulin product in November 2007. Exubera® was the first inhaled insulin formulation to receive FDA approval. In April 2008, Nektar announced that it had ceased all negotiations with potential partners for Exubera® and the next-general inhaled insulin product as a result of new data analysis from ongoing clinical trials conducted by Pfizer which indicated an increased risk of lung cancer in certain patients.

•	Novo Nordisk A/S, one of the two leading manufacturers of insulin in the world, announced in May 2008 the termination of clinical testing of the pulmonary delivery system for inhaled insulin, the AERx® insulin Diabetes Management System (AERx iDMS), initially developed by Aradigm Corporation. The product was in Phase III clinical trials at the time of Novo Nordisk’s announcement. In December 2010, it was announced that Novo Nordisk had entered into an exclusive Development and License Agreement with Emisphere for its oral insulin formulation.

•	Alkermes, Inc. and Eli Lilly and Company entered into a licensing agreement in 2001 for the development of an AIR® inhaled insulin system based upon Alkermes’ AIR® pulmonary drug delivery system for large molecule drugs to the lungs with a dry power formulation. In March 2008, Eli Lilly announced its termination of development work relating to this product.

•	Amylin Pharmaceuticals, Inc. received FDA approval in January 2012 for Bydureon, an extended-release injectable formulation, which is the first once-a-week therapy for the treatment of type 2 diabetes.

•	CPEX Pharmaceuticals, Inc.’s proprietary permeation enhancer, CPE-215®, provides skin, mouth, nose and eye membrane absorption of a variety of pharmaceuticals. CPEX has applied this technology to Nasulin™, through which insulin is absorbed via nasal mucosa. In April 2010, CPEX announced that it decided not to proceed with any further development activities of Nasulin™, which was currently in Phase II clinical trials.

•	There are several companies that are working on developing products which involve the oral delivery of analogs of insulin. Oramed Pharmaceuticals is developing an orally ingestible insulin capsule which is currently in Phase II clinical trials. Biocon Limited has developed IN-105, a tablet for the oral delivery of insulin, which is currently in phase II trials. Diabetology has developed Capsulin IR, an insulin capsule which is currently in Phase II clinical trials. Access Pharmaceuticals has developed Cobalamin, an oral insulin which is currently in pre-clinical trials. Dance Pharmaceuticals is developing an inhaled insulin product based on Aerogen’s proprietary OnQ Aerosol Generator technology.

There are also a number of companies developing alternative means of delivering insulin in the form of oral pills, transdermal patches, and intranasal methods, which are at early stages of development. In addition to other delivery systems for insulin, there are numerous products, such as sulfonylureas (Amaryl®and Glynase®), biguanides (branded and generic metformin products), thiazolidinediones (Avandia®and Actos®), glucagon-like peptide 1 (Byetta®and Victoza®), and dipeptidyl peptidase IV inhibitors (Januvia® and Onglyza™), which have been approved for use in the treatment of Type 2 diabetics in substitution of, or in addition to, insulin therapy. These products may also be considered to compete with insulin products.

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Immunomedicine Technology and Products

•	Novavax, Inc. is a clinical-stage biotechnology company which is developing vaccines to address a broad range of infectious diseases, including H1N1, seasonal influenza and respiratory syncytial virus (RSV) using proprietary virus-like particle technology. Novavax’s season flu vaccine is in Phase II clinical trials and its RSV and H1N1 influenza virus-like particle vaccine have completed Phase 1 clinical trials.

•	Advaxis, Inc. uses a proprietary technique to bioengineer Listeria bacteria to create a specific antigen that can stimulate an immune response after recognition by the recipient’s immune system. Advaxis’ most advanced product candidate is ADXS-HPV, which is in Phase II trials for HPV-associated CIN (cervical intraepithelial neoplasia) and recurrent cervical cancer.

•	Amgen Inc.’s BiTE® technology uses the body’s cell destroying T cells to attack tumor cells. Amgen’s lead product candidate blinatumomab (MT103) has completed a Phase II clinical trial in patients with minimal residual disease positive acute lymphoblastic leukemia.

•	Sanofi Pasteur Inc., the vaccine division of sanofi-aventis and one of the largest vaccines companies in the world, has product candidates including inoculations against 20 varieties of infectious diseases. It received FDA approval for an H5N1 avian influenza vaccine in April 2007 and for an H1N1 vaccine in September 2009.

•	Dendreon Corporation’s product portfolio includes therapeutic vaccines, monoclonal antibodies and small molecules. Its most advanced product candidate, Provenge® (sipuleucel-T), an investigational autologous (patient-specific) active cellular immunotherapy (ACI) for the treatment of prostate cancer received FDA approval in April 2010. Dendreon is exploring the application of additional active cellular immunotherapy product candidates and small molecules for the potential treatment of a variety of cancers.

•	Galena Biopharma’s (formerly Rxi Pharmaceuticals Corporation) NeuVax™, is currently in Phase III clinical trials to evaluate NeuVax™ for the treatment of early stage, HER2-positive breast cancer. Clinical trials are currently underway to test NeuVax™ as a treatment for prostate cancer, and to use NeuVax™ in combination with Herceptin® to target breast cancer.

•	Cell Genesys, Inc. was developing products for the treatment of prostate cancer using the GVAX™ cancer treatments, which are composed of tumor cells that are genetically modified to secrete an immune-stimulating cytokine and are irradiated for safety. Cell Genesys and Takeda Pharmaceutical Co. entered into an exclusive licensing agreement for GVAX in March 2008. In late 2008, Cell Genesys announced it was terminating the Phase III trials for the GVAX™ prostate cancer products. In May 2010, BioSante Pharmaceuticals, Inc. announced that development of the GVAX vaccine for the treatment of prostate cancer has been reinitiated and is in Phase II human clinical trials. In addition to GVAX prostate product, BioSante has several other cancer vaccines which are in Phase II clinical development including vaccines for leukemia, breast cancer and pancreatic cancer and has vaccines in Phase I clinical development including vaccines for colorectal cancer and melanoma.

•	CEL-SCI Corporation’s main product is Multikine® an immunotherapeutic agent being developed as a cancer treatment. Multikine®’s goal is to harness the body's natural ability to fight tumors. Multikine® has been cleared in the U.S. and Canada for study in a global Phase III clinical trial in advanced primary (not yet treated) head and neck cancer patients.

In addition to the companies listed above, there are a number of companies which are pursuing cancer treatments using immunotherapy technologies which have products in various clinical trial stages. Some of these companies are Argos Therapeutics Inc., Celldex Therapeutics Inc., Northwest Therapeutics Inc., Immatics Biotechnology GmbH, Immunocellular Therapeutics Ltd., TVAX Biomedical Inc. and Newlink Genetics Corporation. These companies can also be considered to be competitors.

Environmental Compliance

Our manufacturing, research and development activities involve the controlled use of hazardous materials and chemicals. We believe that our procedures for handling and disposing of these materials comply with all applicable government regulations. However, we cannot eliminate the risk of accidental contamination or injury from these materials. If an accident occurred, we could be held liable for damages, and these damages could severely impact our financial condition. We are also subject to many environmental, health and workplace safety laws and regulations, particularly those governing laboratory procedures, exposure to blood-borne pathogens, and the handling of hazardous biological materials. Violations and the cost of compliance with these laws and regulations could adversely affect us. However, we do not believe that compliance with the United States, Canadian or other environmental laws will have a material effect on us in the foreseeable future.

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Research and Development Expenditures

A substantial portion of our activities to date have been in research and development. In the period from inception to January 31, 2014, our expenditures on research and development were $135,138,679. This included $749,773 in the two quarters ended January 31, 2014, $2,192,724 in the fiscal year ended July 31, 2013, $4,987,236 in the year ended July 31, 2012 and $10,250,397 in the year ended July 31, 2011. Research and development activities in 2013 and 2012 decreased from 2011, as we neared completion of the global Phase III clinical trial of our oral insulin product. Additionally, we did not enter in to any new clinical trials due to lack of available funding.

Financial Information About Geographic Areas

The regions in which we had identifiable assets and revenues and the amounts of such identifiable assets and revenues for each of the last three fiscal years are presented in Note 16 in the Notes to Consolidated Financial Statements in this registration statement. Identifiable assets are those that can be directly associated with a geographic area.

Employees

At March 31, 2014, we had eight full-time employees, including our employees at Antigen. Five of our employees are executive and administrative, two are scientific and technical personnel who engage primarily in development activities and in preparing formulations for testing and clinical trials, and one is engaged in corporate and product promotion. We believe our employee relations are good. None of our employees is covered by a collective bargaining agreement.

We will continue to need qualified scientific personnel and personnel with experience in clinical testing, government regulation and manufacturing. We may have difficulty in obtaining qualified scientific and technical personnel as there is strong competition for such personnel from other pharmaceutical and biotechnology companies, as well as universities and research institutions. Our business could be materially harmed if we are unable to recruit and retain qualified scientific, administrative and executive personnel to support our expanding activities, or if one or more members of our limited scientific and management staff were unable or unwilling to continue their association with us. We have fixed-term agreements with only certain members of our key management and scientific staff, Mark Fletcher, President, President and CEO and Eric von Hofe, President of Antigen.

We use non-employee consultants to assist us in formulating research and development strategy, in preparing regulatory submissions, in developing protocols for clinical trials, and in designing, equipping and staffing our manufacturing facilities. We also use non-employee consultants to assist us in business development. These consultants and advisors usually have the right to terminate their relationship with us on short notice. Loss of some of these key advisors could interrupt or delay development of one or more of our products or otherwise adversely affect our business plans.

Properties.

Our executive and principal administrative offices occupy approximately 2,300 square feet of office space in in downtown Toronto, Ontario, Canada which we rent at an annual rent of approximately $80,000 under a lease that runs to September 2014.

We lease approximately 4,336 square feet of office and laboratory space in Worcester, Massachusetts which we rent under a lease agreement which runs to June 30, 2015, that Antigen uses for its research and development activities at an annual rent of approximately $192,000. This space is sufficient for Antigen’s present activities.

We do not expect to need manufacturing capabilities in Canada related to our insulin product, as it is likely that we will contract out the manufacturing of product requirements for any future clinical trials and commercial sales.

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Legal Proceedings.

Subash Chandarana et al. v. Generex Biotechnology Corporation. In February 2001, a former business associate of Pankaj Modi ("Modi") (a former officer of Generex) and an entity called Centrum Technologies Inc. ("CTI") commenced an action in the Ontario Superior Court of Justice against us and Modi seeking, among other things, damages for alleged breaches of contract and tortious acts related to a business relationship between this former associate and Modi that ceased in July 1996. The plaintiffs’ statement of claim also seeks to enjoin the use, if any, by us of three patents allegedly owned by CTI. The three patents are entitled Liquid Formulations for Proteinic Pharmaceuticals, Vaccine Delivery System for Immunization, Using Biodegradable Polymer Microspheres, and Controlled Releases of Drugs or Hormones in Biodegradable Polymer Microspheres. It is our position that the buccal drug delivery technologies which are the subject matter of our research, development, and commercialization efforts, including Generex Oral-lyn™ and the RapidMist™ Diabetes Management System, do not make use of, are not derivative of, do not infringe upon, and are entirely different from the intellectual property identified in the plaintiffs’ statement of claim. On July 20, 2001, we filed a preliminary motion to dismiss the action of CTI as a nonexistent entity or, alternatively, to stay such action on the grounds of want of authority of such entity to commence the action. The plaintiffs brought a cross motion to amend the statement of claim to substitute Centrum Biotechnologies, Inc. ("CBI") for CTI. CBI is a corporation of which 50 percent of the shares are owned by the former business associate and the remaining 50 percent are owned by us. Consequently, the shareholders of CBI are in a deadlock. The court granted our motion to dismiss the action of CTI and denied the plaintiffs’ cross motion without prejudice to the former business associate to seek leave to bring a derivative action in the name of or on behalf of CBI. The former business associate subsequently filed an application with the Ontario Superior Court of Justice for an order granting him leave to file an action in the name of and on behalf of CBI against Modi and us. We opposed the application. In September 2003, the Ontario Superior Court of Justice granted the request and issued an order giving the former business associate leave to file an action in the name of and on behalf of CBI against Modi and us. A statement of claim was served in July 2004. Since that time, the plaintiffs have not taken any steps in furtherance of the proceeding. We are not able to predict the ultimate outcome of this legal proceeding at the present time or to estimate an amount or range of potential loss, if any, from this legal proceeding.

In December 2011, a vendor commenced an action against Generex Biotechnology Corporation and its subsidiary, Generex Pharmaceuticals, Inc., in the Ontario Superior Court of Justice claiming damages for unpaid invoices including interest in the amount of $429,000, in addition to costs and further interest. We have responded to this statement of claim and intend to defend this action vigorously. We have also asserted a counterclaim in the proceeding for $200,000 arising from the vendor’s breach of contract and detinue, together with interest and costs. On November 16, 2012, the parties agreed to settle this action and we have agreed to pay the plaintiff $125,000, following the spinout of its subsidiary Antigen, from the proceeds of any public or private financing related to Antigen subsequent to such spinout.  Each party agreed to execute mutual releases to the claim and counterclaim to be held in trust by each parties counsel until payment of the settlement amount.  Following payment to the plaintiff, the parties agree that a Consent Dismissal Order without costs will be filed with the court.  If we fail to make the payment following completion of any post-spinout financing related to Antigen or any other subsidiaries, the Plaintiffs may take out a judgment in the amount of the claim plus interest of 3% per annum and costs fixed at $25,000.

Disputes with Former Officer

In May 2011, Rose C. Perri, our former Chief Operating Officer and Chief Financial Officer, commenced two proceedings against us. On May 11, 2011, Ms. Perri filed a notice of application in the Ontario Superior Court of Justice, Commercial List, against Generex, two of our affiliates (1097346 Ontario, Inc. and Generex Pharmaceuticals Inc.), three of our independent directors (John P. Barratt, Nola Masterson and Brian T. McGee), our President and Chief Executive Officer (Mark A. Fletcher), our Chief Operating Officer (David Brusegard) and our Chief Financial Officer (Stephen Fellows). The application has since been abandoned.

On May 20, 2011, Ms. Perri filed a statement of claim (subsequently amended) in the Ontario Superior Court of Justice, naming the following as defendants: Generex, Mr. Barratt, Ms. Masterson, Mr. McGee, and Mr. Fletcher. In this action, Ms. Perri has alleged that the defendants engaged in discrimination, harassment, bad faith and infliction of mental distress in connection with the termination of her employment with Generex. Ms. Perri is

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seeking damages in this action in excess of $7,000,000 for, among other things, breach of contract, breach of fiduciary duty, violations of the Ontario Human Rights Code and aggravated and punitive damages. On September 20, 2011, the defendants filed a statement of defense and counterclaim, also naming Time Release Corp., Khazak Group Consulting Corp., and David Khazak, C.A. as defendants by counterclaim, and seeking damages of approximately $2.3 million in funds that the defendants allege Ms. Perri wrongly caused Generex to pay to third parties in varying amounts over several years and an accounting of certain third-party payments, plus interests and costs. The factual basis for the counterclaim involves payments made by Generex to third parties believed to be related to Ms. Perri. For a discussion of certain of these related party transactions, see the disclosures under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” under the heading “Certain Related Party Transactions” in this prospectus. We intend to defend this action and pursue our counterclaim vigorously. We are not able to predict the ultimate outcome of this legal proceeding at the present time or to estimate an amount or range of potential loss, if any, from this legal proceeding.

On June 1, 2011, Golden Bull Estates Ltd. filed a claim in the Ontario Superior Court of Justice, naming Generex, 1097346 Ontario, Inc. and Generex Pharmaceuticals Inc. as defendants. The plaintiff, Golden Bull Estates, is controlled by Ms. Perri. The plaintiff alleges damages in the amount of $550,000 for breach of contract and $50,000 for punitive damages, plus interest and costs. The plaintiff’s claims relate to an alleged contract between the plaintiff and Generex for property management services for certain Ontario properties owned by Generex. Generex terminated the plaintiff’s property management services in April 2011. Following the close of pleadings, we served a motion for summary judgment. The plaintiff responded by amending its statement of claim to include a claim to our interest in certain of our real estate holdings. The plaintiff moved for leave to issue and register a Certificate of Pending Litigation in respect of this real estate. The motion was not successful in respect of any current real estate holdings of Generex. We are not able to predict the ultimate outcome of this legal proceeding at the present time or to estimate an amount or range of potential loss, if any, from this legal proceeding.

In August 2011, the estate of Antonio Perri, the late father of Ms. Perri, commenced an action against Generex Pharmaceuticals, Inc., the law firm of Brans, Lehun, Baldwin LLP and William Lehun in the Ontario Superior Court of Justice, claiming that the estate is entitled to the proceeds of sale (approximately $1,730,000) received by Generex on its sale of two properties to Golden Bull Estates, a company controlled by Ms. Perri. The suit alleges that no consideration was received when Generex purchased the two properties from Antonio Perri in 1998. We have responded to this statement of claim and intend to defend this action vigorously. We are not able to predict the ultimate outcome of this legal proceeding at the present time or to estimate an amount or range of potential loss, if any, from this legal proceeding.

We are involved in certain other legal proceedings in addition to those specifically described herein. Subject to the uncertainty inherent in all litigation, we do not believe at the present time that the resolution of any of these legal proceedings is likely to have a material adverse effect on our financial position, operations or cash flows.

With respect to all litigation matters, as additional information concerning the estimates used by us becomes known, we reassess each matter’s position both with respect to accrued liabilities and other potential exposures.

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SELECTED FINANCIAL DATA

The following selected financial data are derived from and should be read in conjunction with our financial statements and related notes, which appear elsewhere in this registration statement on Form 10-K. Our financial statements for the years ended July 31, 2013 were audited by MNP LLP. Our financial statements for the years ended July 31, 2012, 2011, 2010 and 2009 were audited by MSCM LLP, which firm was acquired by MNP LLP on June 1, 2013.

	Fiscal year ended July 31,					Six months ended January 31,
In thousands (except per share data)	2013	2012	2011	2010	2009	2014	2013
						Unaudited
Operating Results:
Revenue	$—	$29	292	$1,173	$1,118	$—	$—
Net Loss	$(8,554)	$(9,490)	(21,676)	$(25,280)	$(45,812)	$(2,656)	$(6,297)
Net Loss Available to Common Stockholders	$(10,277)	$(9,867)	(22,442)	$(25,280)	$(45,812)	$(3,064)	$(6,399)
Cash Dividends per share	$—	$—	—	$—	$—	$—	$—

Loss per Common Share:
Basic and Diluted Net Loss Per Common Share	$(0.02)	$(0.03)	(0.08)	$(0.10)	$(0.32)	$(0.01)	$(0.02)

In thousands (except per share data)	As of July 31,					As of January 31, 2014
Financial Positions:	2013	2012	2011	2010	2009	Unaudited
Total Assets	$4,853	$4,644	$12,006	$24,575	$24,814	$5,424
Long-Term Debt	$—	$441	$1,870	$1,824	$1,854	$—
Convertible Debentures	$—	$—	$—	$—	$—	$—
Preferred Stock*	$—	$—	$—	$—	$—	$—
Stockholder's (Deficiency)/Equity	$(10,141)	$(8,380)	$(8,442)	$8,971	$14,224	$(8,077)

*	At January 31, 2014, there were 825 shares of convertible preferred stock outstanding which had a face value of $1,000 per share ($825,000 in aggregate), but which have an accounting value of zero. At July 31, 2013, there were 930 shares of convertible preferred stock outstanding which had a face value of $1,000 per share ($930,000 in aggregate), but which have an accounting value of zero. At July 31, 2012, there were 1,490 shares of convertible preferred stock outstanding which had a face value of $1,000 per share ($1,490,000 in aggregate), but which had an accounting value of zero. At July 31, 2011, there were 1,287 shares of convertible preferred stock outstanding which had a face value of $1,000 per share ($1,287,000 in aggregate), but which had an accounting value of zero. See Note 9 to the Notes to Consolidated Financial Statements included elsewhere in this registration statement. There was no preferred stock outstanding in any of the fiscal years 2009 through 2010, inclusive.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the financial statements and related notes appearing elsewhere in this prospectus. The discussion in this section regarding our business and operations include "forward-looking statements’’ within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements consist of any statement other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as “may”, “expect”, “anticipate”, “estimate”, or “continue”, or the negative thereof or other variations thereof or comparable terminology. You are cautioned that all forward looking statements are speculative, and there are certain risks and uncertainties that could cause actual events or results to differ from those referred to in such forward-looking statements. Actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth in the ""Risk Factors’’ section and elsewhere in this prospectus. We assume no obligation to update any such forward-looking statements. The following should be read in conjunction with the audited financial statements and the notes thereto included elsewhere herein. Certain numbers in this section have been rounded for ease of analysis.

The following discussion and analysis by management provides information with respect to our financial condition and results of operations for the fiscal years ended July 31, 2013, 2012 and 2011 and for the two quarters ended January 31, 2014. This discussion should be read in conjunction with the information in the consolidated financial statements and the notes pertaining thereto and under the caption “Risk Factors” included elsewhere in this prospectus.

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Overview of Business

We are engaged primarily in the research and development of drug delivery systems and technologies. Our primary focus at the present time is our proprietary technology for the administration of formulations of large molecule drugs to the oral (buccal) cavity using a hand-held aerosol applicator. Through our wholly-owned subsidiary, Antigen, we have expanded our focus to include immunomedicines incorporating proprietary vaccine formulations.

We believe that our buccal delivery technology is a platform technology that has application to many large molecule drugs and provides a convenient, non-invasive, accurate and cost-effective way to administer such drugs. We have identified several large molecule drugs as possible candidates for development, including estrogen, heparin, monoclonal antibodies, human growth hormone and fertility hormones, but to date have focused our development efforts primarily on one pharmaceutical product, Generex Oral-lyn™, an insulin formulation administered as a fine spray into the oral cavity using our proprietary hand-held aerosol spray applicator known as RapidMist™.

Our subsidiary, Antigen Express, concentrates on developing proprietary vaccine formulations that work by stimulating the immune system to either attack offending agents (i.e., cancer cells, bacteria, and viruses) or to stop attacking benign elements (i.e. self proteins and allergens). Our immunomedicine products are based on two platform technologies and are in the early stages of development. We continue clinical development of Antigen’s synthetic peptide vaccines designed to stimulate a potent and specific immune response against tumors expressing the HER-2/neu oncogene for patients with HER-2/neu positive breast cancer in a Phase II clinical trial and patients with prostate cancer and against avian influenza in two Phase I clinical trials. We also initiated an additional Phase I clinical trial in patients with either breast or ovarian cancer.  The synthetic vaccine technology has certain advantages for pandemic or potentially pandemic viruses, such as the H5N1 avian and H1N1 swine flu.  In addition to developing vaccines for pandemic influenza viruses, we have vaccine development efforts underway for seasonal influenza virus, HIV, HPV, melanoma, ovarian cancer, allergy and Type I diabetes mellitus. We have established collaborations with clinical investigators at academic centers to advance these technologies.

To date, we have received regulatory approval in Ecuador, India (subject to further study), Lebanon and Algeria for the commercial marketing and sale of Generex Oral-lyn™. We have previously submitted regulatory dossiers for Generex Oral-lyn™ in a number of other countries, including Bangladesh, Kenya, Jordan and Armenia. While we believe these countries will ultimately approve our product for commercial sale, we do not anticipate recognizing revenues in any of these jurisdictions in the next twelve months. No dossier related activities or product shipments have taken place during 2013, nor are any expected to these countries during the remainder of 2014.

In March 2008, we initiated Phase III clinical trials for this product in the U.S. with the first patient screening for such trials at a clinical study site in Texas in April 2008. Approximately 450 patients have been enrolled to date at approximately 70 clinical sites around the world, including sites in the United States, Canada, Bulgaria, Poland, Romania, Russia, Ukraine and Ecuador. The final subjects completed the trial in August 2011. After appropriate validation, the data from approximately 450 patients was tabulated, reviewed and analyzed. Those results from the Phase III trial along with a comprehensive review and supplemental analyses of approximately 40 prior Oral-lyn clinical studies were compiled and submitted to the FDA in late December 2011 in a comprehensive package including a composite metanalysis of all safety data. We continue to have discussions with the FDA with respect to the pathway for regulatory approval, including any additional clinical or pharmacological studies that might be required to support regulatory approval or enhance marketing success. We do not currently plan to expend significant resources on additional clinical trials of Oral-lyn™ until after such time that we secure additional financing.

We are a development stage company. From inception through January 31, 2014, we have received only limited revenues from operations. We did not generate any revenue in fiscal 2013 or in the first quarter of 2014.

As of January 31, 2014, our current cash position is not sufficient to meet our working capital needs for the next twelve months. To continue operations, we will require additional funds to support our working capital requirements and any development activities, or will need to suspend operations. To continue operations, we will require additional funds to support our working capital requirements and any development activities, or will need to suspend operations. We are seeking various alternatives to ensure that we can meet some of our operating cash flow requirements through financing activities, such as private placement of our common stock, preferred stock offerings and offerings of debt and convertible debt instruments as well as through merger or acquisition opportunities. In addition, we are actively seeking strategic alternatives, including strategic investments and divestitures. We have sold non-essential real estate assets which were classified as Assets Held for Investment to augment its cash position. We cannot provide any assurance that we will obtain the required funding. Our inability to obtain required funding in the near future or our inability to obtain funding on favorable terms will have a material adverse effect on our operations and our strategic development plan for future growth. If we cannot successfully raise additional capital and implement our strategic development plan, our liquidity, financial condition and business prospects will be materially and adversely affected and we may have to cease operations.

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We operate in only one segment: the research and development of drug delivery systems and technologies for metabolic and immunological diseases.

Accounting for Research and Development Projects

Our major research and development projects are the refinement of our platform buccal delivery technology, our buccal insulin project (Generex Oral-lyn™) and Antigen’s peptide immunotherapeutic vaccines.

During the six-month period ended January 31, 2014 and the fiscal year ended July 31, 2013, we expended resources on the clinical testing of our buccal insulin product, Generex Oral-lyn™. The completion of late-stage trials in Canada and the United States may require significantly greater funds than we currently have on hand.

During the six-month period ended January 31, 2014 and the fiscal year ended July 31, 2013, we expended resources on research and development relating to Antigen’s peptide immunotherapeutic vaccines and related technologies. One Antigen vaccine is currently in Phase II clinical trials in the United States involving patients with HER-2/neu positive breast cancer, and we have completed a Phase I clinical trial for an Antigen vaccine for H5N1 avian influenza which was conducted at the Lebanese-Canadian Hospital in Beirut. Antigen’s prostate cancer vaccine based on AE37 has been tested in a completed (August 2009) Phase I clinical trial in Greece.

Because of various uncertainties, we cannot predict the timing of completion and commercialization of our buccal insulin or Antigen’s peptide immunotherapeutic vaccines or related technologies. These uncertainties include the success of current studies, our ability to obtain the required financing and the time required to obtain regulatory approval even if our research and development efforts are completed and successful, our ability to enter into collaborative marketing and distribution agreements with third-parties, and the success of such marketing and distribution arrangements. For the same reasons, we cannot predict when any products may begin to produce net cash inflows.

Most of our buccal delivery research and development activities to date have involved developing our platform technology for use with insulin. As a result, we have not made significant distinctions in the accounting for research and development expenses among products, as a significant portion of all research has involved improvements to the platform technology in connection with insulin, which may benefit all of our potential buccal products. During the six months ended January 31, 2014, approximately 25% of our $749,773 in research and development expenses was attributable to insulin and platform technology development.   During the fiscal year ended July 31, 2013, approximately 24% of our $2,192,724 in research and development expenses was attributable to insulin and platform technology development.  During the fiscal year ended July 31, 2012, approximately 61% of our $4,987,236 in research expenses was attributable to insulin and platform technology development. During the fiscal year ended July 31, 2011, approximately 75% or $7,669,139 of our $10,250,397 in research expenses was attributable to insulin and platform technology development.

During the six months ended January 31, 2014, approximately 75% of our $749,773 in research and development expenses was attributable to Antigen's immunomedicine products. During the fiscal year ended July 31, 2013, approximately 76%, or $1,658,731 of our research and development expenses was attributable to Antigen's immunomedicine products. During the fiscal year ended July 31, 2012, approximately 39% or $1,941,774 in research expenses was attributable to Antigen's immunomedicine products. Approximately 25% or $2,581,258 of our research and development expenses for the fiscal year ended July 31, 2011 was related to Antigen's immunomedicine products.

Because these products are in initial phases of clinical trials or early, pre-clinical stage of development (with the exception of the Phase II clinical trials of Antigen HER-2/neu positive breast cancer vaccine that are underway), all of the expenses were accounted for as basic research and no distinctions were made as to particular products. Due to the early stage of development, we cannot predict the timing of completion of any products arising from this technology, or when products from this technology might begin producing revenues.

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Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations is based on our consolidated financial statements which have been prepared in conformity with accounting principles generally accepted in the United States of America. It requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

We consider certain accounting policies related to impairment of long-lived assets, intangible assets and accrued liabilities to be critical to our business operations and the understanding of our results of operations:

Going Concern.  As shown in the accompanying consolidated financial statements, we have not been profitable and have reported recurring losses from operations.  These factors raise substantial doubt about our ability to continue to operate in the normal course of business.  The accompanying consolidated financial statements do not include any adjustments that might be necessary should we be unable to continue as a going concern.

Revenue Recognition. Net sales of our over-the-counter consumer products are generally recognized in the period in which the products are delivered. Delivery of the products generally completes the criteria for revenue recognition for us. In the event where the customers have the right of return, sales are deferred until the right of return lapses, the product is sold to a third party or a provision for returns can be reasonably estimated based on historical experience.

Impairment of Long-Lived Assets. Management reviews for impairment whenever events or changes in circumstances indicate that the carrying amount of property and equipment may not be recoverable under the provisions of accounting for the impairment of long-lived assets. If it is determined that an impairment loss has occurred based upon expected future cash flows, the loss is recognized in the Consolidated Statement of Operations. As of January 31, 2014, there were no indications of any impairment of our long-lived assets.

Intangible Assets. We have intangible assets related to patents. The determination of the related estimated useful lives and whether or not these assets are impaired involves significant judgments. In assessing the recoverability of these intangible assets, we use an estimate of undiscounted operating income and related cash flows over the remaining useful life, market conditions and other factors to determine the recoverability of the asset. If these estimates or their related assumptions change in the future, we may be required to record impairment charges against these assets. In the fiscal year ended July 31, 2012, we recorded a write down of $440,780 on certain patents. There were no patent write downs or disposals in the fiscal years ended July 31, 2013 or 2011, nor in the two quarters ended January 31, 2014.

Estimating accrued liabilities, specifically litigation accruals. Management's current estimated range of liabilities related to pending litigation is based on management's best estimate of future costs. While the final resolution of the litigation could result in amounts different than current accruals, and therefore have an impact on our consolidated financial results in a future reporting period, management believes the ultimate outcome will not have a significant effect on our consolidated results of operations, financial position or cash flows.

Share-based compensation. Management determines value of stock-based compensation to employees in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 718, Compensation – Stock Compensation. Management determines value of stock-based compensation to non-employees and consultants in accordance with and ASC 505, Equity-Based Payments to Non-Employees.

Derivative warrant liability.  FASB ASC 815, Derivatives and Hedging, requires all derivatives to be recorded on the consolidated balance sheet at fair value for fiscal years beginning after December 15, 2008.  As a result, certain derivative warrant liabilities (namely those with a price protection feature) are now separately valued as of August 1, 2009 and accounted for on our balance sheet, with any changes in fair value recorded in earnings.  On our consolidated balance sheets as of January 31, 2014, July 31, 2013 and July 31, 2012, we used the binomial lattice model to estimate the fair value of these warrants. Key assumptions of the binomial lattice option-pricing model include the market price of our stock, the exercise price of the warrants, applicable volatility rates, risk-free interest rates, expected dividends and the instrument’s remaining term.  These assumptions require significant management judgment.  In addition, changes in any of these variables during a period can result in material changes in the fair value (and resultant gains or losses) of this derivative instrument.

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Results of Operations

Six months ended January 31, 2014 compared to six months ended January 31, 2013

We had a net loss for the six months ended January 31, 2014 of $2,656,196 versus a net loss of $6,297,184 in the corresponding six months of the prior fiscal year. The loss in this year’s fiscal period was caused primarily operating expenses of $2,453,912 and a loss due to the change in fair value of the derivative liabilities of $230,557, while in the prior year operating expenses were $3,230,811 and the loss due to the change in fair value of the derivative liabilities was $3,783,290. Our operating loss for the six months ended January 31, 2014 decreased to $2,453,912 compared to $3,230,811 in the same fiscal six months of 2013.  The decrease in operating loss resulted from a decrease in research and development expenses (to $749,773 from $1,153,877) and a decrease in general and administrative expenses (to $1,704,139 from $2,076,934). We did not have any revenues in either of the six-month periods ended January 31, 2014 or 2013.

The decrease in research and development expenses in the current fiscal year versus the comparative period in the previous fiscal year is primarily due to there being no significant expenditures in this fiscal year related to the field portion of the global Phase III clinical trials of our oral insulin product and platform technology which was completed in in the first quarter of the prior fiscal year and there were no installments due to the contract research organization for the Antigen Phase II clinical trial in the most recent fiscal quarter. Our efforts to significantly reduce expenses in all categories also contributed to the decrease in this category. The decrease in general and administrative expenses is related to a decrease in professional services expenses, including legal and consulting services of approximately $240,000, in addition to a decrease in payroll related expenses of approximately $36,000 and a decrease in office related expenses of approximately $51,000 in the six months ended January 31, 2014, as compared to the previous year six months ended January 31, 2013. We also incurred reductions of expenses in most other categories due to our efforts to conserve cash until we complete the strategic development plan announced by management on March 30, 2011.

Our interest expense in the first six months of fiscal 2014 was $165,380 compared to the previous year’s fiscal period at $367,256 due to the lower fees and costs associated with the November 2012 property refinancing, as well as lower penalties incurred upon the early discharge of the mortgages on the sale of our properties held for investment and office property.   We recognized lower income from assets held for investment (net of expense) of $193,607 in the first half of fiscal 2014 compared to $1,083,866 in the same period of the previous fiscal year due to the almost $1.0 million accounting gain on the aforementioned property sale in the fiscal 2013 period. Change in fair value of derivative liabilities contributed a loss of $230,557 in the first six months of fiscal 2014compared to a loss of $3,783,290 in the first six months of fiscal 2013.

Our net income available to shareholders was decreased by $408,279 in the first six months of fiscal 2014 relating to a preferred stock dividend as a result of the accounting treatment of our convertible preferred stock financing in January 2014 versus a preferred stock dividend of $102,297 in the comparable fiscal 2013 period. These amounts represent deemed dividends to the investors as a result of financings in January 2014 and August 2012, respectively, as further described in Note 9 to the Notes to Consolidated Financial Statements included elsewhere in this Quarterly Report.

Year Ended July 31, 2013 Compared to Year Ended July 31, 2012

Our net loss available to shareholders for the fiscal year ended July 31, 2013 (fiscal 2013) was $10,276,796 versus $9,867,024 in the fiscal year ended July 31, 2012 (fiscal 2012). The increase in net loss in fiscal 2013 versus fiscal 2012 is primarily due a larger loss on the revaluation of derivatives, a larger preferred stock dividend and a smaller gain on sale of assets, offset by a decrease in operating expenses by approximately $3.9 million in fiscal 2013. Our

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operating loss for fiscal 2012 decreased to $6,129,359 compared to $10,024,048 in fiscal 2012. The decrease resulted primarily from a decrease in research and development expenses to $2,192,724 from $4,987,236, a decrease in selling expense to zero from $165,175 and a decrease in general and administrative expenses to $3,936,635 from $4,889,179. Revenue decreased to zero from $28,651 from. The decrease in revenue is attributable to the discontinuation of sales of our consumer/over-the-counter products in early fiscal 2012.

The decrease in general and administrative expenses is primarily related to a decrease in legal and audit expenses of approximately $214,000 in fiscal 2013 versus 2012 due to cost cutting measures, as well as a decrease of approximately $401,000 in payroll related costs due to a reduction in the number of employees which also caused a reduction in travel and office expenses of approximately $84,000 and $151,000, respectively versus fiscal 2012.  The decrease in selling expenses to zero from $165,175 for fiscal 2013 versus fiscal 2012 is associated with the elimination in advertising and promotion related to the discontinuation of our consumer/over-the-counter product line. Research and development expenses decreased by almost $2.8 million in fiscal 2013 from fiscal 2012, as we did not have any expenditures relating to the Phase III trials for our Generex Oral-lyn™ product in fiscal 2013.

Our interest expense in fiscal 2013 decreased to $530,222, compared to interest expense of $592,525 in fiscal 2012, due to lower mortgage balances in fiscal 2013 because of the discharge and partial discharge of mortgages upon sale of properties, as well as lower interest penalties related to the discharge of mortgages upon the sale of certain of our properties versus fiscal 2012.  We received lower income from assets held for investment (net of expense) in fiscal 2013 of $1,245,165 (which included a $1,081,807 gain on sale of properties) versus $2,206,216 (which included a $1,957,089 gain on sale of properties) in fiscal 2012. In fiscal 2013, we had a larger loss on the revaluation of derivatives of $3,140,259 versus a loss of $1,081,440 in fiscal 2012.

Our net loss available to shareholders was increased by $1,722,474 in fiscal 2013 versus $376,746 in fiscal 2012 relating to preferred stock dividends as a result of the accounting treatment of our convertible preferred stock financings in June 2013, August 2012 and February 2012, respectively. This amount represents a deemed dividend to the investors as a result of these financings, as further described in Note 9 to the Notes to Consolidated Financial Statements included elsewhere in this registration statement.

Year Ended July 31, 2012 Compared to Year Ended July 31, 2011

Our net loss available to shareholders for the fiscal year ended July 31, 2012 (fiscal 2012) was $9,867,024 versus $22,442,284 in the fiscal year ended July 31, 2011 (fiscal 2011). The decrease in net loss in fiscal 2012 versus fiscal 2011 is primarily due to the decrease in operating expenses by approximately $14.6 million in fiscal 2012, offset by a loss due to the revaluation of the derivative liabilities in fiscal 2012 of $1,081,440 versus a gain of $2,220,916 in fiscal 2011. Our operating loss for fiscal 2012 decreased to $10,024,048 compared to $24,533,082 in fiscal 2011. The decrease resulted primarily from a decrease in research and development expenses to $4,987,236 from $10,250,397, a decrease in selling expense to $165,175 from $1,025,774 and a decrease in general and administrative expenses to $4,889,179 from $13,392,920. Revenue decreased to $28,651 from $291,628, while gross profits decreased to $17,542 from $136,009. The decrease in revenue and gross profit is attributable to the discontinuation of sales of our consumer/over-the-counter products.

The decrease in general and administrative expenses is primarily related to a decrease in professional expenses including legal, audit, consulting and financial services of over $6.1 million in fiscal 2012 versus 2011 due to cost cutting measures, as well as a decrease of over $1.0 million in payroll related costs due to a reduction in the number of employees which also caused a reduction in travel expenses of over $450,000 versus fiscal 2011.  The decrease in selling expenses of over $860,000 for fiscal 2012 versus fiscal 2011 is associated with a reduction in advertising and promotion related to the discontinuation of our consumer/over-the-counter products, as well as the closure of our MENA sales office in Dubai. Research and development expenses decreased by almost $5.3 million in fiscal 2012 from fiscal 2011, as expenditures relating to the Phase III trials for our Generex Oral-lyn™ product decreased significantly in fiscal 2012 versus fiscal 2011.

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Our interest expense in fiscal 2012 increased to $592,525, compared to interest expense of $208,906 in fiscal 2011, due to the refinancing of properties, as well as interest penalties related to the discharge of mortgages upon the sale of certain of our properties.  Our interest income decreased to $1,519 in fiscal 2012 from $6,455 in fiscal 2011 due to lower average cash balances. We received higher income from assets held for investment (net of expense) of $2,206,216 which included $1,957,089 gain on sale of properties, as well as income from rental operations (net of expense) of $249,127 versus $349,458 in income from rental operations (net of expense) in fiscal 2011.

Our net loss available to shareholders was increased by $376,746 in fiscal 2012 versus $766,417 in fiscal 2011 relating to preferred stock dividends as a result of the accounting treatment of our convertible preferred stock financings in February 2012 and July 2011, respectively. This amount represents a deemed dividend to the investors as a result of these financings, as further described in Note 11 to the Notes to Consolidated Financial Statements included elsewhere in this registration statement.

Financial Condition, Liquidity and Resources

Sources of Liquidity

To date we have financed our development stage activities primarily through private placements of our common stock and securities convertible into our common stock.

As of January 31, 2014, our current cash position is not sufficient to meet our working capital needs for the next twelve months. Therefore, we will require additional funds to support our working capital requirements and any development or other activities, or will need to curtail our clinical trials and other planned activities or suspend operations.

While we have financed our development stage activities to date primarily through private placements of our common stock and securities convertible into our common stock and raised approximately $5.3 million during fiscal 2013 (including the proceeds from our mortgage financing in November 2012 and proceeds from warrant exercises) and approximately $250,000 during fiscal 2014 to date (including proceeds from warrant exercises and the net proceeds from the sale of our properties held for investment), our cash balances have been extremely low thus far in fiscal 2014.

On March 30, 2011, our realigned management team announced its strategic development plan for Generex’s future growth. The plan included the spin-out of Antigen Express, a reverse stock split for Generex and a rights offering to Generex stockholders. As proposed, we would spin out Antigen Express as a separate DTC-eligible company, register its shares with the Securities and Exchange Commission (the “SEC”), and seek to list its shares on a national securities exchange. Management believes that the spin-out would increase value for stockholders and provide Antigen Express with ready access to capital markets to finance its on-going clinical and regulatory initiatives. Management further believes that the spin-out would benefit Generex, by allowing Generex to hold a controlling interest in a publicly-traded company while continuing to focus on maximizing opportunities for its buccal drug delivery platform. The spin-out would be accomplished by the issuance of one or more dividends of Antigen Express stock to Generex stockholders. No determination has been made as to the timing of the proposed spin-out. This registration statement on Form S-1 does not constitute an offer of any securities for sale or a solicitation of an offer to buy any securities.

Although stockholders approved a reverse split proposal at our annual general meeting held on March 28, 2013, which approval allows the Board to implement a reverse split in its discretion and is not contingent upon listing our common stock on a national stock exchange. The terms of the securities purchase agreements that we entered into on January 31, 2012, August 8, 2012, December 10, 2012, June 17, 2013, January 14, 2014 and March 27, 2014 prohibit us from undertaking a reverse or forward stock split or reclassification of our common stock except for a reverse stock split made in conjunction with a listing of the common stock on a national securities exchange.

Management may seek to meet all or some of our operating cash flow requirements through financing activities, such as private placement of our common stock, preferred stock offerings and offerings of debt and convertible debt instruments as well as through merger or acquisition opportunities.  The securities purchase agreements that we entered into on June 17, 2013, January 14, 2014 and March 27, 2014 with certain investors prohibits us from

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(i) issuing additional equity securities until 60 days after the effective date of a registration statement covering the resale of the common stock issuable upon exercise of the warrants and conversion of the preferred stock sold in that transaction and (ii) issuing additional debt or equity securities with a variable conversion or exercise price until June 17, 2014, January 14, 2015 and March 27, 2015, respectively.

Upon the filing of our Annual Report on Form 10-K on October 14, 2011, we were no longer eligible to use Form S-3 to register shares sold to investors, as the aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates was less than $75 million. As we are required under the registration rights agreements that we entered into on January 31, 2012, August 8, 2012, December 10, 2012 and June 17, 2013 with certain investors to register shares of our common stock issuable upon conversion or exercise of the securities purchased by the investors, we filed the respective registration statements on Form S-1. We incurred additional legal and accounting fees in connection with the preparation of these Form S-1 registration statements.

In addition, management is actively pursuing financial and strategic alternatives, including strategic investments and divestitures, industry collaboration activities, and potential strategic partners. Management has sold non-essential real estate assets which were classified as Assets Held for Investment to augment its cash position and reduce its long-term debt.

We believe that the successful commercial launch of Oral-lyn™ in countries where we have approval would enhance our ability to access additional sources of funding.  We will continue to require substantial funds to continue research and development, including preclinical studies and clinical trials of our product candidates, further clinical trials for Oral-lyn™ and to commence sales and marketing efforts if the FDA or other regulatory approvals are obtained.

Unforeseen problems with the conduct or results of Phase III clinical trials for Oral-lyn™ or further negative developments in general economic conditions could interfere with our ability to raise additional capital as needed, or materially adversely affect the terms upon which such capital is available.   We cannot provide any assurance that we will obtain the required funding. Our inability to obtain required funding in the near future or our inability to obtain funding on favorable terms will have a material adverse effect on our operations and our strategic development plan for future growth. If we cannot successfully raise additional capital and implement our strategic development plan, our liquidity, financial condition and business prospects will be materially and adversely affected and we may have to cease operations.

Equity Financings

Following is a summary of the equity financing activities that we have completed in the last twelve months.

Financing –March 2014

Series F 9% Convertible Preferred Stock and Warrants

On March 27, 2014, we entered into a securities purchase agreement with certain investors, pursuant to which we agreed to sell an aggregate of 2,075 shares of our newly designated non-voting Series F 9% Convertible Preferred Stock and warrants to purchase up to an aggregate of 100% of the shares of our common stock issuable upon conversion of the convertible preferred stock. The purchase closed on March 28, 2014. We sold the convertible preferred stock and warrants in units, with each unit consisting of one share of convertible preferred stock and a warrant to purchase 100% of the shares of the Company’s common stock issuable upon conversion of such share of convertible preferred stock. Each unit was sold at a negotiated price of $1,000, for an aggregate purchase price of $2,075,000. An aggregate of 138,333,334 shares of our common stock are issuable upon conversion of, or exercise of, the convertible preferred stock and warrants. We received net proceeds of approximately $2,020,000 from this transaction.

Subject to certain ownership limitations, the Series F convertible preferred stock will be convertible at the option of the holder at any time into shares of our common stock at an effective conversion price of $0.03 per share, and will accrue a 9% dividend until March 27, 2017 and, beginning on March 27, 2017 and on each one year anniversary thereafter, such dividend rate will increase by an additional 3%. The dividend will be payable quarterly on September 30, December 31, March 31 and June 30, beginning on the first such date after the original issue date and on each conversion date in cash, or at our option, in shares of common stock. In the event that the convertible

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preferred stock is converted prior to March 27, 2017, we will pay the holder of the converted preferred stock an amount equal to $270 per $1,000 of stated value of the convertible preferred stock, less the amount of all prior quarterly dividends paid on such converted preferred stock before the relevant conversion date. Such “make-whole payment” may be made in cash or, at our option, in shares of our common stock. In addition, beginning March 27, 2016, we will pay dividends on shares of preferred stock equal to (on an as-if-converted-to-common-stock basis) and in the same form as dividends (other than dividends in the form of common stock) actually paid on shares of the common stock when, as and if such dividends are paid. We will incur a late fee of 18% per annum on unpaid dividends.

The conversion price of the Series F convertible preferred stock will be subject to adjustment in the case of stock splits, stock dividends, combinations of shares, similar recapitalization transactions and certain pro-rata distributions to common stockholders. The conversion price will also be adjusted if we sell or grant any shares of common stock or securities convertible into, or rights to acquire, common stock at an effective price per share that is lower than the then conversion price, except in the event of certain exempt issuances. In addition, the holders of convertible preferred stock will be entitled to receive any securities or rights to acquire securities or property granted or issued by us pro rata to the holders of our common stock to the same extent as if such holders had converted all of their shares of convertible preferred stock. In the event of a fundamental transaction, such as a merger, consolidation, sale of substantially all assets and similar reorganizations or recapitalizations, the holders of convertible preferred stock will be entitled to receive, upon conversion of their shares, any securities or other consideration received by the holders of our common stock pursuant to the fundamental transaction.

We may become obligated to redeem the Series F convertible preferred stock in cash upon the occurrence of certain triggering events, including, material breach of certain contractual obligations to the holders of the convertible preferred stock, the occurrence of a change in control of Generex, the occurrence of certain insolvency events relating to Generex, or the failure of our common stock to continue to be listed or quoted for trading on one or more specified United States securities exchanges or regulated quotation service. Upon the occurrence of certain triggering events, each holder of convertible preferred stock will have the option to redeem such holder’s shares of convertible preferred stock for a redemption price payable in shares of common stock or receive an increased dividend rate of 18% on all of such holder’s outstanding convertible preferred stock. Late fees will apply on all redemption amounts not paid within five trading days of the payment date.

Subject to certain ownership limitations, the warrants will be exercisable at any time after their date of issuance and on or before the fifth-year anniversary thereafter at an exercise price of $0.03 per share of common stock. The exercise price of the warrants and, in some cases, the number of shares issuable upon exercise, are subject to adjustment in the case of stock splits, stock dividends, combinations of shares, similar recapitalization transactions and certain pro-rata distributions to common stockholders. The exercise price and number of shares of common stock issuable upon exercise will also be adjusted if we sell or grant any shares of common stock or securities convertible into, or rights to acquire, common stock at an effective price per share that is lower than the then exercise price, except in the event of certain exempt issuances. In addition, the warrant holders will be entitled to receive any securities or rights to acquire securities or property granted or issued by us pro rata to the holders of our common stock to the same extent as if such holders had exercised all of their warrants. In the event of a fundamental transaction, such as a merger, consolidation, sale of substantially all assets and similar reorganizations or recapitalizations, the warrant holders will be entitled to receive, upon exercise of their warrants, any securities or other consideration received by the holders of common stock pursuant to the fundamental transaction.

The securities purchase agreement and the certificate of designation authorizing the Series F convertible preferred stock include certain agreements and covenants for the benefit of the holders of the convertible preferred stock, including restrictions on our ability to amend the certificate of incorporation and bylaws, pay cash dividends or distributions with respect to our common stock or other junior securities, repurchase more than a de minimis number of shares of our common stock or other junior securities.

With very limited exceptions, the investors will have a pro rata right of first refusal in respect of participation in any private debt or equity financings undertaken by us during the 12 months following the closing of the transaction.

We offered these securities privately pursuant to Rule 506(b) of Regulation D under the Securities Act of 1933. We entered into a registration rights agreement with the investors pursuant to which we agreed to file a registration statement with the SEC covering the public resale of the common stock issuable upon conversion of the preferred stock, issuable as dividends on the preferred stock, issuable upon exercise of the warrants and issued as a finders’ fee.

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We agreed to file the registration statement within 25 days of the closing of the transaction and to use our best efforts to have the registration statement declared effective within 75 days after the filing date. If these deadlines are not met, we will be liable for liquidated damages up to 6% of the purchase price under the securities purchase agreement.

In addition, until the first anniversary date of the securities purchase agreement, each investor may, in its sole determination, elect to purchase, severally and not jointly with the other investors, in one or more purchases, in the ratio of such investor's original subscription amount to the original aggregate subscription amount of all investors, additional units consisting of convertible preferred stock and warrants at a purchase price of $1,000 per unit with an aggregate subscription amount thereof of up to $2,075,000, which units will be identical to the units of convertible preferred stock and warrants issued in connection with the March 2014 closing.

In addition, if, during the six-month period after the issuance of the warrants and continuing until such time that all of the securities may be sold without our meeting the current public information requirement under Securities Act rule 144(c)(1), we fail to meet such requirement, we will pay liquidate damages equal to 2.0% of the purchase price paid by each investor, payable in cash every 30 days until current public information for Generex is available or is no longer required for the investors to rely on Rule 144 to transfer the securities (including underlying securities) acquired under the securities purchase agreement.

Financing –January 2014

Series E 9% Convertible Preferred Stock and Warrants”Greenshoe”

On June 17, 2013, we entered into a securities purchase agreement with certain investors, pursuant to which we agreed to sell an aggregate of 1,225 shares of our newly designated non-voting Series E 9% Convertible Preferred Stock and warrants to purchase up to an aggregate of 100% of the shares of our common stock issuable upon conversion of the convertible preferred stock. Under the June 17, 2013 securities purchase agreement, for a period of up to one year, each investor may, in its sole determination, elect to purchase, in one or more purchases, additional units consisting of convertible preferred stock and warrants at a purchase price in the amount originally purchased by such investor (the “Greenshoe”). The units purchased in the Greenshoe will be identical to the units of convertible preferred stock and warrants originally issued pursuant to the Stock Purchase Agreement.

On January 14, 2014, in connection with the exercise of the Greenshoe by certain investors, we entered into a securities purchase agreement, pursuant to which we agreed to sell an aggregate of 800 shares of our Series E 9% Convertible Preferred Stock and warrants to purchase up to an aggregate of 100% of the shares of our common stock issuable upon conversion of the convertible preferred stock. The purchase closed on January 15, 2014. Each unit was sold at a negotiated price of $1,000, for an aggregate purchase price of $800,000. An aggregate of 53,333,336 shares of the Company’s common stock are initially issuable upon conversion of, or exercise of, the convertible preferred stock and warrants.

With very limited exceptions, the investors will have a pro rata right of first refusal in respect of participation in any private debt or equity financings undertaken by us during the 12 months following the closing of the transaction.

We offered these securities privately pursuant to Rule 506(b) of Regulation D under the Securities Act of 1933. This offering is subject to the registration rights agreement dated June 17, 2013 with the investors pursuant to which we agreed to file a registration statement with the SEC covering the public resale of the common stock issuable upon conversion of the preferred stock, issuable as dividends on the preferred stock, issuable upon exercise of the warrants and issued as a finders’ fee.

We agreed to file the registration statement within 25 days of the closing of the transaction and to use our best efforts to have the registration statement declared effective within 75 days after the filing date. The registration statement was declared effective by the SEC on February 7, 2014.

In addition, if, during the six-month period after the issuance of the warrants and continuing until such time that all of the securities may be sold without our meeting the current public information requirement under Securities Act rule 144(c)(1), we fail to meet such requirement, we will pay liquidate damages equal to 2.0% of the purchase price paid by each investor, payable in cash every 30 days until current public information for Generex is available or is no longer required for the investors to rely on Rule 144 to transfer the securities (including underlying securities) acquired under the securities purchase agreement.

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Financing –June 2013

Series E 9% Convertible Preferred Stock and Warrants

On June 17, 2013, we entered into a securities purchase agreement with certain investors, pursuant to which we agreed to sell an aggregate of 1,225 shares of our newly designated non-voting Series E 9% Convertible Preferred Stock and warrants to purchase up to an aggregate of 100% of the shares of our common stock issuable upon conversion of the convertible preferred stock. The purchase closed on June 20, 2013. We sold the convertible preferred stock and warrants in units, with each unit consisting of one share of convertible preferred stock and a warrant to purchase 100% of the shares of the Company’s common stock issuable upon conversion of such share of convertible preferred stock. Each unit was sold at a negotiated price of $1,000, for an aggregate purchase price of $1,225,000. An aggregate of 81,666,670 shares of our common stock are issuable upon conversion of, or exercise of, the convertible preferred stock and warrants. We received net proceeds of approximately $1,165,000 from this transaction, which was reflected in the fourth quarter of the annual consolidated financial statements for the fiscal year ending July 31, 2013.

Subject to certain ownership limitations, the Series E convertible preferred stock will be convertible at the option of the holder at any time into shares of our common stock at an effective conversion price of $0.03 per share, and will accrue a 9% dividend until June 17, 2016 and, beginning on June 17, 2016 and on each one year anniversary thereafter, such dividend rate will increase by an additional 3%. The dividend will be payable quarterly on September 30, December 31, March 31 and June 30, beginning on the first such date after the original issue date and on each conversion date in cash, or at our option, in shares of common stock. In the event that the convertible preferred stock is converted prior to June 17, 2016, we will pay the holder of the converted preferred stock an amount equal to $270 per $1,000 of stated value of the convertible preferred stock, less the amount of all prior quarterly dividends paid on such converted preferred stock before the relevant conversion date. Such “make-whole payment” may be made in cash or, at our option, in shares of our common stock. In addition, beginning June 17, 2016, we will pay dividends on shares of preferred stock equal to (on an as-if-converted-to-common-stock basis) and in the same form as dividends (other than dividends in the form of common stock) actually paid on shares of the common stock when, as and if such dividends are paid. We will incur a late fee of 18% per annum on unpaid dividends.

The conversion price of the Series E convertible preferred stock will be subject to adjustment in the case of stock splits, stock dividends, combinations of shares, similar recapitalization transactions and certain pro-rata distributions to common stockholders. The conversion price will also be adjusted if we sell or grant any shares of common stock or securities convertible into, or rights to acquire, common stock at an effective price per share that is lower than the then conversion price, except in the event of certain exempt issuances. In addition, the holders of convertible preferred stock will be entitled to receive any securities or rights to acquire securities or property granted or issued by us pro rata to the holders of our common stock to the same extent as if such holders had converted all of their shares of convertible preferred stock. In the event of a fundamental transaction, such as a merger, consolidation, sale of substantially all assets and similar reorganizations or recapitalizations, the holders of convertible preferred stock will be entitled to receive, upon conversion of their shares, any securities or other consideration received by the holders of our common stock pursuant to the fundamental transaction.

We may become obligated to redeem the Series E convertible preferred stock in cash upon the occurrence of certain triggering events, including, material breach of certain contractual obligations to the holders of the convertible preferred stock, the occurrence of a change in control of Generex, the occurrence of certain insolvency events relating to Generex, or the failure of our common stock to continue to be listed or quoted for trading on one or more specified United States securities exchanges or regulated quotation service. Upon the occurrence of certain triggering events, each holder of convertible preferred stock will have the option to redeem such holder’s shares of convertible preferred stock for a redemption price payable in shares of common stock or receive an increased dividend rate of 18% on all of such holder’s outstanding convertible preferred stock. Late fees will apply on all redemption amounts not paid within five trading days of the payment date.

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Subject to certain ownership limitations, the warrants will be exercisable at any time after their date of issuance and on or before the fifth-year anniversary thereafter at an exercise price of $0.03 per share of common stock. The exercise price of the warrants and, in some cases, the number of shares issuable upon exercise, are subject to adjustment in the case of stock splits, stock dividends, combinations of shares, similar recapitalization transactions and certain pro-rata distributions to common stockholders. The exercise price and number of shares of common stock issuable upon exercise will also be adjusted if we sell or grant any shares of common stock or securities convertible into, or rights to acquire, common stock at an effective price per share that is lower than the then exercise price, except in the event of certain exempt issuances. In addition, the warrant holders will be entitled to receive any securities or rights to acquire securities or property granted or issued by us pro rata to the holders of our common stock to the same extent as if such holders had exercised all of their warrants. In the event of a fundamental transaction, such as a merger, consolidation, sale of substantially all assets and similar reorganizations or recapitalizations, the warrant holders will be entitled to receive, upon exercise of their warrants, any securities or other consideration received by the holders of common stock pursuant to the fundamental transaction.

The securities purchase agreement and the certificate of designation authorizing the Series E convertible preferred stock include certain agreements and covenants for the benefit of the holders of the convertible preferred stock, including restrictions on our ability to amend the certificate of incorporation and bylaws, pay cash dividends or distributions with respect to our common stock or other junior securities, repurchase more than a de minimis number of shares of our common stock or other junior securities.

With very limited exceptions, the investors will have a pro rata right of first refusal in respect of participation in any private debt or equity financings undertaken by us during the 12 months following the closing of the transaction.

We offered these securities privately pursuant to Rule 506(b) of Regulation D under the Securities Act of 1933. We entered into a registration rights agreement with the investors pursuant to which we agreed to file a registration statement with the SEC covering the public resale of the common stock issuable upon conversion of the preferred stock, issuable as dividends on the preferred stock, issuable upon exercise of the warrants and issued as a finders’ fee.

We agreed to file the registration statement within 25 days of the closing of the transaction and to use our best efforts to have the registration statement declared effective within 75 days after the filing date. The registration statement was declared effective by the SEC on July 24, 2013.

In addition, until the first anniversary date of the securities purchase agreement, each investor may, in its sole determination, elect to purchase, severally and not jointly with the other investors, in one or more purchases, in the ratio of such investor's original subscription amount to the original aggregate subscription amount of all investors, additional units consisting of convertible preferred stock and warrants at a purchase price of $1,000 per unit with an aggregate subscription amount thereof of up to $1,225,000, which units will be identical to the units of convertible preferred stock and warrants issued in connection with the June 2013 closing. On January 15, 2014, certain investors exercised 800 of the 1,225 shares of convertible preferred stock and related warrants available under this Greenshoe. Certain investors will continue to have rights to purchase up to 425 shares of convertible preferred stock and related warrants under the Greenshoe until June 17, 2014.

In addition, if, during the six-month period after the issuance of the warrants and continuing until such time that all of the securities may be sold without our meeting the current public information requirement under Securities Act rule 144(c)(1), we fail to meet such requirement, we will pay liquidate damages equal to 2.0% of the purchase price paid by each investor, payable in cash every 30 days until current public information for Generex is available or is no longer required for the investors to rely on Rule 144 to transfer the securities (including underlying securities) acquired under the securities purchase agreement.

Proceeds from Warrant Exercises

We may receive additional proceeds from the exercise of warrants issued in the registered direct offerings conducted in June, August and September 2009, the sales to Seaside 88, LP in April, May and June 2010 and the warrants issued in February 2012, August 2012, December 2012, June 2013, January 2014 and March 2014 in connection with the issuance of the Series B 9% Convertible Preferred Stock, Series C 9% Convertible Preferred Stock, Series D 9% Convertible Preferred Stock, and Series E 9% Convertible Preferred Stock and Series F 9% Convertible Preferred Stock, although some of the warrants include a cashless exercise feature.

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•	In the transaction that closed on June 15, 2009, we sold shares of common stock and warrants exercisable for up to 8,600,000 shares of our common stock to investors and issued Midtown Partners & Co., LLC, our exclusive placement agent for the transaction, a warrant to purchase up to 244,926 shares of our common stock.

•	In the August 6, 2009 registered direct offering, we sold shares of common stock and warrants exercisable for up to 2,995,305 shares of our common stock to investors and issued a warrant to purchase 577,666 shares of our common stock to Midtown, which acted as our exclusive placement agent for the August 2009 transaction.

•	In the transaction that closed on September 14, 2009, we sold an aggregate of 15,312,500 shares of our common stock and warrants exercisable for up to 5,053,125 shares of our common stock to investors and issued warrants to purchase up to 969,526 shares of our common stock to the two placement agents and a consultant in relation to the transaction.

•	In the closings under the common stock purchase agreement that occurred in April, May and June 2010, we sold Seaside 12,000,000 shares of our common stock and issued to Midtown, as placement agent, warrants to purchase an aggregate of 300,000 shares of our common stock.

•	In connection with the securities purchase agreement dated January 31, 2012, we sold an aggregate of 2,000 shares of our Series B 9% Convertible Preferred Stock and issued warrants exercisable for up to 13,333,333 shares of our common stock to investors.

•	In connection with the securities purchase agreement dated August 8, 2012, we sold an aggregate of 750 shares of our Series C 9% Convertible Preferred Stock and issued warrants exercisable for up to 9,375,000 shares of our common stock to investors.

•	In connection with the securities purchase agreement dated December 10, 2012, we sold an aggregate of 750 shares of our Series D 9% Convertible Preferred Stock and issued warrants exercisable for up to 24,999,999 shares of our common stock to investors.

•	In connection with the securities purchase agreement dated June 17, 2013, we sold an aggregate of 1,225 shares of our Series E 9% Convertible Preferred Stock and issued warrants exercisable for up to 40,833,335 shares of our common stock to investors.

•	In connection with the securities purchase agreement dated January 14, 2014, we sold an aggregate of 800 shares of our Series E 9% Convertible Preferred Stock and issued warrants exercisable for up to 26,666,668 shares of our common stock to investors.

As of March 31, 2014, all of the warrants issued in the aforementioned registered direct offerings were exercisable.  At March 31, 2014, outstanding warrants issued in connection with the June, August and September 2009 registered direct offerings, the April, May and June 2010 sales to Seaside and the January to April 2011, February 2012, August 2012, December 2012, June 2013, January 2014 and March 2014 private placements were as follows (after adjustment for anti-dilution provisions and subsequent exercises):

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Date Issued	Aggregate No. of Shares Unexercised	Exercise Price	Expiration Date
June 15, 2009	8,470,661	0.76	December 15, 2014

August 6, 2009	3,413,928	0.79	February 4, 2015

September 14, 2009	5,157,813	1.00	March 15, 2015

April 8, 2010	50,000	0.4726	February 9, 2015

April 21, 2010	50,000	0.4258	February 9, 2015

April 30, 2010	50,000	0.415	February 9, 2015

May 14, 2010	50,000	0.3496	February 9, 2015

May 28, 2010	50,000	0.351	February 9, 2015

June 11, 2010	50,000	0.3543	February 9, 2015

February 1, 2012*	6,675,227	0.03	February 1, 2017

August 10, 2012*	5,499,999	0.03	August 10, 2017

December 10, 2012*	18,824,144	0.03	December 12, 2017

June 17, 2013*	37,500,001	0.03	June 17, 2018

January 15, 2014*	25,666,668	0.03	January 15, 2019

March 27, 2014*	69,166,667	0.03	March 27, 2019

*Upon issuance of securities at a price per share of common stock less than the then applicable exercise price, the warrants are subject to anti-dilution adjustment of the exercise price and to the number of shares of common stock that may be purchased upon exercise of each warrant such that the aggregate exercise price payable upon exercise of the warrant will be the same as the aggregate exercise price in effect immediately prior to such adjustment. Due to the anti-dilution adjustment provision of these warrants, they have been reclassified on Generex’s balance sheet as a liability under the caption “Derivative Warrant Liability” with any changes in fair value at each reporting period recorded in earnings in accordance with ASC 815.

In addition, we may receive additional proceeds from the exercise of warrants issued in connection with the securities purchase agreement and related documents that we entered into on March 31, 2008 with existing institutional investors relating to a private placement of 8% secured convertible notes (the “Notes”) and warrants (the “Series Warrants”) for aggregate gross proceeds to us of $20,650,000.  As of June 1, 2009, the outstanding principal balance and accrued interest on the Notes were satisfied in full.

The Series Warrants issued in connection with the March 2008 securities purchase agreement included:

(i)	Series A and A-1 Warrants, which are exercisable for a period of 7 years into an aggregate of 75% of the number of shares of our common stock initially issuable upon conversion of the Notes, with the Series A Warrants being exercisable into 5,257,729 shares immediately upon issuance and the Series A-1 warrants being exercisable into 7,541,857 shares as of October 1, 2008;

(ii)	Series B Warrants, which became exercisable on October 1, 2008 into 100% of the shares of our common stock initially issuable upon conversion of the Notes (initially 17,066,166 shares) and remain exercisable for a period of 18 months after the registration statement covering the shares of common stock issuable upon conversion or exercise of the Notes and Warrants was declared effective by the SEC; and

(iii)	Series C Warrants, which are exercisable for a period of 7 years as of October 1, 2008, but only to the extent that the Series B Warrant are exercised and only in the same percentage that the Series B Warrants are exercised, up to a maximum percentage of 75% of the number of shares of our common stock initially issuable upon conversion of the Notes (initially a maximum of 12,799,580 shares).

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The initial exercise price of each Series Warrant was $1.21.  The Series Warrants include a cashless exercise feature. The exercise price of the Series Warrants was subsequently reduced initially to $0.50, then to $0.33, to $0.25, to $0.15, to $0.08 and currently to $0.03 as a result of a price protection provision triggered by our offering of stock in private placements in May 2009, January and July 2011 and February, August 2012 and December 2012.  This price protection feature allows for the reduction in the exercise price of the Series Warrants in the event we subsequently issue common stock or securities convertible into or exercisable for common stock, such as options and warrants, at a price per share less than the Series Warrant exercise price then in effect. In addition, with any reduction to the Series Warrant exercise price, the number of shares of common stock that may be purchased upon exercise of each Series Warrant will be increased or decreased proportionately, so that after such adjustment the aggregate Series Warrant exercise price payable for the adjusted number of shares issuable upon exercise will be the same as the aggregate Series Warrant exercise price in effect immediately prior to such adjustment. We account for these warrants with price protection in accordance with ASC 815 as described in Note 10 to the Notes to Consolidated Financial Statements included elsewhere in this registration statement.

As of March 31, 2014, outstanding Series Warrants were as follows (after adjustment for anti-dilution provisions and subsequent exercises):

Date Issued	Aggregate No. of Shares Unexercised	Exercise Price*	Expiration Date
March 31, 2008	64,516,758	$0.03	March 31, 2016

March 31, 2008	27,272,720	$0.03	September 30, 2016

*Upon issuance of securities at a price per share of common stock less than the then applicable exercise price, the warrants are subject to anti-dilution adjustment of the exercise price and to the number of shares of common stock that may be purchased upon exercise of each warrant such that the aggregate exercise price payable upon exercise of the warrant will be the same as the aggregate exercise price in effect immediately prior to such adjustment. Due to the anti-dilution adjustment provision of these warrants, they have been reclassified on Generex’s balance sheet as a liability under the caption “Derivative Warrant Liability” with any changes in fair value at each reporting period recorded in earnings in accordance with ASC 815.

Cash Flows for the Six months ended January 31, 2014

For the six months ended January 31, 2014, we used $1,663,625 in cash to fund our operating activities. The use for operating activities included a net loss of $2,656,196, changes to working capital including a decrease of $1,181 related to deferred revenue, a decrease related to other current assets of $5,617, offset by an increase of $51,665 related to accounts payable and accrued expenses,.

The use of cash was offset by non-cash expenses of $191,795 related to depreciation and amortization, stock-based compensation to executives, employees and directors of $262,871, stock-based compensation issued in exchange for services rendered by consultants of $207,000 and common stock issued for interest on our convertible preferred stock of $244,350. There was also a year-to-date non-cash loss of $230,557 related to the fair valuation of the derivative liabilities at January 31, 2014 and an accounting gain of $188,869 related to the sale of our remaining properties held for investment.

We had net cash provided by investing activities of $849,106 in the six months ended January 31, 2014, representing primarily the net proceeds after real estate commissions of $883,780 related to the sale of the properties held for investment, offset by costs incurred for patents of $34,674.

We had cash provided by financing activities in the six months ended January 31, 2014 of $2,265,681, which pertained primarily to proceeds from cash exercises of warrants of $2,121,961 and net proceeds from the issuance of preferred stock of $750,000, offset bythe discharge of long-term debt upon the sale of properties of $606,806.

Our net working capital at January 31, 2014 improved to negative $4,871,701 from negative $6,696,473 at July 31, 2013, which was attributed largely to proceeds from cash exercises of warrants and net proceeds from the Series E convertible preferred stock financing in January 2014, offset by our cash used in operations for the six-month period ended January 31, 2014.

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Cash Flows for the Year Ended July 31, 2013

For the fiscal 2013 year, we used $3,661,234 in cash to fund our operating activities. The use for operating activities included a net loss of $8,554,322. Cash used in operating activities decreased due to a decrease in deferred revenue of $38,282, offset by an increase of $123,556 related to accounts payable and accrued expenses and a $124,197 decrease in other current assets.

The use of cash related to operating assets and liabilities above was offset by increases related to a non-cash loss of $3,140,259 related to the revaluation of the derivative warrants and additional investment rights, $463,718 related to depreciation and amortization, $837,754 in stock-based compensation, amortization of options and option modifications related to employees, executives and directors, $392,421 in stock-based compensation for services rendered and $886,950 relating to interest which was paid by issuances of common stock. These non-cash increase adjustments to reconcile the net loss to net cash used were offset by a non-cash gain of $1,037,485 related to gains on disposals of properties (including Assets Held for Investment) and equipment.

We had net cash flows from investing activities of $1,685,060 in fiscal 2013, primarily consisting of proceeds from the sale of properties (including Assets Held for Investment) and equipment of $1,764,008, offset by costs incurred for patents of $78,948.

We had net cash flows from financing activities of $3,461,158 in fiscal 2013. We received net proceeds of $2,615,000 from issuances of convertible preferred stock in our August 2012 and June 2013 registered direct offerings.  We received $829,038 in net proceeds from issuance of long-term debt related to mortgages on our properties, which was offset by monthly mortgage principal payments combined with repayments of mortgages upon the sales of certain of the properties of $1,833,265. We received $5,181 in cash proceeds from exercises of stock options and $1,845,204 from the exercise of warrants.

Our net working capital deficiency at July 31, 2013 decreased to a deficiency of $6,696,473 from a deficiency of $8,054,662 at July 31, 2012, which was attributed largely to our fiscal 2013 investing and financing activities, offset by our net cash outflows from our operating activities.

Conversion of Outstanding Series A, Series B, Series C, Series D and Series E 9% Convertible Preferred Stock

All outstanding shares of our Series A 9% Convertible Preferred Stock were converted into shares of our common stock prior to the end of our fiscal year ended July 31, 2012. A total of 17,166,666 shares of common stock have been issued upon the conversion of 2,575 shares of Series A convertible preferred stock. Upon conversion, we paid the holders of the Series A convertible preferred stock a “make whole” payment equal to $270 per $1,000 of stated value of the Series A convertible preferred stock, less the amount of all prior quarterly dividends paid on such converted preferred stock before the relevant conversion date. We issued 6,129,666 additional shares of common stock on such conversions of the Series A convertible preferred stock. Dividends paid on the Series A Convertible Preferred Stock were $12,383 during the fiscal year ended July 31, 2012.

As of January 31, 2014, all of the 2,000 shares of our Series B 9% Convertible Preferred Stock had been converted into shares of our common stock. We issued 38,520,832 shares of common stock upon the conversion of the Series B convertible preferred stock and an additional 14,819,679 shares of common stock were issued as “make-whole payments” on such conversions.

As of January 31, 2014, all of the 750 shares of our Series C 9% Convertible Preferred Stock had been converted into shares of our common stock. We issued 22,916,665 shares of common stock upon the conversion of the Series C convertible preferred stock and an additional 6,664,863 shares of common stock were issued as “make-whole payments” on such conversions.

As of January 31, 2014, all of the 750 shares of our Series D 9% Convertible Preferred Stock had been converted into shares of our common stock. We issued 24,999,999 shares of common stock upon the conversion of the Series D convertible preferred stock and an additional 7,825,191 shares of common stock were issued as “make-whole payments” on such conversions.

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As of January 31, 2014, 1,200 shares of our Series E 9% Convertible Preferred Stock had been converted into shares of our common stock. We issued 40,000,000 shares of common stock upon the conversion of the Series E convertible preferred stock and an additional 11,385,194 shares of common stock were issued as “make-whole payments” on such conversions.

Funding Requirements and Commitments

If we obtain necessary financing, we expect to devote substantial resources to obtaining regulatory approval of Generex Oral-lyn™ in the U.S., Canada and Europe and to commercializing Generex Oral-lyn™.  We may also devote resources to obtaining approval for the importation, marketing and commercialization of Generex Oral-lyn™ in other countries where we have licensed distributors.

Under the long-term agreement that we signed with sanofi-aventis in December 2009, sanofi-aventis will manufacture and supply recombinant human insulin to us in the territories specified in the agreement. Through this agreement, we will procure recombinant human insulin crystals for use in the production of Generex Oral-lyn™. The terms of the supply agreement required us to make certain minimum purchases of insulin from sanofi-aventis through the period ended December 31, 2011, which minimum purchases we did not satisfy. Sanofi-aventis will be our exclusive supplier in certain countries and a non-exclusive supplier in some other countries. Sanofi-aventis may delete any territory from the agreement in which Generex Oral-lyn™ has not been approved for commercial sale by December 31, 2011. The prices under the supply agreement are subject to adjustment beginning after December 31, 2012. As we did not meet the minimum purchase requirements by December 31, 2011, sanofi-aventis may terminate the agreement. Upon termination, we would be obligated to pay sanofi-aventis for all materials and components that it has acquired or ordered to manufacture insulin based on our forecasts or minimum purchase commitments, all related work-in-progress (at cost) and all finished insulin in inventory. We did not provide any forecasts to sanofi-aventis and have not included any accruals related to the purchase commitments in our interim financial statements as of January 31, 2014 or July 31, 2013, nor has sanofi-aventis terminated the agreement.

In addition to the resources that we will dedicate to regulatory approval and commercialization of Generex Oral-lyn™, we will expend resources on further clinical development of our immunotherapeutic vaccines.

Our future funding requirements and commitments and our ability to raise additional capital will depend on factors that include:

•	the timing and amount of expense incurred to complete our clinical trials;

•	the costs and timing of the regulatory process as we seek approval of our products in development;

•	the advancement of our products in development;

•	our ability to generate new relationships with industry partners throughout the world that will provide us with regulatory assistance and long-term commercialization opportunities;

•	the timing, receipt and amount of sales, if any, from Generex Oral-lyn™ in India, Lebanon, Algeria and Ecuador;

•	the cost of manufacturing (paid to third parties) of our licensed products, and the cost of marketing and sales activities of those products;

•	the costs of prosecuting, maintaining, and enforcing patent claims, if any claims are made;

•	our ability to maintain existing collaborative relationships and establish new relationships as we advance our products in development;

•	our ability to obtain the necessary financing to fund our operations and effect our strategic development plan; and

•	the receptivity of the financial market to biopharmaceutical companies.

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Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenue or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors, and we do not have any non-consolidated special purpose entities.

Contractual Obligations

The following table of contractual obligations as of January 31, 2014 includes interest obligations.

Contractual Obligations	Total	Less than 1 Year	1-3 years	More than 3 years
Long-Term Debt Obligations	$-	$-	$-	$-
Convertible Debt Obligations	-	-	-	-
Capital Lease Obligations	-	-	-	-
Operating Lease Obligations	219,252	146,985	72,267	-
Purchase Obligations *	279,767	279,767	-	-
Other Long-Term Liabilities Reflected on the Registrant's Balance Sheet under GAAP	-	-	-	-

Total	$499,019	$426,752	$72,267	$-

Recently Adopted Accounting Pronouncements

In June 2011, the FASB issued guidance regarding the presentation of Comprehensive Income within financial statements. The guidance was effective for our annual fiscal period ended July 31, 2013. The adoption of this guidance did not have a significant impact on our consolidated financial statements.

Quantitative and Qualitative Disclosures About Market Risk

We are exposed to market risks associated with changes in the exchange rates between U.S. and Canadian currencies and with changes in the interest rates related to our fixed rate debt. We do not believe that any of these risks will have a material impact on our financial condition, results of operations and cash flows.

At the present time, we maintain our cash in short-term government or government guaranteed instruments, short-term commercial paper, and interest bearing bank deposits or demand bank deposits which do not earn interest. A substantial majority of these instruments and deposits are denominated in U.S. dollars, with the exception of funds denominated in Canadian dollars on deposit in Canadian banks to meet short-term operating needs in Canada. We do not presently employ any hedging or similar strategy intended to mitigate against losses that could be incurred as a result of fluctuations in the exchange rates between U.S. and Canadian currencies.

As of January 31, 2014, we did not have any fixed rate debt. We have neither issued nor own any long-term debt instruments, or any other financial instruments, for trading purposes to which we would be subject to material market risks.

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We have warrants outstanding with price protection provisions that allow for the reduction in the exercise price of the warrants in the event we subsequently issue common stock or securities convertible into or exercisable for common stock, such as options and warrants, at a price per share less than the warrant exercise price then in effect. In addition, with any reduction to the warrant exercise price, the number of shares of common stock that may be purchased upon exercise of each warrant will be increased proportionately, so that after such adjustment the aggregate warrant exercise price payable for the adjusted number of shares issuable upon exercise will be the same as the aggregate warrant exercise price in effect immediately prior to such adjustment. We account for the warrants with price protection in accordance with FASB ASC 815. We recognize the warrants with price protection in our consolidated balance sheet as liabilities. The warrant liability is revalued at each reporting period and changes in fair value are recognized currently in the consolidated statements of operations under the caption Change in fair value of derivative warrant liability. While the change in fair value of the derivative warrant liability has no effect on our cash flows, the gains or losses can have a significant impact on non-operating income and expenses and thus the net income or loss. As of January 31, 2014, there were 176,622,183 warrants outstanding subject to price protection provisions with an estimated fair value of $5,259,929 or $0.029 per warrant. If the estimated fair value of the warrants increases, there will be a corresponding non-operating expense equal to the change in the value of the liability. Likewise, if the estimated fair value of the warrants decreases, there will be a corresponding non-operating gain equal to the change in the value of the liability. There is a directly proportional relationship between the fair value of the warrants and the market price of the stock; therefore increases or decreases in the market price will lead to corresponding increases or decreases in the value of the warrant liability and result in losses or gains, respectively, on our consolidated statements of operations.

MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS OF THE REGISTRANT

Name	Age	Position Held with Generex

Mark Fletcher, Esquire	48	President & Chief Executive Officer, General Counsel

Stephen Fellows	48	Chief Financial Officer

David Brusegard	70	Chief Operating Officer, Secretary

John P. Barratt	69	Chairman of the Board

Brian T. McGee	53	Director

Eric von Hofe	59	Director

James H. Anderson	67	Director

There are no family relationships among the directors and executive officers. All directors are elected to hold office until the next annual meeting of stockholders following election and until their successors are duly elected and qualified. Executive officers are appointed by the Board of Directors and serve at the discretion of the Board.

Mark A. Fletcher, Esq. has served as our President and Chief Executive Officer since March 2011. Mr. Fletcher was elected to serve as a member of the Board of Directors at our annual meeting of stockholders held on June 8, 2011. Mr. Fletcher was appointed interim President and Chief Executive Officer on September 29, 2010 to succeed Anna E. Gluskin, who was terminated as President and Chief Executive Officer on that date. On September 29, 2010, Mr. Fletcher was also appointed Secretary and served as such until June 8, 2011. He served as Executive Vice President and General Counsel since April 2003, and he continues in his role as General Counsel. From October 2001 to March 2003, Mr. Fletcher was engaged in the private practice of law as a partner at Goodman and Carr LLP, a leading Toronto law firm. From March 1993 to September 2001, Mr. Fletcher was a partner at Brans, Lehun, Baldwin LLP, a law firm in Toronto. Mr. Fletcher received his LL.B. from the University of Western Ontario in 1989 and was admitted to the Ontario Bar in 1991. The Board believes that Mr. Fletcher’s wide-ranging legal knowledge and extensive experience as a practicing lawyer, his years of experience in the biotech industry, combined with his managerial skills, business acumen and judgment, provide our Board with valuable legal and operational expertise and leadership skills.

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Stephen Fellows has served as our Chief Financial Officer since March 2011. Mr. Fellows has served as our Vice President, Finance since June 2009. From August 2005 to December 2008, Mr. Fellows was employed by Sona Mobile Holdings Corporation, a publicly held software company which developed software applications for mobile devices, where he served as Chief Financial Officer. From September 1996 to August 2005, Mr. Fellows worked at 3Com Corporation, where he served in several positions including as the Director of Finance of the corporate accounting group in Marlborough, MA and Director of Finance & Operations of 3Com’s Canadian subsidiary. From January 1992 to August 1996, Mr. Fellows worked at Pennzoil Corporation where he spent time in the international mergers and acquisitions group in Houston, Texas, as well as four years as Controller for Pennzoil Canada. Mr. Fellows received a Bachelor of Business Administration degree from Wilfrid Laurier University in 1988 and earned his Chartered Accountants designation while articling with Arthur Andersen & Company in Toronto in 1990. The Board believes that Mr. Fellows’ business and financial experience, including his previous experience as a Chief Financial Officer of a public company, combined with his educational background and business judgment provide our Board with valuable financial expertise and leadership skills.

David Brusegard, Ph.D. has served as Chief Operating Officer since March 2011 and was appointed Secretary on June 8, 2011. Dr. Brusegard served as a consultant to Generex from March 2010 to March 2011. From 2007 to March 29, 2011, Dr. Brusegard held the position of President of The OSLO Group, his consulting firm. He served as Chief Executive Officer of the Pentius Group from 2004 to 2007. The Pentius Group was a five-company group which designed, sold, and marketed health insurance, and operated a managed care facility staffed with nurses supervised by physician directors. Pentius Group’s company assets were sold in 2007 to Canam Insurance of Windsor, Ontario. Dr. Brusegard has a breadth of experience in several fields, including, medical record design, health informatics, health insurance, digital mapping, database design, global positioning systems applications, business management and strategic planning. He was a senior economist at Statistics Canada for a decade, an adjunct professor at the University of Toronto and taught information ethics and information law at Ryerson University. He has consulted internationally on information management for the World Bank as well as major consumer packaged goods companies, hospitals, municipalities, and all levels of government. Other recent positions of note include; Vice President, Analytics for ICOM Communication and Information, President of Geographic Decision Support Systems, and CEO, Tristar Software. Dr. Brusegard performed his graduate work at The University of North Carolina at Chapel Hill, and the University of Calgary from which he holds a Ph.D. Phil., awarded in 1976. The board believes that Dr. Brusegard’s extensive experience in corporate management, his prior work experience with medical records, health insurance, data analysis and marketing, combined with his managerial skills and business acumen and judgment, provide our Board with valuable operational expertise and leadership skills.

John P. Barratt. Independent Director since March 2003 and Chairman of the Board since September 2010. Mr. Barratt is currently chairman of the Generex Compensation Committee and a member of the Generex Audit Committee and the Generex Corporate Governance and Nominating Committee. Mr. Barratt served as the Board Liaison Officer of The Caldwell Partners International from July 2006 until May 2009. From April 2005 to July 2006, Mr. Barratt served as Chief Operating Officer of The Caldwell Partners International. The Caldwell Partners International is a Canadian-based human capital professional services company. Mr. Barratt from January 2002 until February 2007 served as the court-appointed Responsible Person and Liquidation Manager of Beyond.com Corporation, Debtor-in-Possession, a U.S. Chapter 11 Bankruptcy case, in which capacity Mr. Barratt reported to the bankruptcy court and to the U.S. Trustee’s Office. From September 2000 to January 2002, Mr. Barratt acted in the capacity of Chief Operating Officer of Beyond.com Corporation, an electronic fulfillment provider. Between 1996 and 2000, Mr. Barratt was partner-in-residence with the Quorum Group of Companies, an international investment partnership specializing in providing debt and/or equity capital coupled with strategic direction to emerging technology companies. Between 1988 and 1995, Mr. Barratt held a number of positions with Coscan Development Corporation, a real estate development company, the last position of which was Executive Vice-President and Chief Operating Officer. Mr. Barratt currently serves on a number of Boards of Directors, including Brookfield Investments Corporation and BAM Split Corporation. Mr. Barratt also serves as Chairman of the Independent Review Committees of BAM Split Corp. and Brookfield Soundvest Capital Management Ltd. Mr. Barratt is currently the Chief Financial Officer and a member of the Advisory Board of Crystal Fountains Holdings Inc. and also served as interim Chief Financial Officer of its subsidiary, Crystal Fountains Inc. from September 2008 to May 2009 and from May 2011 to present. The Board believes that Mr. Barratt’s wide-ranging business experience in various industries, his extensive service as an executive officer and director in various companies, and his knowledge of finance, combined with his leadership skills and business judgment, provide our Board with valuable financial and operational expertise and leadership skills.

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Brian T. McGee. Independent Director since March 2004. Mr. McGee is currently the Chairman of the Generex Audit Committee and a member of the Generex Compensation Committee and the Generex Corporate Governance and Nominating Committee. Mr. McGee has been a partner of Zeifmans LLP ("Zeifmans") since 1995. Mr. McGee began working at Zeifmans shortly after receiving a B.A. degree in Commerce from the University of Toronto in 1985. Zeifmans is a Chartered Accounting firm based in Toronto, Ontario. A significant element of Zeifmans’ business is public corporation accounting and auditing. Mr. McGee is a Chartered Accountant. Throughout his career, Mr. McGee has focused on, among other areas, public corporation accounting and auditing. In 1992, Mr. McGee completed courses focused on International Taxation and Corporation Reorganizations at the Canadian Institute of Chartered Accountants and in 2003, Mr. McGee completed corporate governance courses on compensation and audit committees at Harvard Business School. In April 2004 Mr. McGee received his CPA designation from The American Institute of Certified Public Accountants. Mr. McGee has received a certificate in International Financial Reporting Standards issued by The Institute of Chartered Accountants in England and Wales in 2010. The Board believes that Mr. McGee’s knowledge and understanding of accounting and finance, his education and training in accounting and corporate governance, and his extensive experience in the accounting industry, combined with his business acumen and judgment, provide our Board with valuable accounting and financial expertise.

James H. Anderson, Jr., M.D. Independent Director since June 2011. Dr. Anderson is currently Chairman of the Corporate Governance and Nominating Committee and a member of the Generex Compensation Committee, and has served on the Generex Scientific Advisory Board since October 2010. Dr. Anderson is a diabetologist and endocrinologist who has been in the pharmaceutical industry for over 25 years. He is currently CEO and President of Symcopeia, a private drug discovery and development company focused on new mechanisms of action for the treatment of diabetes mellitus, and diabetes related obesity and cardiovascular diseases. From 2005 to 2009, Dr. Anderson served as Senior Medical Director for Diabetes and Cardiometabolic Medicine with Eli Lilly and Company and had medical responsibility for diabetes and cardiometabolic drug development, and drove the clinical development, registration and launch of two families of diabetes care products, Humulin® and Humalog. At Eli Lilly, Dr. Anderson contributed to the inventions of the first recombinant DNA produced human insulin analog products, led multiple clinical drug development projects, was responsible for 6 US NDAs and had clinical responsibility for all insulin products worldwide. Dr. Anderson is an elected Fellow of the Faculty of Pharmaceutical Medicine of the Royal Colleges of Physicians of the UK, was a founding board member of the American Association of Pharmaceutical Physicians and is a Fellow of the American College of Endocrinology. Dr. Anderson has been active in the American Diabetes Association and is a member of the International Diabetes Federation, the European Association for the Study of Diabetes, and the Endocrine Society. Dr. Anderson is a founding editorial board member of two journals for diabetes, and serves on the editorial boards or as a reviewer for 5 other diabetes/endocrine journals. Dr. Anderson is a Clinical Associate Professor of Medicine for the Division of Endocrinology and Metabolism at the Indiana University School of Medicine and was awarded an M.D. from the LSU School of Medicine. Dr. Anderson attained the rank of Lieutenant Colonel in the US Army Medical Corps and during his military career, he served as the Chairman, Department of Clinical Investigation at the Army’s largest healthcare center, and Chief of the Medical Division of the US Army Medical Research Institute for Infectious Diseases. The Board believes that Dr. Anderson’s extensive experience in the pharmaceutical industry, his experience in the diabetes and endocrinology fields, combined with his business experience and judgment, provide our Board with valuable scientific and operational expertise.

Eric von Hofe, Ph.D. Director since June 2011. Dr. von Hofe is currently President of Antigen Express, Inc., a wholly-owned subsidiary of Generex. He has held this position since 2005. Since 2005, he has also been a Vice President of Generex. He has extensive experience with technology development projects, including his previous position at Millennium Pharmaceuticals as Director of Programs & Operations, Discovery Research. Prior to that, Dr. von Hofe was Director, New Targets at Hybridon, Inc., where he coordinated in-house and collaborative research that critically validated gene targets for novel antisense medicines. Dr. von Hofe also held the position of Assistant Professor of Pharmacology at the University of Massachusetts Medical School, where he received a National Cancer Institute Career Development Award for defining mechanisms by which alkylating carcinogens create cancers. He received his Ph.D. from the University of Southern California in Experimental Pathology and was a postdoctoral fellow at both the University of Zurich and Harvard School of Public Health. His work has been published in forty-eight articles in peer-reviewed journals, and he has been an inventor on four patents. The Board believes that Dr. von Hofe 's experience in private and publicly traded companies in the biotechnology industry, including leadership and management positions and his scientific expertise, together with his practical understanding of the requirements for success of both therapeutic and technology development, provide the Board with valuable scientific, business and strategic expertise.

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Scientific Advisory Board

In addition to Dr. James H. Anderson, Jr., M.D., the following individuals are members of the Generex Scientific Advisory Board:

Dr. Gerald Bernstein, M.D., F.A.C.P. has served on the Scientific Advisory Board since 2001. Dr. Bernstein graduated from Dartmouth College and Tufts University School of medicine. He is board certified in internal medicine (1966) and endocrinology and metabolism (1973). He entered practice in 1966 after completing a research fellowship. Dr. Bernstein is an associate clinical professor at Albert Einstein College of Medicine in New York. He is an attending physician at Beth Israel Medical Center, Lenox Hill Hospital (1974) and Montefiore Medical Center (1966). He served on the National Board of Directors of the American Diabetes Association, its research foundation and many national committees. Dr. Bernstein is a past president of the American Diabetes Association and was Director of the Beth Israel Health Care Systems Diabetes Management Program. He is currently Director of the Diabetes Management Program of The Friedman Diabetes Institute at Beth Israel Hospital in New York. He served as Vice President for Medical Affairs at Generex Biotechnology Corp. from 2001 to 2011, and served as a Director of Generex from October 2002 to May 2008.

Dr. Craig Eagle attended medical school at the University of New South Wales, Sydney, Australia and received his general internist training at Royal North Shore Hospital in Sydney. He completed his hemato-oncology and laboratory hematology training at Royal Prince Alfred Hospital in Sydney. He was granted Fellowship in the Royal Australasian College of Physicians (FRACP) and the Royal College of Pathologists Australasia (FRCPA). After his training he performed basic research at the Royal Prince of Wales hospital to develop a new monoclonal antibody to inhibit platelets. He joined Pfizer Australia in 2001 as part of the medical group. In Australia, his role involved leading and participating in scientific research, regulatory and pricing & re-imbursement negotiations for compounds in therapeutic areas including oncology, anti-infectives, respiratory, arthritis and pain management. In 2003, Pfizer relocated Dr. Eagle to the United States where he was appointed as the world wide lead for development of celecoxib in oncology to oversee the global research program. Since that time he has had increasing responsibility for overseeing the global research plans and teams for irinotecan and dalteparin. In 2007, he became head of the oncology therapeutic area global medical group for Pfizer, including the US oncology business. Dr. Eagle has led, or been directly involved with, teams that resulted in eight new products or indications. As part of his current role at Pfizer, he has led the integration of the Pfizer/Wyeth oncology businesses and portfolio.

Director and Officer Involvement in Certain Legal Proceedings

There are no material proceedings to which any director, executive officer or affiliate of the Company, any owner of record or beneficial owner of more than five percent of any class of voting securities of the Company, or any associate of any such director, executive officer, affiliate or security holder is a party adverse to the Company or has a material interest adverse to the Company. There are no family relationships between any of the Company’s executive officers or directors and there are no arrangements or understandings between a director and any other person pursuant to which such person was elected as director. There were no material changes to the procedures by which shareholders may recommend nominees to the Board since the Company’s last disclosure of such policies.

To the best of our knowledge, none of the following events have occurred during the past ten years that are material to an evaluation of the ability or integrity of any director, director nominee or executive officer of the Company:

•	any bankruptcy petition filed by or against, or any appointment of a receiver, fiscal agent or similar Officer for, the business or property of such person, or any partnership in which such person was a general partner or any corporation of which such person was an executive officer either, in each case, at the time of the filing for bankruptcy or within two years prior to that time;

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•	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining such person from, or otherwise limiting, the following activities:

(i)  acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or

(ii)  engaging in or continuing any conduct or practice in connection with such activity;

(iii) engaging in any type of business practice; or engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws.

•	being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or federal commodities law, and the judgment in such civil action or finding by the SEC or the Commodity Futures Trading Commission has not been subsequently reversed, suspended, or vacated;

•	being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial instructions or insurance companies, including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•	being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a) (26) of the Exchange Act), any registered entity (as defined in Section 1(a) (29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or person associated with a member.

Director Independence

The Board of Directors currently consists of five members, three of whom are “independent” as defined under applicable rules of the SEC and The NASDAQ Stock Market LLC. The three independent members of the Board of Directors are John P. Barratt, Brian T. McGee and James H. Anderson.

For a director to be considered independent, the Board must determine that the director has no relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

All members of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee must be independent directors under NASDAQ rules. Members of the Audit Committee also must satisfy a separate SEC independence requirement, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries other than their directors’ compensation. In addition, under SEC rules, an Audit Committee member who is an affiliate of the issuer (other than through service as a director) cannot be deemed to be independent.

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EXECUTIVE COMPENSATION

Compensation, Discussion & Analysis

Compensation Philosophy

We are a development stage company focused on research, development, and commercialization of our proprietary drug delivery platform for administration of large molecule drugs to the oral cavity through a hand-held aerosol spray applicator. We are in the process of developing proprietary formulations of drugs that can be delivered through an oral spray thereby eliminating the need for injections and have focused on our Oral-lyn™ insulin formulation, which is administered as a spray into the oral cavity. We also have a subsidiary, Antigen Express, which focuses on developing proprietary immunomedicines.

As a development stage company, our future depends on the ability of our executives to obtain necessary regulatory approvals to launch Oral-lyn™ in key markets such as the United States, Canada, and Europe, as well as furthering the development of other products in our pipeline through the clinical trial and regulatory process. Attracting, retaining, and motivating key executives who can lead Generex through this process is critical to our success. We have a small executive team that works together closely. Our executives perform multiple roles and need to be able to respond to changing market dynamics quickly.

For these reasons, we seek to ensure that our compensation programs are competitive with similarly sized companies with which we compete for executive talent. The goals of our executive compensation program are to attract and retain top executives, to motivate executives to achieve our business objectives, to align executive and shareholder interests, and to recognize individual contributions and overall business success.

During the fiscal year ended July 31, 2013, the Compensation Committee of the Board of Directors evaluated the types and amounts of compensation that it believed were appropriate for our President and Chief Executive Officer, our Chief Operating Officer and our Chief Financial Officer, who are considered Generex’s policy making executives and who are listed in the Summary Compensation Table on page 65. We refer herein to these executives as the “named executives.”

In addition to the compensation of our named executives, the Compensation Committee also reviews and approves the compensation of members of our senior management, including the President of our subsidiary, Antigen Express, Inc.

The Board of Directors appointed two of the three current members of the Compensation Committee on May 28, 2008 following the 2008 Annual Meeting of the Stockholders. The third member was appointed on June 8, 2011 following the 2011Annual Meeting of the Stockholders. All three current members served throughout fiscal 2013. During fiscal 2013, the Compensation Committee convened twice to evaluate and discuss compensation for the named executives with respect to stock awards during the fiscal year ended July 31, 2013, bonuses for the fiscal year ended July 31, 2012 and base salaries for the calendar year ended December 31, 2013.

Historically, the key components of our executive compensation have been base salary, cash bonuses, and equity incentives, including stock bonuses, restricted stock, and stock options awarded at the discretion of our Compensation Committee and Board of Directors. As a development stage company, we have reviewed compensation of our named executives annually and at the discretion of the Compensation Committee as warranted by our financial condition and achievement of our business goals. While the elements of compensation are considered separately, the Compensation Committee ultimately considers the value of the total compensation package provided to the individual named executive.

The Compensation Committee believes the company’s compensation program must take into account the following factors:

•	past levels of compensation adjustments;
•	the expected transition of the company from a development stage company to an operating company;
•	the nature of the regulatory approval process for the company’s products; and
•	the porential for growth of the company in the event that regulatory approvals are obtained.

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In fiscal 2013, the Compensation Committee reviewed, but did not implement any changes to base salaries for any of the named executives and did not award any equity incentive awards or cash bonuses to the named executives during fiscal 2013 for fiscal 2012 performance and contributions. The Compensation Committee has not made any determinations as to bonuses or equity awards for the named executives with respect to performance or contributions for the fiscal year ended July 31, 2013, but the Compensation Committee expects to consider the matter in the future during fiscal 2014.

In administering the executive compensation program, our Compensation Committee has relied upon market data provided on a periodic basis by external consultants, as well as its own understanding and assessment of executive compensation trends. In its consideration of compensation for the named executives, the Compensation Committee has reviewed compensation data for pharmaceutical and biotechnology companies, market data provided by external compensation consultants, compensation data compiled by a third-party compensation data firm and publicly available executive compensation data for publicly traded companies.

Use of Compensation Consultant and Benchmarking

In the fiscal year ended July 31, 2013, the Compensation Committee did not engage any compensation consultants or engage in benchmarking activities. The Compensation Committee last undertook a comprehensive review of compensation and engaged a compensation consultant in November 2009, but expects to do so again in the future before any significant changes are made to compensation for the named executives.

Determination of Compensation

The Compensation Committee typically makes compensation determinations, including any increases in base salary for the next calendar year and any bonuses in respect of the prior fiscal year, before or during the first calendar quarter of each year. The Compensation Committee follows such a schedule in order to eliminate the need to award retroactive salary increases. In addition, the Compensation Committee intends to review compensation arrangements in the first calendar quarter to ensure that compensation levels are appropriate in light of Generex’s financial position and performance at that time. Due to the current financial position of the company, the Committee did not follow such a schedule in fiscal 2013.

In considering whether to award bonuses in respect of fiscal year 2012 or to make changes to base compensation for calendar year 2013, the Compensation Committee primarily considered the Company’s current financial position and no increases were made to base salary, nor were any cash bonuses or stock incentive awards granted to the named executives during fiscal 2013.

Components of Compensation

Base Salary

Base salary provides a fixed amount of compensation necessary to attract and retain key executives. It is guaranteed compensation to the named executives for performance of core duties. Base salaries for the named executives may be adjusted upon recommendation by the Compensation Committee and ratification by the Board of Directors. Historically, annual base salaries for the named executives have been reviewed periodically relative to the base pay levels for each executive’s position based on the peer group. The Compensation Committee last undertook such a review in November 2009. Levels of base salary are generally targeted at the market’s second quartile (51% – 75%), but also reflect the compensation goals adopted by the Compensation Committee, operational goals determined by management, the named executive’s individual performance, contribution of the named executive to overall corporate performance, and the level of responsibility of the named executive with respect to his or her specific position. The level of base salary also reflects multiple titles and additional responsibilities of the named executives driven by the operational needs of the company.

Salary adjustments for the President and Chief Executive Officer and the Chief Financial Officer were last made to base salary compensation in September 2010 and March 2011, respectively. In determining the levels of the base salary adjustments for the named executives, the Compensation Committee primarily considered the respective executive’s new positions and responsibilities.

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In September 2010, in connection with the termination of our former President and Chief Executive Officer, our Executive Vice President and General Counsel was appointed to interim President and Chief Executive Officer. The Compensation Committee recommended, and the Special Committee of the Board of Directors approved a base salary adjustment of $150,000 or 46% to $475,000 effective immediately. The increase was considered appropriate in relation to the assumption of the additional duties and responsibilities of the new role, in addition to his duties as General Counsel, as well as based on the comparison to peer companies prepared by the compensation consultant in fiscal 2010.

In March 2011, the Compensation Committee recommended, and the Special Committee of the Board of Directors approved a base salary adjustment of 12.5% for our VP Finance from $200,000 to $225,000, effective retroactive to January 1, 2011, in connection with his appointment to Chief Financial Officer. The increase was considered appropriate in relation to the assumption of the additional duties and responsibilities of the new role.

In March 2011, the Compensation Committee recommended, and the Special Committee of the Board of Directors approved the hiring and appointment of our Chief Operating Officer at an annual base salary of $225,000 effective immediately. The base salary was considered appropriate in relation to the salaries of our other executives and the responsibilities of the role of Chief Operating Officer.

Cash Bonuses

Performance-based compensation is a key component of our compensation philosophy. Historically, cash bonuses have been provided to attract, motivate, and retain highly qualified executives on a competitive basis and provide financial incentives that promote company success. From time to time in the past, the Compensation Committee has granted bonuses to reward achievement relative to specific performance objectives. In awarding bonuses, the Compensation Committee considers various factors, including the named executive’s position within Generex, attainment of specific business objectives and performance milestones, and the named executive’s individual contributions thereto. The Committee exercises discretion with respect to the weight that it gives to these and other factors in determining bonuses. The Compensation Committee also retains discretion with respect to whether any bonuses are paid to the named executives, the amounts of any such bonuses, and the form of any such bonuses.

The Compensation Committee did not grant or accrue any bonuses in fiscal 2013, with respect to the fiscal year ended July 31, 2012, in consideration of the current financial position of the company.

Long-Term Incentives and Equity Awards

Our compensation program also includes long-term incentive compensation in the form of equity grants subject to a vesting schedule. We believe such incentive compensation further aligns the interests of management with those of stockholders and enhances shareholder value. Currently, we do not have any long-term cash incentive programs in place for the named executives.

Long-term equity incentive grants are discretionary. In determining whether such grants are warranted, the Compensation Committee considers our compensation strategy, market practice concerning long-term incentives provided to executives at peer companies and within the broader market, and the named executive’s specific roles within Generex. At the present, equity incentive awards are subject to vesting over a period of time and are not tied to specific performance measures.

Equity grants have historically been made through stock options under our various plans, including Generex’s 2001 Stock Option Plan, as amended, and the Amended and Restated 2006 Stock Plan, which also allows grants of restricted stock. We consider the costs to the company of granting stock options under Statement of Financial Accounting Standard (SFAS) 123(R) as compared to the costs to named executives of higher income tax liabilities associated with the granting of restricted stock.

There were no discretionary awards of options to purchase shares of our common stock to our named executives in fiscal 2013, however in February, March and June 2013, the Company granted a total of 24,532,719 options in aggregate to the named executives, certain employees and the directors in full and final payment of obligations to pay such individuals deferred salary or director fees. The options were issued in lieu of cash payment of deferred compensation amounts due to such individuals. The number of options granted to each individual was equal to the dollar amount of deferred salary or fees due to such individual divided by the closing price of the Company's common stock on February 5, 2013 ($0.038), March 5, 2013 ($0.034) and June 4, 2013 ($0.0325). The stock options had an exercise price equal to $0.001 per share and were made pursuant to the terms of the Company's 2006 Stock Plan. The options were fully vested at the date of grant and will expire on the fifth anniversary of the date of grant. The grants were valued at the amount of deferred compensation owed to each such individual.

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The number of options that the Compensation Committee recommended, and the board of directors approved, in respect of the above salary deferrals to the named executives described above were as follows:

Named Executive	No. of Shares Underlying Options
Mr. Fletcher	6,731,087
Mr. Fellows	2,524,164
Dr. Brusegard	2,524,164

Benefits and Perquisites

Named executives may participate in benefit plans that are offered generally to salaried employees such as short and long term disability, health and welfare benefits, and paid time off.

We provide very limited perquisites. During fiscal 2013, we provided our President and Chief Executive Officer a car allowance with an estimated value of $800 per month to compensate use of his car for business purposes.

We do not offer deferred compensation plans, defined benefit plans, supplemental executive retirement plans, supplemental life insurance, benefit restoration plans, or tax gross-ups on change-in-control benefits.

Employment and Severance Agreements

During fiscal 2013, we had terms of employment covering our President and Chief Executive Officer, as described in “Employment Agreements and Potential Payments Upon Termination or Change-In-Control”, which clarify the terms and conditions of his employment. These terms provide clarity concerning the employment relationship and provide a competitive benefit level to the executive, thus promoting stability at the President and Chief Executive Officer position.

We have agreed to provide severance benefits to the President and Chief Executive Officer as set forth in the terms of his employment. The intent of such severance is to provide the President and Chief Executive Officer with financial security in the event of a covered termination (including change in control) and to thus support executive retention. To be eligible for certain benefits, including cash payments, under these arrangements, a named executive must experience a covered termination, which may include a change in control, a material reduction in executive compensation, a material change in duties, or a material breach in the agreement by Generex, The benefits payable to our President and Chief Executive Officer upon a change in control of Generex require two conditions, or “double triggers,” to be satisfied: the change in control must occur, and the named executive’s employment must be terminated, voluntarily or involuntarily, as a result of such event. Under the terms of employment, our President and Chief Executive Officer would receive a benefit upon a change in control only if he terminates his employment in connection with such event.

As of the end of fiscal 2013, each of the current named executive officers held stock options or restricted stock granted pursuant to either the 2001 Stock Option Plan or the 2006 Stock Plan. The 2001 Plan provides that outstanding options will become immediately exercisable and vested upon a change in control, unless the Board of Directors or its designee determines otherwise. In the event that Generex will not be the surviving corporation, the Board or its designee has flexibility under the 2001 Plan to determine how to treat stock options. The 2001 Plan does not condition the acceleration and vesting of stock options in such an event upon an option holder’s termination of employment; however, the terms of the 2001 Plan provide that, unless otherwise provided by the Board or its designee, an option holder can exercise outstanding options after the date of his or her termination of employment only if the option holder voluntarily terminated employment with Generex or was terminated without cause by Generex.

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Under the terms of the 2006 Plan, unvested stock options and restricted stock will become exercisable or unrestricted, as applicable, thirty days prior to the change-in-control event and such acceleration is not conditioned upon the termination of a participant’s employment with Generex. The 2006 Plan further provides that if Generex is not the surviving corporation as a result of a change in control, all outstanding options that are not exercised will be assumed by, or replaced with comparable options or rights by, the surviving corporation, and outstanding grants of restricted stock will be converted to similar grants of equity in the surviving corporation.

Tax and Accounting Considerations

The Compensation Committee considers implications of tax and accounting requirements impacting compensation programs from the perspective of the company and the individual named executive officers. The Compensation Committee may also consider sections of the tax code which impact Generex or individual taxpayers. For U.S. taxpayers, the Committee structures its programs to comply with Section 409A of the Internal Revenue Code.

Given the high individual income tax liabilities which result from the awarding of restricted stock to our executives who are all tax residents of Canada, the Compensation Committee expects to grant future equity awards in the form of stock options for the foreseeable future.

Compensation Committee Report

The Compensation Committee of Generex Biotechnology Corporation has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Generex’s Annual Report on Form 10-K for the year ended July 31, 2013 and in Generex’s 2013 Proxy Statement.

THE COMPENSATION COMMITTEE

John P. Barratt, Chairperson

Brian T. McGee

James H. Anderson, Jr.

Executive Compensation Tables

The following executive compensation tables pertain to the fiscal year ended July 31, 2013. Therefore, the tables contain information relating to the named executives who served as of the fiscal year end and refer to the positions held by such named executives as of July 31, 2013.

Summary Compensation Table

The following table provides information concerning compensation of Generex’s named executives for Generex’s last three completed fiscal years ending July 31, 2013, 2012 and 2011. In respect of fiscal years 2013, 2012 and 2011, the named executives did not receive compensation in the form of non-equity incentive plan compensation or changes in pension value or non-qualified deferred compensation earnings. Therefore, the table below does not include columns for these types of compensation.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($)		All Other Compensation ($)	Total ($)
Mark A. Fletcher	2013	$273,086	(1)(2)	$0	$0	$219,227	(2)	$0	$492,313
President and	2012	$303,257	(1)(2)	$0	$0	$133,333	(2)	$0	$436,590
Chief Executive Officer	2011	$479,642	(1)	$0	$0	$356,660	(3)(4)	$0	$836,302
Stephen Fellows	2013	$157,363	(5)(6)	$0	$0	$82,212	(6)	$0	$239,575
Chief	2012	$164,985	(5)(6)	$0	$0	$50,000	(6)	$0	$214,985
Financial Officer	2011	$212,788	(5)	$0	$0	$81,338	(3)(4)	$0	$294,126
David Brusegard	2013	$157,363	(7)	$0	$0	$82,212	(6)	$0	$239,575
Chief Operating	2012	$164,985	(7)	$0	$0	$50,000	(6)	$0	$214,985
Officer	2011	$161,465	(7)	$0	$0	$41,940	(4)	$0	$203,405

*Cash compensation is stated in the table in U.S. dollars. To the extent any cash compensation was paid in Canadian dollars, it has been converted into U.S. dollars based on the average Canadian/U.S. dollar exchange rate for the years ended July 31, 2013, July 31, 2012 and July 31, 2011.

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(1) This amount reflects a base salary of $325,000 earned by the named executive up until September 28, 2010 and a salary increase to $475,000 as approved by the Special Committee of the Board on September 29, 2011. The amount also reflects a car allowance of approximately $11,000 USD per year paid to the executive in Canadian currency effective as of September 29, 2010.

(2) Effective October 1, 2011, Mr. Fletcher agreed to defer a portion of his salary and Mr. Fletcher’s base salary was reduced from $475,000 to $275,000 as of that date. On June 6, 2013, the Company granted Mr. Fletcher 1,587,300 options in full and final payment of obligations to pay Mr. Fletcher’s deferred salary amount covering the period from April 1, 2013 to June 30, 2013. On April 1, 2013, the Company granted Mr. Fletcher 5,143,787 options in full and final payment of obligations to pay Mr. Fletcher’s deferred salary amount covering the period from June 1, 2012 to March 31, 2013. On June 19, 2012, the Company granted Mr. Fletcher 1,457,195 options in full and final payment of obligations to pay Mr. Fletcher’s deferred salary amount covering the period from October 1, 2011 to May 31, 2012. All of the aforementioned options were issued in lieu of cash payment of deferred compensation owing. The number of options granted to Mr. Fletcher on June 6, 2013 was equal to the dollar amount of his deferred salary ($50,000) divided by the closing price of the Company's common stock on June 4, 2013 ($0.0325), less the option exercise price of $0.001 per share. The number of options granted to Mr. Fletcher on April 1, 2013 was equal to the dollar amount of his deferred salary ($169,230) divided by the closing price of the Company's common stock on March 5, 2013 ($0.034), less the option exercise price of $0.001 per share. The number of options granted to Mr. Fletcher on June 19, 2012 was equal to the dollar amount of his deferred salary ($133,333) divided by the closing price of the Company's common stock on June 6, 2012 ($0.0925), less the option exercise price of $0.001 per share. The stock options were granted pursuant to the terms of the Company's 2006 Stock Plan. The options were fully vested at the date of grant and will expire on the fifth anniversary of the date of grant. At July 31, 2013, there is a deferred salary balance of $16,667 owing to Mr. Fletcher which is not reflected above and is expected to be repaid in a similar manner in fiscal 2014. There is no formal agreement for the repayment of this amount and if it is repaid, it will be reflected in executive compensation for fiscal 2014.

(3) This amount reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for option awards granted in March 2010. Such awards were made pursuant to the 2006 Stock Plan. Specifically, amounts reflected in this column relate to options to purchase shares of common stock granted to Mr. Fletcher (300,000 shares) and Mr. Fellows (250,000 shares) on March 8, 2010. The options vest incrementally over two years. The total fair values of the respective option grants are being expensed over the two-year vesting periods for the options. We utilize a closed-form model (Black-Scholes) to estimate the fair value of stock option grants on the date of grant. Assumptions used in the calculation of these amounts are as follows: risk-free interest rate of 0.12%, expected dividend yield of 0.0%, 10 year expected life of options and expected volatility rate of 105.7%. Also included in this column is the incremental fair value, computed as of October 20, 2009 in accordance with FASB ASC Topic 718, with respect to the modified options. While these amounts reflect the aggregate grant date fair value computed in accordance with ASC Topic 718, they may not correspond to the actual value that will be recognized by the option holders.

(4) This amount reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for option awards granted in March 2011. Such awards were made pursuant to the 2001 and 2006 Stock Plans. Specifically, amounts reflected in this column relate to options to purchase shares of common stock Mr. Fletcher (400,000 shares under 2001 Stock Option Plan and 1,100,000 shares under 2006 Stock option Plan), Dr. Brusegard and Mr. Fellows (200,000 shares each under 2001 Stock Option Plan) on March 29, 2011. The options vested upon the grant. We utilize a closed-form model (Black-Scholes) to estimate the fair value of stock option grants on the date of grant. Assumptions used in the calculation of these amounts are as follows: risk-free interest rate of 0.013%, expected dividend yield of 0.0%, 5 year expected life of options and expected volatility rate of 101%.

(5) This amount reflects a base salary of $200,000 earned by the named executive from January 1, 2010 until December 31, 2010 and a salary increase to $225,000 retroactive as of January 1, 2011 as approved by the Special Committee of the Board on March 25, 2011.

(6) Effective October 1, 2011, Mr. Fellows and Dr. Brusegard agreed to defer a portion of their salaries and their respective base salaries were reduced from $225,000 to $150,000 as of that date. On June 6, 2013, the Company granted Mr. Fellows and Dr. Brusegard 595,239 options each in full and final payment of obligations to pay their deferred salary amounts covering the period from April 1, 2013 to June 30, 2013. On April 1, 2013, the Company granted Mr. Fellows and Dr. Brusegard 1,928,925 options each in full and final payment of obligations to pay their deferred salary amounts covering the period from June 1, 2012 to March 31, 2013. On June 20, 2012, the Company granted Mr. Fellows and Dr. Brusegard 546,448 options each in full and final payment of obligations to pay their deferred salary amounts covering the period from October 1, 2011 to May 31, 2012. All of the aforementioned were issued in lieu of cash payment of deferred compensation owing. The number of options granted to each individual on June 6, 2013 was equal to the dollar amount of deferred salary ($18,750 each) divided by the closing price of the

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Company's common stock on June 4, 2013 ($0.0325), less the option exercise price of $0.001 per share. The number of options granted to each individual on April 1, 2013 was equal to the dollar amount of deferred salary ($63,462 each) divided by the closing price of the Company's common stock on March 5, 2013 ($0.034), less the option exercise price of $0.001 per share. The number of options granted to each individual on June 20, 2012 was equal to the dollar amount of the deferred salary ($50,000 each) divided by the closing price of the Company's common stock on June 6, 2012 ($0.0925), less the option exercise price of $0.001 per share. The stock options were granted pursuant to the terms of the Company's 2006 Stock Plan. The options were fully vested at the date of grant and will expire on the fifth anniversary of the date of grant. At July 31, 2013, there is a deferred salary balance of $6,250 each owing to both Mr. Fellows and Dr. Brusegard which amounts are not reflected above and are expected to be repaid in a similar manner in fiscal 2014. There are no formal agreements for the repayment of these amounts and if they are repaid, they will be reflected in executive compensation for fiscal 2014.

(7) This amount reflects a base salary of $225,000 earned by the named executive from March 25, 2011, as approved by the Special Committee of the Board on March 25, 2011. Also includes consulting fees paid to named executive in respect to fiscal years ended July 31, 2011 and 2010, prior to his appointment to the position of Chief Operating Officer on March 25, 2011.

Grants of Plan-Based Awards in Fiscal 2013

The following table provides information about equity awards granted to the named executives or modified in the fiscal year ended July 31, 2013, including: (1) the grant date; (2) the number of shares underlying stock options awarded to the named executives, (3) the number of shares underlying existing stock options the terms of which were extended, (4) the exercise price of the stock options awarded or extended, and (5) the grant date fair value of each equity award computed under SFAS 123R.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Mark Fletcher, President & Chief Executive Officer	April 1, 2013	5,143,787(1)	$0.001(2)	$0.033(3)
	June 6, 2013	1,587,300(4)	$0.001(2)	$0.0315(3)
Stephen Fellows, Chief Financial Officer	April 1, 2013	1,928,925(1)	$0.001(2)	$0.033(3)
	June 6, 2013	595,239(4)	$0.001(2)	$0.0315(3)
David Brusegard, Chief Operating Officer	April 1, 2013	1,928,925 (1)	$0.001(2)	$0.033(3)
	June 6, 2013	595,239(4)	$0.001(2)	$0.0315(3)

(1)	The options were granted on April 1, 2013 pursuant to the terms of our 2006 Stock Plan. The options vested immediately upon the date of the grant.

(2)	The options have an exercise price equal to the par value of the Company’s stock.

(3)	Effective October 1, 2011, Mr. Fletcher, Mr. Fellows and Dr. Brusegard agreed to defer a portion of their salaries and their respective base salaries were reduced. In March and June 2013, the Company granted the named executives stock options in full and final payment of obligations to pay their deferred salary amounts covering the period from June 1, 2012 to March 31, 2013 and April 1, 2013 to June 30, 2013, respectively. The options were issued in lieu of cash payment of deferred compensation amounts owing. The number of options granted was equal to the dollar amount of the deferred salary for each named executive divided by the closing price of the Company's common stock on March 5, 2013 ($0.034) and June 6, 2013 ($0.0325), respectively, less the option exercise price of $0.001 per share. The stock options were granted pursuant to the terms of the Company's 2006 Stock Plan. The options were fully vested at the dates of grant and will expire on the fifth anniversary of the date of grant. See footnotes (2) and (6) to the “Summary Compensation Table” above for further description of these option grants.

(4)	The options were granted on June 6, 2013 pursuant to the terms of our 2006 Stock Plan. The options vested immediately upon the date of the grant.

Compensation Elements; Employment Agreements and Agreements Providing Payments Upon Retirement, Termination or Change in Control for Named Executives

Historically, the key components of our executive compensation have been base salary, cash bonuses, and equity incentives, including stock bonuses, restricted stock, and stock options awarded at the discretion of our Compensation Committee and Board of Directors. As a development stage company, we have reviewed compensation of our executive management team from time to time and at the discretion of the Compensation Committee when warranted by our financial condition and achievement of our business goals.

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Set forth below are the material terms of employment for the President and Chief Executive Officer as of the end of fiscal 2013. The terms of employment provide for certain payments upon retirement, termination or change in control. Such benefits are in addition to benefits available generally to salaried employees who joined the company prior to 2013, such as distributions under the 401(k) savings plan, disability and death benefits and accrued vacation pay.

Terms of Employment for Mr. Fletcher

On March 17, 2003, our Board of Directors approved the terms and conditions of Mr. Fletcher’s employment, prior to his joining Generex on or about April 21, 2003. Pursuant to the terms of his employment, Mr. Fletcher holds the position of Executive Vice President and General Counsel. Subject to termination in accordance with the terms and conditions of his employment, Mr. Fletcher's term of service extends through March 16, 2008, which term has not been formally extended to date. Mr. Fletcher is entitled to receive annual base compensation and may receive additional cash bonuses at the discretion of the Board of Directors.

On September 29, 2010, Generex and Mr. Fletcher agreed to amend the terms of Mr. Fletcher’s employment to provide that the replacement of Ms. Gluskin as a director or Chief Executive Officer will not constitute a “change of control” and to provide for an increase in Mr. Fletcher’s base salary (to $475,000) upon his appointment as interim Chief Executive Officer.  Under the terms of his employment with Generex, Mr. Fletcher is entitled to receive annual base compensation and may receive additional cash bonuses at the discretion of the Board.

The terms of his employment provide that Mr. Fletcher will be bound by standard restrictive covenants prohibiting him from disclosing confidential information about Generex. Either party may give at least 12 months’ notice of non-renewal of the term; if such notice is not given, the term of employment will be indefinite.

Generex may terminate its obligations with respect to Mr. Fletcher’s employment as follows:

(i)	upon 30 days written notice;
(ii)	for “cause”;

(iii)	in the event of Mr. Fletcher’s disability;
(iv)	in the event of Mr. Fletcher’s death; or

(v)	in the event of Mr. Fletcher voluntarily resigning.

Mr. Fletcher may terminate his obligations upon 30 days written notice upon:

(a)	a material change in his duties,
(b)	a material reduction in compensation,
(c)	a material breach or default by Generex, or
(d)	a change in control of Generex.

In the event that Mr. Fletcher terminates his employment voluntarily (and not under the circumstances described in (a), (b), (c) or (d) above) or Generex terminates his employment under the circumstances described in (ii), (iii), (iv) or (v) above, Mr. Fletcher will be entitled only to that portion of his base salary due and owing as of his last day worked, less any amounts owed to Generex. Under these circumstances, he will not be entitled to any bonus or incentive compensation.

If Generex terminates Mr. Fletcher’s employment under the circumstance described in (i) above (and not for cause, disability or death) or Mr. Fletcher gives notice of termination pursuant to (a), (b), (c) or (d) above, Mr. Fletcher will be entitled to receive a lump sum severance payment on the termination date in an amount equal to 18 months of base salary plus the average annual bonus paid to him during each fiscal year of the term of his employment and he will be entitled to participate in and receive benefits for 18 months after the termination date. Mr. Fletcher will have 90 days after the eighteenth month anniversary of the termination date to exercise vested options, and all unvested options that he holds will accelerate and fully vest on the termination date. He has no duty to mitigate his damages based on the termination of employment.

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Outstanding Equity Awards at 2013 Fiscal Year-End

The following table provides information on the current holdings of stock option by the named executives. This table includes unexercised and unvested option awards as of July 31, 2013. Each equity grant is shown separately for each named executive. The vesting schedule for each outstanding award is set forth in the footnotes to the table. We do not have any current “stock awards” or “equity incentive plans” as defined in Regulation S-K Item 402(a)(6)(iii); thus, the columns relating to stock awards and equity incentive awards are not included in the table below.

	Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Mark E. Fletcher, Executive Vice President and General Counsel	6-6-2013	1,587,300 (1)	0	$0.001	6-6-2018
	4-1-2013	5,143,787 (1)	0	$0.001	4-1-2018
	6-20-2012	1,457,195 (1)	0	$0.001	6-19-2017
	3-25-2011	1,500,000(2)	0	$0.282	3-25-2016
	3-8-2010	300,000(3)	0	$0.64	3-8-2020
	12-13-2004	250,000(4)	0	$0.61	10-26-2014
	4-5-2005	327,869(5)	0	$0.001	10-26-2014
	4-5-2005	142,857(6)	0	$0.001	10-26-2014
Stephen Fellows, Chief Financial Officer	3-25-2011	200,000(2)	0	$0.282	3-25-2016
	3-8-2010	250,000(3)	0	$0.64	3-8-2020
	10-10-2009	35,000(7)	8,750	$0.642	10-10-2014
David Brusegard, Chief Operating Officer	6-6-2013	595,239 (1)	0	$0.001	6-6-2018
	4-1-2013	1,928,925 (1)	0	$0.001	4-1-2018
	6-20-2012	546,448(1	0	$0.001	6-20-2017
	3-25-2011	200,000(2)	0	$0.282	3-25-2016

(1) Effective October 1, 2011, Mr. Fletcher, Mr. Fellows and Dr. Brusegard agreed to defer a portion of their salaries and their respective base salaries were reduced. In June 2012, March 2013 and June 2013, the Company granted the named executives stock options in full and final payment of obligations to pay their deferred salary amounts covering the periods from October 1, 2011 to May 31, 2012, June 1, 2012 to March 31, 2013 and April 1, 2013 to June 30, 2013, respectively. The options were issued in lieu of cash payment of the deferred compensation amount. The number of options granted to each named executive on June 6, 2013 was equal to the dollar amount of deferred salary divided by the closing price of the Company's common stock on June 4, 2013 ($0.0325), less the option exercise price of $0.001 per share. The number of options granted to each named executive on April 1, 2013 was equal to the dollar amount of deferred salary divided by the closing price of the Company's common stock on March 5, 2013 ($0.034), less the option exercise price of $0.001 per share. The number of options granted on June 6, 2012 was equal to the dollar amount of the deferred salary for each named executive divided by the closing price of the Company's common stock on June 6, 2012 ($0.0925), less the option exercise price of $0.001 per share. The stock options were granted pursuant to the terms of the Company's 2006 Stock Plan. The options were fully vested at the date of grant and will expire on the fifth anniversary of the dates of grant. Mr. Fellows exercised his options on June 18, 2013 (2,524,164) and June 25, 2012 (546,448). See footnotes (2) and (6) to the “Summary Compensation Table” above for further description of these option grants.

(2) These options were granted on March 25, 2011. The grants were made pursuant to the terms of our 2001 and 2006 Stock Plans. Specifically, amounts reflected in this column relate to options to purchase shares of common stock Mr. Fletcher (400,000 shares under 2001 Stock Option Plan and 1,100,000 shares under 2006 Stock option Plan), Dr. Brusegard and Mr. Fellows (200,000 shares each under 2001 Stock Option Plan). The exercise price per share is equal to the closing price of Generex common stock on March 25, 2011. These options were exercisable immediately upon their grant.

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(3) These options were granted on March 8, 2010. The grants were made pursuant to the terms of our 2006 Stock Plan. The exercise price per share is equal to the closing price of Generex common stock on March 8, 2010. The options vested as follows: 33% of the options were exercisable on the date of grant; 33% of the options became exercisable on August 1, 2010, and the remaining 33% of the options became exercisable on August 1, 2011.

(4) These stock options were approved by the Board of Directors on April 5, 2005 with an effective grant date of December 13, 2004. The exercise price per share is equal to the closing price of Generex common stock on December 13, 2004. These options were exercisable immediately upon their grant. The fair value of Generex common stock on April 5, 2005 was $0.56 per share. The expiry date of these options was extended in October 2009 to October 26, 2014.

(5) These options were granted to Mr. Fletcher representing a bonus of $200,000 awarded to Mr. Fletcher on April 5, 2005. The number of shares awarded was calculated using the closing price of the common stock on The NASDAQ Capital Market on December 13, 2004 ($0.61 per share). The options were immediately exercisable on the date of grant. They were issued under the 2001 Plan. The fair value of Generex common stock on April 5, 2005 was $0.56 per share. The expiry date of these options was extended in October 2009 to October 26, 2014.

(6) These options were issued to Mr. Fletcher on April 5, 2005 in satisfaction of retroactive salary adjustment as of August 1, 2004 and unpaid salary amounts accrued through March 31, 2005 ($80,000). The number of shares was calculated using the closing price of the common stock on the NASDAQ Capital Market on April 4, 2005 ($0.56 per share). The options were immediately exercisable on the date of grant and were issued under the 2001 Plan. The expiry date of these options was extended in October 2009 to October 26, 2014.

(7) These options were granted on October 10, 2009. The grants were made pursuant to the terms of our 2006 Stock Plan. The exercise price per share is equal to the closing price of Generex common stock on October 10, 2009. The options vest equally over a four-year period starting with the first anniversary of the grant on October 10, 2010.

Option Exercises and Stock Vested in Fiscal Year 2013

In June 2013, Mr. Fellows exercised 2,524,164 options with an exercise price of $0.001 per share which were granted on April 1, 2013 (1,928,925) and June 6, 2013 (595,239). None of the other named executive officers exercised any outstanding options in fiscal year 2013.

The following table sets forth the number of shares acquired and the value realized upon the vesting of restricted stock awards during fiscal year 2013 for each of the named executive officers.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Stephen Fellows Chief Financial Officer	8,750	$0

(1)	Value realized on vesting is based on the fair market value of our common stock on the date of vesting and does not necessarily reflect proceeds actually received by the named executive.

Other Benefit Plans

We have no defined benefit or actuarial pension plans.

Potential Payments Upon Termination or Change-in-Control

The following table shows potential payments to our named executives under existing employment agreements, plans or arrangements, whether written or unwritten, for various scenarios involving termination of employment or a change in control, assuming termination on July 31, 2013 and, if applicable, based upon the closing stock price of Generex common stock on that date. These benefits are in addition to benefits available generally to salaried employees who joined the company prior to 2013, such as distributions under the 401(k) savings plan, disability and death benefits and accrued vacation pay.

The following table provides the intrinsic value (that is, the value based upon Generex’s stock price, and in the case of options minus the exercise price) of equity awards that would become exercisable or vested if the named executive had died or become disabled or been terminated as of July 31, 2013.

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The terms of employment for Mr. Fletcher do not provide specific definitions for the various termination events. For the purposes of the table, below are the standard definitions for certain termination events as defined in the Amended Generex 2001 Stock Option Plan, which we refer to as the “2001 Plan,” and the Amended and Restated 2006 Stock Plan, which refer to as the “2006 Plan.”

"Cause" means that a named executive has:

(i)	breached his or her employment or service contract with Generex;
(ii)	engaged in disloyalty to Generex, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service;

(iii)	disclosed trade secrets or confidential information of Generex to persons not entitled to receive such information;
(iv)	breached any written confidentiality, non-competition or non-solicitation agreement between the named executive and Generex; or

(v)	has engaged in such other behavior detrimental to the interests of Generex as determined by the Compensation Committee.

“Change in Control” means any of the following:

(i)	a liquidation or dissolution of Generex,
(ii)	a sale of all or substantially all of Generex’s assets,

(iii)	a merger in which Generex’s stockholders hold less than a majority of the voting stock in the surviving corporation, or
(iv)	when a person or group acquires control of a significant percentage of the voting stock without the approval of the Board of Directors (20% under the 2001 Plan and 50% or more under the 2006 Plan).

“Disability" means being unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

There are no existing employment agreements, plans or arrangements, whether written or unwritten, for various scenarios involving termination of employment or a change in control governing Mr. Fellows’ and Dr. Brusegard’s employment. There are no benefits made available to them which are in addition to benefits available generally to salaried employees who joined the company prior to 2013 and as such neither Mr. Fellows, nor Dr. Brusegard are included in the table below.

Potential Payments Upon Termination or Change in Control for Named Executives as of July 31, 2013

Name	Benefit		Cause		Without Cause/Non-Renewal		Voluntary Termination by Executive		Breach by Generex (1)		Change in Control		Disability		Death
Mark A. Fletcher	Cash Payment		$0		$798,879	(4)	$0		$798,879	(4)	$798,879	(4)	$0	(10)	$0	(10)
	Stock		$0		$0		$0		$0		$0		$0		$0
	Stock Options		$16,052	(2)	$295,272	(3),(9)	$295,272	(3)	$295,272	(3),(9)	$295,272	(8)	$295,272	(5)	$295,272	(6)
	Restricted Stock	(11)	$0		$0		$0		$0		$0		$0		$0
	Benefits		$0		$0	(7),(4)	$0	(7)	$0	(7),(4)	$0	(7),(4)	$0		$0
	Total		$16,052		$1,094,151		$295,272		$1,094,151		$1,094,151		$295,272		$295,272

(1)	This termination event includes a material change in duties or material reduction in remuneration of such named executive.
(2)	The options granted on April 5, 2005 (including those effective as of December 13, 2004) survive termination of the named executive’s employment. Other options granted to the named executive pursuant to the 2001 Plan and any options granted pursuant to the 2006 Plan would terminate immediately - and shares underlying such options forfeited - upon the named executive’s termination for cause.

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(3)	The 2001 and 2006 Plans permit a named executive who voluntarily terminates employment with Generex or whose employment is terminated without cause to exercise vested options outstanding at the date of termination for a period of up to 90 days thereafter or the expiration date of the option, whichever is earlier.
(4)	Pursuant to his employment arrangement, if Generex terminates Mr. Fletcher’s employment upon written notice (and not for cause, disability or death) or Mr. Fletcher gives notice of termination pursuant to a material change in duties, reduction of remuneration, material default or breach by Generex or change in control of Generex, Mr. Fletcher will be entitled to receive a lump sum severance payment on the termination date in an amount equal to 18 months of base salary plus the average annual bonus paid to him during each fiscal year of the term of his employment and he will be entitled to participate in and receive benefits for 18 months after the termination date.
(5)	The 2001 and 2006 Plans permit a named executive to exercise vested options outstanding at the time of the named executive’s cessation of employment due to disability for a period of up to one year thereafter or the expiration of the option, whichever is earlier.
(6)	The 2001 and 2006 Plans permit a named executive’s beneficiary to exercise vested options outstanding at the time of the named executive’s death for a period of up to one year after death or the expiration date of the option, whichever is earlier.
(7)	The named executive would be entitled to receive health benefits for a period of 18 months after termination of employment. Since these benefits are widely available to salaried employees of Generex, they are excluded from the table above. The total aggregate value of these benefits in each case is below $8,000.
(8)	Upon a change of control, the 2001 and 2006 Plan provide for the acceleration of exercisability and vesting of any outstanding options and removal of all restrictions and conditions on outstanding restricted stock awards, unless otherwise determined by the Board of Directors or its designee. We have assumed for purposes of this column that the named executive will exercise all of his/her fully exercisable and vested options and will receive all shares underlying restricted stock awards in connection with a change of control of Generex, which we have assumed occurred on July 31, 2013.
(9)	Pursuant to the terms of his employment with Generex, if Generex terminates Mr. Fletcher’s employment upon written notice (and not for cause, disability or death) or Mr. Fletcher gives notice of termination pursuant to a material change in duties, reduction of remuneration, material default or breach by Generex or change in control of Generex, Mr. Fletcher will have 90 days after the eighteenth month anniversary of the termination date to exercise vested options.
(10)	Each named executive is entitled to receive monthly disability payments and his/her survivor(s) are entitled to receive a lump sum payment upon such named executive’s death, in either case up to an amount equal to his/her annual base salary or $100,000, whichever is less. Insurance premiums are paid by Generex and such insurance coverage is widely available to all salaried employees at Generex. Thus, the amounts payable upon the disability or death of the named executive (as well as the premiums paid by Generex) are excluded from the table above.
(11)	The restricted stock award agreement with the named executive officers provides that in the event the named executive ceases to be employed by, or provide service to us, any unvested shares of restricted stock will be immediately forfeited. There was no unvested restricted stock as of July 31, 2013.

Non-Employee Directors' Compensation

In fiscal 2013, our policy for compensation of non-employee directors was as follows.

•	Non-employee directors (other than the non-executive chairman of the board) receive an annual cash based retainer of $40,000.
•	The non-executive chairman of the board receives an annual cash based retainer of $100,000 per year.

•	At the discretion of the full Board of Directors, nonemployee directors may receive stock options to purchase shares of our common stock or shares of restricted stock each fiscal year. The number and terms of such options or shares is within the discretion of the full Board of Directors.

•	Nonemployee directors serving on committees of the Board of Directors receive additional cash compensation as follows:

Committee	Chairperson	Member
Audit Committee	$15,000	$5,000
Compensation Committee	$15,000	$5,000
Governance & Nominating Committee	$5,000	$2,000

Directors who are officers or employees of Generex or its subsidiaries do not receive separate consideration for their service on the Board of Directors. The compensation received by Mr. Fletcher as an employee of Generex is shown in the Summary Compensation Table above. The compensation received by Dr. von Hofe as an employee of our subsidiary Antigen is shown in the Director Compensation Table below under “All Other Compensation”.

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Fiscal Year 2013 Director Compensation Table

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Option Awards(3)	All Other Compensation		Total
John P. Barratt	$115,333	$0	$0	$0		$115,333
Brian T. McGee	$62,000	$0	$0	$0		$62,000
Nola E. Masterson	$23,250	$0	$0	$0		$23,250
James H. Anderson	$50,000	$0	$0	$60,000	(4)	$110,000
Eric von Hofe	$0	$0	$0	$267,644	(5)	$267,644

(1)	Includes the annual retainer and additional fees earned for directors who chair a Board committee or who serve on a Board committee. Effective October 1, 2011, the directors agreed to defer payment of their board fees due to the current financial position of the company. In June 2013, the Company granted the directors stock options in full and final payment of obligations to pay their deferred board fee amounts covering the period from April 1, 2013 to May 31, 2013. In April 2013, the Company granted the directors stock options in full and final payment of obligations to pay their deferred board fee amounts covering the period from July 1, 2012 to March 31, 2013. In June 2012, the Company granted the directors stock options in full and final payment of obligations to pay their deferred board fee amounts covering the period from October 1, 2011 to June 30, 2012. The options were issued in lieu of cash payment of the deferred compensation amount. The number of options granted was equal to the dollar amount of the deferred board fees for each director divided by the closing price of the Company's common stock on June 4, 2013 ($0.0325), March 5, 2013 ($0.034) and June 6, 2012 ($0.0925), respectively, less the option exercise price of $0.001 per share. The stock options were granted pursuant to the terms of the Company's 2006 Stock Plan. The options were fully vested at the respective dates of grant and will expire on the fifth anniversary of the dates of grant. The deferred board fee amounts paid in stock options, number of stock options granted and the balance of board fees owing at July 31, 2013 and at July 31, 2012 are listed below. There are no formal agreements for the repayment of the deferred fee amounts owing at July 31, 2013.

	Deferral amount to May 31, 2013	No. of options issued in fiscal 2013	Deferred Fees owing at July 31, 2013
John Barratt	$ 102,667	3,145,784	$ 20,333
Brian McGee	$ 56,833	1,741,416	10,333
Nola Masterson *	$ 0	0	28,417
James Anderson **	$ 78,333	409,836	8,333
Total	$ 237,833	7,323,314	$ 67,416

* Resigned from the board of directors on December 14, 2013. Deferred fees for the period from July 2012 to December 14, 2012 have not been repaid to date.

** Includes $32,500 in Scientific Advisory Board fees paid in stock options rather than cash.

The deferred board fee amounts paid in stock options and number of stock options granted in fiscal 2012 and the balance of board fees owing at July 31, 2012 are listed below.

	Deferral amount to June 30, 2012	No. of options issued in fiscal 2012	Deferred Fees owing at July 31, 2012
John Barratt	$ 84,000	918,033	9,333
Brian McGee	$ 46,500	508,197	5,167
Nola Masterson	$ 46,500	508,197	5,167
James Anderson	$ 37,500	409,836	4,167
Total	$ 214,500	2,344,263	$ 23,834

(2) There were no restricted stock awards to directors in fiscal year 2013. As of July 31, 2013, the aggregate number of shares underlying stock awards previously granted to each non-employee director and former director was as follows: Mr. Barratt (150,000), Ms. Masterson (100,000) and Mr. McGee (150,000).

(3) There were no incentive stock options granted to the directors in fiscal 2013. A portion of deferred board fees were repaid by the issuance of stock options which were granted in lieu of cash payment of the deferred compensation amount as described in footnote (1) directly above. At fiscal year end, the total number of stock options, inclusive of the stock options related to the salary deferrals in the tables above, held by each non-employee director was as follows: Mr. Barratt (4,869,531), Mr. McGee (2,755,327) and Dr. Anderson (2,845,950). Dr. von Hofe, who is an employee of our subsidiary Antigen, held 3,920,769 options at fiscal year-end.

(4) Includes payments received as a member of the Scientific Advisory Board of $5,000 per month for the period from August 2012 through July 2013 of which $27,500 was paid in cash and $32,500 in stock options.

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(5) Represents employment income earned as president of Antigen for the fiscal year ended July 31, 2013. Effective October 1, 2011, Dr. von Hofe agreed to defer a portion of his salary and Dr. von Hofe’s base salary was reduced from $260,481 to $174,522 as of that date. The Company granted Dr. von Hofe 2,859,477 options in total on June 6, 2013 (682,210) and April 1, 2013 (2,177,267), in full and final payment of obligations to pay Dr. von Hofe’s deferred salary amount covering the periods from April 1, 2013 to June 30, 2013 and June 1, 2012 to March 31, 2013, respectively. The options were issued in lieu of cash payment of the deferred compensation amount. The number of options granted to Dr. von Hofe was equal to the dollar amount of his deferred salary ($93,122) divided by the respective closing prices of the Company's common stock on June 4, 2013 ($0.0325) and March 5, 2013 ($0.034) , less the option exercise price of $0.001 per share. The stock options were granted pursuant to the terms of the Company's 2006 Stock Plan. The options were fully vested at the dates of grant and will expire on the fifth anniversary of the dates of grant. At July 31, 2013, there is a deferred salary balance of $7,163 owing to Dr. von Hofe which is not reflected above and is expected to be repaid in a similar manner in fiscal 2014. There is no formal agreement for the repayment of this amount and if it is repaid, it will be reflected in Dr. von Hofe’s compensation for fiscal 2014.

 CERTAIN TRANSACTIONS

Changes in Control

We know of no arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in the change in control of Generex.

Related Transactions

Review of Related Party Transactions

We presently follow an unwritten practice requiring approval by stockholders or by a majority of disinterested directors of transactions in which one of our directors has a material interest apart from such director's interest in Generex. We also presently follow a practice requiring the approval by the Audit Committee for any transactions in which a director or an executive officer has a material interest apart from such director's or officer’s interest in Generex.

Security Ownership of Certain Beneficial Owners and Management

The table on the following pages sets forth information regarding the beneficial ownership of the common stock by:

•	our directors and named executive officers (including persons who served as principal executive officer and principal financial officer during a portion of the fiscal year ended July 31, 2013);
•	all the named executives and directors as a group; and
•	any person or group known to us that beneficially owns more than five percent (5%) of our outstanding shares of common stock.

The information contained in this table is as of March 31, 2014. At that date, we had 736,983,806 shares of common stock outstanding. A person is deemed to be a beneficial owner of shares if he has the power to vote or dispose of the shares. This power can be exclusive or shared, direct or indirect. In addition, a person is considered by SEC rules to beneficially own shares underlying options or warrants that are presently exercisable or that will become exercisable within sixty (60) days. Except as otherwise indicated, the address of each person named in the table below is c/o Generex Biotechnology Corporation, 555 Richmond Street West, Suite 604, Toronto, Canada M5V 3B1.

Beneficial Ownership

Name of Beneficial Owner	Number of Shares	Percent of Class

Named Executives, Directors and Nominees

John P. Barratt (1)	6,899,876	*
Mark Fletcher (2)	13,424,725	1.8%
Brian T. McGee (3)	3,896,131	*
Dr. James Anderson (4)	3,564,341	*
Eric von Hofe, Ph.D. (5)	4,918,798	*
Dr. David Brusegard (6)	4,147,399	*
Stephen Fellows (7)	1,330,492	*
Named Executives and Directors as a group (7 persons)	38,181,762	4.9%

(ii) Other Beneficial Owners (and their addresses)	32,532,856	4.2%
Cranshire Capital Advisors, LLC (8)
3100 Dundee Road, Suite 703
Northbrook, Illinois 60062

* Less than 1%.

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(1)	Includes 70,000 shares, 70,000 shares issuable upon stock options granted on October 26, 2004, 100,000 shares issuable upon exercise of stock options granted on April 5, 2005 under the 2001 Plan, 35,714 shares issuable upon exercise of stock options granted on April 5, 2005 under the 2001 Plan received in lieu of cash compensation, 100,000 options which were granted on March 8, 2010 under 2006 Plan and 150,000 shares of restricted stock awarded on May 30, 2006 under the 2006 Plan. Also includes 400,000 options issued March 25, 2011 under the 2001 Stock Option Plan, 100,000 options issued March 25, 2011 under the 2006 Stock Option Plan, 918,033 options issued June 19, 2012 under the 2006 Plan, 2,553,191 options issued April 1, 2013 under the 2006 Plan, 592,593 options issued June 6, 2013 under the 2006 Plan and 1,810,345 options issued October 31, 2013 under the 2001 (400,000) and 2006 Plans (1,410,345).
(2)	Includes 286,077 shares, 250,000 shares issuable upon exercise of stock options granted on April 5, 2005 with an effective date of December 13, 2004 under the 2001 Plan, 470,726 shares issuable upon exercise of stock options granted on April 5, 2005 under the 2001 Plan, 300,000 options which were granted on March 8, 2010 under 2006 Plan and 175,000 shares of restricted stock granted in August 2007 under the 2006 Stock Plan, which shares were vested as of August 17, 2009. Also includes 400,000 options issued March 25, 2011 under the 2001 Stock Option Plan, 1,100,000 options issued March 25, 2011 under the 2006 Stock Option Plan, 1,457,195 options issued June 19, 2012 under the 2006 Plan, 5,143,787 options issued April 1, 2013 under the 2006 Plan, 1,587,300 options issued June 6, 2013 under the 2006 Plan and 2,254,640 options issued October 31, 2013 under the 2001 (400,000) and 2006 Plans (1,854,640).
(3)	Includes 70,000 shares issuable upon exercise of stock options granted on October 26, 2004, 100,000 shares issuable upon exercise of stock options granted on April 5, 2005 under the 2001 Plan, 35,714 shares issuable upon exercise of stock options granted on April 5, 2005 under the 2001 Plan received in lieu of cash compensation, 100,000 options which were granted on March 8, 2010 under the 2006 Plan and 150,000 shares of restricted stock awarded on May 30, 2006 under the 2006 Plan. Also includes 100,000 shares acquired in February and March 2006, 200,000 options issued March 25, 2011 under the 2001 Stock Option Plan, 508,197 options issued June 19, 2012 under the 2006 Plan, 1,413,374 options issued April 1, 2013 under the 2006 Plan, 328,042 options issued June 6, 2013 under the 2006 Plan and 890,804 options issued October 31, 2013 under the 2001 (400,000) and 2006 Plans (490,804).
(4)	Includes 409,836 options issued June 19, 2012 under the 2006 Plan, 1,139,818 options issued April 1, 2013 under the 2006 Plan, 1,296,296 options issued June 6, 2013 under the 2006 Plan and 718,391 options issued October 31, 2013 under the 2001 (400,000) and 2006 Plans (318,391).
(5)	Includes 10,000 shares of common stock held by Dr. von Hofe awarded on March 5, 2007 under the 2006 Plan. Also includes 100,000 shares issuable upon exercise of stock options granted on October 26, 2004, 35,000 shares issuable upon exercise of stock options granted on July 29, 2005, 100,000 options which were granted on October 10, 2009 under the 2006 Plan, 200,000 options issued March 25, 2011 under the 2001 Stock Option Plan, 626,292 options issued June 21, 2012 under the 2006 Plan, 2,177,267 options issued April 1, 2013 under the 2006 Plan, 682,210 options issued June 6, 2013 under the 2006 Plan and 988,029 options issued October 31, 2013 under the 2001 (400,000) and 2006 Plans (588,029).
(6)	Includes 31,295 shares of common stock held by Dr. Brusegard, 200,000 options issued March 25, 2011 under the 2001 Stock Option Plan, 546,448 options issued June 20, 2012 under the 2006 Plan, 1,928,925 options issued April 1, 2013 under the 2006 Plan, 595,239 options issued June 6, 2013 under the 2006 Plan and 845,492 options issued October 31, 2013 under the 2001 (400,000) and 2006 Plans (445,492).
(7)	Includes 250,000 options which were granted on March 8, 2010 under the 2006 Plan, 35,000 options which were granted on October 10, 2009 under the 2006 Plan and 200,000 options issued March 25, 2011 under the 2001 Stock Option Plan and 845,492 options issued October 31, 2013 under the 2001 (400,000) and 2006 Plans (445,492).
(8)	This information is as of December 31, 2013 per a Schedule 13G filed on February 14, 2014 on behalf of (i) Cranshire Capital Advisors, LLC, a Delaware limited liability company (“CCA”), and (ii) Mitchell P. Kopin, an individual (“Mr. Kopin" together with CCA, the “Reporting Persons”). CCA serves as the investment manager to Cranshire Capital Master Fund, Ltd., a Cayman Islands exempted company (“Cranshire Capital Master Fund”). In such capacity, CCA exercises voting and investment power over the shares of Common Stock held for the account of Cranshire Capital Master Fund. CCA is a registered investment adviser under Section 203 of the Investment Advisers Act of 1940, as amended.

As of the close of business on December 31, 2013, each of the Reporting Persons may be deemed to have beneficial ownership of 32,532,856 shares of Common Stock, which consists of (i) 353,333 shares of Common Stock held for the account of Cranshire Capital Master Fund, (ii) 14,003,640 shares of Common Stock issuable upon exercise of a warrant (the “ Warrant ”), (iii) 5,611,238 shares of Common Stock issuable upon exercise of a second warrant (the “ Second Warrant ”) and (iv) 12,564,645 shares of Common Stock issuable upon exercise of a third warrant (the “ Third Warrant ”), in each case of clauses (ii), (iii) and (iv) above, held by Cranshire Capital Master Fund, and all such shares of Common Stock represent beneficial ownership of approximately 4.99% of the Common Stock, based on (1) 619,781,525 shares of Common Stock issued and outstanding on December 6, 2013, as reported in the Form 10-Q filed by the Issuer on December 9, 2013 plus (2) 14,003,640 shares of Common Stock issuable upon exercise of the Warrant, (3) 5,611,238 shares of Common Stock issuable upon exercise of the Second Warrant and (4) 12,564,645 shares of Common Stock issuable upon exercise of the Third Warrant.

The foregoing excludes (I) 7,764,913 shares of Common Stock issuable upon exercise of the Third Warrant because the Third Warrant contains a blocker provision under which the holder thereof does not have the right to exercise the Third Warrant to the extent that such exercise would result in beneficial ownership by the holder thereof or any of its affiliates, of more than 4.99% of the Common Stock and (II) an aggregate of 16,971,929 shares of Common Stock issuable upon exercise of other warrants held by Cranshire Capital Master Fund (the “ Other Warrants ”) because each of such Other Warrants contains a blocker provision under which the holder thereof does not have the right to exercise such Other Warrants to the extent that such exercise would result in beneficial ownership by the holder thereof or any of its affiliates, of more than 4.99% of the Common Stock. Without such blocker provisions, each of the Reporting Persons may be deemed to have beneficial ownership of 57,269,698 shares of Common Stock.

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DESCRIPTION OF SECURITIES TO BE REGISTERED

We are registering shares of our common stock hereunder which are issued and outstanding, issuable upon conversion of the shares of Series F 9% Convertible Preferred Stock which were issued on March 27, 2014, issuable upon exercise of warrants issued in connection with the January 2014 issuance of Series F 9% Convertible Preferred Stock, and issuable in lieu of cash payments on the January 2014 issuance of Series F 9% Convertible Preferred Stock. Therefore, we have provided below a description of our common stock, Series F 9% Convertible Preferred Stock and related warrants.

Description of Our Capital Stock

Set forth below is a summary of the material terms of our capital stock. This summary is not complete. We encourage you to read our Restated Certificate of Incorporation, as amended, and our Amended and Restated By-Laws that we have previously filed with the SEC. See “Where You Can Find More Information.”

General

Our authorized capital stock consists of: (i) 1,500,000,000 shares of common stock, par value $.001 per share, of which 736,983,806 shares were outstanding as of March 31, 2014, (ii) 5,500 shares of Series A 9% Convertible Preferred Stock, of which 0 shares were outstanding as of March 31, 2014 (iii) 2,000 shares of Series B 9% Convertible Preferred Stock, of which 0 shares were outstanding as of March 31, 2014 (iv) 750 shares of Series C 9% Convertible Preferred Stock, of which 0 shares were outstanding as of March 31, 2014 (v) 750 shares of Series D 9% Convertible Preferred Stock, of which 0 shares were outstanding as of March 31, 2014, (vi) 2,450 shares of Series E 9% Convertible Preferred Stock, of which 25 shares were outstanding as of March 31, 2014, (vi) 4,150 shares of Series F 9% Convertible Preferred Stock, of which 2,075 shares were outstanding as of March 31, 2014and (viii) 984,400 shares of undesignated preferred stock, par value $.001 per share.

Common Stock

Holders of common stock are entitled to one vote for each share owned as of record on all matters on which shareholders may vote.  Holders of common stock do not have cumulative voting rights in the election of directors.  Therefore, the holders of more than 50% of the outstanding shares can elect the entire Board of Directors.  The holders of common stock are entitled, upon liquidation or dissolution of the Company, to receive pro rata all remaining assets available for distribution to stockholders after payment to any preferred shareholders who may have preferential rights.  The common stock has no preemptive or other subscription rights, and there are no conversion rights or redemption provisions. All outstanding shares of common stock are validly issued, fully paid, and nonassessable.

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Series F Preferred Stock

The Series F convertible preferred stock is convertible at the option of the holder at any time into shares of common stock at a conversion ratio determined by dividing the stated value of the Series F convertible preferred stock, or $1,000, by a conversion price of $0.03 per share. As of March 31, 2014, an aggregate of 69,166,667 shares of our common stock are issuable upon conversion of the Series F convertible preferred stock all of which are being registered on this registration statement. The conversion price of the Series F convertible preferred stock will be subject to adjustment in the case of stock splits, stock dividends, combinations of shares, similar recapitalization transactions and certain pro-rata distributions to common stockholders. The conversion price will also be adjusted if we sell or grant any shares of common stock or securities convertible into, or rights to acquire, common stock at an effective price per share that is lower than the then conversion price, except in the event of certain exempt issuances. Subject to limited exceptions, a holder of the Series F convertible preferred stock will not have the right to convert any portion of its Series F convertible preferred stock if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to its conversion.

In addition, the holders of Series F convertible preferred stock will be entitled to receive any securities or rights to acquire securities or property granted or issued by us pro rata to the holders of our common stock to the same extent as if such holders had converted all of their shares of Series F convertible preferred stock. In the event of a fundamental transaction, such as a merger, consolidation, sale of substantially all assets and similar reorganizations or recapitalizations, the holders of Series F convertible preferred stock will be entitled to receive, upon conversion of their shares, any securities or other consideration received by the holders of our common stock pursuant to the fundamental transaction.

We may become obligated to redeem the Series F convertible preferred stock in cash upon the occurrence of certain triggering events, including the failure to provide an effective registration statement covering shares of common stock issuable upon conversion of the Series F convertible preferred stock, material breach of certain contractual obligations to the holders of the Series F convertible preferred stock, the occurrence of a change in control of the Company, the occurrence of certain insolvency events relating to the Company, or the failure of our common stock to continue to be listed or quoted for trading on one or more specified United States securities exchanges or regulated quotation service. Upon the occurrence of certain triggering events, each holder of Series F convertible preferred stock will have the option to redeem such holder’s shares of Series F convertible preferred stock for a redemption price payable in shares of common stock or receive an increased dividend rate of 18% on all of such holder’s outstanding Series F convertible preferred stock. Late fees will apply on all redemption amounts not paid within five trading days of the payment date.

The Series F convertible preferred stock will accrue a 9% dividend until March 27, 2017 and, beginning on March 27, 2017 and on each one year anniversary thereafter, such dividend rate will increase by an additional 3%. The dividend will be payable quarterly on September 30, December 31, March 31 and June 30, beginning on the first such date after the original issue date and on each conversion date in cash, or at our option, in shares of common stock. In the event that the Series F convertible preferred stock is converted prior to March 27, 2017, we will pay the holder of the converted Series F convertible preferred stock an amount equal to $270 per $1,000 of stated value of the Series F convertible preferred stock, less the amount of all prior quarterly dividends paid on such converted Series F convertible preferred stock before the relevant conversion date. Such “make-whole payment” may be made in cash or, at our option, in shares of common stock.

Except as required by law, holders of the Series F convertible preferred stock are not entitled to voting rights, except that the affirmative vote of the holders of a majority of the outstanding shares of Series F convertible preferred stock is required to take certain actions that may adversely affect the rights or preferences of the holders of Series F convertible preferred stock.

The securities purchase agreement and the certificate of designation authorizing the Series F convertible preferred stock include certain agreements and covenants for the benefit of the holders of the Series F convertible preferred stock, including restrictions on our ability to amend our certificate of incorporation and bylaws, pay cash dividends or distributions with respect to our common stock or other junior securities, repurchase more than a de minimis number of shares of our common stock or other junior, securities, issue additional equity securities for a period of 60 days after the initial closing, issue additional debt or equity securities with variable a conversion or exercise price for a period of 12 months after the initial closing, and undertake a reverse or forward stock split or reclassification of our common stock (unless such reverse split is made in conjunction with the listing of the common stock on a national securities exchange), and a requirement to use our reasonable best efforts to maintain the listing or trading of our common stock on one or more specified United States securities exchanges or regulated quotation service.

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Undesignated Preferred Stock

Our Board of Directors has the authority to issue up to 984,400 shares of preferred stock in one or more series and fix the number of shares constituting any such series, the voting powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including the dividend rights, dividend rate, terms of redemption (including sinking fund provisions), redemption price or prices, conversion rights and liquidation preferences of the shares constituting any series, without any further vote or action by the stockholders. For example, the Board of Directors is authorized to issue a series of preferred stock that would have the right to vote, separately or with any other series of preferred stock, on any proposed amendment to our Restated Certificate of Incorporation, as amended, or on any other proposed corporate action, including business combinations and other transactions.

The terms of any particular series of preferred stock will be described in the prospectus supplement relating to the offering of shares of that particular series of preferred and may include, among other things:

•	the title and stated value;
•	the number of shares authorized;
•	the liquidation preference per share;
•	the purchase price;
•	the dividend rate, period and payment date, and method of calculation (including whether cumulative or non-cumulative);
•	terms and amount of any sinking fund;
•	provisions for redemption or repurchase, if applicable, and any restrictions on the ability of the company to exercise such redemption and repurchase rights;
•	conversion rights and rates, if applicable, including the conversion price and how and when it will be calculated and adjusted;
•	voting rights, if any;
•	preemptive rights, if any;
•	restrictions on sale, transfer and assignment, if any;
•	the relative ranking and preferences of the preferred stock; and
•	any other specific terms, rights or limitations of, or restrictions on, such preferred stock.

Warrants

An aggregate of 69,166,667 shares of our common stock are issuable upon exercise of the warrants issued on March 27, 2014 in connection with the issuance of the Series F convertible preferred stock.

Subject to certain ownership limitations, the warrants will be exercisable at any time after their date of issuance and on or before the fifth-year anniversary thereafter at an exercise price of $0.03 per share of common stock. The exercise price of the warrants and, in some cases, the number of shares issuable upon exercise, are subject to adjustment in the case of stock splits, stock dividends, combinations of shares, similar recapitalization transactions and certain pro-rata distributions to common stockholders. The exercise price and number of shares of common stock issuable upon exercise will also be adjusted if we sell or grant any shares of common stock or securities convertible into, or rights to acquire, common stock at an effective price per share that is lower than the then exercise price, except in the event of certain exempt issuances. In addition, the warrant holders will be entitled to receive any securities or rights to acquire securities or property granted or issued by us pro rata to the holders of our common stock to the same extent as if such holders had exercised all of their warrants. In the event of a fundamental transaction, such as a merger, consolidation, sale of substantially all assets and similar reorganizations or recapitalizations, the warrant holders will be entitled to receive, upon exercise of their warrants, any securities or other consideration received by the holders of common stock pursuant to the fundamental transaction. Any successor to us or surviving entity shall assume the obligations under the warrants.

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The warrant holders must surrender payment in cash of the aggregate exercise price of the shares being acquired upon exercise of the warrants. If at any time after the six month anniversary of the initial exercise date (March 27, 2014), there is no effective registration statement registering, or no current prospectus available for the resale of the shares issuable upon exercise of the warrants, then the warrants may only be exercised on a “net” or “cashless” basis. No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Anti-Takeover Provisions

We are not aware of any pending takeover attempt or interest in making such an attempt. Our Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws contain certain provisions which may be deemed to be "anti-takeover" in that they may deter, discourage or make more difficult the assumption of control of Generex by another corporation or person through a tender offer, merger, proxy contest or similar transaction or series of transactions.

Authorized but Unissued Shares: The authorized but unissued shares of our common stock and preferred stock are available for future issuance without stockholder approval. The Board of Directors may set the rights, preferences and terms of new preferred stock, without shareholder approval. Shares of preferred stock could be issued quickly without shareholder approval, with terms calculated to delay or prevent a change in control of Generex. Our stockholders do not have preemptive rights with respect to the purchase of these shares. Therefore, such issuance could result in a dilution of voting rights and book value per share of the common stock.

Advance Notice Requirements for Stockholder Proposals and Director Nominations: Our Amended and Restated Bylaws provide that a stockholder seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors, must provide timely notice of such stockholder’s intention in writing. To be timely, a stockholder’s notice must be received not less than 60 days nor more than 90 days prior to the meeting at which such proposal or candidate is to be considered. However, if we do not give prior notice or make public disclosure of the date of the meeting at least 70 days prior to the meeting date, notice by the stockholder is considered timely if it is received no later than the close of business on the 10th day following the day on which such notice was mailed or public disclosure was made. If a stockholder desires to have a proposal included in Generex’s proxy statement, notice of such proposal must be received not less than 120 days prior to the first anniversary of the date of Generex’s notice of the previous year’s annual meeting. These advance notice provisions may preclude stockholders from bringing matters before a meeting or from making nominations for directors.

Special Meetings of Stockholders: Our Amended and Restated Bylaws provide that special meetings of stockholders may be called only by the Board of Directors, the Chairman of the Board or the President, and may be called by the Board upon the request of the holders of a majority of the outstanding shares of stock of the company entitled to vote at the meeting. Further, business transacted at any special meeting of stockholders is limited to matters relating to the purpose or purposes stated in the notice of meeting.

General Effect of Anti-Takeover Provisions: The overall effect of these provisions may be to deter a future tender offer or other takeover attempt that some stockholders might view to be in their best interests at that time. In addition, these provisions may have the effect of assisting our current management in retaining its position and place it in a better position to resist changes which some stockholders may want to make if dissatisfied with the conduct of our business.

Stockholder Rights Plan

On May 30, 2006, our stockholders approved the adoption of a stockholder rights plan that will allow our Board of Directors to declare a dividend of one share purchase right for each outstanding share of our common stock. Our Board of Directors has considered adoption of this plan but has not yet approved its adoption. We expect that any stockholder rights plan adopted by our Board will contain terms substantially as described below:

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The terms of the rights plan will provide for a dividend distribution of one preferred share purchase right, which we refer to as a “Right,” for each outstanding share of our common stock. The dividend will be payable on a date established by the Board to the stockholders of record on that date. Each Right will entitle the registered holder to purchase from Generex one one-hundredth of a share of preferred stock (each a “Preferred Share” and, collectively, the “Preferred Shares”) at a price of $.01 per one one-hundredth of a share of preferred stock, subject to certain adjustments. Each Preferred Share will have designations and powers, preferences and rights, and the qualifications, limitations and restrictions which make its value approximately equal to the value of one share of our common stock.

The Rights will not be exercisable until the earlier to occur of:

(i)	the date of a public announcement that a person, entity or group of affiliated or associated persons have acquired beneficial ownership of 20% or more of our outstanding shares of common stock, which we refer to as an "Acquiring Person", or

(ii)	10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or entity becomes an Acquiring Person) following the commencement of, or announcement of an intention to commence, a tender offer or exchange offer the consummation of which would result in any person or entity becoming an Acquiring Person (the earlier of such dates being called the "Distribution Date").

Until the Distribution Date, the Rights will be transferable with and only with shares of our common stock. The Rights will expire ten years after adoption of the stockholders rights plan unless the Rights are earlier redeemed or exchanged by Generex.

Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1.00 but will be entitled to an aggregate dividend of 100 times the dividend declared per share of common stock. In the event of liquidation, the holders of the Preferred Shares would be entitled to a minimum preferential liquidation payment of $100 per share, but would be entitled to receive an aggregate payment equal to 100 times the payment made per share of common stock. Each Preferred Share will have 100 votes, voting together with the common stock. Finally, in the event of any merger, consolidation or other transaction in which shares of common stock are exchanged, each Preferred Share will be entitled to receive 100 times the amount of consideration received per share of common stock. These rights will be protected by customary anti-dilution provisions. Because of the nature of the Preferred Shares' dividend and liquidation rights, the value of one one-hundredth of a Preferred Share should approximate the value of one share of common stock. The Preferred Shares would rank junior to any other series of our preferred stock.

In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision will be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person and its associates and affiliates (which will thereafter be void), will for a 60-day period have the right to receive upon exercise that number of shares of Preferred Stock having a market value of two times the exercise price of the Right (or, if such number of shares is not and cannot be authorized, Generex may issue Preferred Shares, cash, debt, stock or a combination thereof in exchange for the Rights). This right will terminate 60 days after the date on which the Rights become nonredeemable (as described below), unless there is an injunction or similar obstacle to exercise of the Rights, in which event this right will terminate 60 days after the date on which the Rights again become exercisable.

The rights plan will contain certain exceptions to the characterization of a person or group as an "Acquiring Person." That term shall not be deemed to include:

•	Generex,

•	a subsidiary of Generex,

•	any employee benefit or compensation plan of Generex,

•	any entity holding shares of common stock for or pursuant to the terms of any such employee benefit or compensation plan or

•	any officer, director or current 5% holder as of the date the rights plan is implemented.

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The rights plan may also except certain institutional shareholders from the definition of “Acquiring Person.” In addition, except under limited circumstances, no person or entity shall become an Acquiring Person as the result of the acquisition of shares of common stock by Generex which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such person or entity to 20% or more of the shares of common stock then outstanding.

The stockholders rights plan may also contain what is commonly known as a “flip-over” provision. In the event that Generex is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold to an Acquiring Person, its associates or affiliates or certain other persons in which such persons have an interest, the plan will require that proper provision be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right.

At any time after an Acquiring Person becomes an Acquiring Person and prior to the acquisition by such Acquiring Person of 50% or more of the outstanding shares of Generex’s common stock, our Board of Directors may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of common stock, or one one-hundredth of a Preferred Share, per Right (or, at our election, Generex may issue cash, debt, stock or a combination thereof in exchange for the Rights), subject to adjustment.

At any time prior to the earliest of (i) the day of the first public announcement that a person has become an Acquiring Person or (ii) the final expiration date of the rights, our Board of Directors may redeem the Rights in whole, but not in part, at a price of $.001 per Right. Following the expiration of the above periods, the Rights become nonredeemable. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the redemption price.

The Rights would have certain anti-takeover effects. The Rights would cause substantial dilution to a person or group that attempts to acquire Generex on terms not approved by our Board of Directors. The Rights should not interfere with any merger or other business combination approved by our Board of Directors since the Rights could be amended to permit such acquisition or redeemed by us at $.001 per Right prior to the earliest of (i) the time that a person or group has acquired beneficial ownership of 20% or more of our shares of common stock or (ii) the final expiration date of the rights.

Dividend Policy

Holders of our common stock are entitled to receive such dividends as the Board of Directors may from time to time declare. The Board may declare dividends only when dividends are legally available. Under the Delaware General Corporation Law, the Board may only declare dividends out of our capital surplus (generally the amount of its paid-in capital above the par value of the outstanding stock) or out of net profits for the fiscal year with respect to which the dividends are paid.  We have never paid any dividends on our common stock and do not anticipate paying dividends on the common stock in the foreseeable future. The Certificates of Designation pertaining to our Series F 9% Convertible Preferred Stock impose certain restrictions on our ability to pay dividends on our common stock. For information about these restrictions, see the discussion under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” under the heading “Financial Condition, Liquidity and Resources” and the subheadings “Financing – March 2014” , “Financing – January 2014” and “Financing – June 2013” in this prospectus. The dividends payable on our Series F 9% Convertible Preferred Stock are described under the caption “Description of Securities To Be Registered” under the heading “Description of Our Capital Stock” and the “Series F Preferred Stock.”

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Transfer Agent

Broadridge Corporate Issuer Solutions, Inc. (formerly StockTrans, Inc.), 1717 Arch St. Suite 1300 Philadelphia, PA  19103, is the transfer agent and registrar for our common stock.

Quotation

Our common stock is quoted on the OTC Bulletin Board under the symbol "GNBT.OB."

PLAN OF DISTRIBUTION

We are registering shares of common stock that are issued and outstanding, issuable upon conversion of outstanding shares of our Series F convertible preferred stock, issuable upon exercise of outstanding warrants issued in connection with such preferred stock, and issuable in lieu of cash payments of dividends on such preferred stock. Our registration will permit the resale of these shares of common stock by the holders of our common stock, Series F convertible preferred stock and warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Security Holders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The Selling Security Holders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the Selling Security Holders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales made after the date the Registration Statement is declared effective by the SEC, subject to any applicable limitations on short sales contained in any agreement between a selling shareholder and us;

•	sales pursuant to Rule 144;

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•	broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the Selling Security Holders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Security Holders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the Selling Security Holders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The Selling Security Holders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Security Holders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The Selling Security Holders may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of Selling Security Holders to include the pledgee, transferee or other successors in interest as Selling Security Holders under this prospectus. The Selling Security Holders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Security Holders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Security Holders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Selling Security Holder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

The Selling Security Holders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling shareholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

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We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $30,000 in total, including, without limitation, SEC filing fees; provided, however, that a Selling Security Holder will pay all underwriting discounts and selling commissions, if any. We will indemnify the Selling Security Holders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the Selling Security Holders will be entitled to contribution. We may be indemnified by the Selling Security Holders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the Selling Security Holders specifically for use in this prospectus, in accordance with the related registration rights agreements, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable under U.S. federal securities laws in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus will be passed upon for us by Eckert Seamans Cherin & Mellott, LLC, Two Liberty Place, 50 South 16th Street, 22nd Floor, Philadelphia, PA 19102.  Certain members of the firm of Eckert Seamans Cherin & Mellott, LLC own additional shares (less than one percent in total) that they purchased from time to time for cash, either from us or in the public market.

EXPERTS

The consolidated financial statements of Generex Biotechnology Corporation as at and for the year ended July 31, 2013 and for the period from November 2, 1995 (date of inception) to July 31, 2013 (which contains an explanatory paragraph describing conditions that raise substantial doubt about Generex Biotechnology Corporation’s ability to continue as a going concern) have been so included in reliance on the report of MNP LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Generex Biotechnology Corporation for the years ended July 31, 2012 and July 31, 2011 and for each of the years in the three year period ended July 31, 2012, and for the period from November 2, 1995 (date of inception) to July 31, 2012 (which contains an explanatory paragraph describing conditions that raise substantial doubt about Generex Biotechnology Corporation’s ability to continue as a going concern and refers to an adverse opinion on the effectiveness of internal control over financial reporting) have been so included in reliance on the report, of MSCM LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We are also subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

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GENEREX BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page

Financial Statements (Audited)

Report of Independent Registered Public Accounting Firm	F-2

Consolidated Balance Sheets July 31, 2013 and 2012	F-3

Consolidated Statements of Operations For the Years Ended July 31, 2013, 2012 and 2011 and Cumulative From November 2, 1995 (Date of Inception) to July 31, 2013	F-4

Consolidated Statements of Changes in Stockholders’ (Deficiency)/Equity For the Period November 2, 1995 (Date of Inception) to July 31, 2013	F-5

Consolidated Statements of Cash Flows For the Years Ended July 31, 2013, 2012 and 2011 and Cumulative From November 2, 1995 (Date of Inception) to July 31, 2013	F-23

Notes to Consolidated Financial Statements	F-24

Financial Statements (unaudited)

Consolidated Balance Sheets -
January 31, 2014 (unaudited) and July 31, 2013	F-43

Consolidated Statements of Operations — For the three and six-month periods ended January 31, 2014 and 2013, and cumulative from
November 2, 1995 to January 31, 2014 (unaudited)	F-44

Consolidated Statements of Cash Flows — For the six-month
periods ended January 31, 2014 and 2013, and cumulative from
November 2, 1995 to January 31, 2014 (unaudited)	F-45

Notes to Consolidated Financial Statements (unaudited)	F-46
F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board or Directors and Shareholders of Generex Biotechnology Corporation

We have audited the accompanying consolidated balance sheet of Generex Biotechnology Corp. (a Development Stage Company) and subsidiaries as of July 31, 2013, and the related consolidated statements of operations, stockholders’ (deficiency)/equity and cash flows for the year then ended and for the period November 2, 1995 (date of inception) to July 31, 2013. Our audit also includes the financial statement schedule listed in the index under Item 15. Generex Biotechnology Corp.’s management is responsible for these consolidated financial statements and the financial statement schedule listed in the index under Item 15. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. The financial statements as of July 31, 2012 and for the cumulative period from November 2, 1995 (Date of Inception) through July 31, 2012 were audited by other auditors who expressed an opinion without reservation on those statements in their audit report dated October 15, 2012. Our opinion, in so far as it relates to the period from November 2, 1995 (Date of Inception) through July 31, 2012, is based solely on the report of other auditors.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. Generex Biotechnology Corp. is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Generex Biotechnology Corp.’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Generex Biotechnology Corp. as of July 31, 2013, and the results of its operations and its cash flows for the year then ended and accumulated for the period from November 2, 1995 (Date of Inception) to July 31, 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1, the Company’s experience of negative cash flows from operations since inception and its dependency upon future financing, which is uncertain due to the limitations imposed by previous financings on future financings, raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

MNP LLP

Chartered Professional Accountants

Licensed Public Accountants

Toronto, Canada

October 3, 2013

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Generex Biotechnology Corporation and Subsidiaries

(A Development Stage Company)

We have audited the accompanying consolidated balance sheets of Generex Biotechnology Corporation (a Development Stage Company) and subsidiaries (the “Company”) as of July 31, 2012 and 2011 and the related consolidated statements of operations, stockholders’ (deficiency)/equity and cash flows for each of the years in the three year period ended July 31, 2012, and for the period November 2, 1995 (date of inception) to July 31, 2012. Our audits also included the financial statement schedule listed in the index under Item 15. These financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Generex Biotechnology Corporation and subsidiaries as of July 31, 2012 and 2011 and the results of their operations and their cash flows for each of the years in the three year period ended July 31, 2012, and for the period November 2, 1995 (date of inception) to July 31, 2012 in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects, the information set forth therein.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1, the Company’s experience of negative cash flows from operations since inception and its dependency upon future financing, which is uncertain due to the limitations imposed by previous financings on future financings, raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Company’s internal control over financial reporting as of July 31, 2012, based on criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) and our report dated October 15, 2012 expressed an adverse opinion thereon.

MSCM LLP

Toronto, Canada

October 15, 2012

F-2

GENEREX BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS
	July 31, 2013	July 31, 2012
ASSETS
Current Assets:
Cash and cash equivalents	$ 1,708,954	$ 246,309
Other current assets	98,315	200,552
Total Current Assets	1,807,269	446,861

Property and Equipment, Net (Note 3)	85,406	704,678
Assets Held for Investment, Net (Note 3)	640,772	858,377
Patents, Net (Note 4)	2,319,416	2,634,458

TOTAL ASSETS	$ 4,852,863	$ 4,644,374

LIABILITIES AND STOCKHOLDERS’ (DEFICIENCY)/EQUITY
Current Liabilities:
Accounts payable and accrued expenses (Note 6)	$ 7,661,234	$ 7,015,652
Deferred revenue	224,843	263,125
Current maturities of long-term debt (Note 8)	617,665	1,222,746
Total Current Liabilities	8,503,742	8,501,523

Long-Term Debt, Net (Note 8)	--	441,415

Derivative Warrant Liability (Note 10)	5,234,293	4,081,627

Derivative Additional Investment Rights Liability (Note 10)	1,256,160	--

Total Liabilities	14,994,195	13,024,565

Commitments and Contingencies (Note 7)

Stockholders’ Deficiency (Notes 9 and 11):
Series A 9% Convertible Preferred Stock, $1,000 par value; authorized 5,500
shares, -0- issued shares at July 31, 2013 and July 31, 2012, respectively	--	--
Series B 9% Convertible Preferred Stock, $1,000 par value; authorized 2,000 shares at July 31, 2013 and July 31, 2012, respectively; -0- and 1,490 shares
issued and outstanding at July 31, 2013 and July 31, 2012, respectively	--	--
Series C 9% Convertible Preferred Stock, $1,000 par value; authorized 750 and -0-
shares at July 31, 2013 and July 31, 2012, respectively; -0- shares
issued and outstanding at July 31, 2013 and July 31, 2012, respectively; -0- shares	--	--
Series D 9% Convertible Preferred Stock, $1,000 par value; authorized 750 and -0-
shares at July 31, 2013 and July 31, 2012, respectively; -0- shares
issued and outstanding at July 31, 2013 and July 31, 2012, respectively; -0- shares	--	--
Series E 9% Convertible Preferred Stock, $1,000 par value; authorized 2,450 and -0-
shares at July 31, 2013 and July 31, 2012, respectively; 930 and -0- shares
issued and outstanding at July 31, 2013 and July 31, 2012, respectively	--	--
Common stock, $.001 par value; authorized 1,500,000,000 and 750,000,000 shares at
July 31, 2013 and 2012, respectively; 580,329,160 and 354,161,297 issued and
outstanding at July 31, 2013 and July 31, 2012, respectively	580,329	354,161
Additional paid-in capital	356,401,812	348,099,813
Deficit accumulated during the development stage	(367,888,576)	(357,611,780)
Accumulated other comprehensive income	765,103	777,615
Total Stockholders’ Deficiency	(10,141,332)	(8,380,191)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIENCY	$ 4,852,863	$ 4,644,374

The Notes to Consolidated Financial Statements are an integral part of these statements.

F-3

GENEREX BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF OPERATIONS

				Cumulative From
				November 2, 1995
	For the Years Ended July 31,			(Date of Inception)
	2013	2012	2011	to July 31, 2013

Revenues, net	$ --	$ 28,651	$ 291,628	$ 5,110,784

Cost of Goods Sold	--	11,109	155,619	1,620,375

Gross profit	--	17,542	136,009	3,490,409

Operating Expenses:
Research and development	2,192,724	4,987,236	10,250,397	134,168,688
Research and development - related party	--	--	--	220,218
Selling and marketing	--	165,175	1,025,774	9,333,214
General and administrative	3,936,635	4,889,179	13,392,920	151,738,791
General and administrative - related party	--	--	--	314,328
Total Operating Expenses	6,129,359	10,041,590	24,669,091	295,775,239

Operating Loss	(6,129,359)	(10,024,048)	(24,533,082)	(292,284,830)

Other Income (Expense):
Miscellaneous income (expense)	--	--	489,292	686,303
Income from assets held for investment, net (Note 3)	1,245,165	2,206,216	349,458	5,579,422
Interest income	353	1,519	6,455	7,782,246
Interest expense	(530,222)	(592,525)	(208,906)	(69,538,904)
Change in fair value of derivative liabilities (Note 10)	(3,140,259)	(1,081,440)	2,220,916	(3,856,236) (1)
Loss on extinguishment of debt	--	--	--	(14,134,068)

Net Loss Before Undernoted	(8,554,322)	(9,490,278)	(21,675,867)	(365,766,067)

Minority Interest Share of Loss	--	--	--	3,038,185

Net Loss	(8,554,322)	(9,490,278)	(21,675,867)	(362,727,882)

Preferred Stock Dividend	1,722,474	376,746	766,417	5,160,694

Net Loss Available to Common
Stockholders	$ (10,276,796)	$ (9,867,024)	$ (22,442,284)	$ (367,888,576)

Basic and Diluted Net Loss Per
Common Share (Note 14)	$ (.02)	$ (.03)	$ (.08)

Weighted Average Number of Shares
of Common Stock Outstanding
- basic and diluted (Note 14)	443,579,247	332,333,583	284,818,486

(1) - includes $5,981,403 as adjustment related to the adoption of FASB ASC Topic 815 in "Cumulative from November 2, 1995
(Date of Inception) to July 31, 2013" column. See Note 10 - Derivative Liabilities.

The Notes to Consolidated Financial Statements are an integral part of these statements.

F-4

GENEREX BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CHANGES IN STOCKHOLDERS' (DEFICIENCY)/EQUITY
FOR THE PERIOD NOVEMBER 2, 1995 (DATE OF INCEPTION) TO JULY 31, 2013
									Deficit
	SVR							Notes	Accumulated	Accumulated
	Preferred		Common		Treasury		Additional	Receivable -	During the	Other	Total
	Stock		Stock		Stock		Paid-In	Common	Development	Comprehensive	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stock	Stage	Income (Loss)	(Deficiency)/Equity

Balance November 2, 1995
(Inception)	-	$ -	-	$ -	-	$ -	$ -	$ -	$ -	$ -	$ -
Issuance of common stock for cash,
February 1996, $.0254	-	-	321,429	321	-	-	7,838	-	-	-	8,159
Issuance of common stock for cash,
February 1996, $.0510	-	-	35,142	35	-	-	1,757	-	-	-	1,792
Issuance of common stock for cash,
February 1996, $.5099	-	-	216,428	216	-	-	110,142	-	-	-	110,358
Issuance of common stock for cash,
March 1996, $10.2428	-	-	2,500	3	-	-	25,604	-	-	-	25,607
Issuance of common stock for cash,
April 1996, $.0516	-	-	489,850	490	-	-	24,773	-	-	-	25,263
Issuance of common stock for cash,
May 1996, $.0512	-	-	115,571	116	-	-	5,796	-	-	-	5,912
Issuance of common stock for cash,
May 1996, $.5115	-	-	428,072	428	-	-	218,534	-	-	-	218,962
Issuance of common stock for cash,
May 1996, $10.2302	-	-	129,818	130	-	-	1,327,934		-	-	1,328,064
Issuance of common stock for cash,								-
July 1996, $.0051	-	-	2,606,528	2,606	-	-	10,777		-	-	13,383
Issuance of common stock for cash,
July 1996, $.0255	-	-	142,857	143	-	-	3,494	-	-	-	3,637
Issuance of common stock for cash,
July 1996, $.0513	-	-	35,714	36	-	-	1,797	-	-	-	1,833
Issuance of common stock for cash,
July 1996, $10.1847	-	-	63,855	64	-	-	650,282	-	-	-	650,346
Costs related to issuance of common
stock	-	-	-	-	-	-	(10,252)	-	-	-	(10,252)
Founders Shares transferred for services
rendered	-	-	-	-	-	-	330,025	-	-	-	330,025
Comprehensive Income (Loss):
Net loss	-	-	-	-	-	-	-	-	(693,448)	-	(693,448)
Other comprehensive income (loss)
Currency translation adjustment	-	-	-	-	-	-	-	-	-	(4,017)	(4,017)
Total Comprehensive Income (Loss)									(693,448)	(4,017)	(697,465)
Balance, July 31, 1996	-	$ -	4,587,764	$ 4,588	-	$ -	$ 2,708,501	$ -	$ (693,448)	$ (4,017)	$ 2,015,624

The Notes to Consolidated Financial Statements are an integral part of these statements.

F-5

GENEREX BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CHANGES IN STOCKHOLDERS' (DEFICIENCY)/EQUITY
FOR THE PERIOD NOVEMBER 2, 1995 (DATE OF INCEPTION) TO JULY 31, 2013
									Deficit
	SVR							Notes	Accumulated	Accumulated
	Preferred		Common		Treasury		Additional	Receivable -	During the	Other	Total
	Stock		Stock		Stock		Paid-In	Common	Development	Comprehensive	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stock	Stage	Income (Loss)	(Deficiency)/Equity
Balance, August 1, 1996	-	$ -	4,587,764	$ 4,588	-	$ -	$ 2,708,501	$ -	$ (693,448)	$ (4,017)	$ 2,015,624
Issuance of common stock for cash,
September 1996, $.0509	-	-	2,143	2	-	-	107	-	-	-	109
Issuance of common stock for cash,
December 1996, $10.2421	-	-	1,429	1	-	-	14,635	-	-	-	14,636
Issuance of common stock for cash,
January 1997, $.0518	-	-	1,466	1	-	-	75	-	-	-	76
Issuance of common stock for cash,
March 1997, $10.0833	-	-	12	-	-	-	121	-	-	-	121
Issuance of common stock for cash,
May 1997, $.0512	-	-	4,233	4	-	-	213	-	-	-	217
Issuance of common stock for cash,
May 1997, $.5060	-	-	4,285,714	4,286	-	-	2,164,127	-	-	-	2,168,413
Costs related to issuance of common
stock, May 1997	-	-	-	-	-	-	(108,421)	-	-	-	(108,421)
Issuance of common stock for cash,
May 1997, $10.1194	-	-	18,214	18	-	-	184,297	-	-	-	184,315
Issuance of common stock for cash,
June 1997, $.0504	-	-	10,714	11	-	-	529	-	-	-	540
Issuance of common stock for cash,
June 1997, $.5047	-	-	32,143	32	-	-	16,190	-	-	-	16,222
Issuance of common stock for cash,
June 1997, $8.9810	-	-	29,579	30	-	-	265,618	-	-	-	265,648
Issuance of common stock for cash,
June 1997, $10.0978	-	-	714	1	-	-	7,209	-	-	-	7,210
Issuance of common stock for cash,
July 1997, $10.1214	-	-	25,993	26	-	-	263,060	-	-	-	263,086
Costs related to issuance of common
stock	-	-	-	-	-	-	(26,960)	-	-	-	(26,960)
Founders Shares transferred for services
rendered	-	-	-	-	-	-	23,481	-	-	-	23,481
Comprehensive Income (Loss):
Net loss	-	-	-	-	-	-	-	-	(1,379,024)	-	(1,379,024)
Other comprehensive income (loss)
Currency translation adjustment	-	-	-	-	-	-	-	-	-	3,543	3,543
Total Comprehensive Income (Loss)									(1,379,024)	3,543	(1,375,481)
Balance, July 31, 1997	-	$ -	9,000,118	$ 9,000	-	$ -	$ 5,512,782	$ -	$ (2,072,472)	$ (474)	$ 3,448,836

The Notes to Consolidated Financial Statements are an integral part of these statements.

F-6

GENEREX BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CHANGES IN STOCKHOLDERS' (DEFICIENCY)/EQUITY
FOR THE PERIOD NOVEMBER 2, 1995 (DATE OF INCEPTION) TO JULY 31, 2013
									Deficit
	SVR							Notes	Accumulated	Accumulated
	Preferred		Common		Treasury		Additional	Receivable -	During the	Other	Total
	Stock		Stock		Stock		Paid-In	Common	Development	Comprehensive	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stock	Stage	Income (Loss)	(Deficiency)/Equity
Balance, August 1, 1997	-	$ -	9,000,118	$ 9,000	-	$ -	$ 5,512,782	$ -	$ (2,072,472)	$ (474)	$ 3,448,836
Issuance of warrants in exchange for
services rendered, October 1997, $.50	-	-	-	-	-	-	234,000	-	-	-	234,000
Issuance of common stock in exchange
for services rendered, December 1997, $0.05	-	-	234,000	234	-	-	10,698	-	-	-	10,932
Issuance of SVR Preferred Stock in exchange
for services rendered, January 1998, $.001	1,000	1	-	-	-	-	99	-	-	-	100
Shares issued pursuant to the January 9, 1998
reverse merger between GBC-Delaware, Inc.
and Generex Biotechnology Corporation	-	-	1,105,000	1,105	-	-	(1,105)	-	-	-	-
Issuance of common stock for cash, March
1998, $2.50	-	-	70,753	71	-	-	176,812	-	-	-	176,883
Issuance of common stock for cash, April
1998, $2.50	-	-	60,000	60	-	-	149,940	-	-	-	150,000
Issuance of common stock in exchange
for services rendered, April 1998, $2.50	-	-	38,172	38	-	-	95,392	-	-	-	95,430
Issuance of common stock for cash, May
1998, $2.50	-	-	756,500	757	-	-	1,890,493	-	-	-	1,891,250
Issuance of common stock in exchange
for services rendered, May 1998, $2.50	-	-	162,000	162	-	-	404,838	-	-	-	405,000
Issuance of warrants in exchange for
services rendered, May 1998, $.60	-	-	-	-	-	-	300,000	-	-	-	300,000
Issuance of common stock for cash, June
1998, $2.50	-	-	286,000	286	-	-	714,714	-	-	-	715,000
Exercise of warrants for cash, June
1998, $0.0667	-	-	234,000	234	-	-	15,374	-	-	-	15,608
Issuance of common stock in exchange
for services rendered, June 1998, $2.50	-	-	24,729	24	-	-	61,799	-	-	-	61,823
Comprehensive Income (Loss):
Net loss	-	-	-	-	-	-	-	-	(4,663,604)	-	(4,663,604)
Other comprehensive income (loss)
Currency translation adjustment	-	-	-	-	-	-	-	-	-	(198,959)	(198,959)
Total Comprehensive Income (Loss)									(4,663,604)	(198,959)	(4,862,563)
Balance, July 31, 1998	1,000	$ 1	11,971,272	$ 11,971	-	$ -	$ 9,565,836	$ -	$ (6,736,076)	$ (199,433)	$ 2,642,299

The Notes to Consolidated Financial Statements are an integral part of these statements.

F-7

GENEREX BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CHANGES IN STOCKHOLDERS' (DEFICIENCY)/EQUITY
FOR THE PERIOD NOVEMBER 2, 1995 (DATE OF INCEPTION) TO JULY 31, 2013
									Deficit
	SVR							Notes	Accumulated	Accumulated
	Preferred		Common		Treasury		Additional	Receivable -	During the	Other	Total
	Stock		Stock		Stock		Paid-In	Common	Development	Comprehensive	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stock	Stage	Income (Loss)	(Deficiency)/Equity
Balance, August 1, 1998	1,000	$ 1	11,971,272	$ 11,971	-	$ -	$ 9,565,836	$ -	$ (6,736,076)	$ (199,433)	$ 2,642,299
Issuance of common stock for cash, August
1998, $3.00	-	-	100,000	100	-	-	299,900	-	-	-	300,000
Issuance of common stock for cash, August
1998, $3.50	-	-	19,482	19	-	-	68,168	-	-	-	68,187
Redemption of common stock for cash,
September 1998, $7.75	-	-	(15,357)	(15)	-	-	(119,051)	-	-	-	(119,066)
Issuance of common stock for cash,
September - October 1998, $3.00	-	-	220,297	220	-	-	660,671	-	-	-	660,891
Issuance of common stock for cash, August -
October 1998, $4.10	-	-	210,818	211	-	-	864,142	-	-	-	864,353
Issuance of common stock in exchange for
services rendered, August - October 1998, $2.50	-	-	21,439	21	-	-	53,577	-	-	-	53,598
Issuance of common stock in exchange for
services rendered, August - October 1998, $4.10	-	-	18,065	18	-	-	74,048	-	-	-	74,066
Issuance of common stock in exchange
for services rendered, September 1998, $4.10	-	-	180,000	180	-	-	737,820	-	-	-	738,000
Issuance of warrants in exchange for
services rendered, October 1998, $.26	-	-	-	-	-	-	2,064	-	-	-	2,064
Issuance of stock options in exchange for
services rendered, November 1998, $1.85	-	-	-	-	-	-	92,500	-	-	-	92,500
Issuance of warrants in exchange for
services rendered, November 1998, $1.64	-	-	-	-	-	-	246,000	-	-	-	246,000
Issuance of common stock for cash,
November 1998 - January 1999, $3.50	-	-	180,000	180	-	-	629,820	-	-	-	630,000
Issuance of common stock for cash,
November 1998 - January 1999, $4.00	-	-	275,000	275	-	-	1,099,725	-	-	-	1,100,000
Issuance of common stock for cash,
November 1998 - January 1999, $4.10	-	-	96,852	97	-	-	397,003	-	-	-	397,100
Issuance of common stock in exchange
for services rendered, November 1998 -
January 1999, $4.10	-	-	28,718	29	-	-	117,715	-	-	-	117,744
Issuance of common stock for cash,
November 1998 - January 1999, $5.00	-	-	20,000	20	-	-	99,980	-	-	-	100,000
Issuance of common stock for cash,
November 1998 - January 1999, $5.50	-	-	15,000	15	-	-	82,485	-	-	-	82,500
Issuance of common stock in exchange for
services rendered, January 1999, $5.00	-	-	392	-	-	-	1,960	-	-	-	1,960
Issuance of common stock for cash,
February 1999, $5.00	-	-	6,000	6	-	-	29,994	-	-	-	30,000
Issuance of common stock in exchange for
services rendered, February 1999, $6.00	-	-	5,000	5	-	-	29,995	-	-	-	30,000
Issuance of common stock for cash,
March 1999, $6.00	-	-	11,000	11	-	-	65,989	-	-	-	66,000
Issuance of common stock for cash,
April 1999, $5.50	-	-	363,637	364	-	-	1,999,640	-	-	-	2,000,004
Issuance of warrants in exchange for
services rendered, April 1999, $3.21	-	-	-	-	-	-	160,500	-	-	-	160,500
Issuance of warrants in exchange for
services rendered, April 1999, $3.17	-	-	-	-	-	-	317,000	-	-	-	317,000
Issuance of warrants in exchange for
services rendered, April 1999, $2.89	-	-	-	-	-	-	144,500	-	-	-	144,500
Issuance of warrants in exchange for
services rendered, April 1999, $3.27	-	-	-	-			184,310	-	-	-	184,310
Stock adjustment	-	-	714	1	-	-	(1)	-	-	-	-
Issuance of common stock for cash,
May 1999, $5.50	-	-	272,728	273	-	-	1,499,731	-	-	-	1,500,004
Issuance of common stock in exchange for
services rendered, May - June 1999, $5.50	-	-	60,874	61	-	-	334,746	-			334,807
Exercise of warrants for cash, June 1999, $5.50	-	-	388,375	389	-		1,941,484	-	-	-	1,941,873
Exercise of warrants in exchange for note
receivable, June 1999, $5.00	-	-	94,776	95	-	-	473,787	(473,882)	-	-	-
Exercise of warrants in exchange for services
rendered, June 1999, $5.00	-	-	13,396	13	-	-	66,967	-	-	-	66,980
Reduction of note receivable in exchange for
services rendered	-	-	-	-	-	-	-	38,979	-	-	38,979
Shares tendered in conjunction with warrant
exercise, June 1999, $7.8125	-	-	(323,920)	(324)	-	-	(2,530,301)	-	-	-	(2,530,625)
Exercise of warrants for shares tendered,
June 1999, $5.00	-	-	506,125	506	-	-	2,530,119	-	-	-	2,530,625
Cost of warrants redeemed for cash	-	-	-	-	-		(3,769)	-	-	-	(3,769)
Cost related to warrant redemption, June 1999	-	-	-	-	-	-	(135,431)	-	-	-	(135,431)
Costs related to issuance of common stock	-	-	-	-	-	-	(1,179,895)	-	-	-	(1,179,895)
Comprehensive Income (Loss):
Net Loss	-	-	-	-	-	-	-	-	(6,239,602)	-	(6,239,602)
Other comprehensive income (loss):
Currency translation adjustment	-	-	-	-	-	-	-	-	-	1,393	1,393
Total Comprehensive Income (Loss)									(6,239,602)	1,393	(6,238,209)
Balance, July 31, 1999	1,000	$ 1	14,740,683	$ 14,741	-	$ -	$ 20,903,728	$ (434,903)	$ (12,975,678)	$ (198,040)	$ 7,309,849

The Notes to Consolidated Financial Statements are an integral part of these statements.

F-8

GENEREX BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CHANGES IN STOCKHOLDERS' (DEFICIENCY)/EQUITY
FOR THE PERIOD NOVEMBER 2, 1995 (DATE OF INCEPTION) TO JULY 31, 2013

									Deficit
	SVR							Notes	Accumulated	Accumulated
	Preferred		Common		Treasury		Additional	Receivable -	During the	Other	Total
	Stock		Stock		Stock		Paid-In	Common	Development	Comprehensive	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stock	Stage	Income (Loss)	(Deficiency)/Equity
Balance, August 1, 1999	1,000	$ 1	14,740,683	$ 14,741	-	$ -	$ 20,903,728	$ (434,903)	$ (12,975,678)	$ (198,040)	$ 7,309,849
Adjustment for exercise of warrants recorded
June 1999, $5.00	-	-	(2,300)	(2)	-	-	2	-	-	-	-
Issuance of common stock for cash,
September 1999, $6.00	-	-	2,500	2	-	-	14,998	-	-	-	15,000
Issuance of common stock for cash pursuant to
private placement, January 2000, $4.25	-	-	470,590	471	-	-	1,999,537	-	-	-	2,000,008
Financing costs associated with private placement,
January, 2000	-	-	-	-	-	-	(220,192)	-	-	-	(220,192)
Issuance of stock in exchange for services
rendered, January 2000, $5.00	-	-	8,100	8	-	-	40,492	-	-	-	40,500
Granting of stock options for services
rendered, January 2000	-	-	-	-	-	-	568,850	-	-	-	568,850
Granting of warrants for services rendered,
January 2000	-	-	-	-	-	-	355,500	-	-	-	355,500
Exercise of warrants for cash, February 2000, $5.50	-	-	2,000	2	-	-	10,998	-	-	-	11,000
Exercise of warrants for cash, March 2000, $5.50	-	-	29,091	29	-	-	159,972	-	-	-	160,001
Exercise of warrants for cash, March 2000, $6.00	-	-	2,000	2	-	-	11,998	-	-	-	12,000
Exercise of warrants for cash, March 2000, $7.50	-	-	8,000	8	-	-	59,992	-	-	-	60,000
Issuance of common stock for cash pursuant to
private placement, June 2000, $6.00	-	-	1,041,669	1,042	-	-	6,248,972	-	-	-	6,250,014
Financing costs associated with private
placement, June 2000	-	-	-	-	-	-	(385,607)	-	-	-	(385,607)
Issuance of common stock for services,
June 2000, $6.00	-	-	4,300	4	-	-	25,796	-	-	-	25,800
Exercise of warrants for cash, July 2000, $6.00	-	-	3,000	3	-	-	17,997	-	-	-	18,000
Exercise of warrants for cash, July 2000, $7.50	-	-	16,700	17	-	-	125,233	-	-	-	125,250
Granting of stock options for services
rendered, July 2000	-	-	-	-	-	-	496,800	-	-	-	496,800
Reduction of note receivable in exchange for
services rendered	-	-	-	-	-	-	-	384,903	-	-	384,903
Accrued interest on note receivable	-	-	-	-	-	-	-	(4,118)	-	-	(4,118)
Comprehensive Income (Loss):
Net Loss	-	-	-	-	-	-	-	-	(8,841,047)	-	(8,841,047)
Other comprehensive income (loss):
Currency translation adjustment	-	-	-	-	-	-	-	-	-	32,514	32,514
Total Comprehensive Income (Loss)									(8,841,047)	32,514	(8,808,533)
Balance, July 31, 2000	1,000	$ 1	16,326,333	$ 16,327	-	$ -	$ 30,435,066	$ (54,118)	$ (21,816,725)	$ (165,526)	$ 8,415,025

The Notes to Consolidated Financial Statements are an integral part of these statements.

F-9

GENEREX BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CHANGES IN STOCKHOLDERS' (DEFICIENCY)/EQUITY
FOR THE PERIOD NOVEMBER 2, 1995 (DATE OF INCEPTION) TO JULY 31, 2013

									Deficit
	SVR							Notes	Accumulated	Accumulated
	Preferred		Common		Treasury		Additional	Receivable -	During the	Other	Total
	Stock		Stock		Stock		Paid-In	Common	Development	Comprehensive	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stock	Stage	Income (Loss)	(Deficiency)/Equity
Balance, August 1, 2000	1,000	$ 1	16,326,333	$ 16,327	-	$ -	$ 30,435,066	$ (54,118)	$ (21,816,725)	$ (165,526)	$ 8,415,025
Exercise of warrants for cash, August 2000, $6.00	-	-	2,000	2	-	-	11,998	-	-	-	12,000
Issuance of common stock for services rendered
August 2000	-	-	35,000	35	-	-	411,215	-	-	-	411,250
Issuance of warrants in exchange for equity line
agreement, August 2000	-	-	-	-	-	-	3,406,196	-	-	-	3,406,196
Exercise of warrants for cash, August 2000, $7.50	-	-	30,300	30	-	-	227,220	-	-	-	227,250
Exercise of warrants for cash, August 2000, $8.6625	-	-	30,000	30	-	-	259,845	-	-	-	259,875
Cashless exercise of warrants, August 2000	-	-	8,600	9	-	-	(9)	-	-	-	-
Exercise of warrants for cash, August 2000, $10.00	-	-	10,000	10	-	-	99,990	-	-	-	100,000
Exercise of warrants for cash, September 2000, $8.6625	-	-	63,335	63	-	-	548,576	-	-	-	548,639
Exercise of warrants for cash, September 2000, $5.50	-	-	16,182	16	-	-	88,986	-	-	-	89,002
Exercise of warrants for cash, September 2000, $6.00	-	-	53,087	53	-	-	318,470	-	-	-	318,523
Exercise of warrants for cash, September 2000, $10.00	-	-	9,584	10	-	-	95,830	-	-	-	95,840
Exercise of warrants for cash, September 2000, $7.50	-	-	32,416	32	-	-	243,088	-	-	-	243,120
Issuance of common stock for cash pursuant to
private placement, October 2000, $11.00	-	-	2,151,093	2,151	-	-	23,659,872	-	-	-	23,662,023
Exercise of warrants for cash, Oct. 2000, $6.00	-	-	1,000	1	-	-	5,999	-	-	-	6,000
Financing costs associated with private placement,
October 2000	-	-	-	-	-	-	(1,956,340)	-	-	-	(1,956,340)
Exercise of warrants for cash, November - December
2000, $4.25	-	-	23,528	23	-	-	99,971	-	-	-	99,994
Cashless exercise of warrants, December 2000	-	-	3,118	3	-	-	(3)	-	-	-	-
Exercise of warrants for cash, November - December
2000, $6.00	-	-	22,913	23	-	-	137,455	-	-	-	137,478
Exercise of warrants for cash, December 2000, $7.00	-	-	8,823	9	-	-	61,752	-	-	-	61,761
Issuance of common stock as employee
compensation, December 2000	-	-	8,650	8	-	-	100,548	-	-	-	100,556
Exercise of warrants for cash, January 2001, $6.00	-	-	3,000	3	-	-	17,997	-	-	-	18,000
Issuance of common stock for cash pursuant to
private placement, January 2001, $14.53	-	-	344,116	344	-	-	4,999,656	-	-	-	5,000,000
Financing costs associated with private placement,
January 2001	-	-	-	-	-	-	(200,000)	-	-	-	(200,000)
Issuance of common stock pursuant to litigation
settlement, January 2001	-	-	2,832	2	-	-	21,096	-	-	-	21,098
Granting of stock options in exchange for services
rendered, January 2001	-	-	-	-	-	-	745,000	-	-	-	745,000
Granting of stock options in exchange for services
rendered, February 2001	-	-	-	-	-	-	129,600	-	-	-	129,600
Exercise of stock options for cash,
February 2001, $5.00	-	-	50,000	50	-	-	249,950	-	-	-	250,000
Exercise of warrants for cash, March 2001, $6.00	-	-	500	1	-	-	2,999	-	-	-	3,000
Exercise of stock options in exchange for note
receivable, March 2001	-	-	50,000	50	-	-	249,950	(250,000)	-	-	-
Issuance of common stock in exchange for services
rendered, March 2001, $5.50	-	-	8,000	8	-	-	43,992	-	-	-	44,000
Granting of stock options in exchange for services
rendered, May 2001	-	-	-	-	-	-	592,300	-	-	-	592,300
Exercise of stock options for cash, June 2001, $5.00	-	-	75,000	75	-	-	374,925	-	-	-	375,000
Exercise of stock options for cash, June 2001, $5.50	-	-	12,500	12	-	-	68,738	-	-	-	68,750
Exercise of warrants for cash, June 2001, $6.00	-	-	4,000	4	-	-	23,996	-	-	-	24,000
Exercise of stock options for cash, July 2001, $5.00	-	-	7,500	8	-	-	37,492	-	-	-	37,500
Exercise of stock options for cash, July 2001, $5.50	-	-	2,500	3	-	-	13,747	-	-	-	13,750
Exercise of warrants for cash, July 2001, $6.00	-	-	2,000	2	-	-	11,998	-	-	-	12,000
Issuance of common stock for cash pursuant to
private placement, July 2001, $9.25	-	-	1,254,053	1,254	-	-	11,598,736	-	-	-	11,599,990
Financing costs associated with private placement,
July 2001	-	-	-	-	-	-	(768,599)	-	-	-	(768,599)
Shares issued in exchange for services rendered,
July 2001, $9.25	-	-	23,784	24	-	-	219,978	-	-	-	220,002
Shares issued for Anti-Dilution Provisions, July 2001	-	-	5,779	6	-	-	53,450	-	-	-	53,456
Issuance of warrants in exchange for services rendered,
July 2001	-	-	-	-	-	-	19,134	-	-	-	19,134
Accrued interest on note receivable	-	-	-	-	-	-	-	(10,182)	-	-	(10,182)
Comprehensive Income (Loss):
Net Loss	-	-	-	-	-	-	-	-	(27,097,210)	-	(27,097,210)
Other comprehensive income (loss):
Currency translation adjustment	-	-	-	-	-	-	-	-	-	(81,341)	(81,341)
Total Comprehensive Income (Loss)									(27,097,210)	(81,341)	(27,178,551)
Balance at July 31, 2001	1,000	$ 1	20,681,526	$ 20,681	-	$ -	$ 76,761,860	$ (314,300)	$ (48,913,935)	$ (246,867)	$ 27,307,440

The Notes to Consolidated Financial Statements are an integral part of these statements.

F-10

GENEREX BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CHANGES IN STOCKHOLDERS' (DEFICIENCY)/EQUITY
FOR THE PERIOD NOVEMBER 2, 1995 (DATE OF INCEPTION) TO JULY 31, 2013

									Deficit
	SVR							Notes	Accumulated	Accumulated
	Preferred		Common		Treasury		Additional	Receivable -	During the	Other	Total
	Stock		Stock		Stock		Paid-In	Common	Development	Comprehensive	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stock	Stage	Income (Loss)	(Deficiency)/Equity
Balance, August 1, 2001	1,000	$ 1	20,681,526	$ 20,681	-	$ -	$ 76,761,860	$ (314,300)	$ (48,913,935)	$ (246,867)	$ 27,307,440
Exercise of stock options for cash,
August 2001, $5.50	-	-	5,000	5	-	-	27,495	-	-	-	27,500
Purchase of Treasury Stock for cash
October 2001, $3.915	-	-	-	-	(10,000)	(39,150)	-	-	-	-	(39,150)
Issuance of stock options in exchange for
services rendered, December 2001	-	-	-	-	-	-	25,000	-	-	-	25,000
Issuance of common stock as employee
compensation, January 2002	-	-	10,800	11	-	-	71,161	-	-	-	71,172
Preferred stock dividend paid January 2002	-	-	-	-	-	-	-	-	(720,900)	-	(720,900)
Purchase of Treasury Stock for cash
February 2002, $4.693	-	-	-	-	(31,400)	(147,346)	-	-	-	-	(147,346)
Issuance of warrants in exchange for services
rendered, March 2002	-	-	-	-	-	-	202,328	-	-	-	202,328
Purchase of Treasury Stock for cash
March 2002, $4.911	-	-	-	-	(7,700)	(37,816)	-	-	-	-	(37,816)
Purchase of Treasury Stock for cash
April 2002, $4.025	-	-	-	-	(12,800)	(54,516)	-	-	-	-	(54,516)
Issuance of stock options in exchange for
services rendered, June 2002	-	-	-	-	-	-	132,387	-	-	-	132,387
Purchase of Treasury Stock for cash									-
July 2002, $4.025	-	-	-	-	(34,600)	(116,703)	-	-	-	-	(116,703)
Accrued interest on note receivable	-	-	-	-	-	-	-	(22,585)	-	-	(22,585)
Comprehensive Income (Loss):
Net Loss	-	-	-	-	-	-	-	-	(13,693,034)	-	(13,693,034)
Other comprehensive income (loss):
Currency translation adjustment	-	-	-	-	-	-	-	-	-	(71,185)	(71,185)
Total Comprehensive Income (Loss)									(13,693,034)	(71,185)	(13,764,219)
Balance at July 31, 2002	1,000	$ 1	20,697,326	$ 20,697	(96,500)	$ (395,531)	$ 77,220,231	$ (336,885)	$ (63,327,869)	$ (318,052)	$ 12,862,592

The Notes to Consolidated Financial Statements are an integral part of these statements.

F-11

GENEREX BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CHANGES IN STOCKHOLDERS' (DEFICIENCY)/EQUITY
FOR THE PERIOD NOVEMBER 2, 1995 (DATE OF INCEPTION) TO JULY 31, 2013
									Deficit
	SVR							Notes	Accumulated	Accumulated
	Preferred		Common		Treasury		Additional	Receivable -	During the	Other	Total
	Stock		Stock		Stock		Paid-In	Common	Development	Comprehensive	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stock	Stage	Income (Loss)	(Deficiency)/Equity
Balance, August 1, 2002	1,000	$ 1	20,697,326	$ 20,697	(96,500)	$ (395,531)	$ 77,220,231	$ (336,885)	$ (63,327,869)	$ (318,052)	$ 12,862,592
Receipt of restricted shares of common stock as
settlement for executive loan, September 2002, $1.90	-	-	-	-	(592,716)	(1,126,157)	-	-	-	-	(1,126,157)
Purchase of Treasury Stock for cash
October 2002, $1.5574	-	-	-	-	(40,000)	(62,294)	-	-	-	-	(62,294)
Issuance of warrants in exchange for the services
rendered, November 2002, $2.50	-	-	-	-	-	-	988,550	-	-	-	988,550
Issuance of stock options in exchange for services
receivable, November 2002, $2.10	-	-	-	-	-	-	171,360	-	-	-	171,360
Issuance of common stock in exchange for services
rendered, November 2002, $2.10	-	-	30,000	30	-	-	62,970	-	-	-	63,000
Issuance of common stock as employee compensation,
January 2003, $2.10	-	-	9,750	10	-	-	20,465	-	-	-	20,475
Purchase of Treasury Stock for cash December 2002,
$2.0034	-	-	-	-	(13,000)	(26,044)	-	-	-	-	(26,044)
Preferred stock dividend paid January 2003	-	-	-	-	-	-	-	-	(764,154)	-	(764,154)
Issuance of common stock in exchange for services
rendered, March 2003, $1.00	-	-	70,000	70	-	-	69,930	-	-	-	70,000
Issuance of common stock for cash pursuant to
private placement, May 2003, $1.15	-	-	2,926,301	2,926	-	-	3,362,324	-	-	-	3,365,250
Financing costs associated with private placement,
May 2003	-	-	-	-	-	-	(235,568)	-	-	-	(235,568)
Exercise of warrants for cash, May 2003, $1.50	-	-	35,000	35	-	-	52,465	-	-	-	52,500
Issuance of common stock for cash pursuant to
private placement, June 2003, $1.50	-	-	666,667	667	-	-	999,333	-	-	-	1,000,000
Issuance of common stock as employee compensation,
June 2003, $2.00	-	-	100	-	-	-	200	-	-	-	200
Exercise of warrants for cash, June 2003, $1.50	-	-	1,496,001	1,496	-	-	2,242,506	-	-	-	2,244,002
Cashless exercise of warrants, June 2003	-	-	16,379	16	-	-	(16)	-	-	-	-
Exercise of stock options for cash, June 2003, $1.59	-	-	70,000	70	-	-	111,230	-	-	-	111,300
Accrued interest on note receivable	-	-	-	-	-	-	-	(23,113)	-	-	(23,113)
Comprehensive Income (Loss):
Net Loss	-	-	-	-	-	-	-	-	(13,261,764)	-	(13,261,764)
Other comprehensive income (loss)
Currency translation adjustment	-	-	-	-	-	-	-	-	-	406,830	406,830
Total Comprehensive Income (Loss)									(13,261,764)	406,830	(12,854,934)
Balance at July 31, 2003	1,000	$ 1	26,017,524	$ 26,017	(742,216)	$ (1,610,026)	$ 85,065,980	$ (359,998)	$ (77,353,787)	$ 88,778	$ 5,856,965

The Notes to Consolidated Financial Statements are an integral part of these statements.

F-12

GENEREX BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CHANGES IN STOCKHOLDERS' (DEFICIENCY)/EQUITY
FOR THE PERIOD NOVEMBER 2, 1995 (DATE OF INCEPTION) TO JULY 31, 2013
									Deficit
	SVR							Notes	Accumulated	Accumulated
	Preferred		Common		Treasury		Additional	Receivable -	During the	Other	Total
	Stock		Stock		Stock		Paid-In	Common	Development	Comprehensive	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stock	Stage	Income (Loss)	(Deficiency)/Equity
Balance, August 1, 2003	1,000	$ 1	26,017,524	$ 26,017	(742,216)	$ (1,610,026)	$ 85,065,980	$ (359,998)	$ (77,353,787)	$ 88,778	$ 5,856,965
Shares issued pursuant to acquisition of Antigen
Express Inc., August 2003	-	-	2,779,974	2,780	-	-	4,639,777	-	-	-	4,642,557
Cost of stock options to be assumed in conjunction
with merger	-	-	-	-	-	-	154,852	-	-	-	154,852
Exercise of stock options for cash, September 2003,
$1.59	-	-	10,000	10	-	-	15,890	-	-	-	15,900
Exercise of stock options for cash, October 2003, $2.10	-	-	14,900	15	-	-	31,275	-	-	-	31,290
Exercise of stock options for cash, October 2003, $1.59	-	-	10,000	10	-	-	15,890	-	-	-	15,900
Exercise of stock options for cash, October 2003, $0.30	-	-	65,000	65	-	-	19,435	-	-	-	19,500
Exercise of stock options for cash, October 2003, $0.55	-	-	40,000	40	-	-	21,960	-	-	-	22,000
Issuance of common stock In exchange for services
rendered, October 2003, $1.98	-	-	150,000	150	-	-	296,850	-	-	-	297,000
Issuance of common stock In exchange for services
rendered, October 2003, $1.84	-	-	337,500	338	-	-	620,662	-	-	-	621,000
Issuance of warrants in exchange for the services
rendered October 2003 (at $1.35)	-	-	-	-	-	-	27,000	-	-	-	27,000
Exercise of stock options for cash, November 2003,
$2.10	-	-	10,500	10	-	-	22,040	-	-	-	22,050
Redemption of Treasury Stock, November 2003, $2.17	-	-	(742,216)	(742)	742,216	1,610,026	(1,609,284)	-	-	-	-
Granting of stock options in exchange for services,
November 2003 (at $1.71)	-	-	-	-	-	-	151,433	-	-	-	151,433
Issuance of common stock for cash pursuant to
private placement, Jan 2004, $1.47	-	-	1,700,680	1,701	-	-	2,498,299	-	-	-	2,500,000
Issuance of common stock for cash pursuant to
private placement, Jan 2004, $1.80	-	-	55,556	56	-	-	99,944	-	-	-	100,000
Issuance of common stock for cash pursuant to
private placement, Jan 2004, $1.75	-	-	228,572	229	-	-	399,771	-	-	-	400,000
Financing costs associated with private placement,
January 2004	-	-	-	-	-	-	(68,012)	-	-	-	(68,012)
Preferred Stock Dividend paid in January	-	-	-	-	-	-	-	-	(810,003)	-	(810,003)
Issuance of common stock for cash pursuant to
private placement, Feb 2004, $1.60	-	-	93,750	94	-	-	149,906	-	-	-	150,000
Issuance of common stock for cash pursuant to
private placement, Feb 2004, $1.66	-	-	68,675	69	-	-	113,932	-	-	-	114,001
Issuance of common stock for cash pursuant to
private placement, Feb 2004, $1.50	-	-	666,667	667	-	-	999,334	-	-	-	1,000,001
Issuance of common stock as employee
compensation, Feb 2004, $1.48	-	-	8,850	8	-	-	13,089	-	-	-	13,097
Issuance of common stock In exchange for services
rendered, Feb 2004, $1.48	-	-	175,000	175	-	-	258,825	-	-	-	259,000
Issuance of common stock In exchange for services
rendered, Feb 2004, $1.51	-	-	112,500	113	-	-	169,762	-	-	-	169,875
Issuance of common stock for cash pursuant to
private placement, July 2004, $1.22	-	-	2,459,016	2,459	-	-	2,997,541	-	-	-	3,000,000
Financing costs associated with private placement,
July 2004	-	-	-	-	-	-	(41,250)	-	-	-	(41,250)
Variable accounting non-cash compensation expense	-	-	-	-	-	-	45,390	-	-	-	45,390
Accrued interest on note receivable	-	-	-	-	-	-	-	(24,805)	-	-	(24,805)
Comprehensive Income (Loss):
Net Loss	-	-	-	-	-	-	-	-	(18,362,583)	-	(18,362,583)
Other comprehensive income (loss)
Currency translation adjustment	-	-	-	-	-	-	-	-	-	207,593	207,593
Total Comprehensive Income (Loss)									(18,362,583)	207,593	(18,154,990)
Balance at July 31, 2004	1,000	$ 1	34,262,448	$ 34,264	-	$ -	$ 97,110,291	$ (384,803)	$ (96,526,373)	$ 296,371	$ 529,751

The Notes to Consolidated Financial Statements are an integral part of these statements.

F-13

GENEREX BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CHANGES IN STOCKHOLDERS' (DEFICIENCY)/EQUITY
FOR THE PERIOD NOVEMBER 2, 1995 (DATE OF INCEPTION) TO JULY 31, 2013
									Deficit
	SVR							Notes	Accumulated	Accumulated
	Preferred		Common		Treasury		Additional	Receivable -	During the	Other	Total
	Stock		Stock		Stock		Paid-In	Common	Development	Comprehensive	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stock	Stage	Income (Loss)	(Deficiency)/Equity

Balance, August 1, 2004	1,000	$ 1	34,262,448	$ 34,264	-	$ -	$ 97,110,291	$ (384,803)	$ (96,526,373)	$ 296,371	$ 529,751
Issuance of common stock In exchange for services
rendered, Aug 2004, $1.09	-	-	620,000	620	-	-	675,180	-	-	-	675,800
Issuance of warrants in exchange for services
rendered Aug 2004, $1.08	-	-	-	-	-	-	415,000	-	-	-	415,000
Granting of stock options in exchange for services,
Oct 2004, $0.94	-	-	-	-	-	-	75,600	-	-	-	75,600
Cancellation of common stock for non-performance of
services, Oct 2004, $0.94	-	-	(75,000)	(75)	-	-	(137,925)	-	-	-	(138,000)
Issuance of warrants in conjunction with financing,
Nov 2004, $0.91	-	-	-	-	-	-	89,900	-	-	-	89,900
Issuance of warrants in conjunction with convertible
debentures, $4,000,000, Nov 2004 $0.91	-	-	-	-	-	-	1,722,222	-	-	-	1,722,222
Value of beneficial conversion feature on convertible
debentures, $4,000,000, Nov 2004 $0.91	-	-	-	-	-	-	1,722,222	-	-	-	1,722,222
Issuance of common stock In exchange for services
rendered, Dec 2004, $0.71	-	-	48,000	48	-	-	34,032	-	-	-	34,080
Conversion of Series A Preferred Stock, Dec 2004
$25.77	-	-	534,085	534	-	-	14,309,523	-	-	-	14,310,057
Issuance of common stock In exchange for services
rendered, Jan 2005, $0.85	-	-	18,000	18	-	-	15,282	-	-	-	15,300
Issuance of common stock In exchange for services
rendered, Jan 2005, $0.75	-	-	40,000	40	-	-	29,960	-	-	-	30,000
Issuance of common stock In exchange for services
rendered, Feb 2005, $0.69	-	-	18,000	18	-	-	12,402	-	-	-	12,420
Issuance of common stock as repayment of principal
and interest due, $4,000,000, Feb 2005	-	-	250,910	251	-	-	181,262	-	-	-	181,513
Issuance of common stock In exchange for services
rendered, Feb 2005, $0.68	-	-	50,000	50	-	-	33,950	-	-	-	34,000
Issuance of common stock as repayment of principal
and interest due, $4,000,000, Mar 2005	-	-	265,228	265	-	-	162,197	-	-	-	162,462
Issuance of common stock as repayment of principal
and interest due, $4,000,000, Apr 2005	-	-	314,732	315	-	-	162,275	-	-	-	162,590
Issuance of common stock in connection with conversion of
$143,500 of $4,000,000 debenture, Apr 2005	-	-	175,316	175	-	-	143,584	-	-	-	143,759
Issuance of common stock as employee
compensation, Apr 2005, $0.56	-	-	8,800	9	-	-	4,919	-	-	-	4,928
Issuance of warrants in conjunction with convertible
debentures, $500,000, Apr 2005, $0.82	-	-	-	-	-	-	245,521	-	-	-	245,521
Value of beneficial conversion feature on convertible
debentures, $500,000, Apr 2005, $0.82	-	-	-	-	-	-	86,984	-	-	-	86,984
Issuance of warrants in conjunction with convertible
debentures, $100,000, Apr 2005, $0.82	-	-	-	-	-	-	49,104	-	-	-	49,104
Value of beneficial conversion feature on convertible
debentures, $100,000, Apr 2005, $0.82	-	-	-	-	-	-	17,397	-	-	-	17,397
Issuance of warrants in exchange for services
rendered Apr 2005, $0.82	-	-	-	-	-	-	40,000	-	-	-	40,000
Issuance of common stock In exchange for services
rendered, Apr 2005, $0.82	-	-	350,000	350	-	-	286,650	-	-	-	287,000
Issuance of common stock in satisfaction of
accounts payable, Apr 2005, $0.82	-	-	950,927	951	-	-	778,809	-	-	-	779,760
Granting of stock options in exchange for outstanding
liabilities, Apr 2005, $0.001	-	-	-	-	-	-	1,332,052	-	-	-	1,332,052
Issuance of common stock as repayment of principal
and interest due, $4,000,000, May 2005	-	-	482,071	482	-	-	321,877	-	-	-	322,359
Issuance of common stock in connection with conversion of
$300,000 of $4,000,000 debenture, May 2005	-	-	365,914	366	-	-	299,683	-	-	-	300,049
Issuance of common stock in connection with conversion of
$244,000 of $4,000,000 debenture, May 2005	-	-	297,659	298	-	-	243,783	-	-	-	244,081
Issuance of common stock in connection with conversion of
$410,000 of $4,000,000 debenture, May 2005	-	-	500,000	500	-	-	409,500	-	-	-	410,000
Issuance of warrants in conjunction with 1st extension of due
date of $600,000 convertible debentures, May 2005, $0.82	-	-	-	-	-	-	717,073	-	-	-	717,073
Issuance of common stock as repayment of principal
and interest due, $4,000,000, June 2005	-	-	311,307	311	-	-	244,644	-	-	-	244,955
Issuance of common stock in conjunction with financing,
$2,000,000, June 2005, $0.82	-	-	170,732	171	-	-	139,829	-	-	-	140,000
Issuance of warrants in conjunction with financing, $2,000,000,
June 2005, $0.82	-	-	-	-	-	-	20,300	-	-	-	20,300
Issuance of warrants in conjunction with convertible debentures,
$2,000,000, June 2005, $0.82	-	-	-	-	-	-	828,571	-	-	-	828,571
Value of beneficial conversion feature on convertible
debentures, $2,000,000, June 2005, $0.82	-	-	-	-	-	-	1,171,429	-	-	-	1,171,429
Issuance of common stock in connection with conversion of
$100,000 of $2,000,000 debenture, June 2005	-	-	166,667	167	-	-	99,833	-	-	-	100,000
Issuance of common stock in connection with conversion of
$190,000 of $2,000,000 debenture, June 2005	-	-	316,927	317	-	-	189,839	-	-	-	190,156
Issuance of common stock In exchange for services
rendered, June 2005, $0.60	-	-	63,207	63	-	-	37,861	-	-	-	37,924
Issuance of common stock in satisfaction of
accounts payable, June 2005, $0.82	-	-	90,319	90	-	-	73,971	-	-	-	74,061
Issuance of common stock in connection with conversion of
$17,000 of $2,000,000 debenture, July 2005	-	-	28,398	28	-	-	17,011	-	-	-	17,039
Issuance of common stock in connection with conversion of
$75,000 of $2,000,000 debenture, July 2005	-	-	125,000	125	-	-	75,035	-	-	-	75,160
Issuance of warrants in conjunction with 2nd extension of due date of $600,000 convertible debentures,
July 2005, $0.82	-	-	-	-	-	-	629,268	-	-	-	629,268
Issuance of common stock as repayment of principal
and interest due, $4,000,000, July 2005	-	-	364,123	364	-	-	237,586	-	-	-	237,950
Issuance of common stock in satisfaction of
accounts payable, July 2005, $0.82	-	-	820,128	820	-	-	671,685	-	-	-	672,505
Granting of stock options in exchange for services,
July 2004, $0.63	-	-	-	-	-	-	17,155	-	-	-	17,155
Accrued interest on note receivable	-	-	-	-	-	-	-	(6,300)	-	-	(6,300)
Write-off of uncollectible notes receivable - common
stock	-	-	-	-	-	-	-	391,103	-	-	391,103
Variable accounting non-cash compensation expense	-	-	-	-	-	-	-	-	-	-	-
Comprehensive Income (Loss):
Net Loss	-	-	-	-	-	-	-	-	(24,001,735)	-	(24,001,735)
Other comprehensive income (loss)
Currency translation adjustment	-	-	-	-	-	-	-	-	-	272,478	272,478
Total Comprehensive Income (Loss)									(24,001,735)	272,478	(23,729,257)
Balance at July 31, 2005	1,000	$ 1	41,933,898	$ 41,935	-	$ -	$ 126,044,326	$ -	$ (120,528,108)	$ 568,849	$ 6,127,003

The Notes to Consolidated Financial Statements are an integral part of these statements.

F-14

GENEREX BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CHANGES IN STOCKHOLDERS' (DEFICIENCY)/EQUITY
FOR THE PERIOD NOVEMBER 2, 1995 (DATE OF INCEPTION) TO JULY 31, 2013
									Deficit
	SVR							Notes	Accumulated	Accumulated
	Preferred		Common		Treasury		Additional	Receivable -	During the	Other	Total
	Stock		Stock		Stock		Paid-In	Common	Development	Comprehensive	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stock	Stage	Income (Loss)	(Deficiency)/Equity

Balance, August 1, 2005	1,000	$ 1	41,933,898	$ 41,935	-	$ -	$ 126,044,326	$ -	$ (120,528,108)	$ 568,849	$ 6,127,003
Issuance of common stock as repayment of monthly
amortization payments due, $4,000,000, August 2005	-	-	429,041	429	-	-	282,738	-	-	-	283,167
Issuance of common stock in exchange for the services
rendered August 2005 (at $0.61)	-	-	19,500	19	-	-	11,877	-	-	-	11,896
Issuance of common stock in exchange for the services
rendered August 2005 (at $0.59)	-	-	246,429	246	-	-	145,147	-	-	-	145,393
Issuance of common stock as repayment of monthly
amortization payments due, $4,000,000, September 2005	-	-	388,730	389	-	-	267,835	-	-	-	268,224
Issuance of common stock as repayment of monthly
amortization payments due, $2,000,000, September 2005	-	-	322,373	322	-	-	222,115	-	-	-	222,437
Issuance of common stock in connection with conversion of
$504,538 of $2,000,000 debenture, September 2005	-	-	841,309	841	-	-	503,945	-	-	-	504,786
Issuance of common stock in connection with conversion of
$286,538 of $2,000,000 debenture, September 2005	-	-	477,962	478	-	-	286,299	-	-	-	286,777
Issuance of common stock in connection with conversion of
$457,200 of 2nd $2,000,000 debenture, September 2005	-	-	762,000	762	-	-	456,739	-	-	-	457,501
Issuance of common stock in satisfaction of accounts
payable, September 2005, $0.81	-	-	162,933	163	-	-	113,442	-	-	-	113,605
Issuance of common stock in connection with conversion of
$211,538 of $2,000,000 debenture, September 2005	-	-	353,665	354	-	-	211,845	-	-	-	212,199
Issuance of common stock in connection with conversion of
$150,000 of 2nd $2,000,000 debenture, September 2005	-	-	250,000	250	-	-	149,750	-	-	-	150,000
Issuance of common stock in connection with conversion of
$457,317 of 2nd $2,000,000 debenture, September 2005	-	-	762,195	762	-	-	458,209	-	-	-	458,971
Issuance of common stock in conjunction with financing,
2nd $2,000,000, September 2005, $0.82	-	-	170,732	171	-	-	139,829	-	-	-	140,000
Issuance of warrants in conjunction with financing,
2nd $2,000,000, September 2005, $0.82	-	-	-	-	-	-	30,600	-	-	-	30,600
Issuance of warrants in conjunction with convertible debentures,
2nd $2,000,000, September 2005 (at $0.82)	-	-	-	-	-	-	785,185	-	-	-	785,185
Value of Beneficial Conversion Feature on Convertible
Debentures, 2nd $2,000,000, September 2005 (at $0.82)	-	-	-	-	-	-	1,185,185	-	-	-	1,185,185
Issuance of common stock as repayment of monthly
amortization payments due, $4,000,000, October 2005	-	-	243,836	244	-	-	163,126	-	-	-	163,370
Issuance of common stock as repayment of monthly
amortization payments due, $2,000,000, October 2005	-	-	67,949	68	-	-	45,458	-	-	-	45,526
Issuance of common stock in connection with conversion of
$307,317 of 2nd $2,000,000 debenture, October 2005	-	-	512,195	512	-	-	306,805	-	-	-	307,317
Issuance of common stock in connection with conversion of
$300,000 of $2,000,000 debenture, October 2005	-	-	501,397	501	-	-	300,337	-	-	-	300,838
Issuance of common stock in connection with conversion of
$500,000 of $500,000 debenture, October 2005	-	-	644,003	644	-	-	527,438	-	-	-	528,082
Issuance of common stock in connection with conversion of
$113,077 of $2,000,000 debenture, October 2005	-	-	189,019	189	-	-	113,222	-	-	-	113,411
Issuance of common stock in connection with conversion of
$297,692 of $4,000,000 debenture, October 2005	-	-	364,113	364	-	-	298,209	-	-	-	298,573
Exercise of stock warrants for cash, October 2005, $0.82	-	-	8,404,876	8,405	-	-	6,883,593	-	-	-	6,891,998
Exercise of stock options for cash, October 2005, $0.63	-	-	101,500	101	-	-	63,844	-	-	-	63,945
Exercise of stock options for cash, October 2005, $0.94	-	-	40,000	40	-	-	37,560	-	-	-	37,600
Issuance of common stock in connection with conversion of
$100,000 of $100,000 debenture, October 2005	-	-	128,834	129	-	-	105,515	-	-	-	105,644
Issuance of warrants in conjunction with financing, $500,000,
October 2005, $0.82	-	-	-	-	-	-	14,250	-	-	-	14,250
Issuance of warrants in conjunction with convertible
debentures, $500,000, October 2005, $0.82	-	-	-	-	-	-	270,950	-	-	-	270,950
Issuance of warrants as exercise inducement Oct 2005, $1.20	-	-	-	-	-	-	573,146	-	-	-	573,146
Issuance of warrants as exercise inducement Oct 2005, $1.25	-	-	-	-	-	-	2,501,390	-	-	-	2,501,390
Value of Beneficial Conversion Feature on Convertible
Debentures, $500,000, October 2005 (at $0.82)	-	-	-	-	-	-	229,050	-	-	-	229,050
Issuance of common stock as repayment of monthly
amortization payments due, $4,000,000, Nov 2005, $1.17	-	-	108,006	108	-	-	126,259	-	-	-	126,367
Issuance of common stock as repayment of monthly
amortization payments due, $2,000,000, Nov 2005, $1.17	-	-	16,753	17	-	-	19,584	-	-	-	19,601
Exercise of stock options for cash, November 2005, $0.94	-	-	100,000	100	-	-	93,900	-	-	-	94,000
Exercise of stock options for cash, November 2005, $0.63	-	-	1,500	2	-	-	944	-	-	-	946
Exercise of stock warrants for cash, November 2005, $0.82	-	-	3,058,536	3,058	-	-	2,504,942	-	-	-	2,508,000
Issuance of common stock in exchange for the services
rendered November 2005, $0.97	-	-	64,287	64	-	-	62,294	-	-	-	62,358
Issuance of common stock in connection with conversion of
$42,800 of 2nd $2,000,000 debenture, Nov 2005, $1.23	-	-	72,058	72	-	-	88,559	-	-	-	88,631
Issuance of common stock in exchange for the services
rendered August 2005, $0.97	-	-	19,500	19	-	-	18,897	-	-	-	18,916
Issuance of common stock in connection with conversion of
$230,769 of $4,000,000 debenture, November 2005,$0.97	-	-	282,721	283	-	-	273,957	-	-	-	274,240
Issuance of common stock as repayment of monthly
amortization payments due, $2,000,000, Dec 2005, $0.98	-	-	212,750	213	-	-	208,282	-	-	-	208,495
Issuance of common stock in connection with conversion of
$1,451,000 of $3,500,000 debenture, Dec 2005, $0.93	-	-	1,770,223	1,770	-	-	1,644,537	-	-	-	1,646,307
Issuance of common stock in connection with conversion of
$4,221 of 2nd $2,000,000 debenture, Dec 2005, $0.85	-	-	7,042	7	-	-	5,979	-	-	-	5,986
Issuance of common stock in conjunction with financing,
$3,500,000, December 2005, $0.95	-	-	224,000	224	-	-	212,576	-	-	-	212,800
Issuance of warrants in conjunction with financing, $3,500,000,
December 2005, $0.82	-	-	-	-	-	-	76,650	-	-	-	76,650
Issuance of warrants in conjunction with convertible
debentures, $3,500,000, December 2005, $0.82	-	-	-	-	-	-	1,648,387	-	-	-	1,648,387
Value of Beneficial Conversion Feature on Convertible
Debentures, $3,500,000, December 2005,$0.82	-	-	-	-	-	-	1,851,613	-	-	-	1,851,613
Issuance of warrants as exercise inducement Dec 2005, $1.25	-	-	-	-	-	-	1,115,853	-	-	-	1,115,853
Issuance of common stock in connection with conversion of
$82,000 of $3,500,000 debenture, December 2005, $0.84	-	-	100,000	100	-	-	83,900	-	-	-	84,000
Issuance of common stock as repayment of monthly
amortization payments due, 2nd $2,000,000, Jan 2006, $0.81	-	-	75,149	75	-	-	60,796	-	-	-	60,871
Issuance of common stock as repayment of monthly
amortization payments due, $500,000, Jan 2006, $0.81	-	-	53,612	54	-	-	43,372	-	-	-	43,426
Issuance of common stock in connection with conversion of
$617,000 of $3,500,000 debenture, January 2005, $0.94	-	-	757,630	758	-	-	711,415	-	-	-	712,173
Issuance of common stock in conjunction with financing,
$4,000,000, January 2006, $1.00	-	-	266,667	267	-	-	266,400	-	-	-	266,667
Issuance of warrants in conjunction with financing, $4,000,000,
January 2006, $1.05	-	-	-	-	-	-	88,800	-	-	-	88,800
Issuance of warrants in conjunction with convertible
debentures, 4,000,000, January 2006, $1.05	-	-	-	-	-	-	1,653,631	-	-	-	1,653,631
Value of Beneficial Conversion Feature on Convertible
Debentures, 4,000,000, January 2006, $1.05	-	-	-	-	-	-	1,463,155	-	-	-	1,463,155
Exercise of stock warrants for cash, January 2006, $0.82	-	-	7,317,072	7,317	-	-	5,992,682	-	-	-	5,999,999
Issuance of warrants as exercise inducement Jan 2006, $1.60	-	-	-	-	-	-	3,109,756	-	-	-	3,109,756
Exercise of stock options for cash, January 2006, $0.63	-	-	10,000	10	-	-	6,290	-	-	-	6,300
Issuance of common stock in connection with conversion of
$850,000 of $3,500,000 debenture, January 2006, $1.06	-	-	1,045,779	1,046	-	-	1,107,480	-	-	-	1,108,526
Issuance of common stock as repayment of monthly
amortization payments due, $500,000, Feb 2006, $1.23	-	-	49,812	50	-	-	61,219	-	-	-	61,269
Issuance of common stock as repayment of monthly
amortization payments due, $2,000,000, Feb 2006, $1.23	-	-	67,746	68	-	-	83,260	-	-	-	83,328
Issuance of common stock as employee compensation,
December 2005, $0.90	-	-	140,115	140	-	-	125,964	-	-	-	126,104
Exercise of stock warrants for cash, February 2006, $0.82	-	-	303,902	304	-	-	248,896	-	-	-	249,200
Issuance of common stock in exchange for the services
rendered February 2006, $1.53	-	-	50,000	50	-	-	76,450	-	-	-	76,500
Exercise of stock options for cash, February 2006, $0.94	-	-	80,000	80	-	-	75,120	-	-	-	75,200
Exercise of stock options for cash, February 2006, $1.59	-	-	80,000	80	-	-	127,120	-	-	-	127,200
Exercise of stock options for cash, February 2006, $1.38	-	-	20,000	20	-	-	27,580	-	-	-	27,600
Exercise of stock warrants for cash, February 2006, $1.05	-	-	3,809,524	3,810	-	-	3,996,191	-	-	-	4,000,001
Exercise of stock warrants for cash, February 2006, $1.20	-	-	909,756	910	-	-	1,090,797	-	-	-	1,091,707
Exercise of stock warrants for cash, February 2006, $1.25	-	-	4,578,048	4,578	-	-	5,717,982	-	-	-	5,722,560
Exercise of stock warrants for cash, February 2006, $1.72	-	-	34,782	35	-	-	59,790	-	-	-	59,825
Issuance of common stock in connection with conversion of
$950,000 of Jan $4,000,000 debenture, Feb 2006, $2.38	-	-	904,762	905	-	-	2,152,429	-	-	-	2,153,334
Issuance of warrants in conjunction with convertible
debentures, 4,000,000, February 2006, $1.05	-	-	-	-	-	-	2,374,507	-	-	-	2,374,507
Value of Beneficial Conversion Feature on Convertible
Debentures, 4,000,000, February 2006, $1.05	-	-	-	-	-	-	1,625,493	-	-	-	1,625,493
Issuance of warrants as exercise inducement Feb 2006, $3.00	-	-	-	-	-	-	8,294,141	-	-	-	8,294,141
Issuance of common stock in connection with conversion of
$1,550,000 of Jan $4,000,000 debenture, Mar 2006, $2.21	-	-	1,485,349	1,485	-	-	3,281,136	-	-	-	3,282,621
Exercise of stock warrants for cash, March 2006, $1.72	-	-	347,913	348	-	-	598,062	-	-	-	598,410
Issuance of common stock as repayment of monthly
amortization payments due, $2,000,000, Mar 2006, $2.31	-	-	67,094	67	-	-	154,920	-	-	-	154,987
Issuance of common stock as repayment of monthly
amortization payments due, $500,000, March 2006, $2.31	-	-	49,312	49	-	-	113,861	-	-	-	113,910
Issuance of common stock as repayment of monthly
amortization payments due, $3,500,000, Mar 2006, $2.31	-	-	55,644	56	-	-	128,482	-	-	-	128,538
Issuance of common stock in exchange for the services
rendered March 2006, $2.31	-	-	50,000	50	-	-	115,450	-	-	-	115,500
Exercise of stock options for cash, March 2006, $0.94	-	-	300,222	300	-	-	281,909	-	-	-	282,209
Issuance of common stock in connection with conversion of
$2,350,000 of Feb $4,000,000 debenture, Mar 2006, $2.31	-	-	1,880,000	1,880	-	-	4,340,920	-	-	-	4,342,800
Exercise of stock options for cash, March 2006, $1.47	-	-	274,500	274	-	-	403,241	-	-	-	403,515
Exercise of stock warrants for cash, March 2006, $1.25	-	-	1,600,000	1,600	-	-	1,998,400	-	-	-	2,000,000
Exercise of stock warrants for cash, March 2006, $0.91	-	-	60,000	60	-	-	54,540	-	-	-	54,600
Exercise of stock options for cash, March 2006, $1.59	-	-	263,700	264	-	-	419,019	-	-	-	419,283
Issuance of common stock in connection with conversion of
$500,000 of Feb $4,000,000 debenture, Mar 2006, $2.20	-	-	400,592	401	-	-	880,902	-	-	-	881,303
Exercise of stock warrants for cash, March 2006, $0.82	-	-	48,000	48	-	-	39,312	-	-	-	39,360
Exercise of stock warrants for cash, March 2006, $1.05	-	-	46,000	46	-	-	48,254	-	-	-	48,300
Issuance of common stock in connection with conversion of
$200,000 of Jan $4,000,000 debenture, March 2006, $2.31	-	-	192,136	192	-	-	443,642	-	-	-	443,834
Exercise of stock options for cash, March 2006, $1.71	-	-	180,000	180	-	-	307,620	-	-	-	307,800
Issuance of common stock in connection with conversion of
$384,615 of $500,000 debenture, March 2006, $3.33	-	-	470,450	470	-	-	1,566,129	-	-	-	1,566,599
Exercise of stock warrants for cash, March 2006, $1.68	-	-	1,639,344	1,639	-	-	2,752,459	-	-	-	2,754,098
Cashless exercise of stock warrants, March 2006, $2.50	-	-	8,179	8	-	-	(8)	-	-	-	-
Exercise of stock warrants for cash, March 2006, $1.25	-	-	68,000	68	-	-	84,932	-	-	-	85,000
Exercise of stock options for cash, March 2006, $2.10	-	-	175,000	175	-	-	367,325	-	-	-	367,500
Exercise of stock options for cash, March 2006, $1.10	-	-	150,000	150	-	-	164,850	-	-	-	165,000
Exercise of stock options for cash, March 2006, $1.52	-	-	150,000	150	-	-	227,850	-	-	-	228,000
Exercise of stock options for cash, March 2006, $2.19	-	-	150,000	150	-	-	328,350	-	-	-	328,500
Exercise of stock warrants for cash, March 2006, $2.15	-	-	2,000	2	-	-	4,298	-	-	-	4,300
Exercise of stock warrants for cash, March 2006, $1.88	-	-	31,000	31	-	-	58,249	-	-	-	58,280
Exercise of stock warrants for cash, March 2006, $2.02	-	-	23,438	23	-	-	47,322	-	-	-	47,345
Exercise of stock options for cash, March 2006, $0.63	-	-	120,750	121	-	-	75,952	-	-	-	76,073
Exercise of stock warrants for cash, March 2006, $1.86	-	-	170,068	170	-	-	316,156	-	-	-	316,326
Issuance of common stock in exchange for the services
rendered March 2006, $2.96	-	-	25,000	25	-	-	73,975	-	-	-	74,000
Issuance of common stock in satisfaction of accounts
payable March 2006, $3.20	-	-	2,390	2	-	-	7,646	-	-	-	7,648
Issuance of warrants as exercise inducement Mar 2006, $3.00	-	-	-	-	-	-	1,293,953	-	-	-	1,293,953
Issuance of common stock as repayment of monthly
amortization payments due, $2,000,000, April 2006, $2.70	-	-	67,083	67	-	-	181,057	-	-	-	181,124
Issuance of common stock as repayment of monthly
amortization payments due, $3,500,000, April 2006, $2.70	-	-	49,812	50	-	-	134,443	-	-	-	134,493
Issuance of common stock as repayment of monthly
amortization payments due, Jan $4,000,000, Apr 2006, $2.70	-	-	167,144	167	-	-	451,122	-	-	-	451,289
Exercise of stock warrants for cash, April 2006, $1.88	-	-	29,000	29	-	-	54,491	-	-	-	54,520
Exercise of stock options for cash, April 2006, $1.47	-	-	95,500	95	-	-	140,290	-	-	-	140,385
Issuance of common stock in connection with conversion of
$307,692 of 2nd $2,000,000 debenture, April 2006, $2.63	-	-	513,158	513	-	-	1,349,092	-	-	-	1,349,605
Issuance of common stock in connection with conversion of
$423,077 of $3,500,000 debenture, April 2005, $2.63	-	-	516,291	516	-	-	1,357,329	-	-	-	1,357,845
Issuance of common stock in connection with conversion of
$923,077 of Jan $4,000,000 debenture, April 2006, $2.63	-	-	879,699	880	-	-	2,312,729	-	-	-	2,313,609
Exercise of stock options for cash, April 2006, $0.94	-	-	25,000	25	-	-	23,475	-	-	-	23,500
Exercise of stock warrants for cash, April 2006, $0.82	-	-	132,000	132	-	-	108,108	-	-	-	108,240
Exercise of stock warrants for cash, April 2006, $0.91	-	-	60,000	60	-	-	54,540	-	-	-	54,600
Exercise of stock warrants for cash, April 2006, $1.05	-	-	69,000	69	-	-	72,381	-	-	-	72,450
Issuance of common stock in satisfaction of deposit
April 2006, $1.25	-	-	204,465	204	-	-	255,377	-	-	-	255,581
Issuance of common stock in exchange for the services
rendered April 2006, $2.67	-	-	38,400	38	-	-	102,490	-	-	-	102,528
Issuance of warrants in exchange for the services rendered
April 2006, $2.66	-	-	-	-	-	-	137,200	-	-	-	137,200
Issuance of common stock as repayment of monthly
amortization payments due, Jan $4,000,000, May 2006, $3.10	-	-	74,322	74	-	-	230,324	-	-	-	230,398
Issuance of common stock as repayment of monthly
amortization payments due, Feb $4,000,000, May 2006, $3.10	-	-	172,713	173	-	-	535,238	-	-	-	535,411
Exercise of stock options for cash, May 2006, $2.10	-	-	25,000	25	-	-	52,475	-	-	-	52,500
Exercise of stock options for cash, May 2006, $1.47	-	-	10,000	10	-	-	14,690	-	-	-	14,700
Issuance of warrants in exchange for the services rendered
May 2006, $1.91	-	-	-	-	-	-	35,250	-	-	-	35,250
Issuance of common stock as employee compensation
May 2006, $1.88	-	-	755,000	755	-	-	1,418,645	-	-	-	1,419,400
Issuance of common stock in exchange for the services
rendered May 2006, $1.85	-	-	3,784	4	-	-	6,997	-	-	-	7,001
Issuance of common stock in exchange for the services
rendered May 2006, $1.88	-	-	38,000	38	-	-	71,402	-	-	-	71,440
Issuance of common stock as repayment of monthly
amortization payments due, Jan $4,000,000, Jun 2006, $1.96	-	-	73,979	74	-	-	144,925	-	-	-	144,999
Issuance of common stock as repayment of monthly
amortization payments due, Feb $4,000,000, Jun 2006, $1.96	-	-	83,911	84	-	-	164,382	-	-	-	164,466
Exercise of stock warrants for cash, June 2006, $1.25	-	-	1,327,880	1,328	-	-	1,658,522	-	-	-	1,659,850
Exercise of stock warrants for cash, June 2006, $1.60	-	-	3,036,310	3,036	-	-	4,855,060	-	-	-	4,858,096
Issuance of warrants as exercise inducement June 2006, $2.35	-	-	-	-	-	-	4,549,670	-	-	-	4,549,670
Issuance of common stock for cash pursuant to private
placement, June 2006, $2.05	-	-	3,414,636	3,415	-	-	6,996,589	-	-	-	7,000,004
Issuance of common stock in exchange for the services
rendered June 2006, $1.85	-	-	3,784	4	-	-	6,997	-	-	-	7,001
Issuance of common stock as repayment of monthly
amortization payments due, Jan $4,000,000, July 2006, $1.75	-	-	66,264	66	-	-	115,896	-	-	-	115,962
Issuance of common stock as repayment of monthly
amortization payments due, Feb $4,000,000, July 2006, $1.75	-	-	64,923	65	-	-	113,550	-	-	-	113,615
Issuance of common stock in exchange for the services
rendered July 2006, $1.40	-	-	5,000	5	-	-	6,995	-	-	-	7,000
Comprehensive Income (Loss):
Net Loss	-	-	-	-	-	-	-	-	(67,967,204)	-	(67,967,204)
Other comprehensive income (loss)
Currency translation adjustment	-	-	-	-	-	-	-	-	-	185,232	185,232
Total Comprehensive Income (Loss)									(67,967,204)	185,232	(67,781,972)
Balance at July 31, 2006	1,000	$ 1	107,398,360	$ 107,397	-	$ -	$ 243,097,627	$ -	$ (188,495,312)	$ 754,081	$ 55,463,794

The Notes to Consolidated Financial Statements are an integral part of these statements.

F-15

GENEREX BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CHANGES IN STOCKHOLDERS' (DEFICIENCY)/EQUITY
FOR THE PERIOD NOVEMBER 2, 1995 (DATE OF INCEPTION) TO JULY 31, 2013
`									Deficit
	SVR							Notes	Accumulated	Accumulated
	Preferred		Common		Treasury		Additional	Receivable -	During the	Other	Total
	Stock		Stock		Stock		Paid-In	Common	Development	Comprehensive	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stock	Stage	Income (Loss)	(Deficiency)/Equity

Balance, August 1, 2006	1,000	$ 1	107,398,360	$ 107,397	-	$ -	$ 243,097,627	$ -	$ (188,495,312)	$ 754,081	$ 55,463,794
Issuance of common stock as repayment of monthly amortization
payments due, Feb $4,000,000, Aug 2006, $1.48	-	-	64,718	65	-	-	95,718	-	-	-	95,783
Issuance of common stock in exchange for the services rendered Aug
2006, $1.43	-	-	25,000	25	-	-	35,725	-	-	-	35,750
Issuance of common stock as repayment of monthly amortization
payments due Feb $4,000,000, Sep 2006 $1.53	-	-	64,400	64	-	-	98,468	-	-	-	98,532
Issuance of common stock in exchange for the services rendered Oct
2006, $1.50	-	-	25,000	25	-	-	37,475	-	-	-	37,500
Issuance of common stock as repayment of monthly amortization
payments due , Feb $4,000,000, Oct 2006, $1.65	-	-	64,000	64	-	-	105,536	-	-	-	105,600
Issuance of common stock in exchange for the services rendered Oct
2006, $1.83	-	-	27,262	27	-	-	49,862	-	-	-	49,889
Issuance of common stock in exchange for the services rendered Oct
2006, $1.50	-	-	25,000	25	-	-	37,475	-	-	-	37,500
Issuance of common stock as employee compensation Oct 2006, $1.83	-	-	100,000	100	-	-	182,900	-	-	-	183,000
Exercise of stock warrants for cash, Oct 2006, $1.25	-	-	100,000	100	-	-	124,900	-	-	-	125,000
Exercise of stock options for cash, Oct 2006, $1.59	-	-	90,300	90	-	-	143,487	-	-	-	143,577
Exercise of stock options for cash, Oct 2006, $1.47	-	-	6,500	6	-	-	9,549	-	-	-	9,555
Issuance of common stock as repayment of monthly amortization
payments due Feb $4,000,000, Nov 2006, $2.02	-	-	63,764	64	-	-	128,740	-	-	-	128,804
Exercise of stock options for cash, Nov 2006, $1.59	-	-	15,000	15	-	-	23,835	-	-	-	23,850
Issuance of common stock in exchange for the services rendered Nov
2006, $2.15	-	-	50,000	50	-	-	107,450	-	-	-	107,500
Issuance of common stock as repayment of monthly amortization
payments due, Feb $4,000,000, Dec 2006, $2.08	-	-	63,384	63	-	-	131,775	-	-	-	131,838
Issuance of common stock in exchange for the services rendered
Dec 2006, $1.68	-	-	25,000	25	-	-	41,975	-	-	-	42,000
Issuance of common stock in exchange for the services rendered Jan
2007, $1.77	-	-	25,000	25	-	-	44,225	-	-	-	44,250
Issuance of common stock in connection with conversation of $52,554 of
Feb $4,000,000 debenture, Jan, $1.74	-	-	42,043	42	-	-	73,113	-	-	-	73,155
Issuance of common stock in connection with conversion of 52,554 of
Feb $4,000,000 debenture, Jan, $1.77	-	-	42,043	42	-	-	74,374	-	-	-	74,416
Issuance of common stock in exchange for the services rendered Feb
2007, $1.90	-	-	25,000	25	-	-	47,475	-	-	-	47,500
Issuance of common stock in exchange for the services rendered Mar
2007, $1.71	-	-	100,000	100	-	-	170,900	-	-	-	171,000
Issuance of common stock as employee compensation Mar 2007,
$1.71	-	-	9,844	10	-	-	16,823	-	-	-	16,833
Issuance of warrants in exchange for the services rendered Mar 2007,
$1.71	-	-			-	-	125,000	-	-	-	125,000
Issuance of common stock as employee compensation Mar 2007, $1.71	-	-	296,000	296	-	-	505,864	-	-	-	506,160
Issuance of common stock in exchange for the services rendered Mar
2007, $1.65	-	-	13,637	13	-	-	22,487	-	-	-	22,500
Issuance of common stock in exchange for the services rendered Mar
2007, $1.69	-	-	25,000	25	-	-	42,225	-	-	-	42,250
Issuance of common stock in connection with conversion of $52,554 of
Feb $4,000,000 debenture, Mar 2007, $1.71	-	-	42,043	42	-	-	71,851	-	-	-	71,893
Issuance of common stock as employee compensation Mar 2007, $1.70	-	-	4,951	5	-	-	8,412	-	-	-	8,417
Issuance of common stock in exchange for the services rendered Apr
2007, $1.71	-	-	22,728	23	-	-	38,842	-	-	-	38,865
Preferred Shares Redemption, April 2007	(1,000)	(1)	-	-	-	-	(99)	-	-	-	(100)
Issuance of common stock in exchange for the services rendered Apr
2007, $1.65	-	-	13,637	14	-	-	22,486	-	-	-	22,500
Issuance of common stock in exchange for the services rendered Apr
2007, $1.69	-	-	25,000	25	-	-	42,225	-	-	-	42,250
Issuance of common stock as employee compensation Apr 2007, $1.64	-	-	5,132	5	-	-	8,411	-	-	-	8,416
Issuance of common stock in connection with conversion of $52,554 of
Feb $4,000,000 debenture, Apr 2007, $1.61	-	-	42,043	42	-	-	67,647	-	-	-	67,689
Issuance of common stock in exchange for the services rendered May
2007, $1.60	-	-	22,728	23	-	-	36,342	-	-	-	36,365
Exercise of stock options for cash, May 2007, $0.63	-	-	5,000	5	-	-	3,145	-	-	-	3,150
Issuance of common stock in exchange for the services rendered May
2007, $1.47	-	-	25,000	25	-	-	36,725	-	-	-	36,750
Issuance of common stock in exchange for the services rendered May
2007, $1.47	-	-	13,637	14	-	-	20,033	-	-	-	20,047
Issuance of common stock as employee compensation May 2007, $1.45	-	-	5,805	6	-	-	8,411	-	-	-	8,417
Issuance of common stock as employee compensation May 2007, $1.45	-	-	450,000	450	-	-	652,050	-	-	-	652,500
Issuance of warrants in exchange for the services rendered May 2007, $1.45	-	-			-	-	141,400	-	-	-	141,400
Cancellation of common stock, May 2007, $1.45	-	-	(150,000)	(150)	-	-	150	-	-	-	-
Issuance of common stock in exchange for the services rendered Jun
2007 , $1.40	-	-	22,728	23	-	-	31,796	-	-	-	31,819
Issuance of common stock in exchange for the services rendered Jun
2007, $1.83	-	-	13,637	14	-	-	24,942	-	-	-	24,956
Issuance of common stock in exchange for services rendered
Jun 2007, $1.80	-	-	25,000	25	-	-	44,975	-	-	-	45,000
Issuance of common stock as employee compensation, Jul 2007, $1.78	-	-	4,728	5	-	-	8,411	-	-	-	8,416
Issuance of common stock in exchange for the services rendered Jul
2007, $1.78	-	-	22,728	23	-	-	40,433	-	-	-	40,456
Exercise of stock options for cash, Jul 2007, $0.94	-	-	70,000	70	-	-	65,730	-	-	-	65,800
Exercise of stock options for cash, Jul 2007, $0.56	-	-	100,000	100	-	-	55,900	-	-	-	56,000
Issuance of common stock in exchange for the services rendered Jul
2007, $1.75	-	-	13,637	14	-	-	23,851	-	-	-	23,865
Issuance of common stock in exchange for the services rendered Jul
2007, $1.68	-	-	25,000	25	-	-	41,975	-	-	-	42,000
Issuance of common stock as employee compensation April 2007, $1.65	-	-	5,101	5	-	-	8,412	-	-	-	8,417
Comprehensive Income (Loss):
Net Loss	-	-	-	-	-	-	-	-	(23,504,958)	-	(23,504,958)
Other comprehensive income (loss)
Currency translation adjustment	-	-	-	-	-	-	-	-	-	127,726	127,726
Total Comprehensive Income (Loss)									(23,504,958)	127,726	(23,377,232)
Balance at July 31, 2007	-	$ -	109,616,518	$ 109,616.00	-	$ -	$ 247,079,439.00	$ -	$ (212,000,270.00)	$ 881,807.00	$ 36,070,592.00

The Notes to Consolidated Financial Statements are an integral part of these statements.

F-16

GENEREX BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CHANGES IN STOCKHOLDERS' (DEFICIENCY)/EQUITY
FOR THE PERIOD NOVEMBER 2, 1995 (DATE OF INCEPTION) TO JULY 31, 2013
`									Deficit
	SVR							Notes	Accumulated	Accumulated
	Preferred		Common		Treasury		Additional	Receivable -	During the	Other	Total
	Stock		Stock		Stock		Paid-In	Common	Development	Comprehensive	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stock	Stage	Income (Loss)	(Deficiency)/Equity

Balance, August 1, 2007	-	$ -	109,616,518	$ 109,616	-	$ -	$ 247,079,439	$ -	$ (212,000,270)	$ 881,807	$ 36,070,592
Issuance of common stock in exchange for the services rendered August
2007, $1.57	-	-	22,728	23	-	-	35,660	-	-	-	35,683
Issuance of restricted common stock to officers as employee compensation
August 2007	-	-	550,000	550	-	-	(550)	-	-	-	-
Stock-based compensation - officers	-	-	-	-	-	-	527,909	-	-	-	527,909
Issuance of common stock as employee compensation August 2007, $1.51
(Issued under the 2006 Plan and fully vested)	-	-	100,000	100	-	-	150,900	-	-	-	151,000
Issuance of common stock as employee compensation August 2007, $1.50	-	-	5,611	6	-	-	8,411	-	-	-	8,417
Issuance of common stock in exchange for the services rendered September
2007, $1.48	-	-	22,728	22	-	-	33,615	-	-	-	33,637
Issuance of common stock in exchange for the services rendered September
2007, $1.61	-	-	8,000	8	-	-	12,872	-	-	-	12,880
Issuance of common stock in exchange for the services rendered September
2007, $1.53	-	-	50,000	50	-	-	76,450	-	-	-	76,500
Issuance of common stock as employee compensation September 2007,
$1.55	-	-	5,430	5	-	-	8,411	-	-	-	8,416
Issuance of common stock in exchange for the services rendered October
2007, $1.50	-	-	22,728	23	-	-	34,069	-	-	-	34,092
Issuance of common stock as employee compensation October 2007, $1.52	-	-	446,000	446	-	-	677,474	-	-	-	677,920
Issuance of common stock in exchange for the services rendered October
2007, $1.53	-	-	8,000	8	-	-	12,232	-	-	-	12,240
Issuance of common stock in exchange for the services rendered October
2007, $1.50	-	-	37,500	38	-	-	56,213	-	-	-	56,251
Issuance of common stock as employee compensation October 2007, $1.53	-	-	5,501	6	-	-	8,411	-	-	-	8,417
Issuance of common stock in exchange for the services rendered November
2007, $1.71	-	-	22,728	23	-	-	38,842	-	-	-	38,865
Issuance of common stock in exchange for the services rendered November
2007, $1.75	-	-	8,000	8	-	-	13,992	-	-	-	14,000
Issuance of common stock as employee compensation November 2007,
$1.70	-	-	4,951	5	-	-	8,412	-	-	-	8,417
Issuance of common stock in exchange for the services rendered November
2007, $1.54	-	-	228,087	228	-	-	349,771	-	-	-	349,999
Issuance of common stock in exchange for the services rendered November
2007, $1.53	-	-	98,168	98	-	-	149,903	-	-	-	150,001
Issuance of common stock in exchange for the services rendered December
2007, $1.80	-	-	22,728	23	-	-	40,888	-	-	-	40,911
Issuance of common stock in exchange for the services rendered December
2007, $1.84	-	-	8,000	8	-	-	14,712	-	-	-	14,720
Exercise of stock options for cash, December 2007, $1.59	-	-	31,000	31	-	-	49,259	-	-	-	49,290
Stock-based compensation - officers	-	-	-	-	-	-	67,242	-	-	-	67,242
Issuance of common stock in exchange for the services rendered December
2007, $1.74	-	-	50,000	50	-	-	86,950	-	-	-	87,000
Issuance of common stock as employee compensation December 2007,
$1.75	-	-	4,810	5	-	-	8,413	-	-	-	8,418
Issuance of common stock in exchange for the services rendered January
2008, $1.61	-	-	22,728	23	-	-	36,569	-	-	-	36,592
Issuance of common stock in exchange for the services rendered January
2008, $1.38	-	-	8,000	8	-	-	11,032	-	-	-	11,040
Issuance of common stock in exchange for the services rendered January
2008, $1.34	-	-	37,500	37	-	-	50,213	-	-	-	50,250
Issuance of common stock as employee compensation October 2007, $1.36	-	-	6,189	6	-	-	8,411	-	-	-	8,417
Issuance of common stock in exchange for the services rendered February
2008, $1.36	-	-	22,728	23	-	-	30,887	-	-	-	30,910
Issuance of common stock in exchange for the services rendered February
2008, $1.34	-	-	8,000	8	-	-	10,712	-	-	-	10,720
Exercise of stock options for cash, February 2008, $1.00	-	-	70,000	70	-	-	69,930	-	-	-	70,000
Issuance of common stock as employee compensation February 2008, $1.32	-	-	6,376	6	-	-	8,410	-	-	-	8,416
Issuance of common stock in exchange for the services rendered March
2008, $1.00	-	-	8,000	8	-	-	7,992	-	-	-	8,000
Stock-based compensation - officers	-	-	50,000	50	-	-	67,242	-	-	-	67,292
Issuance of common stock in exchange for the services rendered March
2008, $0.95	-	-	8,093	8	-	-	47,450	-	-	-	47,458
Issuance of common stock as employee compensation March 2008, $1.04	-	-	200,000	200	-	-	8,409	-	-	-	8,609
Issuance of common stock in exchange for the services rendered March
2008, $1.14	-	-	-	-	-	-	227,800	-	-	-	227,800
Issuance of warrants in exchange for the services rendered March 2008,
$3.75	-	-	-	-	-	-	52,500	-	-	-	52,500
Issuance of warrants as employee compensation March 2008, $0.94	-	-	-	-	-	-	29,500	-	-	-	29,500
Issuance of warrants in conjunction with convertible debenture, March 2008,
$1.10	-	-	-	-	-	-	5,323,109	-	-	-	5,323,109
Issuance of warrants in conjunction with convertible debentures, March 2008,
$1.21	-	-	-	-	-	-	5,323,109	-	-	-	5,323,109
Repurchase of common stock March 2008, $1.16	-	-	(326,255)	(326)	-	-	(378,130)	-	-	-	(378,456)
Option repricing costs March 2008	-	-	-	-	-	-	14,500	-	-	-	14,500
Value of Beneficial Conversion Feature on Convertible Debentures, March
2008, $1.21	-	-	-	-	-	-	8,768,946	-	-	-	8,768,946
Exercise of stock options for cash, April 2008, $1.00	-	-	50,000	50	-	-	49,950	-	-	-	50,000
Issuance of common stock in exchange for the services rendered April 2008,
$1.19	-	-	8,000	8	-	-	9,512	-	-	-	9,520
Exercise of stock options for cash, April 2008, $0.89	-	-	250,000	250	-	-	222,250	-	-	-	222,500
Issuance of common stock in exchange for the services rendered April 2008,
$1.06	-	-	37,500	37	-	-	39,713	-	-	-	39,750
Issuance of common stock as employee compensation April 2008, $1.08	-	-	7,793	8	-	-	8,409	-	-	-	8,417
Issuance of common stock in exchange for the services rendered May 2008,
$1.05	-	-	8,000	8	-	-	8,392	-	-	-	8,400
Stock-based compensation - officers stock options, May 2008, $0.96	-	-	-	-	-	-	58,078	-	-	-	58,078
Issuance of common stock as employee compensation May 2008, $1.00	-	-	8,417	8	-	-	8,409	-	-	-	8,417
Stock-based compensation - officers stock	-	-	-	-	-	-	67,242	-	-	-	67,242
Issuance of common stock in exchange for the services rendered May 2008,
$0.97	-	-	50,000	50	-	-	48,450	-	-	-	48,500
Issuance of common stock in exchange for the services rendered June 2008,
$0.95	-	-	8,000	8	-	-	7,592	-	-	-	7,600
Issuance of common stock as employee compensation June 2008, $0.97	-	-	8,677	9	-	-	8,409	-	-	-	8,418
Issuance of common stock in exchange for the services rendered July 2008,
$0.79	-	-	8,000	8	-	-	6,312	-	-	-	6,320
Issuance of common stock in exchange for the services rendered July 2008,
$0.80	-	-	37,500	37	-	-	29,963	-	-	-	30,000
Issuance of common stock as employee compensation July 2008, $0.83	-	-	10,141	10	-	-	8,409	-	-	-	8,419
Comprehensive Income (Loss):
Net Loss	-	-	-	-	-	-	-	-	(36,228,991)	-	(36,228,991)
Other comprehensive income (loss):
Currency translation adjustment	-	-	-	-	-	-	-	-	-	32,688	32,688
Total Comprehensive Income (Loss)									(36,228,991)	32,688	(36,196,303)
Balance at July 31, 2008	-	$ -	111,992,603	$ 111,992	-	$ -	$ 269,849,581	$ -	$ (248,229,261)	$ 914,495	$ 22,646,807

The Notes to Consolidated Financial Statements are an integral part of these statements.

F-17

GENEREX BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CHANGES IN STOCKHOLDERS' (DEFICIENCY)/EQUITY
FOR THE PERIOD NOVEMBER 2, 1995 (DATE OF INCEPTION) TO JULY 31, 2013
									Deficit
	SVR							Notes	Accumulated	Accumulated
	Preferred		Common		Treasury		Additional	Receivable -	During the	Other	Total
	Stock		Stock		Stock		Paid-In	Common	Development	Comprehensive	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stock	Stage	Income (Loss)	(Deficiency)/Equity

Balance at August 1, 2008	-	$ -	111,992,603	$ 111,992	-	$ -	$ 269,849,581	$ -	$ (248,229,261)	$ 914,495	$ 22,646,807
Issuance of common stock as repayment of monthly amortization payments
on convertible notes Aug 2008, $0.65	-	-	2,891,182	2,891	-	-	1,873,775	-	-	-	1,876,666
Stock-based compensation - officers stock options	-	-	-	-	-	-	9,680	-	-	-	9,680
Issuance of common stock as employee compensation, Aug 2008, $0.56	-	-	11,690	12	-	-	8,405	-	-	-	8,417
Stock-based compensation - officers stock	-	-	-	-	-	-	29,885	-	-	-	29,885
Exercise of stock options for cash Aug 2008, $0.56	-	-	100,000	100	-	-	55,900	-	-	-	56,000
Issuance of common stock as repayment of monthly amortization payments
on convertible notes Sept 2008, $0.52	-	-	3,597,214	3,597	-	-	1,873,069	-	-	-	1,876,666
Issuance of common stock in exchange for the services rendered Sept. 2008,
$0.58	-	-	50,000	50	-	-	28,950	-	-	-	29,000
Issuance of common stock in exchange for the services rendered Sept. 2008,
$0.53	-	-	4,000	4	-	-	2,116	-	-	-	2,120
Issuance of common stock as employee compensation Sept 2008, $0.56	-	-	15,030	15	-	-	8,402	-	-	-	8,417
Issuance of common stock as repayment of monthly amortization payments
on convertible notes Oct 2008, $0.29	-	-	2,638,809	2,639	-	-	756,810	-	-	-	759,449
Issuance of common stock as repayment of interest on Convertible Notes,
Oct 2008, $0.52	-	-	483,195	483	-	-	251,600	-	-	-	252,083
Issuance of common stock in exchange for the services rendered, Oct 2008,
$0.32	-	-	4,000	4	-	-	1,276	-	-	-	1,280
Issuance of common stock in exchange for the services rendered, July 2008
$0.38	-	-	37,500	38	-	-	14,213	-	-	-	14,251
Issuance of common stock as employee compensation, Oct 2008, $0.31	-	-	27,151	27	-	-	8,390	-	-	-	8,417
Issuance of common stock as repayment of monthly amortization payments
on Convertible Notes, Nov 2008, $0.29	-	-	2,144,605	2,145	-	-	615,073	-	-	-	617,218
Stock-based compensation - officers stock options	-	-	-	-	-	-	9,680	-	-	-	9,680
Issuance of common stock as employee compensation, Nov 2008, $0.35	-	-	24,048	24	-	-	8,393	-	-	-	8,417
Stock-based compensation - officers stock	-	-	-	-	-	-	22,414	-	-	-	22,414
Issuance of common stock in exchange for the services rendered, Nov 2008,
$0.35	-	-	4,000	4	-	-	1,396	-	-	-	1,400
Issuance of common stock in exchange for the services rendered, Nov 2008,
$0.38	-	-	25,000	25	-	-	9,475	-	-	-	9,500
Issuance of common stock in exchange for the services rendered, Dec 2008,
$0.45	-	-	33,335	33	-	-	14,967	-	-	-	15,000
Issuance of common stock in exchange for the services rendered, Dec 2008,
$0.47	-	-	4,000	4	-	-	1,876	-	-	-	1,880
Issuance of common stock in exchange for the services rendered, Dec 2008,
$0.53	-	-	68,102	68	-	-	29,932	-	-	-	30,000
Issuance of common stock as employee compensation, Dec 2008, $0.38	-	-	22,149	22	-	-	8,394	-	-	-	8,416
Warrant modification costs, Dec 2008	-	-	-	-	-	-	1,589,988	-	-	-	1,589,988
Issuance of common stock as repayment of monthly amortization payments
on Convertible Notes, Jan 2009, $0.32	-	-	4,556,989	4,557	-	-	1,372,109	-	-	-	1,376,666
Issuance of common stock in exchange for services rendered, Jan 2009,
$0.34	-	-	4,000	4	-	-	1,356	-	-	-	1,360
Issuance of common stock in exchange for services rendered, Jan 2009,
$0.33	-	-	37,500	38	-	-	12,338	-	-	-	12,376
Issuance of common stock in exchange for services rendered, Jan 2009,
$0.33	-	-	18,182	18	-	-	5,982	-	-	-	6,000
Issuance of common stock as employee compensation, Jan 2009, $0.34	-	-	24,755	25	-	-	8,392	-	-	-	8,417
Issuance of common stock in exchange for the services rendered, Feb 2009,
$0.27	-	-	22,059	22	-	-	5,978	-	-	-	6,000
Stock-based compensation - officers stock options	-	-	-	-	-	-	9,680	-	-	-	9,680
Issuance of common stock as employee compensation, Feb 2009, $0.23	-	-	36,594	37	-	-	8,380	-	-	-	8,417
Stock-based compensation - officers	-	-	-	-	-	-	22,414	-	-	-	22,414
Issuance of common stock as repayment of monthly amortization payments
on Convertible Notes, Mar 2009, $0.18	-	-	10,713,359	10,713	-	-	1,916,620	-	-	-	1,927,333
Issuance of common stock as repayment of interest on Convertible Notes,
Mar 2009, $0.18	-	-	773,743	774	-	-	138,423	-	-	-	139,197
Issuance of common stock in exchange for the services rendered, Feb 2009,
$0.27	-	-	4,000	4	-	-	1,076	-	-	-	1,080
Issuance of common stock in exchange for the services rendered, Mar 2009,
$0.29	-	-	25,000	25	-	-	7,225	-	-	-	7,250
Issuance of common stock in exchange for the services rendered, Mar 2009,
$0.30	-	-	250,000	250	-	-	74,750	-	-	-	75,000
Issuance of common stock in exchange for the services rendered, Mar 2009,
$0.35	-	-	4,000	4	-	-	1,396	-	-	-	1,400
Issuance of common stock in exchange for the services rendered, Mar 2009,
$0.31	-	-	20,870	21	-	-	5,979	-	-	-	6,000
Issuance of common stock as employee compensation, Mar 2009, $0.31	-	-	27,151	27	-	-	8,390	-	-	-	8,417
Issuance of common stock in exchange for the services rendered, Mar 2009,
$0.29	-	-	150,000	150	-	-	43,350	-	-	-	43,500
Issuance of common stock as repayment of monthly amortization payments
on Convertible Notes, Apr 2009, $0.28	-	-	6,783,997	6,784	-	-	1,920,550	-	-	-	1,927,334
Issuance of common stock in exchange for the services rendered, Apr 2009,
$0.30	-	-	150,000	150	-	-	44,250	-	-	-	44,400
Issuance of common stock in exchange for the services rendered, Mar 2009,
$0.30	-	-	150,000	150	-	-	44,850	-	-	-	45,000
Issuance of common stock in exchange for the services rendered, Apr 2009,
$0.30	-	-	4,000	4	-	-	1,196	-	-	-	1,200
Issuance of common stock in exchange for the services rendered, Apr 2009,
$0.39	-	-	150,000	150	-	-	58,350	-	-	-	58,500
Issuance of common stock in exchange for the services rendered, Apr 2009,
$0.39	-	-	37,500	38	-	-	14,588	-	-	-	14,626
Issuance of common stock in exchange for the services rendered, Apr 2009,
$0.33	-	-	18,254	18	-	-	5,982	-	-	-	6,000
Issuance of common stock as repayment of monthly amortization payments
on Convertible Notes, Apr 2009, $0.30	-	-	7,424,242	7,424	-	-	2,194,606	-	-	-	2,202,030
Cashless exercise of stock warrants, Apr 2009, $0.50	-	-	341,000	341	-	-	(341)	-	-	-	-
Issuance of common stock as employee compensation, Apr 2009, $0.37	-	-	22,748	23	-	-	8,394	-	-	-	8,417
Issuance of common stock in exchange for the services rendered, May 2009,
$0.40	-	-	15,019	15	-	-	5,985	-	-	-	6,000
Stock-based compensation - officers stock options	-	-	-	-	-	-	5,378	-	-	-	5,378
Issuance of common stock as employee compensation, May 2009, $0.38	-	-	22,149	22	-	-	8,394	-	-	-	8,416
Stock-based compensation - officers stock	-	-	-	-	-	-	22,414	-	-	-	22,414
Issuance of common stock as repayment of monthly amortization payments
on Convertible Notes, May 2009, $0.33	-	-	5,840,404	5,840	-	-	1,921,493	-	-	-	1,927,333
Issuance of common stock as repayment of interest on Convertible Notes,
May 2009, $0.33	-	-	341,534	341	-	-	112,365	-	-	-	112,706
Issuance of common stock for cash pursuant to private placement, May 2009,
$0.33	-	-	15,151,517	15,152	-	-	4,539,848	-	-	-	4,555,000
Issuance of common stock in exchange for the services rendered, May 2009,
$0.38	-	-	4,000	4	-	-	1,516	-	-	-	1,520
Issuance of common stock in exchange for the services rendered, May 2009,
$0.37	-	-	25,000	25	-	-	9,225	-	-	-	9,250
Issuance of common stock in exchange for the services rendered, May 2009,
$0.38	-	-	435,000	435	-	-	164,865	-	-	-	165,300
Issuance of common stock in exchange for the services rendered, May 2009,
$0.37	-	-	39,000	39	-	-	14,391	-	-	-	14,430
Issuance of common stock in exchange for the services rendered, May 2009,
$0.42	-	-	150,000	150	-	-	62,850	-	-	-	63,000
Issuance of options in exchange for the services rendered, May 2009, $0.29	-	-	-	-	-	-	11,000	-	-	-	11,000
Issuance of common stock in satisfaction of accounts payable, Jun 2009,
$0.36-0.65	-	-	982,382	982	-	-	437,715	-	-	-	438,697
Issuance of common stock for cash pursuant to private placement, Jun 2009,
$0.64	-	-	17,200,000	17,200	-	-	10,804,964	-	-	-	10,822,164
Issuance of common stock in exchange for the services rendered, Jun 2009,
$0.62	-	-	4,000	4	-	-	2,476	-	-	-	2,480
Issuance of common stock in exchange for the services rendered, Jun 2009,
$0.64	-	-	9,353	9	-	-	5,991	-	-	-	6,000
Issuance of common stock as employee compensation, Jun 2009, $0.57	-	-	14,766	15	-	-	8,402	-	-	-	8,417
Issuance of common stock in exchange for the services rendered, Jun 2009,
$0.42	-	-	100,000	100	-	-	35,900	-	-	-	36,000
Issuance of common stock as converstion of Convertible Notes, June 2009,
$0.33	-	-	4,914,251	4,914	-	-	1,616,789	-	-	-	1,621,703
Issuance of common stock for cash pursuant to private placement, Jun 2009,
$0.33	-	-	230,513	231	-	-	75,839	-	-	-	76,070
Issuance of common stock in exchange for the services rendered, Jun 2009,
$0.43	-	-	150,000	150	-	-	64,350	-	-	-	64,500
Issuance of common stock in exchange for the services rendered, Jun 2009,
$0.76	-	-	500,000	500	-	-	379,500	-	-	-	380,000
Issuance of common stock in exchange for the services rendered, Jun 2009,
$0.58	-	-	260,000	260	-	-	150,540	-	-	-	150,800
Issuance of common stock in exchange for the services rendered, Jun 2009,
$0.43	-	-	200,000	200	-	-	85,800	-	-	-	86,000
Issuance of common stock in exchange for the services rendered, Jul 2009,
$0.58	-	-	4,000	4	-	-	2,332	-	-	-	2,336
Issuance of common stock in exchange for the services rendered, Jul 2009,
$0.56	-	-	150,000	150	-	-	83,985	-	-	-	84,135
Issuance of common stock in exchange for the services rendered, Apr 2009,
$0.65	-	-	37,500	37	-	-	24,524	-	-	-	24,561
Issuance of common stock in exchange for the services rendered, Jul 2009,
$0.62	-	-	9,717	10	-	-	5,991	-	-	-	6,001
Cashless exercise of stock warrants, Jun 2009, $0.33	-	-	9,567,583	9,568	-	-	(9,568)	-	-	-	-
Issuance of common stock as employee compensation, Jul 2009, $0.66	-	-	12,753	13	-	-	8,404	-	-	-	8,417
Exercise of stock warrants for cash, July 2009, $0.33	-	-	330,817	330	-	-	108,839	-	-	-	109,169
Warrant modification costs, July 2009	-	-	-	-	-	-	1,608,616	-	-	-	1,608,616
Net Loss	-	-	-	-	-	-	-	-	(45,812,228)	-	(45,812,228)
Other comprehensive income (loss)
Currency translation adjustment	-	-	-	-	-	-	-	-	-	(262,908)	(262,908)
Total comprehensive income (loss)									(45,812,228)	(262,908)	(46,075,136)
Balance at July 31, 2009	-	$ -	212,628,814	$ 212,628	-	$ -	$ 307,401,016	$ -	$ (294,041,489)	$ 651,587	$ 14,223,742

The Notes to Consolidated Financial Statements are an integral part of these statements.

F-18

GENEREX BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CHANGES IN STOCKHOLDERS' (DEFICIENCY)/EQUITY
FOR THE PERIOD NOVEMBER 2, 1995 (DATE OF INCEPTION) TO JULY 31, 2013
									Deficit
	SVR							Notes	Accumulated	Accumulated
	Preferred		Common		Treasury		Additional	Receivable -	During the	Other	Total
	Stock		Stock		Stock		Paid-In	Common	Development	Comprehensive	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stock	Stage	Income (Loss)	(Deficiency)/Equity

Balance at August 1, 2009	-	$ -	212,628,814	$ 212,628	-	$ -	$ 307,401,016	$ -	$ (294,041,489)	$ 651,587	$ 14,223,742
Effect of the initial adoption of accounting for down-round provision	-	-	-	-	-	-	(13,844,822)		(5,981,043)		(19,825,865)
Exercise of warrants classified as derivatives	-	-	-	-	-	-	10,020,557	-	-	-	10,020,557
Stock-based compensation - officers stock options	-	-	-	-	-	-	3,227	-	-	-	3,227
Issuance of common stock as employee compensation Aug 2009, $0.6215	-	-	13,543	14	-	-	8,403	-	-	-	8,417
Stock-based compensation - officers stock	-	-	-	-	-	-	3,736	-	-	-	3,736
Issuance of common stock for cash pursuant to private placement, Aug 2009, $0.79	-	-	8,558,013	8,558	-	-	5,152,142	-	-	-	5,160,700
Issuance of common stock in exchange for the services rendered Aug 2009, $0.61	-	-	4,000	4	-	-	2,436	-	-	-	2,440
Issuance of common stock in exchange for the services rendered Aug 2009, $0.63	-	-	100,000	100	-	-	63,200	-	-	-	63,300
Issuance of options in exchange for the services rendered May 2009, $0.46	-	-	-	-	-	-	5,653	-	-	-	5,653
Issuance of common stock in satisfaction of accounts payable, Sep 2009, $0.55-0.77	-	-	1,582,640	1,583	-	-	1,053,877	-	-	-	1,055,459
Issuance of common stock in exchange for the services rendered Sep 2009, $0.76	-	-	4,000	4	-	-	3,036	-	-	-	3,040
Issuance of common stock in exchange for the services rendered Sep 2009, $0.7215	-	-	83,335	83	-	-	60,043	-	-	-	60,126
Issuance of common stock as employee compensation Sep 2009, $0.7254	-	-	11,603	12	-	-	8,405	-	-	-	8,417
Issuance of common stock for cash pursuant to private placement, Sep 2009, $0.80	-	-	15,312,500	15,313	-	-	11,224,660	-	-	-	11,239,973
Issuance of common stock in exchange for the services rendered Sep 2009, $0.62	-	-	200,000	200	-	-	124,400	-	-	-	124,600
Issuance of common stock in exchange for the services rendered Sep 2009, $0..76	-	-	200,000	200	-	-	151,800	-	-	-	152,000
Issuance of common stock in exchange for the services rendered Oct 2009, $0.68	-	-	250,000	250	-	-	169,750	-	-	-	170,000
Issuance of common stock in exchange for the services rendered Oct 2009, $0.695	-	-	4,000	4	-	-	2,776	-	-	-	2,780
Issuance of common stock in exchange for the services rendered Oct 2009, $0.65	-	-	15,000	15	-	-	9,735	-	-	-	9,750
Issuance of common stock in exchange for the services rendered Oct 2009, $0.525	-	-	37,500	38	-	-	19,650	-	-	-	19,688
Cashless exercise of stock warrants, Jan 2010, $0.33	-	-	4,466,239	4,467	-	-	(4,466)	-	-	-	1
Issuance of common stock in exchange for the services rendered Oct 2009, $0.525	-	-	60,000	60	-	-	31,440	-	-	-	31,500
Issuance of common stock as employee compensation Oct 2009, $0.60	-	-	14,028	14	-	-	8,403	-	-	-	8,417
Exercise of stock warrants for cash, Sep 2009, $0.33	-	-	4,599,817	4,600	-	-	1,513,340	-	-	-	1,517,940
Option modification costs, Oct 2009	-	-	-	-	-	-	875,773	-	-	-	875,773
Stock-based compensation - officers stock options	-	-	-	-	-	-	3,227	-	-	-	3,227
Issuance of common stock as employee compensation Nov 2009, $0.50	-	-	16,833	17	-	-	8,400	-	-	-	8,417
Issuance of common stock in exchange for the services rendered Nov 2009, $0.61	-	-	39,144	39	-	-	23,961	-	-	-	24,000
Issuance of common stock in exchange for the services rendered Nov 2009, $0.51	-	-	4,000	4	-	-	2,036	-	-	-	2,040
Issuance of common stock in exchange for the services rendered Nov 2009, $0.45	-	-	60,000	60	-	-	26,940	-	-	-	27,000
Issuance of common stock in exchange for the services rendered Dec 2009, $0.50	-	-	10,000	10	-	-	5,040	-	-	-	5,050
Issuance of common stock in exchange for the services rendered Dec 2009, $0.56	-	-	39,000	39	-	-	21,957	-	-	-	21,996
Issuance of common stock in satisfaction of accounts payable, Dec 2009, $0.48-0.67	-	-	1,713,030	1,713	-	-	934,666	-	-	-	936,379
Issuance of common stock in exchange for the services rendered Dec 2009, $0.61	-	-	4,000	4	-	-	2,436	-	-	-	2,440
Issuance of warrants in exchange for the services rendered Dec 2009, $0.51	-	-	-	-	-	-	505,000	-	-	-	505,000
Issuance of options in exchange for the services rendered Dec 2009, $0.46	-	-	-	-	-	-	24,766	-	-	-	24,766
Issuance of common stock in exchange for the services rendered Dec 2009, $0.57	-	-	10,565	11	-	-	5,989	-	-	-	6,000
Issuance of common stock in exchange for the services rendered Dec 2009, $0.53	-	-	60,000	60	-	-	31,740	-	-	-	31,800
Issuance of common stock as employee compensation Dec 2009, $0.56	-	-	15,030	15	-	-	8,402	-	-	-	8,417
Issuance of common stock in exchange for the services rendered Jan 2010, $0.67	-	-	4,000	4	-	-	2,676	-	-	-	2,680
Issuance of common stock in exchange for the services rendered Jan 2010, $0.59	-	-	5,000	5	-	-	2,945	-	-	-	2,950
Issuance of common stock in exchange for the services rendered Jan 2010, $0.62	-	-	9,615	10	-	-	5,990	-	-	-	6,000
Issuance of common stock in exchange for the services rendered Jan 2010, $0.63	-	-	37,500	38	-	-	23,588	-	-	-	23,626
Cashless exercise of stock warrants, Jan 2010, $0.33	-	-	779,220	779	-	-	(779)	-	-	-	-
Issuance of common stock in exchange for the services rendered Jan 2010, $0.63	-	-	60,000	60	-	-	37,740	-	-	-	37,800
Issuance of common stock as employee compensation Jan 2010, $0.64	-	-	13,221	13	-	-	8,403	-	-	-	8,416
Stock-based compensation - stock options	-	-	-	-	-	-	499,469	-	-	-	499,469
Issuance of common stock as employee compensation Feb 2010, $0.60	-	-	14,044	14	-	-	8,403	-	-	-	8,417
Issuance of common stock in exchange for the services rendered Feb 2010, $0.60	-	-	9,921	10	-	-	5,990	-	-	-	6,000
Issuance of common stock in exchange for the services rendered Feb 2010, $0.59	-	-	4,000	4	-	-	2,340	-	-	-	2,344
Issuance of warrants in exchange for the services rendered Mar 2010, $1.25	-	-	-	-	-	-	86,000	-	-	-	86,000
Issuance of common stock in exchange for the services rendered Feb, $0.625	-	-	60,000	60	-	-	37,440	-	-	-	37,500
Issuance of common stock in exchange for the services rendered Mar 2010, $0.64	-	-	10,000	10	-	-	6,430	-	-	-	6,440
Issuance of common stock in exchange for the services rendered Mar 2010, $0.62	-	-	483,871	484	-	-	299,516	-	-	-	300,000
Issuance of common stock in exchange for the services rendered Mar 2010, $0.62	-	-	300,000	300	-	-	187,200	-	-	-	187,500
Issuance of common stock in exchange for the services rendered Mar 2010, $0.53	-	-	200,000	200	-	-	106,360	-	-	-	106,560
Issuance of common stock in satisfaction of accounts payable, Mar 2010, $0.45-0.65	-	-	1,198,808	1,199	-	-	693,896	-	-	-	695,095
Issuance of common stock in exchange for the services rendered Mar 2010, $0.64	-	-	4,000	4	-	-	2,556	-	-	-	2,560
Issuance of options in exchange for the services rendered Mar 2010, $0.64	-	-	-	-	-	-	23,959	-	-	-	23,959
Issuance of common stock in exchange for the services rendered Mar 2010, $0.60	-	-	9,977	10	-	-	5,990	-	-	-	6,000
Issuance of common stock in exchange for the services rendered Mar 2010, $0.54	-	-	60,000	60	-	-	32,262	-	-	-	32,322
Issuance of common stock as employee compensation Mar 2010, $0.56	-	-	14,912	15	-	-	8,402	-	-	-	8,417
Issuance of common stock in exchange for the services rendered Apr 2010, $0.49	-	-	4,000	4	-	-	1,956	-	-	-	1,960
Issuance of common stock in exchange for the services rendered Apr 2010, $0.53	-	-	5,000	5	-	-	2,663	-	-	-	2,668
Issuance of common stock in exchange for the services rendered Apr 2010, $0.47	-	-	12,637	13	-	-	5,987	-	-	-	6,000
Issuance of common stock for cash pursuant to private placement, Apr 2010, $0.47	-	-	2,000,000	2,000	-	-	870,373	-	-	-	872,373
Issuance of common stock for cash pursuant to private placement, Apr 2010, $0.4258	-	-	2,000,000	2,000	-	-	813,036	-	-	-	815,036
Issuance of common stock for cash pursuant to private placement, Apr 2010, $0.42	-	-	2,000,000	2,000	-	-	792,300	-	-	-	794,300
Issuance of common stock in exchange for the services rendered Apr 2010, $0.45	-	-	37,500	38	-	-	16,838	-	-	-	16,876
Cashless exercise of stock warrants, Apr 2010, $0.33	-	-	2,390,167	2,390	-	-	(2,390)	-	-	-	0
Exercise of stock warrants for cash, Apr 2010, $0.33	-	-	170,068	170	-	-	55,952	-	-	-	56,122
Issuance of common stock in exchange for the services rendered Apr 2010, $0.45	-	-	5,000	5	-	-	2,245	-	-	-	2,250
Issuance of common stock in exchange for the services rendered Apr 2010, $0.45	-	-	60,000	60	-	-	26,940	-	-	-	27,000
Issuance of common stock as employee compensation Apr 2010, $0.46	-	-	18,270	18	-	-	8,399	-	-	-	8,417
Stock-based compensation - stock options	-	-	-	-	-	-	272,206	-	-	-	272,206
Issuance of common stock as employee compensation May 2010, $0.38	-	-	22,211	22	-	-	8,394	-	-	-	8,416
Issuance of common stock in exchange for the services rendered May 2010, $0.38	-	-	15,752	16	-	-	5,984	-	-	-	6,000
Issuance of common stock in exchange for the services rendered May 2010, $0.33	-	-	4,000	4	-	-	1,296	-	-	-	1,300
Issuance of common stock in exchange for the services rendered May, $0.39	-	-	60,000	60	-	-	23,460	-	-	-	23,520
Issuance of common stock in exchange for the services rendered May 2010, $0.39	-	-	5,000	5	-	-	1,955	-	-	-	1,960
Issuance of common stock in exchange for the services rendered Jul 2010, $0.33	-	-	54,545	55	-	-	17,945	-	-	-	18,000
Issuance of common stock in satisfaction of accounts payable, Jun 2010, $0.33-0.37	-	-	936,895	937	-	-	324,725	-	-	-	325,662
Issuance of common stock in exchange for the services rendered Jun 2010, $0.35	-	-	4,000	4	-	-	1,396	-	-	-	1,400
Issuance of options in exchange for the services rendered Jul 2010, $0.38	-	-	-	-	-	-	28,600	-	-	-	28,600
Issuance of options in exchange for the services rendered Mar 2010, $0.64	-	-	-	-	-	-	24,766	-	-	-	24,766
Issuance of common stock in exchange for the services rendered Jun 2010, $0.35	-	-	15,385	15	-	-	5,985	-	-	-	6,000
Issuance of common stock in exchange for the services rendered Jun 2010, $0.32	-	-	60,000	60	-	-	19,284	-	-	-	19,344
Issuance of common stock as employee compensation Jun 2010, $0.33	-	-	25,209	25	-	-	8,392	-	-	-	8,417
Issuance of common stock in exchange for the services rendered Jul 2010, $0.35	-	-	4,000	4	-	-	1,376	-	-	-	1,380
Issuance of common stock in exchange for the services rendered Jun 2010, $0.32	-	-	5,000	5	-	-	1,607	-	-	-	1,612
Issuance of common stock in exchange for the services rendered Jun 2010, $0.35	-	-	150,000	150	-	-	52,950	-	-	-	53,100
Issuance of common stock in exchange for the services rendered Jul 2010, $0.35	-	-	18,912	19	-	-	5,981	-	-	-	6,000
Issuance of common stock for cash pursuant to private placement, May 2010, $0.35	-	-	2,000,000	2,000	-	-	666,732	-	-	-	668,732
Issuance of common stock for cash pursuant to private placement, May 2010, $0.35	-	-	2,000,000	2,000	-	-	669,420	-	-	-	671,420
Issuance of common stock for cash pursuant to private placement, Jun 2010, $0.35	-	-	2,000,000	2,000	-	-	675,756	-	-	-	677,756
Issuance of common stock in exchange for the services rendered Jul 2010, $0.40	-	-	37,500	38	-	-	14,963	-	-	-	15,001
Issuance of common stock in exchange for the services rendered Jul 2010, $0.40	-	-	60,000	60	-	-	23,940	-	-	-	24,000
Issuance of common stock as employee compensation July 2010, $0.35	-	-	23,841	24	-	-	8,393	-	-	-	8,417
Net Loss	-	-	-	-	-	-			(25,279,940)		(25,279,940)
Other comprehensive income (loss)											-
Currency translation adjustment	-	-	-	-	-	-	-	-	-	132,596	132,596
Total comprehensive income (loss)									(25,279,940)	132,596	(25,147,344)
Balance at July 31, 2010	-	$ -	269,599,615	$ 269,600	-	$ -	$ 333,219,309	$ -	$ (325,302,472)	$ 784,183	$ 8,970,620

The Notes to Consolidated Financial Statements are an integral part of these statements.

F-19

GENEREX BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CHANGES IN STOCKHOLDERS' (DEFICIENCY)/EQUITY
FOR THE PERIOD NOVEMBER 2, 1995 (DATE OF INCEPTION) TO JULY 31, 2013
									Deficit
								Notes	Accumulated	Accumulated
	Preferred		Common		Treasury		Additional	Receivable -	During the	Other	Total
	Stock		Stock		Stock		Paid-In	Common	Development	Comprehensive	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stock	Stage	Income (Loss)	(Deficiency)/Equity

Balance at August 1, 2010	-	$ -	269,599,615	$ 269,600	-	$ -	$ 333,219,309	$ -	$ (325,302,472)	$ 784,183	$ 8,970,620
Stock-based compensation - stock options	-	-			-	-	47,672	-	-	-	47,672
Issuance of common stock as employee compensation Aug 2010, $0.43	-	-	19,701	20	-	-	8,397	-	-	-	8,417
Issuance of common stock in exchange for the services rendered May 2010, $0.40	-	-	14,881	15	-	-	5,985	-	-	-	6,000
Issuance of common stock in exchange for the services rendered Aug 2010, $0.36	-	-	4,000	4	-	-	1,436	-	-	-	1,440
Issuance of common stock in exchange for the services rendered Aug, $0.38	-	-	60,000	60	-	-	22,740	-	-	-	22,800
Cashless exercise of stock warrants, Sep 2010, $0.001	-	-	998,118	998	-	-	(998)	-	-	-	-
Issuance of common stock in satisfaction of accounts payable, Sep 2010, $0.36-0.49	-	-	532,389	532	-	-	221,889	-	-	-	222,421
Issuance of common stock in exchange for the services rendered Sep 2010, $0.41	-	-	4,000	4	-	-	1,629	-	-	-	1,633
Issuance of options in exchange for the services rendered Sep 2010, $0.64	-	-	-	-	-	-	24,766	-	-	-	24,766
Issuance of common stock in exchange for the services rendered Sep 2010, $0.45	-	-	13,239	13	-	-	5,987	-	-	-	6,000
Issuance of common stock in exchange for the services rendered Sep 2010, $0.49	-	-	60,000	60	-	-	29,340	-	-	-	29,400
Issuance of common stock as employee compensation Sep 2010, $0.50	-	-	16,876	17	-	-	8,400	-	-	-	8,417
Issuance of common stock in exchange for the services rendered Oct 2010, $0.37	-	-	4,000	4	-	-	1,476	-	-	-	1,480
Issuance of common stock in exchange for the services rendered Oct 2010, $0.45	-	-	73,000	73	-	-	32,777	-	-	-	32,850
Issuance of common stock in exchange for the services rendered Oct 2010, $0.45	-	-	150,000	150	-	-	67,350	-	-	-	67,500
Issuance of common stock in exchange for the services rendered Oct 2010, $0.40	-	-	15,024	15	-	-	5,985	-	-	-	6,000
Issuance of common stock in exchange for the services rendered Oct 2010, $0.45	-	-	300,000	300	-	-	134,700	-	-	-	135,000
Issuance of common stock in exchange for the services rendered Oct 2010, $0.45	-	-	2,500,000	2,500	-	-	1,122,500	-	-	-	1,125,000
Issuance of common stock in exchange for the services rendered Oct 2010, $0.34	-	-	150,000	150	-	-	51,450	-	-	-	51,600
Issuance of common stock as employee compensation Oct 2010, $0.36	-	-	23,651	24	-	-	8,393	-	-	-	8,417
Stock-based compensation - stock options	-	-	-	-	-	-	43,037	-	-	-	43,037
Issuance of common stock as employee compensation Nov 2010, $0.31	-	-	27,340	27	-	-	8,389	-	-	-	8,416
Issuance of common stock in exchange for the services rendered Nov 2010, $0.31	-	-	19,119	19	-	-	5,981	-	-	-	6,000
Issuance of common stock in exchange for the services rendered Nov 2010, $0.30	-	-	4,000	4	-	-	1,228	-	-	-	1,232
Issuance of common stock in exchange for the services rendered Nov 2010, $0.30	-	-	150,000	150	-	-	45,600	-	-	-	45,750
Exercise of stock options for cash, Jan 2011, $0.001	-	-	576,752	577	-	-	0	-	-	-	577
Issuance of common stock in satisfaction of accounts payable, Dec 2010, $0.29-0.33	-	-	2,520,253	2,520	-	-	783,278	-	-	-	785,798
Issuance of common stock in exchange for the services rendered Dec 2010, $0.32	-	-	4,000	4	-	-	1,276	-	-	-	1,280
Issuance of options in exchange for the services rendered Dec 2010, $0.64	-	-	-	-	-	-	24,766	-	-	-	24,766
Issuance of common stock in exchange for the services rendered Dec 2010, $0.30	-	-	19,950	20	-	-	5,980	-	-	-	6,000
Issuance of common stock in exchange for the services rendered Dec 2010, $0.29	-	-	150,000	150	-	-	43,200	-	-	-	43,350
Issuance of common stock as employee compensation Dec 2010, $0.29	-	-	28,786	29	-	-	8,388	-	-	-	8,417
Issuance of common stock in exchange for the services rendered Oct 2010, $0.37	-	-	4,000	4	-	-	1,476	-	-	-	1,480
Issuance of common stock for cash pursuant to private placement, Jan 2011, $0.25	-	-	12,720,000	12,720	-	-	332,280	-	-	-	345,000
Issuance of common stock in exchange for the services rendered Dec 2010, $0.31	-	-	150,000	150	-	-	46,350	-	-	-	46,500
Issuance of common stock in exchange for the services rendered Jan 2011, $0.28	-	-	21,189	21	-	-	5,979	-	-	-	6,000
Issuance of common stock in exchange for the services rendered Jan 2011, $0.25	-	-	150,000	150	-	-	37,350	-	-	-	37,500
Issuance of common stock as employee compensation Jan 2011, $0.28	-	-	30,588	31	-	-	8,386	-	-	-	8,417
Stock-based compensation - stock options	-	-	-	-	-	-	29,265	-	-	-	29,265
Issuance of common stock as employee compensation Feb 2011, $0.23	-	-	36,123	36	-	-	8,381	-	-	-	8,417
Issuance of common stock in exchange for the services rendered Feb 2011, $0.23	-	-	25,647	26	-	-	5,974	-	-	-	6,000
Issuance of common stock in exchange for the services rendered Feb 2011, $0.24	-	-	4,000	4	-	-	956	-	-	-	960
Issuance of common stock in exchange for the services rendered Mar 2011, $0.21	-	-	300,000	300	-	-	62,700	-	-	-	63,000
Issuance of options in exchange for the services rendered Mar 2011, $0.282	-	-	-	-	-	-	692,010	-	-	-	692,010
Issuance of options in exchange for the services rendered Mar 2011, $0.64	-	-	-	-	-	-	23,959	-	-	-	23,959
Issuance of common stock in exchange for the services rendered Mar 2011, $0.24	-	-	25,479	25	-	-	5,975	-	-	-	6,000
Issuance of common stock as employee compensation Mar 2011, $0.25	-	-	33,285	33	-	-	8,383	-	-	-	8,416
Issuance of common stock for cash pursuant to private placement, Mar 2011, $0.25	-	-	4,056,000	4,056	-	-	174,408	-	-	-	178,464
Issuance of common stock in exchange for the services rendered Apr 2011, $0.23	-	-	26,557	27	-	-	5,973	-	-	-	6,000
Issuance of common stock in exchange for the services rendered Apr 2011, $0.22	-	-	150,000	150	-	-	33,450	-	-	-	33,600
Issuance of common stock as employee compensation Apr 2011, $0.22	-	-	38,130	38	-	-	8,378	-	-	-	8,416
Stock-based compensation - stock options	-	-	-	-	-	-	29,265	-	-	-	29,265
Issuance of common stock as employee compensation May 2011, $0.21	-	-	39,618	40	-	-	8,377	-	-	-	8,417
Issuance of common stock in exchange for the services rendered May 2011, $0.23	-	-	155,556	156	-	-	34,845	-	-	-	35,001
Issuance of common stock in exchange for the services rendered May 2011, $0.22	-	-	27,059	27	-	-	5,973	-	-	-	6,000
Issuance of common stock in exchange for the services rendered May 2011, $0.21	-	-	150,000	150	-	-	32,100	-	-	-	32,250
Issuance of common stock in exchange for the services rendered June 2011, $0.15	-	-	150,000	150	-	-	21,750	-	-	-	21,900
Issuance of options in exchange for the services rendered Jun 2011, $0.64	-	-			-	-	21,725	-	-	-	21,725
Issuance of common stock in exchange for the services rendered Jun 2011, $0.18	-	-	33,569	34	-	-	5,966	-	-	-	6,000
Issuance of common stock as employee compensation Jun 2011, $0.17	-	-	50,050	50	-	-	8,367	-	-	-	8,417
Issuance of common stock in satisfaction of accounts payable, Jun 2011, $0.19-0.23	-	-	499,313	499	-	-	102,148	-	-	-	102,647
Issuance of Preferred Stock, July 2011	2,575	-	-	-	-	-	-	-	-	-	-
Issuance of common stock in connection with conversion of $1,288,000 of $2,575,000 Preferred Stock, July 2011	(1,288)	-	8,586,665	8,587	-	-	(8,587)	-	-	-	(0)
Issuance of common stock in connection with preferred stock make whole payments, July 2011	-	-	2,323,083	2,323	-	-	345,437	-	-	-	347,760
Preferred Stock Dividend, July 2011	-	-	-	-	-	-	-	-	(766,417)	-	(766,417)
Issuance of common stock in exchange for the services rendered July 2011, $0.14	-	-	41,827	42	-	-	5,958	-	-	-	6,000
Issuance of common stock in exchange for the services rendered July 2011, $0.13	-	-	150,000	150	-	-	19,350	-	-	-	19,500
Issuance of common stock in exchange for the services rendered July 2011, $0.15	-	-	440,000	440	-	-	(440)	-	-	-	-
Issuance of common stock as employee compensation July 2011, $0.13	-	-	63,336	63	-	-	8,353	-	-	-	8,416
Net Loss	-	-	-	-	-	-	-	-	(21,675,867)	-	(21,675,867)
Other comprehensive income (loss)
Currency translation adjustment	-	-	-	-	-	-	-	-	-	85,392	85,392
Total comprehensive income (loss)									(21,675,867)	85,392	(21,590,475)
Balance at July 31, 2011	1,287	$ -	308,519,768	$ 308,520	-	$ -	$ 338,124,525	$ -	$ (347,744,756)	$ 869,575	$ (8,442,136)

The Notes to Consolidated Financial Statements are an integral part of these statements.

F-20

GENEREX BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CHANGES IN STOCKHOLDERS' (DEFICIENCY)/EQUITY
FOR THE PERIOD NOVEMBER 2, 1995 (DATE OF INCEPTION) TO JULY 31, 2013
									Deficit
								Notes	Accumulated	Accumulated
	Preferred		Common		Treasury		Additional	Receivable -	During the	Other	Total
	Stock		Stock		Stock		Paid-In	Common	Development	Comprehensive	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stock	Stage	Income (Loss)	(Deficiency)/Equity

Balance at August 1, 2011	1,287	$ -	308,519,768	$ 308,520	-	$ -	$ 338,124,525	$ -	$ (347,744,756)	$ 869,575	$ (8,442,136)
Stock-based compensation - stock options	-	-	-		-	-	602,384	-	-	-	602,384
Issuance of common stock as employee compensation Aug 2011, $0.10	-	-	80,535	81	-	-	8,336	-	-	-	8,417
Issuance of common stock in exchange for the services rendered Aug 2011, $0..11	-	-	55,081	55	-	-	5,945	-	-	-	6,000
Issuance of common stock in exchange for the services rendered Aug 2011, $0.10	-	-	150,000	150	-	-	14,550	-	-	-	14,700
Issuance of common stock in exchange for the services rendered Sep 2011, $0.09	-	-	150,000	150	-	-	13,545	-	-	-	13,695
Issuance of common stock as employee compensation Sep 2011, $0.097	-	-	34,701	35	-	-	3,332	-	-	-	3,367
Issuance of common stock in connection with conversion of $787,000 of $2,575,000 Series A Convertible Preferred Stock, Sep 2011	(787)	-	5,246,669	5,247	-	-	(5,247)	-	-	-	-
Issuance of common stock in connection with preferred stock make whole payments, Sep 2011	-	-	2,230,058	2,230	-	-	210,260	-	-	-	212,490
Issuance of common stock in exchange for the services rendered Oct 2011, $0.09	-	-	150,000	150	-	-	13,650	-	-	-	13,800
Issuance of common stock in exchange for the services rendered Nov 2011, $0.087	-	-	150,000	150	-	-	12,900	-	-	-	13,050
Issuance of common stock in exchange for the services rendered Dec 2011, $0.095	-	-	105,263	105	-	-	9,895	-	-	-	10,000
Issuance of common stock in exchange for the services rendered Jan 2012, $0.173	-	-	300,000	300	-	-	51,600	-	-	-	51,900
Issuance of common stock in exchange for the services rendered Jan 2012, $0.15	-	-	1,333,333	1,333	-	-	198,667	-	-	-	200,000
Issuance of common stock in exchange for the services rendered Jan 2012, $0.15	-	-	133,333	133	-	-	19,867	-	-	-	20,000
Issuance of common stock in exchange for the services rendered Jan 2012, $0.087	-	-	574,713	575	-	-	49,425	-	-	-	50,000
Issuance of common stock in connection with conversion of $500,000 of $2,575,000 Series A Convertible Preferred Stock, Dec 2011	(500)		3,333,333	3,333	-	-	(3,333)	-	-	-	-
Issuance of common stock in connection with preferred stock make whole payments, Dec 2011	-	-	1,576,525	1,577	-	-	133,423	-	-	-	135,000
Exercise of stock warrants for cash, Jan 2012, $0.15	-	-	200,000	200	-	-	29,800	-	-	-	30,000
Cashless exercise of stock warrants, Jan 2012	-	-	9,781,838	9,782	-	-	3,800,029	-	-	-	3,809,811
Exercise of additional investment rights, Jan 2012 (see Note 12)	-	-	-	-	-	-	841,333	-	-	-	841,333
Issuance of Series B Convertible Preferred Stock, February 2012 (see Note 9)	2,000	-	-	-	-	-	-	-	-	-	-
Preferred Stock Dividend on Series B CPS, February 2012 (see Note 9)	-	-	-	-	-	-	-	-	(376,746)	-	(376,746)
Issuance of common stock in exchange for the services rendered Feb 2012, $0.152	-	-	150,000	150	-	-	22,650	-	-	-	22,800
Issuance of common stock as employee compensation Apr 2012, $0.15	-	-	379,390	379	-	-	56,321	-	-	-	56,700
Issuance of common stock in exchange for the services rendered Apr 2012, $0.10	-	-	300,000	300	-	-	30,300	-	-	-	30,600
Issuance of common stock in exchange for the services rendered Feb 2012, $0.15	-	-	1,066,667	1,067	-	-	158,933	-	-	-	160,000
Cashless exercise of stock warrants, Feb 2012	-	-	10,677,593	10,678	-	-	3,410,245	-	-	-	3,420,923
Issuance of common stock in exchange for the services rendered May 2012, $0.10	-	-	150,000	150	-	-	14,850	-	-	-	15,000
Issuance of common stock in exchange for the services rendered July 2012, $0.15	-	-	333,332	333	-	-	49,667	-	-	-	50,000
Issuance of common stock as employee compensation June 2012, $0.15	-	-	266,667	267	-	-	39,733	-	-	-	40,000
Issuance of common stock as employee compensation June 2012, $0.10	-	-	220,060	220	-	-	21,840	-	-	-	22,060
Exercise of stock options for cash, July 2012, $0.001	-	-	1,299,994	1,300	-	-	0	-	-	-	1,300
Issuance of common stock in exchange for the services rendered July 2012, $0.093	-	-	300,000	300	-	-	27,600	-	-	-	27,900
Issuance of common stock in connection with conversion of $510,000 of $2,000,000 Series B Convertible Preferred Stock, June 2012	(510)	-	3,400,001	3,400	-	-	(3,400)	-	-	-	-
Issuance of common stock in connection with preferred stock make whole payments on Series B CPS, June 2012	-	-	1,512,443	1,512	-	-	136,188	-	-	-	137,700
Net Loss	-	-	-	-	-	-	-	-	(9,490,278)	-	(9,490,278)
Other comprehensive income (loss)
Currency translation adjustment	-	-	-	-	-	-	-	-	-	(91,960)	(91,960)
Total comprehensive income (loss)									(9,490,278)	(91,960)	(9,582,238)
Balance at July 31, 2012	1,490	$ -	354,161,297	$ 354,161	-	$ -	$ 348,099,813	$ -	$ (357,611,780)	$ 777,615	$ (8,380,191)

The Notes to Consolidated Financial Statements are an integral part of these statements.

F-21

GENEREX BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CHANGES IN STOCKHOLDERS' (DEFICIENCY)/EQUITY
FOR THE PERIOD NOVEMBER 2, 1995 (DATE OF INCEPTION) TO JULY 31, 2013
									Deficit
								Notes	Accumulated	Accumulated
	Preferred		Common		Treasury		Additional	Receivable -	During the	Other	Total
	Stock		Stock		Stock		Paid-In	Common	Development	Comprehensive	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stock	Stage	Income (Loss)	(Deficiency)/Equity

Balance at August 1, 2012	1,490	$ -	354,161,297	$ 354,161	-	$ -	$ 348,099,813	$ -	$ (357,611,780)	$ 777,615	$ (8,380,191)
Issuance of common stock in exchange for the services rendered Aug 2012, $0.08	-	-	750,000	750	-	-	59,250	-	-	-	60,000
Issuance of common stock in exchange for the services rendered Oct 2012, $0.15	-	-	166,666	167	-	-	24,833	-	-	-	25,000
Issuance of common stock in exchange for the services rendered Sep 2012, $0.07	-	-	300,000	300	-	-	20,700	-	-	-	21,000
Issuance of common stock in exchange for the services rendered Oct 2012, $0.055	-	-	150,000	150	-	-	8,100	-	-	-	8,250
Issuance of common stock in connection with conversion of 1490 shares of Series B Preferred Stock (par value of $1,000)	(1,490)	-	35,120,831	35,121	-	-	(35,121)	-	-	-	-
Issuance of common stock in connection with preferred stock make whole payments on Series B CPS	-	-	13,307,236	13,307	-	-	388,993	-	-	-	402,300
Amortization of options in exchange for services rendered Oct 2012					-	-	9,993	-	-	-	9,993
Issuance of common stock in exchange for the services rendered Dec 2012, $0.03	-	-	816,667	817	-	-	23,683	-	-	-	24,500
Issuance of common stock in exchange for the services rendered Jan 2013, $0.08	-	-	101,148	101	-	-	7,991	-	-	-	8,092
Issuance of common stock in exchange for the services rendered Jan 2012, $0.15	-	-	166,666	167	-	-	24,833	-	-	-	25,000
Issuance of Series C Convertible Preferred Stock, February 2012 (see Note 9)	750	-	-	-	-	-	-	-	-	-	-
Issuance of common stock in connection with conversion of 750 shares of Series C Preferred Stock (par value of $1,000)	(750)	-	22,916,665	22,917	-	-	(22,917)	-	-	-	-
Preferred Stock Dividend on Series C CPS, August 2012 (see Note 9)	-	-	-	-	-	-	-	-	(102,297)	-	(102,297)
Issuance of common stock in connection with preferred stock make whole payments on Series C Preferred Stock	-	-	6,664,866	6,665	-	-	195,835	-	-	-	202,500
Issuance of common stock in exchange for the services rendered Jan 2013, $0.055	-	-	300,000	300	-	-	13,200	-	-	-	13,500
Cashless exercise of stock warrants, January 2013	-	-	29,184,675	29,185	-	-	2,333,431	-	-	-	2,362,616
Exercise of stock warrants for cash, January 2013, $0.03	-	-	24,155,457	24,155	-	-	1,379,507	-	-	-	1,403,663
Exercise of stock options for cash, January 2013, $0.001	-	-	85,701	86	-	-	-	-	-	-	86
Amortization of options in exchange for services rendered Jan 2013		-			-	-	9,704	-	-	-	9,704
Issuance of common stock in exchange for the services rendered March 2013, $0.031	-	-	300,000	300	-	-	9,000	-	-	-	9,300
Issuance of common stock in exchange for the services rendered April 2013, $0.15	-	-	166,666	167	-	-	24,833	-	-	-	25,000
Issuance of Series D Convertible Preferred Stock, December 2012 (see Note 9)	750	-	-	-	-	-	-	-	-	-	-
Issuance of common stock in connection with conversion of 750 shares of Series D Preferred Stock (par value of $1,000)	(750)	-	24,999,999	25,000	-	-	725,000	-	-	-	750,000
Issuance of common stock in connection with preferred stock make whole payments on Series D Preferred Stock	-	-	7,825,191	7,825	-	-	194,675	-	-	-	202,500
Issuance of common stock in exchange for the services rendered April 2013, $0.027	-	-	150,000	150	-	-	3,900	-	-	-	4,050
Exercise of stock warrants for cash, March 2013, $0.03	-	-	1,868,004	1,868	-	-	78,327	-	-	-	80,195
Exercise of stock options for cash, February 2013, $0.001	-	-	970,787	971	-	-	-	-	-	-	971
Issuance of options in exchange for the services rendered February 2013, $0.001	-	-	-	-	-	-	49,765	-	-	-	49,765
Issuance of options in exchange for the services rendered April 2013, $0.001	-	-	-	-	-	-	535,786	-	-	-	535,786
Amortization of options in exchange for services rendered April 2013	-	-	-	-	-	-	8,126	-	-	-	8,126
Issuance of common stock in exchange for the services rendered July 2013, $0.15	-	-	166,670	167	-	-	24,833	-	-	-	25,000
Issuance of Series E Convertible Preferred Stock, June 2013 (see Note 9)	1,225	-	-	-	-	-	-	-	-	-	-
Preferred Stock Dividend on Series E CPS, June 2013 (see Note 9)	-	-	-	-	-	-	-	-	(1,620,177)	-	(1,620,177)
Issuance of common stock in connection with conversion of 295 shares of Series E Preferred Stock (par value of $1,000)	(295)	-	9,833,334	9,833	-	-	(9,833)	-	-	-	-
Issuance of common stock in connection with preferred stock make whole payments on Series E Preferred Stock	-	-	2,654,999	2,655	-	-	76,995	-	-	-	79,650
Issuance of common stock in exchange for the services rendered, June 2013, $0.03	-	-	1,000,000	1,000	-	-	29,000	-	-	-	30,000
Issuance of common stock in exchange for the services rendered, July 2013, $0.031	-	-	3,716,667	3,717	-	-	110,013	-	-	-	113,730
Cancellation of unissued shares	-	-	(1,278,246)	(1,278)	-	-	1,278	-	-	-	-
Exercise of stock warrants for cash, quarter ended July 31, 2013, $0.03		-	35,483,324	35,483	-	-	1,773,904	-	-	-	1,809,387
Exercise of stock options for cash, quarter ended July 31, 2013, $0.001	-	-	4,123,890	4,124	-	-	-	-	-	-	4,124
Issuance of options in exchange for the services rendered June 2013, $0.001	-	-	-	-	-	-	217,426	-	-	-	217,426
Amortization of options in exchange for services rendered July 2013	-	-	-	-	-	-	6,952	-	-	-	6,952
Net Loss	-	-	-	-	-	-	-	-	(8,554,322)	-	(8,554,322)
Other comprehensive income (loss)
Currency translation adjustment	-	-	-	-	-	-	-	-	-	(12,512)	(12,512)
Total comprehensive income (loss)									(8,554,322)	(12,512)	(8,566,834)
Balance at July 31, 2013	930	$ -	580,329,160	$ 580,329	-	$ -	$ 356,401,812	$ -	$ (367,888,576)	$ 765,103	$ (10,141,332)

The Notes to Consolidated Financial Statements are an integral part of these statements.

F-22

GENEREX BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOWS

				Cumulative From
				November 2, 1995
	For the Twelve Months Ended July 31,			(Date of Inception)
	2013	2012	2011	to July 31, 2013
Cash Flows From Operating Activities:
Net loss	$ (8,554,322)	$ (9,490,278)	$ (21,675,867)	$ (362,727,882)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	463,718	612,658	742,961	10,372,258
Minority interest share of loss	--	--	--	(3,038,185)
Reduction of notes receivable - common stock in exchange
for services rendered	--	--	--	423,882
Write-off of uncollectible notes receivable - common stock	--	--	--	391,103
Write-off of deferred offering costs	--	--	--	3,406,196
Write-off of abandoned patents	--	440,780	--	1,353,976
(Gain)/loss on disposal of property and equipment	(1,037,485)	(2,027,939)	35,878	(3,028,635)
Loss on extinguishment of debt	--	--	--	14,134,069
Common stock issued as employee compensation	--	130,544	100,999	4,011,938
Amortization of options and option modifications as stock compensation	837,754	602,384	936,465	4,248,980
Common stock issued for services rendered	392,421	699,445	1,990,005	14,899,700
Amortization of prepaid services in conjunction with common stock issuance	--	--	--	138,375
Non-cash compensation expense	--	--	--	45,390
Stock options and warrants issued for services rendered	--	--	--	7,956,723
Issuance of warrants as additional exercise right inducement	--	--	--	21,437,909
Preferred stock issued for services rendered	--	--	--	100
Treasury stock redeemed for non-performance of services	--	--	--	(138,000)
Amortization of deferred debt issuance costs and loan origination fees	--	--	--	2,405,629
Amortization of discount on convertible debentures	--	--	--	38,345,592
Common stock issued for interest on convertible debentures & preferred stock	886,950	485,190	--	2,129,654
Interest on short-term advance	--	--	--	22,190
Founders’ shares transferred for services rendered	--	--	--	353,506
Fees in connection with refinancing of debt	--	--	--	113,274
Warrant repricing costs	--	--	--	3,198,604
Change in fair value of derivative liabilities	3,140,259	1,081,440	(2,220,916)	3,856,236	(1)
Changes in operating assets and liabilities (excluding the effects of acquisition):
Accounts receivable	--	8,470	62,200	(15,047)
Miscellaneous receivables	--	--	--	43,812
Inventory	--	716,392	1,197,768	(20,091)
Other current assets	124,197	20,946	116,171	(58,751)
Accounts payable and accrued expenses	123,556	(1,218,616)	1,811,120	15,147,496
Deferred revenue	(38,282)	(105,395)	(28,152)	219,050
Other, net	--	--	--	110,317
Net Cash Used in Operating Activities	(3,661,234)	(8,043,979)	(16,931,368)	(220,260,632)

Cash Flows From Investing Activities:
Purchase of property and equipment	--	(2,416)	(52,383)	(4,809,439)
Proceeds from sale of property and equipment	1,764,008	4,953,325	--	6,717,333
Costs incurred for patents	(78,948)	(173,775)	(234,984)	(2,918,994)
Change in restricted cash	--	--	--	512,539
Proceeds from maturity of short term investments	--	--	--	195,242,918
Purchases of short-term investments	--	--	--	(195,242,918)
Cash received in conjunction with merger	--	--	--	82,232
Advances to Antigen Express, Inc.	--	--	--	(32,000)
Increase in officers’ loans receivable	--	--	--	(1,126,157)
Change in deposits	--	--	--	(652,071)
Change in notes receivable - common stock	--	--	--	(91,103)
Change in due from related parties	--	--	--	(2,222,390)
Other, net	--	--	--	89,683
Net Cash Provided By (Used in) Investing Activities	1,685,060	4,777,134	(287,367)	(4,450,367)

Cash Flows From Financing Activities:
Proceeds from short-term advance	--	--	--	325,179
Repayment of short-term advance	--	--	--	(347,369)
Proceeds from issuance of long-term debt	829,038	3,561,688	--	6,396,335
Repayment of long-term debt	(1,833,265)	(4,821,511)	(116,632)	(8,895,964)
Repayment of obligations under capital lease	--	--	(7,818)	(83,002)
Change in due to related parties	--	--	--	154,541
Proceeds from exercise of warrants	1,845,204	30,000	--	47,573,485
Proceeds from exercise of stock options	5,181	1,300	577	5,008,974
Proceeds from minority interest investment	--	--	--	3,038,185
Proceeds from issuance of preferred stock	2,615,000	1,975,000	2,315,000	18,920,000
Redemption of SVR preferred stock	--	--	--	(100)
Proceeds from issuance of convertible debentures, net	--	--	--	40,704,930
Payment of costs associated with convertible debentures	--	--	--	(722,750)
Repayments of convertible debentures	--	--	--	(5,142,424)
Purchase of treasury stock	--	--	--	(483,869)
Proceeds from issuance of common stock, net	--	--	3,939,000	120,576,242
Purchase and retirement of common stock	--	--	--	(497,522)
Net Cash Provided by Financing Activities	3,461,158	746,477	6,130,127	226,524,871

Effect of Exchange Rates on Cash	(22,339)	(32,120)	6,535	(104,918)

Net (Decrease) Increase in Cash and Cash Equivalents	1,462,645	(2,552,488)	(11,082,073)	1,708,954

Cash and Cash Equivalents, Beginning of Period	246,309	2,798,797	13,880,870	--

Cash and Cash Equivalents, End of Period	$ 1,708,954	$ 246,309	$ 2,798,797	$ 1,708,954

(1) - includes $5,981,403 as adjustment related to the adoption of FASB ASC Topic 815 in "Cumulative from November 2, 1995 (Date of Inception) to July 31, 2013" column. See Note 10 - Derivative Liabilities.

Supplemental Disclosure of Cash Flow Information - See Note 15

The Notes to Consolidated Financial Statements are an integral part of these statements.

F-23

Note 1 - Organization and Business:

Generex Biotechnology Corporation (the Company) and its wholly-owned subsidiary Generex Pharmaceuticals, Inc. are engaged in the research and development of drug delivery systems and technology. Since its inception, the Company has devoted its efforts and resources to the development of a platform technology for the oral administration of large molecule drugs, including proteins, peptides, monoclonal antibodies, hormones and vaccines, which historically have been administered by injection, either subcutaneously or intravenously. Oral-lynTM the first product based on this platform technology, is in various stages of regulatory approval in different jurisdictions around the world.

The Company’s wholly-owned subsidiary, Antigen Express, Inc. (Antigen), is engaged in research and development of technologies and immunomedicines for the treatment of malignant, infectious, autoimmune and allergic diseases.  The Company’s immunomedicine products work by stimulating the immune system to either attack offending agents (i.e., cancer cells, bacteria, and viruses) or to stop attacking benign elements (i.e., self proteins and allergens). The immunomedicine products are based on two platform technologies that were discovered by an executive officer of Antigen, the Ii-Key hybrid peptides and Ii-Suppression. These technologies are expected to greatly boost immune cell responses which diagnose and treat the ailments and conditions.

The Company is a development stage company, which has a limited history of operations and limited revenue to date. This revenue has been comprised mainly of the sale of our confectionary products, although the Company has recognized $600,000 relating to upfront license fees for the signing of license and distribution agreements for Generex Oral-lyn™. Additionally, the Company has several product candidates that are in various research or early stages of pre-clinical and clinical development. There can be no assurance that the Company will be successful in obtaining regulatory clearance for the sale of existing or any future products or that any of the Company’s products will be commercially viable.

Going Concern

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has experienced negative cash flows from operations since inception and has an accumulated deficit of approximately $368 million and a working capital deficiency of approximately $6.7 million at July 31, 2013. The Company has funded its activities to date almost exclusively from debt and equity financings, as well as the recent sales of non-essential real estate assets in fiscal 2012, fiscal 2013 and the beginning of fiscal 2014.

The Company will continue to require substantial funds to continue research and development, including pre-clinical studies and clinical trials of its product candidates, and to commence sales and marketing efforts, if the U.S. Food and Drug Administration or other regulatory approvals are obtained.  Management’s plans in order to meet its operating cash flow requirements include financing activities such as private placements of its common stock, preferred stock offerings, issuances of debt and convertible debt instruments.  Management will be limited in the financing activities that the Company undertakes in the near future as the securities purchase agreements that the Company entered into on December 10, 2012 and June 17, 2013 with certain investors prohibit the Company from (i) issuing additional equity securities until 60 days after the effective date of a registration statement covering the resale of the common stock issuable upon exercise of the warrants and conversion of the preferred stock sold in those transactions; and (ii) issuing additional debt or equity securities with variable conversion or exercise prices until December 10, 2013 and June 17, 2014, respectively. Management is also actively pursuing financial and strategic alternatives, including strategic investments and divestitures, industry collaboration activities and strategic partners.  Management has sold its non-essential real estate assets which are classified as Assets Held for Investment to augment its cash position.

These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. There are no assurances that such additional funding will be achieved and that it will succeed in its future operations. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts of liabilities that might be necessary should the Company be unable to continue in existence. The Company’s inability to obtain required funding in the near future or its inability to obtain funding on favorable terms will have a material adverse effect on its operations and strategic development plan for future growth. If the Company cannot successfully raise additional capital and implement its strategic development plan, its liquidity, financial condition and business prospects will be materially and adversely affected, and the Company may have to cease operations.

F-24

Note 2 - Summary of Significant Accounting Policies:

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and all of its subsidiaries in which a controlling interest is maintained. For those consolidated subsidiaries where the Company ownership is less than 100 percent, the outside stockholders’ interests are shown as minority interests. Effective December 17, 2004, the Company’s ownership in all consolidated subsidiaries is 100 percent. All significant intercompany transactions and balances have been eliminated.

Development Stage Company

The accompanying consolidated financial statements have been prepared in accordance with the provisions of FASB ASC Topic 915, “Development Stage Entities.”

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Property and Equipment

Property and equipment are recorded at cost less accumulated depreciation. Depreciation is provided on the straight-line method over the estimated useful lives of the assets, which range from three to thirty years. Gains and losses on depreciable assets retired or sold are recognized in the statement of operations in the year of disposal. Repairs and maintenance expenditures are expensed as incurred.

Assets Held for Investment

Property held for investment is recorded at cost less accumulated depreciation. Depreciation is provided on the straight-line method over the estimated useful lives of the assets of thirty years. Gains and losses on depreciable assets retired or sold are recognized in the statement of operations in the year of disposal. Repairs and maintenance expenditures are expensed as incurred.

Patents

Capitalized patent costs represent legal costs incurred to establish patents and a portion of the acquisition price paid attributed to patents upon the acquisition of Antigen in August 2003.  When patents reach a mature stage, any associated legal costs are comprised mostly of maintenance fees and costs of national applications and are expensed as incurred.  Capitalized patent costs are amortized on a straight line basis over the remaining life of the patent.  As patents are abandoned, the net book value of the patent is written off. In the fiscal year ended July 31, 2012, the Company recorded a write down of $440,780 on certain patents. There were no write downs or disposals in the fiscal years ended July 31, 2013 or 2011.

Impairment or Disposal of Long-Lived Assets and Intangibles

The Company assesses the impairment of long-lived assets under FASB ASC Topic 360 whenever events or changes in circumstances indicate that the carrying value may not be recoverable. For long-lived assets to be held and used, the Company recognizes an impairment loss only if its carrying amount is not recoverable and exceeds its fair value. The carrying amount of the long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposal of the asset. There were no write downs or disposals in the fiscal year ended July 31, 2013. In the fiscal year ended July 31, 2012, the Company sold, wrote off or disposed of certain long-lived assets with a net book value of $2,945,079. In the fiscal year ended July 31, 2011, the Company recorded a write down of $35,878 on certain equipment.

Derivative Warrant Liability

The Company’s derivative warrant instruments are measured at fair value using the binomial valuation model which takes into account, as of the valuation date, factors including the current exercise price, the expected life of the warrant, the current price of the underlying stock and its expected volatility, expected dividends on the stock and the risk-free interest rate for the term of the warrant.  The liability is revalued at each reporting period and changes in fair value are recognized in the consolidated statements of operations under the caption “Change in fair value of derivative warrant liability.” See Note 10 – Derivative Liabilities.

F-25

Revenue Recognition and Deferred Revenue

Revenues from the sale of commercial products are recognized at the time title of goods passes to the buyer and the buyer assumes the risks and rewards of ownership. Certain product sales are made to retailers under agreements allowing for a right to return unsold products. In accordance with FASB ASC Topic 605, recognition of revenue on all sales to these retailers is deferred until the right of return expires, the product is sold to a third party or a provision for returns can be reasonably estimated based on historical experience. The cost of inventory under these sales is considered to be consigned inventory until the revenue is recognized. Sales are reported net of estimated returns and allowances, discounts, mail-in rebate redemptions and credit card chargebacks. If actual sales returns, allowances, discounts, mail-in rebate redemptions or credit card chargebacks are greater than estimated by management, additional expense may be incurred. At July 31, 2013, we have $224,843 of deferred revenue for which a provision for returns cannot be reasonably estimated and thus the balance is included in Deferred Revenue on our consolidated balance sheets. The corresponding cost of sales has been previously written off and is not included in inventory as of July 31, 2013 as the timing of the recognition of the revenue cannot be reasonably estimated.

Grant revenue is recognized as the Company provides the services stipulated in the underlying grant based on the time and expenditures incurred. Amounts received in advance of services provided are recorded as deferred revenue and amortized as revenue when the services are provided. The Company received grant revenue of $488,959 in the fiscal year ended July 31, 2011 and recognized the full amount of the grant in fiscal 2011, as the Company had already incurred all of the qualifying expenses and the amount was fully received. There was no grant revenue in fiscal 2013 or 2012. See Note 13 - Qualifying Therapeutic Discovery Project Program.

Included in miscellaneous income are fees received under licensing agreements. Nonrefundable fees received under licensing agreements are recognized as revenue when received if the Company has no continuing obligations to the other party.

Rental income is recognized as revenue in the period in which the related rental space is occupied.

Research and Development Costs

Expenditures for research and development are expensed as incurred and include, among other costs, those related to the production of experimental drugs, including payroll costs, and amounts incurred for conducting clinical trials. Amounts expected to be received from governments under research and development tax credit arrangements are offset against current research and development expense.

Income Taxes

Income taxes are accounted for under the asset and liability method prescribed by FASB ASC Topic 740. These standards require a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position.  If the more likely than not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements. Deferred income taxes are recorded for temporary differences between financial statement carrying amounts and the tax basis of assets and liabilities. Deferred tax assets and liabilities reflect the tax rates expected to be in effect for the years in which the differences are expected to reverse. A valuation allowance is provided if it is more likely than not that some or all of the deferred tax asset will not be realized. At July 31, 2013 and 2012, the Company had a full valuation allowance equal to the amount of the net deferred tax asset.

The Company adopted the FASB guidance concerning accounting for uncertainty in income taxes, which clarifies the accounting and disclosure for uncertainty in tax positions, as of August 1, 2007. The guidance requires that the Company determine whether it is more likely than not that a tax position will not be sustained upon examination by the appropriate taxing authority. If a tax position does not meet the more likely than not recognition criterion, the guidance requires that the tax position be measured at the largest amount of benefit greater than 50 percent not likely of being sustained upon ultimate settlement. Based on the Company’s evaluation, management has concluded that there are no significant uncertain tax positions requiring recognition in the consolidated financial statements.

Stock-Based Compensation

The Company follows FASB ASC Topic 718 which requires that new, modified and unvested share-based payment transactions with employees, such as grants of stock options and restricted stock, be recognized in the financial statements based on their fair value at the grant date and recognized as compensation expense over their vesting periods. The Company estimates the fair value of stock options as of the date of grant using the Black-Scholes option pricing model and restricted stock based on the quoted market price or the value of the services provided, whichever is more readily determinable. The Company also follows the guidance in FASB ASC Topic 505 for equity based payments to non-employees for equity instruments issued to consultants and other non-employees.

Net Loss per Common Share

Basic earnings per share is computed by dividing income (loss) available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share gives effect to all dilutive potential common shares outstanding during the period. The computation of diluted earnings per share does not assume conversion, exercise or contingent exercise of securities that would have an anti-dilutive effect on earnings. Refer to Note 14 for methodology for determining net loss per share.

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Comprehensive Income/(Loss)

Other comprehensive income/(loss), which includes only foreign currency translation adjustments, is shown in the Statement of Changes in Stockholders’ Equity.

Concentration of Credit Risk

The Company maintains cash balances, at times, with financial institutions in excess of amounts insured by the Canada Deposit Insurance Corporation and the U.S. Federal Deposit Insurance Corporation. Management monitors the soundness of these institutions and has not experienced any collection losses with these financial institutions.

Foreign Currency Translation

Foreign denominated assets and liabilities of the Company are translated into U.S. dollars at the prevailing exchange rates in effect at the end of the reporting period. Income statement accounts are translated at a weighted average of exchange rates which were in effect during the period. Translation adjustments that arise from translating the foreign subsidiary’s financial statements from local currency to U.S. currency are recorded in the other comprehensive loss component of stockholders’ equity.

Fair Value of Financial Instruments

Fair value is defined under FASB ASC Topic 820 as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or the most advantageous market for an asset or liability in an orderly transaction between participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The standard describes a fair value hierarchy based on the levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value. The levels are as follows:

•	Level 1 - Quoted prices in active markets for identical assets or liabilities
•	Level 2 - Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or corroborated by observable market data for substantially the full term of the assets or liabilities
•	Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the value of the assets or liabilities

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, long-term debt, accounts payable and accrued expenses, as well as derivative warrant liabilities and derivative additional investment rights. All of these items, except for the derivative warrant liabilities and derivative additional investment rights, were determined to be Level 1 fair value measurements. The carrying amounts of cash and cash equivalents, accounts receivable and accounts payable and accrued expenses approximate their respective fair values because of the short maturities of these instruments. Long-term debt balances were determined to approximate their fair value as we believe the borrowing rates reflect the prevailing market rates available for similar debt instruments.

The Company has determined its derivative warrant liability and its derivative additional investment rights liability to be Level 2 fair value measurements and has used the binomial lattice model valuation method to calculate the fair value of the derivative warrant liability and the derivative additional investment rights liability at July 31, 2013, 2012 and 2011. See Note 10 – Derivative Liabilities.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

The Company evaluates its estimates, including those related to bad debts, long lived assets (including patents) impairment valuations, debt obligations, derivatives, convertible preferred shares, long-term contracts, and contingencies and litigation, on an ongoing basis. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Critical accounting estimates are reviewed and discussed with the audit committee of the board of directors. The Company considers an accounting estimate to be critical if it requires assumptions to be made that were uncertain at the time the estimate was made, if changes in the estimate if different estimates that could have been selected would have a material impact on our results of operations or financial condition.

Effects of Recent Accounting Pronouncements

Recently Adopted Accounting Pronouncements

In May 2011, the FASB issued further guidance on fair value measurements and disclosures which requires the categorization by level for items that are only required to be disclosed at fair value and information about transfers between Level 1 and Level 2. In addition, the update provides guidance on measuring the fair value of financial instruments managed within a portfolio and the application of premiums and discounts on fair value measurements. The guidance requires additional disclosure for Level 3 measurements regarding the sensitivity of fair value to changes in unobservable inputs and any interrelationships between those inputs. The guidance was effective for the Company’s interim period ended April 30, 2012. The adoption of this new accounting guidance did not have a material impact on the Company’s consolidated financial statements.

In June 2011, the FASB issued guidance regarding the presentation of Comprehensive Income within financial statements. The guidance was effective for the Company’s annual fiscal period ended July 31, 2013. The adoption of this new accounting guidance did not have a material impact on the Company’s consolidated financial statements.

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Note 3 - Long-lived Assets:

Property and Equipment

The costs and accumulated depreciation of property and equipment are summarized as follows:

		July 31,
	2013		2012
Land	$-0-		$140,450
Buildings and Improvements	117,898		934,668
Furniture and Fixtures	23,452		47,794
Office Equipment	38,690		52,395
Lab Equipment	327,899		393,781

Total Property and Equipment	507,939		1,569,088

Less: Accumulated Depreciation	422,533		864,410

Property and Equipment, Net	$85,406		$704,678

Depreciation expense related to property and equipment amounted to $41,890, $97,967 and $172,250 for the years ended July 31, 2013, 2012 and 2011, respectively.

Assets Held for Investment, Net

The costs and accumulated depreciation of assets held for investment are summarized as follows:

		July 31,
	2013		2012
Assets Held For Investment	$930,726		$1,179,276
Less: Accumulated Depreciation	289,954		320,899
Assets Held For Investment, Net	$640,772		$858,377

These assets are held as collateral for long term debt (see Note 8). Depreciation expense on assets held for investment amounted to $30,764, $74,070 and $141,686 for the years ended July 31, 2013, 2012 and 2011, respectively.

The Company’s holds these properties for investment purposes and collects rental income as described directly below.

Income from Assets Held for Investment, net

In March 2013, the Company sold a property which was held for investment for gross proceeds after real estate commissions of $256,835. This property had a net book value of $169,566, resulting in an accounting gain of $87,682 which is included in income from assets held for investment, net on the consolidated statement of operations. The property was secured by a mortgage which was partially discharged upon the sale, as described in the last paragraph of this note below. After the partial discharge of the mortgage ($216,810), as well as legal fees, interest, penalties and other costs (approximately $13,000 in aggregate), the sale resulted in net cash proceeds to the Company of $27,025.

In September 2012, the Company sold its head office real estate in Toronto for gross proceeds after real estate commissions of $1,579,189. This property had a net book value of $585,064, resulting in an accounting gain of $994,125 which is included in income from assets held for investment, net on the consolidated statement of operations. The net proceeds after commissions and other expenses were used to discharge or partially discharge the first and second mortgages on the property. The first mortgage on the property, with remaining principal of $480,951, was discharged completely upon sale. The remaining net proceeds of $1,028,780 after expenses and the discharge of the first mortgages was used to partially discharge the second mortgage and the Company did not receive any of the net proceeds from this property sale.

In July 2012, the Company sold a property for gross proceeds after real estate commissions of $342,862. This property had a net book value of $107,203, resulting in an accounting gain of $235,659 which is included in income from assets held for investment, net, on the consolidated statement of operations. The net proceeds after commissions and other expenses were used to partially discharge the first and second mortgages on the property and the Company did not receive any of the net proceeds from this property sale.

In March and April, 2012, the Company sold nine commercial condominium units which were held for investment for gross proceeds after real estate commissions of $2,865,682. These properties had a net book value of $1,783,932, resulting in an accounting gain of $1,081,750 which is included in income from assets held for investment, net on the consolidated statement of operations. The net proceeds after commissions and other expenses were used to discharge or partially discharge the first and second mortgages on the properties. There were two first mortgages on the properties, with combined remaining principals of $571,680, which were discharged completely upon sale. The remaining net proceeds of $2,190,952 after expenses and the discharge of the first mortgages was used to partially discharge the second mortgage and the Company did not receive any of the net proceeds from these property sales.

In August 2011, the Company sold two properties which were held for investment for gross proceeds after real estate commissions of $1,669,115. These two properties had a net book value of $1,029,435, resulting in an accounting gain of $639,680 which is included in income from assets held for investment, net on the consolidated statement of operations. The two properties had mortgages of $659,288 which were discharged upon sale, resulting in net cash proceeds to the Company of $1,009,827.

The total accounting gains in this category from property sales in the fiscal years ended July 31, 2013 and 2012 were $1,081,807 and $1,957,089, respectively, compared to zero in the fiscal year ended July 31, 2011.

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The remaining income of $163, 358 and $249,127 in this category in the respective fiscal years ended July 31, 2013 and 2012, pertains to rental income from properties held for investment, net of carrying and operating expenses. In the fiscal year ended July 31, 2011, rental income from properties held for investment, net of operating expenses was $349,458. Gross income from rental operations was $221,399, $384,299 and $582,974 and rental expenses were $58,041, $135,172 and $233,516, including the depreciation expense amounts above relating to assets held for investment, for the years ended July 31, 2013, 2012 and 2011, respectively.

The properties held for investment have an interest only first mortgage which closed on November 30, 2012 with a principal amount as of July 31, 2013 of $617,665, an interest rate of 9.75% compounded semi-annually and a maturity date of November 30, 2013. This mortgage was completely discharged following the sale of the properties held for investment in August 2013. See Note 18 – Subsequent Events.

Note 4 - Patents:

The costs and accumulated amortization of patents are summarized as follows:

		July 31,
	2013		2012
Patents	$5,657,455		$5,587,790
Less: Accumulated Amortization	3,338,039		2,953,332
Patents, Net	$2,319,416		$2,634,458
Weighted Average Life	8.6 years		9.4 years

Amortization expense amounted to $391,777, $441,087 and $430,650 for the years ended July 31, 2013, 2012 and 2011, respectively. Amortization expense is expected to be approximately $274,000 per year for the years ended July 31, 2014 through 2018. During the year ended July 31, 2013, the Company did not write off any patents. During the year ended July 31, 2012, the Company wrote off patents with a net book value of $440,780 as the patents had been abandoned or were no longer being used. The charge was included in research and development expenses on our consolidated statements of operations. During the year ended July 31, 2011, the Company did not write off any patents.

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Note 5 - Income Taxes:

The Company has incurred losses since inception, which have generated net operating loss (“NOL”) carryforwards. The NOL carryforwards arise from both United States and Canadian sources. Pretax losses arising from domestic operations (United States) were $8,025,582, $8,040,033 and $15,060,207 for the years ended July 31, 2013, 2012 and 2011, respectively. Pretax losses arising from foreign operations (Canada) were $528,741, $1,450,244 and $6,615,660 for the years ended July 31, 2013, 2012 and 2011, respectively. As of July 31, 2013, the Company has NOL carryforwards in Generex Biotechnology Corporation of $201,080,721, which expire in 2018 through 2033, in Generex Pharmaceuticals Inc. of approximately $44,924,097, which expire in 2015 through 2033, and in Antigen Express, Inc. of approximately $23,362,008, which expire in 2016 through 2033. These loss carryforwards are subject to limitation due to the acquisition of Antigen and may be limited in future years due to certain structural ownership changes which have occurred over the last several years, related to the Company’s equity and convertible debenture financing transactions.

For the years ended July 31, 2013, 2012 and 2011, the Company’s effective tax rate differs from the federal statutory rate principally due to net operating losses and other temporary differences for which no benefit was recorded. Additionally, effective for the year ended July 31, 2011, the Company has taken into account a decrease in the Canadian effective tax rate from 36.12% to 26.5% as of January 2012, which will reduce the future value (prior to valuation allowances) of the NOL carryforwards of the Canadian subsidiary.

Deferred income taxes consist of the following:

	July 31,
	2013	2012
Net operating loss carryforwards	$87,541,552	$85,428,939
Other temporary differences	800,989	627,656
Total Deferred Tax Assets	$88,342,541	$86,056,595

Valuation Allowance	(88,098,860)	(85,579,584)

Deferred Tax Liabilities
Intangible Assets	(386,320)	(378,672)
Other temporary differences	142,639	(98,339)
Total Deferred Tax Liabilities	(243,681)	(477,011)

Net Deferred Income Taxes	$—	$—

A reconciliation of the United States Federal Statutory rate to the Company’s effective tax rate for the years ended July 31, 2013, 2012 and 2011 is as follows:

	2013	2012	2011
Federal statutory rate	(34.0)%	(34.0)%	(34.0)%

Increase (decrease) in income taxes resulting from:
Imputed interest income on intercompany receivable
from foreign subsidiaries	6.0	5.0	3.0
Non-deductible or non-taxable items	13.0	4.0	(4.0)
Change in Canadian NOL carryforwards due to future tax rate changes	0.0	0.0	20.0
Other temporary differences	(14.0)	18.0	18.0
Change in valuation allowance	29.0	(3.0)	(3.0)

Effective tax rate	—%	—%	—%

As of July 31, 2013, the Company had no tax benefits which have not been fully allowed for, and no adjustment to its financial position, results of operations or cash flows was required. The Company does not expect that unrecognized tax benefits will increase within the next twelve months. The Company records interest and penalties related to tax matters within other expense on the accompanying consolidated statement of operations. These amounts are not material to the consolidated financial statements for the periods presented. Generally, tax years 2010 to 2013 remain open to examination by the Internal Revenue Agency or other tax jurisdictions to which the Company is subject. The Company’s Canadian tax returns are subject to examination by federal and provincial taxing authorities in Canada. Generally, tax years 2005 to 2013 remain open to examination by the Canadian Customs and Revenue Agency or other tax jurisdictions to which the Company is subject.

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Note 6 - Accounts Payable and Accrued Expenses:

Accounts payable and accrued expenses consist of the following:

	July 31,
	2013	2012
Accounts Payable & Accruals - General and Administrative	$3,447,618	$3,556,160
Accounts Payable & Accruals - Research and Development	3,557,184	2,691,192
Accounts Payable & Accruals - Selling and Marketing	328,629	290,534
Accrued Make Whole Payments on Convertible Preferred Stock (see Note 9)	251,100	402,300
Executive Compensation and Directors' Fees Payable	76,703	75,466
Total	$7,661,234	$7,015,652

Note 7 - Commitments and Contingent Liabilities:

Leases

The Company has entered into various operating lease agreements for the use of operating space, vehicles and office equipment.

Aggregate minimum annual lease commitments of the Company under non-cancelable operating leases as of July 31, 2013 are as follows:

Fiscal Year	Amount
2014	$152,094
2015	106,205
2016 and thereafter	—
Total Minimum Lease Payments	$258,299

Lease expense amounted to approximately $153,000 $185,000 and $210,000 for the years ended July 31, 2013, 2012, and 2011, respectively.

In October 2012, the Company signed a lease for office space in Toronto Canada which runs from October 2012 through September 2014 at a monthly gross rent, including taxes and expenses of approximately $6,800 per month.

The preceding data reflects existing leases and does not include replacements upon their expiration. In the normal course of business, operating leases are generally renewed or replaced by other leases.

Supply Agreements and Purchase Obligations

On December 7, 2009, the Company entered into a long-term agreement with sanofi-aventis Deutschland GmbH (“sanofi”). Under this agreement, sanofi will manufacture and supply recombinant human insulin to the Company in the territories specified in the agreement. Through this agreement, the Company will procure recombinant human insulin crystals for use in the production of Generex Oral-lyn™. The terms of the supply agreement required the Company to make certain minimum purchases of insulin from sanofi through the period ended December 31, 2011. To date, the Company has not met the minimum purchase commitments under this agreement. After December 31, 2011, sanofi may terminate the agreement due to the Company’s failure to meet such purchase commitments. Upon termination, the Company would be obligated to pay sanofi for all materials and components that it has acquired or ordered to manufacture insulin based on the Company’s forecasts or minimum purchase commitments, all related work-in-progress (at cost) and all finished insulin in inventory. To date, the Company has not provided forecasts to sanofi for the purchase of insulin and sanofi has not terminated the agreement.

The Company has a supply agreement with Presspart Manufacturing Limited (“Presspart”), whereby the Company will purchase its entire requirements for products to use in the administration of insulin through the buccal mucosa and shall not purchase the products or any metal containers competitive to the products from any other person in exchange for an exclusive non-transferable royalty-free irrevocable license to use the products. The contract shall continue for a minimum period of four contract years from the end of the first contract year in which the total quantity of products purchased by the Company from Presspart exceeds 10,000,000 units, and thereafter, shall continue until terminated by either party by giving twelve months written notice. As of July 31, 2013, the Company has not yet completed a contract year in which the total quantity has exceeded 10,000,000 units and as such the expiration date of this contract cannot be determined.

The Company’s subsidiary, Antigen, has a Clinical Study Agreement with the Henry Jackson Foundation (“HJF”) to provide services related to Antigen’s Phase II AE37 breast cancer trials. The agreement requires quarterly payments to HJF until October 1, 2013. The remaining required payments, after our fiscal year ended July 31, 2013 and until October 1, 2013, total approximately $226,000.

The Company has a directors and officers insurance policy covering the period from April 28, 2013 to April 28, 2014. We are paying the policy in equal monthly installments until January 28, 2013. As of July 31, 2013, the total remaining installment payments are approximately $108,000.

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Pending Litigation

In February 2001, a former business associate of the former Vice President of Research and Development (“VP”) of the Company and an entity known as Centrum Technologies Inc. (“CTI”) commenced an action in the Ontario Superior Court of Justice against the Company and the VP seeking, among other things, damages for alleged breaches of contract and tortious acts related to a business relationship between this former associate and the VP that ceased in July 1996. The plaintiffs’ statement of claim also seeks to enjoin the use, if any, by the Company of three patents allegedly owned by CTI. The three patents are entitled Liquid Formulations for Proteinic Pharmaceuticals, Vaccine Delivery System for Immunization, Using Biodegradable Polymer Microspheres, and Controlled Releases of Drugs or Hormones in Biodegradable Polymer Microspheres. It is the Company’s position that the buccal drug delivery technologies which are the subject matter of the Company’s research, development, and commercialization efforts, including Generex Oral-lyn™ and the RapidMist™ Diabetes Management System, do not make use of, are not derivative of, do not infringe upon, and are entirely different from the intellectual property identified in the plaintiffs’ statement of claim. On July 20, 2001, the Company filed a preliminary motion to dismiss the action of CTI as a nonexistent entity or, alternatively, to stay such action on the grounds of want of authority of such entity to commence the action. The plaintiffs brought a cross motion to amend the statement of claim to substitute Centrum Biotechnologies, Inc. (“CBI”) for CTI. CBI is a corporation of which 50 percent of the shares are owned by the former business associate and the remaining 50 percent are owned by the Company. Consequently, the shareholders of CBI are in a deadlock. The court granted the Company’s motion to dismiss the action of CTI and denied the plaintiffs’ cross motion without prejudice to the former business associate to seek leave to bring a derivative action in the name of or on behalf of CBI. The former business associate subsequently filed an application with the Ontario Superior Court of Justice for an order granting him leave to file an action in the name of and on behalf of CBI against the VP and the Company. The Company opposed the application. In September 2003, the Ontario Superior Court of Justice granted the request and issued an order giving the former business associate leave to file an action in the name of and on behalf of CBI against the VP and the Company. A statement of claim was served in July 2004. The Company is not able to predict the ultimate outcome of this legal proceeding at the present time or to estimate an amount or range of potential loss, if any, from this legal proceeding.

On May 20, 2011, Ms. Perri filed a statement of claim (subsequently amended) in the Ontario Superior Court of Justice, naming as defendants the Company and certain directors of the Company, Mr. Barratt, Ms. Masterson, Mr. McGee, and Mr. Fletcher. In this action, Ms. Perri has alleged that defendants engaged in discrimination, harassment, bad faith and infliction of mental distress in connection with the termination of her employment with the Company. Ms. Perri is seeking damages in this action in excess of $7,000,000 for, among other things, breach of contract, breach of fiduciary duty, violations of the Ontario Human Rights Code and aggravated and punitive damages. On September 20, 2011, the defendants filed a statement of defense and counterclaim, also naming Time Release Corp., Khazak Group Consulting Corp., and David Khazak, C.A. as defendants by counterclaim, and seeking damages of approximately $2.3 million in funds that the defendants allege Ms. Perri wrongly caused the Company to pay to third parties in varying amounts over several years and an accounting of certain third-party payments, plus interests and costs. The factual basis for the counterclaim involves payments made by the Company to third parties believed to be related to Ms. Perri. The Company intends to defend this action and pursue its counterclaim vigorously and is not able to predict the ultimate outcome of this legal proceeding at the present time or to estimate an amount or range of potential loss, if any, from this legal proceeding.

On June 1, 2011, Golden Bull Estates Ltd. filed a claim (subsequently amended) in the Ontario Superior Court of Justice, naming the Company, 1097346 Ontario, Inc. and Generex Pharmaceuticals, Inc. as defendants. The plaintiff, Golden Bull Estates, is controlled by Ms. Perri. The plaintiff alleges damages in the amount of $550,000 for breach of contract, $50,000 for punitive damages, plus interest and costs. The plaintiff’s claims relate to an alleged contract between the plaintiff and the Company for property management services for certain Ontario properties owned by the Company. The Company terminated the plaintiff’s property management services in April 2011. Following the close of pleadings, the Company served a motion for summary judgment. The plaintiff responded by amending its statement of claim to include a claim to the Company’s interest in certain of its real estate holdings. The plaintiff moved for leave to issue and register a Certificate of Pending Litigation in respect of this real estate. The motion was not successful in respect of any current real estate holdings of the Company. The Company is not able to predict the ultimate outcome of this legal proceeding at the present time or to estimate an amount or range of potential loss, if any, from this legal proceeding.

In August 2011, the estate of Antonio Perri, the late father of Ms. Perri, commenced an action against Generex Pharmaceuticals, Inc., the law firm of Brans, Lehun, Baldwin LLP and William Lehun in the Ontario Superior Court of Justice claiming that the estate is entitled to the proceeds of sale (approximately $1,730,000) received by the Company on its sale of two properties to Golden Bull Estates Ltd., a company controlled by Ms. Perri. The suit alleges that no consideration was received when the Company purchased the two properties from Antonio Perri in 1998. The Company has responded to this statement of claim and intends to defend this action vigorously. The Company is not able to predict the ultimate outcome of this legal proceeding at the present time or to estimate an amount or range of potential loss, if any, from this legal proceeding.

In December 2011, a vendor of the Company commenced an action against the Company and its subsidiary, Generex Pharmaceuticals, Inc., in the Ontario Superior Court of Justice claiming damages for unpaid invoices including interest in the amount of $429,000, in addition to costs and further interest.  The Company responded to this statement of claim and also asserted a counterclaim in the proceeding for $200,000 arising from the vendor’s breach of contract and detinue, together with interest and costs. On November 16, 2012, the parties agreed to settle this action and the Company has agreed to pay the plaintiff $125,000, following the spinout of its subsidiary Antigen, from the proceeds of any public or private financing related to Antigen subsequent to such spinout.  Each party agreed to execute mutual releases to the claim and counterclaim to be held in trust by each party’s counsel until payment of the settlement amount.  Following payment to the plaintiff, the parties agree that a Consent Dismissal Order without costs will be filed with the court.  If the Company fails to make the payment following completion of any post-spinout financing related to Antigen or any other subsidiaries, the Plaintiffs may take out a judgment in the amount of the claim plus interest of 3% per annum and costs fixed at $25,000.

The Company is involved in certain other legal proceedings in addition to those specifically described herein. Subject to the uncertainty inherent in all litigation, the Company does not believe at the present time that the resolution of any of these legal proceedings is likely to have a material adverse effect on the Company’s consolidated financial position, operations or cash flows.

With respect to all litigation, as additional information concerning the estimates used by the Company becomes known, the Company reassesses its position both with respect to accrued liabilities and other potential exposures.

Employment Agreements

As of July 31, 2013, the Company had an employment arrangement with its President & Chief Executive Officer, whereby the Company is required to pay an annual base salary of $475,000. The term of service for this executive extended through March 16, 2008, which term had not been formally extended as of July 31, 2013. In the event the agreement is terminated, by reason other than cause, death, voluntary retirement or disability, the Company is required to pay the employee in one lump sum twelve months base salary and the average annual bonus.

As of July 31, 2013, the Company has two at will employment agreements with Antigen employees requiring the Company to pay an annual aggregate salary of $371,305 to the two employees. In the event any agreement is terminated by reason other than death, disability, a voluntary termination not for good reason (as defined in the agreement) or a termination for cause, the Company is required to pay the employees severance of six months’ salary, in accordance with the terms of the individual employment agreements.

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Note 8 - Long-Term Debt:

Long-term debt consists of the following:

	July 31,
	2013	2012
Mortgage payable - interest at 10.0 percent per annum, monthly interest payments of $9,807, principal due January 2013, secured by secondary rights to real property located at 11 Carlaw Avenue and 33 Harbour Square Toronto, Canada	$-0-	$1,181,461

Mortgage payable - interest at 6.75 percent per annum, monthly payments of principal and interest of $6,014, due May 2015, secured by a first mortgage over real property located at 33 Harbour Square, Toronto, Canada	-0-	482,700

Mortgage payable - interest at 9.75 percent per annum, monthly interest payments of $6,771, principal due November 2013, secured by secondary rights to real property located at 11 Carlaw Avenue, Toronto, Canada	617,665	-0-
Total Debt	617,665	1,664,161
Less Current Maturities of Long-Term Debt	617,665	1,222,746
Total Long-Term Debt	-0-	441,415

The first mortgage related to the property at 11 Carlaw was discharged on August 14, 2013, in conjunction with the sale of that property and there is no mortgage debt after that date. See Note 18 – Subsequent Events.

For the years ended July 31, 2013, 2012 and 2011, the Company incurred $196,101, $568,424 and $205,539, respectively in interest expense on its long-term debt.

Note 9 - Series A, B, C, D & E 9% Convertible Preferred Stock :

Series A 9% Convertible Preferred Stock

The Company has authorized 5,500 shares of Series A 9% Convertible Preferred Stock with a stated value of one thousand ($1,000) per share. Pursuant to a securities purchase agreement dated July 8, 2011, the Company sold an aggregate of 2,575 shares of convertible preferred stock, as well as accompanying warrants to purchase 17,166,666 shares of common stocks. An aggregate of 17,166,666 shares of the Company’s common stock were issuable upon conversion of the convertible preferred stock which was issued at the initial closing. As of the end of the Company’s fiscal year 2012, all of the issued Series A 9% Convertible Preferred Stock had been converted to common stock. There were 17,166,666 shares of common stock issued upon the conversion of the Series A convertible preferred stock and 6,129,666 shares of common stock issued as “make-whole payments” on such conversions.

Series B 9% Convertible Preferred Stock

The Company has authorized 2,000 shares of Series B 9% Convertible Preferred Stock with a stated value of one thousand ($1,000) per share. Pursuant to a securities purchase agreement dated January 31, 2012, the Company sold an aggregate of 2,000 shares of Series B convertible preferred stock, as well as accompanying warrants to purchase 13,333,333 shares of common stocks. An aggregate of 13,333,333 shares of the Company’s common stock were issuable upon conversion of the Series B convertible preferred stock which was issued at the initial closing. On December 10, 2012, the triggering of the price protection features of the Series B convertible preferred stock resulted in a decrease of the conversion price from $0.08 to $0.03 per share and a corresponding increase in the number of common shares underlying the remaining 792 shares of Series B convertible preferred stock as of December 10, 2012 from 9,897,500 to 26,393,333. As of the end of the Company’s fiscal quarter ended January 31, 2013, all of the issued Series B 9% Convertible Preferred Stock had been converted to common stock. There were 38,520,832 shares of common stock issued upon the conversion of the Series B convertible preferred stock and 14,819,679 shares of common stock issued as “make-whole payments” on such conversions.

Accounting for proceeds from the Series B convertible preferred stock financing

The net cash proceeds from the Series B convertible preferred stock financing were $1,975,000. The proceeds from the financing were allocated first to the warrants that were issued in the financing and second to the make-whole payments. As the assigned fair values were greater than the net cash proceeds from the transaction, the excess was treated as a “deemed dividend” for accounting purposes and was reported on the Company’s consolidated statements of operations for the fiscal year ended July 31, 2012 under the caption “Preferred Stock Dividend”. The calculation methodologies for the fair values of the derivative warrant liability are described in Note 10 – Derivative Liabilities below. The fair values assigned to each component and the calculation of the amount of the deemed dividend are as follows:

Accounting allocation of initial proceeds
Net proceeds	$1,975,000
Derivative warrant liability fair value	(1,811,746)
Make-whole payments liability	(540,000)
Deemed dividend	$(376,746)

Series C 9% Convertible Preferred Stock

The Company has authorized 750 shares of Series C 9% Convertible Preferred Stock with a stated value of one thousand ($1,000) per share. Pursuant to a securities purchase agreement dated August 8, 2012, the Company sold an aggregate of 750 shares of Series C convertible preferred stock, as well as accompanying warrants to purchase 9,375,000 shares of common stocks. An aggregate of 9,375,000 shares of the Company’s common stock were issuable upon conversion of the Series C convertible preferred stock which was issued at the initial closing. On December 10, 2012, the triggering of the price protection features of the Series C convertible preferred stock resulted in a decrease of the conversion price from $0.08 to $0.03 per share and a corresponding increase in the number of common shares underlying the 650 shares of Series C convertible preferred stock as of December 10, 2012 from 8,125,000 to 21,666,666. As of the end of the Company’s fiscal quarter ended January 31, 2013, all of the issued Series C 9% Convertible Preferred Stock had been converted to common stock. There were 22,916,665 shares of common stock issued upon the conversion of the Series C convertible preferred stock and 6,664,863 shares of common stock issued as “make-whole payments” on such conversions.

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Accounting for proceeds from the Series C convertible preferred stock financing

The net cash proceeds from the Series C convertible preferred stock financing were $725,000. The proceeds from the financing were allocated first to the warrants that were issued in the financing and second to the make-whole payments. As the assigned fair values were greater than the net cash proceeds from the transaction, the excess was treated as a “deemed dividend” for accounting purposes and was reported on the Company’s interim consolidated statements of operations for the quarter ended October 31, 2012 under the caption “Preferred Stock Dividend”. The calculation methodologies for the fair value of the derivative warrant liability is described in Note 10 – Derivative Liabilities below. The fair values assigned to each component and the calculation of the amount of the deemed dividend are as follows:

Accounting allocation of initial proceeds
Net proceeds	$725,000
Derivative warrant liability fair value	(624,797)
Make-whole payments liability	(202,500)
Deemed dividend	$(102,297)

Series D 9% Convertible Preferred Stock

The Company has authorized 750 shares of Series D 9% Convertible Preferred Stock with a stated value of one thousand ($1,000) per share. Pursuant to a securities purchase agreement dated December 10, 2012, the Company sold an aggregate of 750 shares of Series D convertible preferred stock, as well as accompanying warrants to purchase 24,999,999 shares of common stocks. An aggregate of 24,999,999 shares of the Company’s common stock are issuable upon conversion of the Series D convertible preferred stock which was issued at the initial closing. As of July 31, 2013, all of the Series D convertible preferred stock had been converted to common stock. There were 24,999,999 shares of common stock issued upon the conversion of the Series D convertible preferred stock and 7,825,191 shares of common stock issued as “make-whole payments” on such conversions.

Accounting for proceeds from the Series D convertible preferred stock financing

The net cash proceeds from the Series D convertible preferred stock financing were $725,000. As the Company did not have sufficient authorized capital for the issuance of the shares underlying the Series D convertible preferred stock at the time of issuance, equity treatment was not permitted under GAAP. The Series D convertible preferred stock was classified as a derivative liability on the Company’s interim consolidated balance sheet as of the previous quarter ended January 31, 2013. Due to the redemption provision in the event that an increase in the Company’s authorized capital was not approved by the stockholders, the Series D convertible preferred stock was reported at that date at its face value of $750,000. Upon the stockholder approval of the increase in authorized capital on March 28, 2013, the Series D convertible preferred stock met the criteria for equity classification and was reclassified as equity at its then face value of $750,000.

The calculation methodologies for the fair value of the derivative warrant liability is described in Note 10 – Derivative Liabilities below.

Series E 9% Convertible Preferred Stock

The Company has authorized 2,450 shares of Series E 9% Convertible Preferred Stock with a stated value of one thousand ($1,000) per share. Pursuant to a securities purchase agreement dated June 17, 2013, the Company sold an aggregate of 1,225 shares of Series E convertible preferred stock, as well as accompanying warrants to purchase 40,833,335 shares of common stocks. An aggregate of 40,833,335 shares of the Company’s common stock are issuable upon conversion of the Series E convertible preferred stock which was issued at the initial closing.

Subject to certain ownership limitations, the convertible preferred stock is convertible at the option of the holder at any time into shares of the Company’s common stock at an effective conversion price of $0.03 per share, and will accrue a 9% dividend until June 17, 2016 and, beginning on June 17, 2016 and on each one year anniversary thereafter, such dividend rate will increase by an additional 3%. The dividend is payable quarterly on September 30, December 31, March 31 and June 30, beginning on June 30, 2013 and on each conversion date in cash, or at the Company’s option, in shares of common stock. In the event that the convertible preferred stock is converted prior to June 17, 2016, the Company will pay the holder of the converted preferred stock an amount equal to $270 per $1,000 of stated value of the convertible preferred stock, less the amount of all prior quarterly dividends paid on such converted preferred stock before the relevant conversion date. Such “make-whole payment” may be made in cash or, at the Company’s option, in shares of its common stock. In addition, beginning June 17, 2016, the Company will pay dividends on shares of preferred stock equal to (on an as-if-converted-to-common-stock basis) and in the same form as dividends (other than dividends in the form of common stock) actually paid on shares of the common stock when, and if such dividends are paid. The Company will incur a late fee of 18% per annum on unpaid dividends.

The conversion price of the convertible preferred stock is subject to adjustment in the case of stock splits, stock dividends, combinations of shares, similar recapitalization transactions and certain pro-rata distributions to common stockholders. The conversion price will also be adjusted if the Company sells or grants any shares of common stock or securities convertible into, or rights to acquire, common stock at an effective price per share that is lower than the then conversion price, except in the event of certain exempt issuances. In addition, the holders of convertible preferred stock will be entitled to receive any securities or rights to acquire securities or property granted or issued by the Company pro rata to the holders of its common stock to the same extent as if such holders had converted all of their shares of convertible preferred stock. In the event of a fundamental transaction, such as a merger, consolidation, sale of substantially all assets and similar reorganizations or recapitalizations, the holders of convertible preferred stock will be entitled to receive, upon conversion of their shares, any securities or other consideration received by the holders of the Company’s common stock pursuant to the fundamental transaction.

The Company may become obligated to redeem the convertible preferred stock in cash upon the occurrence of certain triggering events, including the failure to provide an effective registration statement covering shares of common stock issuable upon conversion of the convertible preferred stock, material breach of certain contractual obligations to the holders of the convertible preferred stock, the occurrence of a change in control of the Company, the occurrence of certain insolvency events relating to the Company, or the failure of the Company’s common stock to continue to be listed or quoted for trading on one or more specified United States securities exchanges or regulated quotation services. Upon the occurrence of certain triggering events, each holder of convertible preferred stock will have the option to redeem such holder’s shares of convertible preferred stock for a redemption price payable in shares of common stock or receive an increased dividend rate of 18% on all of such holder’s outstanding convertible preferred stock.

F-34

In conjunction with the issuance of the Series E convertible preferred stock, the Company also issued 40,833,335 warrants to the investors. Subject to certain ownership limitations, the warrants will be exercisable at any time after their date of issuance and on or before the fifth-year anniversary thereafter at an exercise price of $0.03 per share of common stock. The exercise price of the warrants and, in some cases, the number of shares issuable upon exercise, are subject to adjustment in the case of stock splits, stock dividends, combinations of shares, similar recapitalization transactions and certain pro-rata distributions to common stockholders. The exercise price and number of shares of common stock issuable upon exercise will also be adjusted if the Company sells or grants any shares of common stock or securities convertible into, or rights to acquire, common stock at an effective price per share that is lower than the then exercise price, except in the event of certain exempt issuances. In addition, the warrant holders will be entitled to receive any securities or rights to acquire securities or property granted or issued by the Company pro rata to the holders of its common stock to the same extent as if such holders had exercised all of their warrants. In the event of a fundamental transaction, such as a merger, consolidation, sale of substantially all assets and similar reorganizations or recapitalizations, the warrant holders will be entitled to receive, upon exercise of their warrants, any securities or other consideration received by the holders of the Company’s common stock pursuant to the fundamental transaction. These warrants have been classified as derivative liabilities and are described further in Note 10 – Derivative Liabilities.

In addition, until the first anniversary of date of the securities purchase agreement, each investor may, in its sole determination, elect to purchase, severally and not jointly with the other investors, in one or more purchases, in the ratio of such investor's original subscription amount to the original aggregate subscription amount of all investors, additional units consisting of convertible preferred stock and warrants at a purchase price of $1,000 per unit with an aggregate subscription amount thereof of up to $1,225,000, which units will have terms identical to the units of convertible preferred stock and warrants issued in connection with the June 2013 closing. These additional investment rights of the investors have been classified as derivative liabilities and are described further in Note 10 – Derivative Liabilities.

As of July 31, 2013, 295 of the Series E convertible preferred stock had been converted to common stock. There were 9,833,334 shares of common stock issued upon the conversion of the Series E convertible preferred stock and 2,654,999 shares of common stock issued as “make-whole payments” on such conversions.

Accounting for proceeds from the Series E convertible preferred stock financing

The net cash proceeds from the Series E convertible preferred stock financing were $1,165,000. The proceeds from the financing were allocated first to the warrants that were issued in the financing, second to the additional investment rights associated with the financing and third to the make whole payments. As the assigned fair values were greater than the net cash proceeds from the transaction, the excess was treated as a “deemed dividend” for accounting purposes and is reported on the Company’s consolidated statement of operations for the year ended July 31, 2013 under the caption “Preferred Stock Dividend”. The calculation methodologies for the fair values of the derivative warrant liability and the derivative additional investment rights liability are described in Note 10 – Derivative Liabilities below. The fair values assigned to each component and the calculation of the amount of the deemed dividend are as follows:

Accounting allocation of initial proceeds
Net proceeds	$1,165,000
Derivative warrant liability fair value	(1,189,744)
Derivative additional investment rights fair value	(1,264,683)
Make whole payments liability	(330,750)
Deemed dividend	$(1,620,177)

The initial “make-whole payments” of $330,750 on the Series E convertible preferred stock were accrued as of the date of the financing and the remaining balance of $251,100 (after conversions) are included in Accounts Payable and Accrued Expenses (see Note 6) at July 31, 2013.

Note 10 - Derivative Liabilities:

Derivative warrant liability

The Company has warrants outstanding with price protection provisions that allow for the reduction in the exercise price of the warrants in the event the Company subsequently issues stock or securities convertible into stock at a price lower than the exercise price of the warrants. Simultaneously with any reduction to the exercise price, the number of shares of common stock that may be purchased upon exercise of each of these warrants shall be increased or decreased proportionately, so that after such adjustment the aggregate exercise price payable for the adjusted number of warrants shall be the same as the aggregate exercise price in effect immediately prior to such adjustment.

Accounting for Derivative Warrant Liability

The Company’s derivative warrant instruments have been measured at fair value at July 31, 2013 and 2012 using the binomial lattice model. The Company recognizes all of its warrants with price protection in its consolidated balance sheets as a liability. The liability is revalued at each reporting period and changes in fair value are recognized currently in the consolidated statements of operations. The initial recognition and subsequent changes in fair value of the derivative warrant liability have no effect on the Company’s consolidated cash flows.

The derivative warrants outstanding at July 31, 2013 are all currently exercisable with a weighted-average remaining life of 3.46 years.

The revaluation of the warrants at each reporting period, as well as the charges associated with issuing additional warrants due to the price protection features, resulted in the recognition of a loss of $3,148,782 within the Company’s consolidated statements of operations for the fiscal year ended July 31, 2013 and a loss of $1,081,440 for the fiscal year ended July 31, 2012, which is included in the consolidated statements of operations under the caption “Change in fair value of derivative liabilities”. The fair value of the warrants at July 31, 2013 and July 31, 2012 was $5,234,293 and $4,081,627, respectively, which is reported on the consolidated balance sheets under the caption “Derivative Warrant Liability”. The following summarizes the changes in the value of the derivative warrant liability from August 1, 2011 until July 31, 2013:

	Value	No. of Warrants
Balance at August 1, 2011 – Derivative warrant liability	$8,745,508	80,234,017
Exercise of warrants classified as derivative liability	(7,230,734)	(49,863,260)
Additional warrants issued in February 2012 financing	1,811,746	13,333,333
Additional warrants from price protection features of existing warrants	1,548,813	11,444,440
Decrease in fair value of derivative warrant liability	(793,706)	n/a
Balance at July 31, 2012 – Derivative warrant liability	$4,081,627	55,148,530
Additional warrants issued in August 2012 financing	624,797	9,375,000
Additional warrants issued in December 2012 financing	762,355	24,999,999
Additional warrants issued in June 2013 financing	1,189,744	40,833,335
Additional warrants from price protection features of existing warrants	7,484,550	236,219,094
Exercise of warrants	(5,629,130)	(145,888,421)
Decrease in fair value of derivative warrant liability	(3,279,650)	n/a
Balance at July 31, 2013 – Derivative warrant liability	$5,234,293	220,687,537

Fair Value Assumptions Used in Accounting for Derivative Warrant Liability

The Company has determined its derivative warrant liability to be a Level 2 fair value measurement and has used the binominal lattice pricing model to calculate the fair value as of July 31, 2013 and July 31, 2012. The binomial lattice model requires six basic data inputs: the exercise or strike price, time to expiration, the risk free interest rate, the current stock price, the estimated volatility of the stock price in the future, and the dividend rate. Because the warrants contain the price protection feature, the probability that the exercise price of the warrants would decrease as the stock price decreased was incorporated into the valuation calculations. The key inputs used in the July 31, 2013 and July 31, 2012 fair value calculations were as follows:

	July 31, 2013	July 31, 2012
Current exercise price	$0.03	$0.15
Time to expiration	3.5 years	3.9 years
Risk-free interest rate	0.49%	0.45%
Estimated volatility	85%	104%
Dividend	-0-	-0-
Stock price at period end date	$0.035	$0.093

Fair Value Assumptions Used in Accounting for Derivative Additional Investment Rights Liability

The Company has determined the derivative additional investment rights liability to be a Level 2 fair value measurement and has used the binominal lattice pricing model to measure the fair value. The fair value of the derivative liability associated with the additional investment rights was determined to be $1,256,160 at July 31, 2013. There were no additional investment rights at July 31, 2012. The key inputs used in the fair value calculation at July 31, 2013 were as follows:

July 31, 2013
Underlying number of units of convertible preferred stock	1,225
Underlying number of warrants	40,833,335
Current exercise price of warrants	$0.03
Current conversion price of preferred stock	$0.03
Time to expiration	0.88 years
Risk-free interest rate	0.11%
Estimated Volatility	114%
Dividend	-0-
Stock price	$0.035

The revaluation of the additional investment rights in the fiscal year ended July 31, 2013, resulted in the recognition of a gain of $8,523 within the Company’s consolidated statements of operations, which is included in the total under the caption “Change in fair value of derivative liabilities”.

F-35

Note 11 - Stockholders’ (Deficiency)/Equity:

Warrants

As of July 31, 2013, the Company has the following warrants to purchase common stock outstanding:

Number of Shares	Warrant Exercise		Warrant
To be Purchased	Price per Share		Expiration Date

8,470,661	$0.76		Decemeber 15, 2013
3,413,928	$0.79	(average)	February 4, 2015
300,000	$0.39		February 9, 2015
200,000	$1.25		March 7, 2015
5,157,813	$1.00		March 15, 2015
102,016,744	$0.03		March 31, 2016*
2,508,560	$0.03		July 11, 2016*
27,272,720	$0.03		September 30, 2016*
7,500,000	$0.03		February 1, 2017*
16,389,512	$0.03		August 10, 2017*
24,166,666	$0.03		December 12, 2017*
40,833,335	$0.03		June 17, 2018*
238,229,939

* Subject to price protection provisions as described below.

The outstanding warrants at July 31, 2013 have a weighted average exercise price of $0.089 per share and have a weighted average remaining life of 3.31 years.

As of July 31, 2013, the Company has 102,016,744 warrants with a current exercise price of $0.03 and an expiry date of March 31, 2016, 2,508,560 warrants with a current exercise price of $0.03 and an expiry date of July 11, 2016, 27,272,720 warrants with a current exercise price of $0.03 and an expiry date of September 30, 2016, 7,500,000 warrants with a current exercise price of $0.03 and an expiry date of February 1, 2017, 16,389,512 warrants with a current exercise price of $0.03 and an expiry date of August 10, 2017, 24,166,666 warrants with a current exercise price of $0.03 and an expiry date of December 12, 2017 and 40,833,335 warrants with a current exercise price of $0.03 and an expiry date of June 17, 2018 (220,687,537 warrants in total), which have price protection provisions that allow for the reduction in the current exercise price upon the occurrence of certain events, including the Company’s issuance of common stock or securities convertible into or exercisable for common stock, such as options and warrants, at a price per share less than the exercise price then in effect. For instance, if the Company issues shares of its common stock or options exercisable for or securities convertible into common stock at an effective price per share of common stock less than the exercise price then in effect, the exercise price will be reduced to the effective price of the new issuance. Simultaneously with any reduction to the exercise price, the number of shares of common stock that may be purchased upon exercise of each of these warrants shall be increased proportionately, so that after such adjustment the aggregate exercise price payable for the adjusted number of warrants shall be the same as the aggregate exercise price in effect immediately prior to such adjustment.

The Company’s issuance of the following securities will not trigger the price protection provisions of the warrants described above that were issued in connection with the March 2008 private placement: (a) shares of common stock or standard options to the Company’s directors, officers, employees or consultants pursuant to a board-approved equity compensation program or other contract or arrangement (up to an aggregate amount of 5,608,926, representing 5% of the common stock issued and outstanding immediately prior to March 31, 2008); (b) shares of common stock issued upon the conversion or exercise of any security, right or other instrument convertible or exchangeable into common stock (or securities exchangeable into common stock) issued prior to March 31, 2008; (c) the shares of common stock issued upon exercise of the warrants issued in March 2008; and (d) shares of common stock and warrants in connection with strategic alliances, acquisitions, mergers, and strategic partnerships, the primary purpose of which is not to raise capital, and which are approved in good faith by the Company’s board of directors (up to an aggregate number of 11,217,852, representing 10% of the shares of common stock issued and outstanding immediately prior to March 31, 2008).

The Company’s issuance of the following securities will not trigger the price protection provisions of the warrants issued on July 8, 2011: (I)(a) shares of common stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose, (b) shares of common stock issued to the vendors identified in Securities Purchase Agreement dated July 8, 2011, in the periodic amounts set forth therein, (c) securities upon the exercise or exchange of or conversion of any Securities issued under the Securities Purchase Agreement dated July 8, 2011 and/or other securities exercisable or exchangeable for or convertible into shares of common stock issued and outstanding on July 8, 2011, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, and (d) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a person (or to the equityholders of a person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

The Company’s issuance of the following securities will not trigger the price protection provisions of the warrants issued on February 2, 2012: (I)(a) shares of common stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose, (b) shares of common stock issued to the vendors identified in Securities Purchase Agreement dated January 31, 2012, in the periodic amounts set forth therein, (c) securities upon the exercise or exchange of or conversion of any Securities issued under the Securities Purchase Agreements dated July 8, 2011 and January 31, 2012 and/or other securities exercisable or exchangeable for or convertible into shares of common stock issued and outstanding on February 2, 2012, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, and (d) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a person (or to the equityholders of a person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

F-36

The Company’s issuance of the following securities will not trigger the price protection provisions of the warrants issued on August 10, 2012: (I)(a) shares of common stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose, (b) shares of common stock issued to the vendors identified in Securities Purchase Agreement dated August 8, 2012, in the periodic amounts set forth therein, (c) securities upon the exercise or exchange of or conversion of any Securities issued under the Securities Purchase Agreements dated July 8, 2011, January 31, 2012 and August 8, 2012 and/or other securities exercisable or exchangeable for or convertible into shares of common stock issued and outstanding on August 8, 2012, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, and (d) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a person (or to the equityholders of a person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

The Company’s issuance of the following securities will not trigger the price protection provisions of the warrants issued on December 10, 2012: (I)(a) shares of common stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose, (b) shares of common stock issued to the vendors identified in Securities Purchase Agreement dated December 10, 2012, in the periodic amounts set forth therein, (c) securities upon the exercise or exchange of or conversion of any Securities issued under the Securities Purchase Agreements dated July 8, 2011, January 31, 2012, August 8, 2012 and December 10, 2012 and/or other securities exercisable or exchangeable for or convertible into shares of common stock issued and outstanding on December 10, 2012, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, and (d) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a person (or to the equityholders of a person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

The Company’s issuance of the following securities will not trigger the price protection provisions of the warrants issued on June 17, 2013: (I)(a) shares of common stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose, (b) shares of common stock issued to the vendors identified in Securities Purchase Agreement dated June 17, 2013, in the periodic amounts set forth therein, (c) securities upon the exercise or exchange of or conversion of any Securities issued under the Securities Purchase Agreements dated July 8, 2011, January 31, 2012, August 8, 2012, December 10, 2012 and June 17, 2013 and/or other securities exercisable or exchangeable for or convertible into shares of common stock issued and outstanding on June 17, 2013, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, and (d) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a person (or to the equityholders of a person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

The Company accounts for the warrants with price protection provisions in accordance with FASB ASC Topic 815 as described in Note 10 - Derivative Liabilities below. As of July 31, 2013, there were a total of 220,687,537 warrants with an estimated fair value of $5,234,293, which are identified on the consolidated balance sheets under the caption “Derivative Warrant Liability”.

Preferred Stock

The Company has authorized 1,000,000 shares of preferred stock with a par value of one-tenth of a cent ($.001) per share. The preferred stock may be issued in various series and shall have preference as to dividends and to liquidation of the Company. The Company’s Board of Directors is authorized to establish the specific rights, preferences, voting privileges and restrictions of such preferred stock, or any series thereof. At July 31, 2013, 930 shares of the Company’s non-voting Series E 9% Convertible Preferred Stock were issued and outstanding. At July 31, 2012, 1,490 shares of the Company’s non-voting Series B 9% Convertible Preferred Stock were issued and outstanding. See Note 9 - Series A, B, C, D and E 9% Convertible Preferred Stock above.

Equity Instruments Issued for Services Rendered

During the years ended July 31, 2013, 2012 and 2011, the Company issued stock options, warrants and shares of common stock in exchange for services rendered to the Company. The fair value of each stock option and warrant was valued using the Black Scholes pricing model which takes into account as of the grant date the exercise price and expected life of the stock option or warrant, the current price of the underlying stock and its expected volatility, expected dividends on the stock and the risk free interest rate for the term of the stock option or warrant. Shares of common stock are valued at the quoted market price on the date of grant. The fair value of each grant was charged to the related expense in the consolidated statement of operations for the services received.

F-37

Note 12 – Stock-Based Compensation:

Stock Option Plans

As of July 31, 2013, the Company had two stockholder-approved stock incentive plans under which shares and options exercisable for shares of common stock have been or may be granted to employees, directors, consultants and advisors. A total of 12,000,000 shares of common stock are reserved for issuance under the 2001 Stock Option Plan (the 2001 Plan) and 60,000,000 shares of common stock are reserved for issuance under the 2006 Stock Plan as amended (the 2006 Plan). At July 31, 2013, there were 4,650,222 and 7,113,391 shares of common stock reserved for future awards under the 2001 Plan and 2006 Plan, respectively. The Company issues new shares of common stock from the shares reserved under the respective Plans upon conversion or exercise of options and issuance of restricted shares.

The 2001 and 2006 Plans (the Plans) are administered by the Board of Directors (the Board). The Board is authorized to select from among eligible employees, directors, advisors and consultants those individuals to whom options are to be granted and to determine the number of shares to be subject to, and the terms and conditions of the options. The Board is also authorized to prescribe, amend and rescind terms relating to options granted under the Plans. Generally, the interpretation and construction of any provision of the Plans or any options granted hereunder is within the discretion of the Board.

The Plans provide that options may or may not be Incentive Stock Options (ISOs) within the meaning of Section 422 of the Internal Revenue Code. Only employees of the Company are eligible to receive ISOs, while employees and non-employee directors, advisors and consultants are eligible to receive options which are not ISOs, i.e. “Non-Qualified Options.” The options granted by the Board in connection with its adoption of the Plans were Non-Qualified Options. In addition, the 2006 Plan also provides for restricted stock grants.

Share-based employee compensation related to stock options for the years ended July 31, 2013, 2012 and 2011 amounted to $837,753, $602,384 and $936,465 for each year and were charged to the consolidated statements of operations.  Share-based employee compensation related to common stock grants for the years ended July 31, 2013, 2012 and 2011 amounted to 0, $130,544 and $100,999, respectively, and were charged to the consolidated statements of operations.

The fair value of each option granted is estimated on grant date using the Black-Scholes option pricing model which takes into account as of the grant date the exercise price and expected life of the option, the current price of the underlying stock and its expected volatility, expected dividends on the stock and the risk-free interest rate for the term of the option. The Black-Scholes option pricing model was not used to estimate the fair value any option grants in the fiscal years ended July 31, 2013 and 2012. The following are the variables used to calculate the fair value for the options granted in the fiscal year ended July 31, 2011:

	Risk-Free	Expected	Expected	Expected
	Interest Rate	Life (Years)	Volatility	Dividends

July 31, 2011	0.13%	5.0	101%	-0-

The following is a summary of the common stock options granted, forfeited or expired and exercised under the Plan:

		Weighted Average
		Exercise Price
	Options	per Share
Outstanding - August 1, 2010	7,465,638	$ 0.49
Granted	3,300,000	$ 0.28
Forfeited or expired	(2,848,704)	$ 0.41
Exercised	(576,752)	$ 0.001
Outstanding - July 31, 2011	7,340,182	$ 0.46
Granted	5,851,696	$ 0.001
Forfeited or expired	(912,250)	$ 0.65
Exercised	(1,299,994)	$ 0.001
Outstanding - July 31, 2012	10,979,634	$ 0.26
Granted	24,532,719	$ 0.001
Forfeited or expired	(630,778)	$ 0.75
Exercised	(5,180,378)	$ 0.001
Outstanding - July 31, 2013	29,701,197	$ 0.08
Exercisable - July 31, 2013	29,641,197	$ 0.08

The 29,701,197 outstanding options at July 31, 2013 had a weighted average remaining contractual term of 4.21 years.

Options typically vest over a period of two to four years and have a contractual life of five to ten years.

F-38

The following is a summary of the non-vested common stock options granted, vested and forfeited under the Plan:

		Weighted Average
		Grant Date
	Options	Fair Value
Outstanding - August 1, 2012	172,500	$ 0.46
Granted	24,532,719	$ 0.001
Vested	(24,618,969)	$ 0.016
Forfeited	(26,250)	$ 0.46
Outstanding - July 31, 2013	60,000	$ 0.46

As of July 31, 2013, the Company had $5,365 of total unrecognized compensation cost related to non-vested share-based compensation arrangements granted under the Plan. That cost is expected to be recognized over a weighted-average period of 0.2 years.

During the twelve months ended July 31, 2013, the Company granted 24,532,719 options to executives, employees and directors in full and final payment of obligations to pay such individuals deferred salary or director fees. The options were issued in lieu of cash payment of deferred compensation amounts due to such individuals. The number of options granted to each individual was equal to the dollar amount of deferred salary or fees due to such individual divided by the closing price of the Company's common stock on February 5, 2013 ($0.038), March 5, 2013 ($0.034) and June 4, 2013 ($0.0325). The stock options had an exercise price equal to $0.001 per share and were made pursuant to the terms of the Company's 2006 Stock Plan. The options were fully vested at the dates of the grants and expire on the fifth anniversary of the respective dates of grant. The grants were valued at the amount of deferred compensation owed to each such individual.

During the twelve months ended July 31, 2012, the Company granted 5,851,696 options to executives, employees and directors in full and final payment of obligations to pay such individuals deferred salary or director fees. The options were issued in lieu of cash payment of deferred compensation amounts due to such individuals. The number of options granted to each individual was equal to the dollar amount of deferred salary or fees due to such individual divided by the closing price of the Company's common stock on June 6, 2012 ($0.0925). The stock options had an exercise price equal to $0.001 per share and were made pursuant to the terms of the Company's 2006 Stock Plan. The options were fully vested at the date of grant and expire on the fifth anniversary of the date of grant. The grants were valued at the amount of deferred compensation owed to each such individual.

During the twelve months ended July 31, 2011, the Company granted 3,300,000 options to executives, directors and management employees, as compensation. The total fair value of the options at the date of grant was $692,010. The options vested immediately and a charge of $692,010 was recorded at the date of grant. The fair value of each option granted was estimated on the grant date using the Black-Scholes option pricing model, taking into account the grant date exercise price and current price of the underlying stock of $0.282, an expected life of the option of 5 years, an expected volatility of 101.3%, expected dividends on the stock of $0 and the risk-free interest rate for the term of the option of 0.13%.

The following table summarizes information on stock options outstanding at July 31, 2013:

	Options Outstanding
	Number	Weighted	Weighted
	Outstanding	Average	Average	Aggregate
Range of	at	Exercise	Remaining	Intrinsic
Exercise Price	July 31, 2013	Price	Life (Years)	Value
$0.001	24,446,197	$ 0.001	4.49
$0.19 - $0.38	3,150,000	$ 0.28	2.60
$0.39 - $0.58	200,000	$ 0.56	1.24
$0.59 - $0.77	1,485,000	$ 0.63	4.31
$0.78 - $0.96	420,000	$ 0.94	1.24
	29,701,197	$ 0.08	4.21	$ 812,259

F-39

	Options Exercisable
	Number	Weighted	Weighted
	Outstanding	Average	Average	Aggregate
Range of	at	Exercise	Remaining	Intrinsic
Exercise Price	July 31, 2013	Price	Life (Years)	Value
$0.001	24,446,197	$ 0.001	4.49
$0.19 - $0.38	3,150,000	$ 0.28	2.60
$0.39 - $0.58	200,000	$ 0.56	1.24
$0.59 - $0.77	1,425,000	$ 0.63	4.44
$0.78 - $0.96	420,000	$ 0.94	1.24
	29,641,197	$ 0.08	4.22	$ 812,259

For the Year Ended July 31,
	2013	2012	2011
Weighted Average Grant Date Fair Value
of Options Granted	$ 0.03	$ 0.09	$ 0.21
Aggregated Intrinsic Value of Options
Exercised	$ 178,040	$ 119,214	$ 166,681
Cash Received for Exercise of Stock Options	$ 5,180	$ 1,299	$ 577

The intrinsic value is calculated as the difference between the market value as of July 31, 2013, 2012 and 2011 and the exercise price of the shares on the respective dates. The market values as of July 31, 2013, 2012 and 2011 were $0.035, $0.093 and $0.13, respectively, based on the high and low bid information for July 31, 2013, 2012 and 2011.

Note 13 - Qualifying Therapeutic Discovery Project Program:

In the Company’s fiscal year ended July 31, 2011, the Company’s wholly-owned subsidiary Antigen Express, Inc. received notification that it had been awarded a total cash grant of $488,959 under the Qualifying Therapeutic Discovery Project program administered under Section 48D of the Internal Revenue Code, all of which relates to qualifying expenses that had previously been incurred. The Company recognized the full amount of the grant in the fiscal year ended July 31, 2011, as the Company has already incurred all of the qualifying expenses and the amount has been fully received. Since this program is non-recurring in nature, the Company elected to classify this payment as other income in the consolidated statements of operations for the fiscal year ended July 31, 2011 and it is reported in the “Miscellaneous Income” line item.

Note 14 - Net Loss per Share:

Basic loss per share (“EPS”) and Diluted EPS for the years ended July 31, 2013, 2012 and 2011 have been computed by dividing the net loss available to common stockholders for each respective period by the weighted average shares outstanding during that period. All outstanding options, warrants, non-vested restricted stock and shares to be issued upon conversion of the outstanding convertible preferred stock, representing approximately 298,931,138, 94,643,712 and 115,875,372 incremental shares, have been excluded from the respective 2013, 2012 and 2011 computation of diluted EPS as they are anti-dilutive due to the losses generated during the respective years.

F-40

Note 15 - Supplemental Disclosure of Cash Flow Information:

	For the Year Ended July 31,
	2013	2012	2011
Cash paid during the year for:
Interest	$327,722	$592,525	$208,906
Income taxes	$--	$--	$--

Disclosure of non-cash investing and financing activities:

Year Ended July 31, 2013
Issuance of common stock as payment of dividends on preferred stock	$ 886,950

Year Ended July 31, 2012
Issuance of common stock as payment of dividends on preferred stock	$ 485,190

Year Ended July 31, 2011
Issuance of common stock as payment of dividends on preferred stock	$ 347,760
Issuance of common stock as satisfaction of accounts payable and
accrued expenses	$ 1,110,867

Note 16 - Segment Information:

The Company follows FASB ASC Topic 815 which establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. This Topic also establishes standards for related disclosures about products and services, geographic areas, and major customers.

This Topic uses a management approach for determining segments. The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of the Company’s reportable segments. The Company’s management reporting structure provides for only one segment: the research, development and commercialization of drug delivery systems and technologies for metabolic and immunological diseases.

The regions and countries in which the Company had identifiable assets and revenues are presented in the following table. Identifiable assets are those that can be directly associated with a geographic area.

	2013	2012
Identifiable Assets

Canada	$2,825,894	$2,350,818
United States	2,026,969	2,293,556
Middle East, North Africa (MENA)	--	--
Total	$4,852,863	$4,644,374

	2013	2012	2011
Revenue

Canada	$--	$23,067	$61,111
United States	--	5,584	60,867
Middle East, North Africa (MENA)	--	--	169650
Total	$--	$28,651	$291,628

F-41

Note 17 – Quarterly Information (Unaudited):

The following schedule sets forth certain unaudited financial data for the preceding eight quarters ending July 31, 2013. In our opinion, the unaudited information set forth below has been prepared on the same basis as the audited information and includes all adjustments necessary to present fairly the information set forth herein. The operating results for the quarter are not indicative of results for any future period.

	Q1	Q2	Q3	Q4
Fiscal Year July 31, 2013:
Revenues, net	$-0-	$-0-	$-0-	$-0-
Operating Loss	$(1,940,031)	$(1,290,780)	$(1,433,640)	$(1,464,908)
Net Income/(Loss)	$(656,199)	$(5,640,985)	$1,297,448	$(3,554,586)
Net Loss available to common stockholders	$(758,496)	$(5,640,985)	$1,297,448	$(5,174,763)
Net Loss per share	$0.002	$(0.015)	$0.003	$(0.007)
Fiscal Year July 31, 2012:
Revenues, net	$9,931	$4,958	$7,012	$6,750
Operating Loss	$(3,469,778)	$(1,786,231)	$(2,466,270)	$(2,301,769)
Net Income/(Loss)	$336,354	$(9,118,651)	$867,857	$(1,575,838)
Net Loss available to common stockholders	$336,354	$(9,118,651)	$491,111	$(1,575,838)
Net Loss per share	$0.001	$(0.028)	$0.003	$(0.005)

Note 18 - Subsequent Events:

On August 14, 2013, the Company sold its commercial property at 11 Carlaw Avenue for gross proceeds of approximately $926,000. This property had a net book value of $699,248 and the resulting gain on sale of this property will be recognized in the first quarter of fiscal 2014. The net cash proceeds after real estate commissions and other fees were used to pay down the mortgage on this property and the Company received net proceeds of approximately $209,000 from the sale of this property after mortgage repayments and fees.

The Company has evaluated subsequent events occurring after the balance sheet date through the date the consolidated financial statements were issued

F-42

GENEREX BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
INTERIM CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	January 31, 2014	July 31, 2013
ASSETS	(Unaudited)	(Audited)
Current Assets:
Cash and cash equivalents	$ 3,141,212	$ 1,708,954
Other current assets	102,428	98,315
Total Current Assets	3,243,640	1,807,269

Property and Equipment, Net	16,440	85,406
Assets Held for Investment, Net (Note 11)	--	640,772
Patents, Net	2,163,696	2,319,416

TOTAL ASSETS	$ 5,423,776	$ 4,852,863

LIABILITIES AND STOCKHOLDERS’ (DEFICIENCY)/EQUITY
Current Liabilities:
Accounts payable and accrued expenses (Note 5)	$ 7,891,679	$ 7,661,234
Deferred revenue	223,662	224,843
Current maturities of long-term debt (Note 11)	--	617,665
Total Current Liabilities	8,115,341	8,503,742

Derivative Warrant Liability (Note 10)	5,259,929	5,234,293

Derivative Additional Investment Rights Liability (Note 10)	126,195	1,256,160
Total Liabilities	13,501,465	14,994,195

Commitments and Contingencies (Notes 6 and 7)

Stockholders’ Deficiency (Note 9):
Series A 9% Convertible Preferred Stock, $1,000 par value; authorized 5,500
shares, -0- issued shares at January 31, 2014 and July 31, 2013, respectively	--	--
Series B 9% Convertible Preferred Stock, $1,000 par value; authorized 2,000 shares at January 31, 2014 and July 31, 2013, respectively; -0- shares
issued and outstanding at January 31, 2014 and July 31, 2013, respectively	--	--
Series C 9% Convertible Preferred Stock, $1,000 par value; authorized 750 shares at January 31, 2014 and July 31, 2013, respectively; -0- shares
issued and outstanding at January 31, 2014 and July 31, 2013, respectively	--	--
Series D 9% Convertible Preferred Stock, $1,000 par value; authorized 750 shares at January 31, 2014 and July 31, 2013, respectively; -0- shares
issued and outstanding at January 31, 2014 and July 31, 2013, respectively	--	--
Series E 9% Convertible Preferred Stock, $1,000 par value; authorized 2,450 shares at January 31, 2014 and July 31, 2013, respectively; 825 and 930 shares
issued and outstanding at January 31, 2014 and July 31, 2013, respectively	--	--
Common stock, $.001 par value; authorized 1,500,000,000 shares at
January 31, 2014 and July 31, 2013, respectively; 696,050,476 and 580,329,160
issued and outstanding at January 31, 2014 and July 31, 2013, respectively	696,050	580,329
Additional paid-in capital	361,399,963	356,401,812
Deficit accumulated during the development stage	(370,953,051)	(367,888,576)
Accumulated other comprehensive income	779,349	765,103
Total Stockholders’ Deficiency	(8,077,689)	(10,141,332)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIENCY	$ 5,423,776	$ 4,852,863

F-43

GENEREX BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

					Cumulative From
					November 2, 1995
	For the Three Months Ended		For the Six Months Ended		(Date of Inception)
	January 31,		January 31,		January 31,
	2014	2013	2014	2013	2014

Revenues, net	$ --	$ --	$ --	$ --	$ 5,110,784

Cost of Goods Sold	--	--	--	--	1,620,375

Gross profit	--	--	--	--	3,490,409

Operating Expenses:
Research and development	213,599	500,482	749,773	1,153,877	134,918,461
Research and development - related party	--	--	--	--	220,218
Selling and marketing	--	--	--	--	9,333,214
General and administrative	797,262	790,298	1,704,139	2,076,934	153,442,930
General and administrative - related party	--	--	--	--	314,328
Total Operating Expenses	1,010,861	1,290,780	2,453,912	3,230,811	298,229,151

Operating Loss	(1,010,861)	(1,290,780)	(2,453,912)	(3,230,811)	(294,738,742)

Other Income (Expense):
Miscellaneous income	--	--	--	--	686,303
Income from assets held for investment, net (Note 11)	--	40,998	193,607	1,083,866	5,773,029
Interest income	23	82	46	307	7,782,292
Interest expense	(67,608)	(249,281)	(165,380)	(367,256)	(69,704,284)
Change in fair value of derivative liabilities (Note 10)	(2,107,844)	(4,142,004)	(230,557)	(3,783,290)	(4,086,793) (1)
Loss on extinguishment of debt	--	--	--	--	(14,134,068)

Net Loss Before Undernoted	(3,186,290)	(5,640,985)	(2,656,196)	(6,297,184)	(368,422,263)

Minority Interest Share of Loss	--	--	--	--	3,038,185

Net Loss (Note 4)	(3,186,290)	(5,640,985)	(2,656,196)	(6,297,184)	(365,384,078)

Preferred Stock Dividend (Note 9)	408,279	--	408,279	102,297	5,568,973

Net Loss Available to Common Stockholders	$ (3,594,569)	$ (5,640,985)	$ (3,064,475)	$ (6,399,481)	$ (370,953,051)

Basic and Diluted Net Loss Per
Common Share (see Note 8)	$ (.01)	$ (.01)	$ (.01)	$ (.02)

Weighted Average Number of Shares
of Common Stock Outstanding
- basic and diluted (Note 8)	627,522,138	386,422,031	611,449,549	375,366,195

(1) Includes $5,981,403 as adjustment related to the adoption of FASB ASC Topic 815 in "Cumulative from November 2, 1995 (Date of Inception) to January 31, 2014" column. See Note 10 - Derivative Liabilities.

F-44

GENEREX BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

			Cumulative From
	For the Six Months		November 2, 1995
	Ended January 31,		(Date of Inception)
	2014	2013	to January 31, 2014
Cash Flows From Operating Activities:
Net income/(loss)	$ (2,656,196)	$ (6,297,184)	$ (365,384,078)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	191,795	234,603	10,564,053
Minority interest share of loss	--	--	(3,038,185)
Reduction of notes receivable - common stock in exchange
for services rendered	--	--	423,882
Write-off of uncollectible notes receivable - common stock	--	--	391,103
Write-off of deferred offering costs	--	--	3,406,196
Write-off of abandoned patents	--	--	1,353,976
Gain on disposal of property and equipment	(188,869)	(993,867)	(3,217,504)
Loss on extinguishment of debt	--	--	14,134,069
Common stock issued as employee compensation	--	--	4,011,938
Amortization of options and option modifications as stock compensation	262,871	19,697	4,511,851
Common stock issued for services rendered	207,000	185,342	15,106,700
Amortization of prepaid services in conjunction with common stock issuance	--	--	138,375
Non-cash compensation expense	--	--	45,390
Stock options and warrants issued for services rendered	--	--	7,956,723
Issuance of warrants as additional exercise right inducement	--	--	21,437,909
Preferred stock issued for services rendered	--	--	100
Treasury stock redeemed for non-performance of services	--	--	(138,000)
Amortization of deferred debt issuance costs and loan origination fees	--	--	2,405,629
Amortization of discount on convertible debentures	--	--	38,345,592
Common stock issued for interest on convertible debentures & preferred stock	244,350	604,800	2,374,004
Interest on short-term advance	--	--	22,190
Founders’ shares transferred for services rendered	--	--	353,506
Fees in connection with refinancing of debt	--	--	113,274
Warrant repricing costs	--	--	3,198,604
Change in fair value of derivative liabilities	230,557	3,783,290	4,086,793	(1)
Changes in operating assets and liabilities (excluding the effects of acquisition):
Accounts receivable	--	--	(15,047)
Miscellaneous receivables	--	--	43,812
Inventory	--	--	(20,091)
Other current assets	(5,617)	39,179	(64,368)
Accounts payable and accrued expenses	51,665	449,789	15,199,161
Deferred revenue	(1,181)	(25,300)	217,869
Other, net	--	--	110,317
Net Cash Used in Operating Activities	(1,663,625)	(1,999,651)	(221,924,257)

Cash Flows From Investing Activities:
Purchase of property and equipment	--	--	(4,809,439)
Proceeds from sale of property and equipment	883,780	1,578,779	7,601,113
Costs incurred for patents	(34,674)	(40,234)	(2,953,668)
Change in restricted cash	--	--	512,539
Proceeds from maturity of short term investments	--	--	195,242,918
Purchases of short-term investments	--	--	(195,242,918)
Cash received in conjunction with merger	--	--	82,232
Advances to Antigen Express, Inc.	--	--	(32,000)
Increase in officers’ loans receivable	--	--	(1,126,157)
Change in deposits	--	--	(652,071)
Change in notes receivable - common stock	--	--	(91,103)
Change in due from related parties	--	--	(2,222,390)
Other, net	--	--	89,683
Net Cash Provided By (Used in) Investing Activities	849,106	1,538,545	(3,601,261)

Cash Flows From Financing Activities:
Proceeds from short-term advance	--	--	325,179
Repayment of short-term advance	--	--	(347,369)
Proceeds from issuance of long-term debt	--	866,403	6,396,335
Repayment of long-term debt	(606,806)	(1,692,957)	(9,502,770)
Repayment of obligations under capital lease	--	--	(83,002)
Change in due to related parties	--	--	154,541
Proceeds from exercise of warrants, net	2,121,961	724,664	49,695,446
Proceeds from exercise of stock options	526	86	5,009,500
Proceeds from minority interest investment	--	--	3,038,185
Proceeds from issuance of preferred stock, net	750,000	1,450,000	19,670,000
Redemption of SVR preferred stock	--	--	(100)
Proceeds from issuance of convertible debentures, net	--	--	40,704,930
Payment of costs associated with convertible debentures	--	--	(722,750)
Repayments of convertible debentures	--	--	(5,142,424)
Purchase of treasury stock	--	--	(483,869)
Proceeds from issuance of common stock, net	--	--	120,576,242
Purchase and retirement of common stock	--	--	(497,522)
Net Cash Provided by Financing Activities	2,265,681	1,348,196	228,790,552

Effect of Exchange Rates on Cash	(18,904)	(10,687)	(123,822)

Net Increase in Cash and Cash Equivalents	1,432,258	876,403	3,141,212

Cash and Cash Equivalents, Beginning of Period	1,708,954	246,309	--

Cash and Cash Equivalents, End of Period	$ 3,141,212	$ 1,122,712	$ 3,141,212

(1) - includes $5,981,403 as adjustment related to the adoption of FASB ASC Topic 815 in "Cumulative from November 2, 1995 (Date of Inception) to January 31, 2014" column. See Note 10 - Derivative Liabilities.

Supplemental Disclosure of Cash Flow Information
Cash paid during the period for:
Interest	$ 35,541	$ 143,333
Income taxes	$ --	$ --
F-45

GENEREX BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Note 1 – Basis of Presentation:

The accompanying unaudited interim consolidated financial statements (“interim statements”) have been prepared pursuant to the rules and regulations for reporting on Form 10-Q. Accordingly, certain information and disclosures required by generally accepted accounting principles for complete financial statements are not included herein. The interim statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s latest Annual Report on Form 10-K. The results for the six months ended January 31, 2014 may not be indicative of the results for the entire year.

Interim statements are subject to possible adjustments in connection with the annual audit of the Company’s accounts for fiscal year 2014. In the Company’s opinion, all adjustments necessary for a fair presentation of these interim statements have been included and are of a normal and recurring nature.

The Company is a development stage company, which has a limited history of operations and limited revenue to date. This revenue has been comprised mainly of the sale of our confectionary products, although the Company has recognized $600,000 relating to upfront license fees for the signing of license and distribution agreements for Generex Oral-lyn™. Additionally, the Company has several product candidates that are in various research or early stages of pre-clinical and clinical development. There can be no assurance that the Company will be successful in obtaining regulatory clearance for the sale of existing or any future products or that any of the Company’s products will be commercially viable.

Going Concern

The accompanying interim statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has experienced negative cash flows from operations since inception and has an accumulated deficit of approximately $371 million and a working capital deficiency of approximately $4.9 million at January 31, 2014. The Company has funded its activities to date almost exclusively from debt and equity financings, as well as the recent sales of non-essential real estate assets in fiscal 2012, fiscal 2013 and the first half of fiscal 2014 (see Note 11).

The Company will continue to require substantial funds to continue research and development, including pre-clinical studies and clinical trials of its product candidates, and to commence sales and marketing efforts, if the U.S. Food and Drug Administration or other regulatory approvals are obtained.  Management’s plans in order to meet its operating cash flow requirements include financing activities such as private placements of its common stock, preferred stock offerings, issuances of debt and convertible debt instruments.  Management will be limited in the financing activities that the Company undertakes in the near future as the securities purchase agreements that the Company entered into on June 17, 2013 and January 14, 2014 with certain investors prohibit the Company from (i) issuing additional equity securities until 60 days after the effective date of a registration statement covering the resale of the common stock issuable upon exercise of the warrants and conversion of the preferred stock sold in those transactions; and (ii) issuing additional debt or equity securities with variable conversion or exercise prices until June 17, 2014 and January 14, 2015, respectively. Management is also actively pursuing financial and strategic alternatives, including strategic investments and divestitures, industry collaboration activities and strategic partners.  Management has sold its non-essential real estate assets which were classified as Assets Held for Investment to augment its cash position.

These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. There are no assurances that such additional funding will be achieved and that it will succeed in its future operations. The interim statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts of liabilities that might be necessary should the Company be unable to continue in existence. The Company’s inability to obtain required funding in the near future or its inability to obtain funding on favorable terms will have a material adverse effect on its operations and strategic development plan for future growth. If the Company cannot successfully raise additional capital and implement its strategic development plan, its liquidity, financial condition and business prospects will be materially and adversely affected, and the Company may have to cease operations.

Note 2 – Effects of Recent Accounting Pronouncements:

Recently Adopted Accounting Pronouncements

In June 2011, the FASB issued guidance regarding the presentation of Comprehensive Income within financial statements. The guidance was effective for the Company’s annual fiscal period ended July 31, 2013. The adoption of this new accounting guidance did not have a material impact on the Company’s consolidated financial statements.

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Note 3 – Stock-Based Compensation:

As of January 31, 2014, the Company had two stockholder-approved stock incentive plans under which shares and options exercisable for shares of common stock have been or may be granted to employees, directors, consultants and advisors. A total of 12,000,000 shares of common stock are reserved for issuance under the 2001 Stock Option Plan (the 2001 Plan) and 60,000,000 shares of common stock are reserved for issuance under the 2006 Stock Plan as amended (the 2006 Plan). At January 31, 2014, there were 1,353,916 and 6,417,242 shares of common stock reserved for future awards under the 2001 Plan and 2006 Plan, respectively. The Company issues new shares of common stock from the shares reserved under the respective Plans upon conversion or exercise of options and issuance of restricted shares.

The 2001 and 2006 Plans (the Plans) are administered by the Board of Directors (the Board). The Board is authorized to select from among eligible employees, directors, advisors and consultants those individuals to whom options are to be granted and to determine the number of shares to be subject to, and the terms and conditions of the options. The Board is also authorized to prescribe, amend and rescind terms relating to options granted under the Plans. Generally, the interpretation and construction of any provision of the Plans or any options granted hereunder is within the discretion of the Board.

The Plans provide that options may or may not be Incentive Stock Options (ISOs) within the meaning of Section 422 of the Internal Revenue Code. Only employees of the Company are eligible to receive ISOs, while employees and non-employee directors, advisors and consultants are eligible to receive options which are not ISOs, i.e. “Non-Qualified Options.” The options granted by the Board in connection with its adoption of the Plans were Non-Qualified Options. In addition, the 2006 Plan also provides for restricted stock grants.

The fair value of each option granted is estimated on the grant date using the Black-Scholes option pricing model or the value of the services provided, whichever is more readily determinable. The Black-Scholes option pricing model takes into account, as of the grant date, the exercise price and expected life of the option, the current price of the underlying stock and its expected volatility, expected dividends on the stock and the risk-free interest rate for the term of the option.

In the case of restricted stock grants under the 2006 Plan, fair market value of the shares is established as the market price on the date of the stock grant or the value of the services provided, whichever is more readily determinable.

The following is a summary of the common stock options granted, forfeited or expired and exercised under the Plans for the six months ended January 31, 2014:

		Weighted
		Average
		Exercise	Aggregate
		Price	Intrinsic
	Options	per Share	Value

Outstanding, August 1, 2013	29,701,197	$0.080
Add: Granted	8,879,499	0.001
Less: Forfeited or expired	40,000	0.827
Less: Exercised	526,306	0.001	21,052
Outstanding, January 31, 2014	38,014,390	$ $ 0.062	$1,357,895
Exercisable, January 31, 2014	38,014,390	$ $ 0.062	$1,357,895

The 38,014,390 outstanding options at January 31, 2014 had a weighted average remaining contractual term of 3.94 years.

The following is a summary of the non-vested common stock options granted, vested and forfeited under the Plans for the six months ended January 31, 2014:

		Weighted Average
		Grant Date
	Options	Fair Value

Outstanding, August 1, 2013	60,000	$0.460
Granted	8,879,499	0.029
Vested	(8,939,499)	0.031
Forfeited	0	n/a
Outstanding, January 31, 2014	0	$ n/a

As of January 31, 2014, the Company did not have any unrecognized compensation cost related to non-vested share-based compensation arrangements granted under the Plans.

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Note 4 – Comprehensive Income and Loss:

Comprehensive loss, which includes net loss and the change in the foreign currency translation account, for the six months ended January 31, 2014, was $2,641,950. Comprehensive loss, which includes net loss and the change in the foreign currency translation account, for the six months ended January 31, 2013, was $6,309,575.

Comprehensive loss, which includes net loss and the change in the foreign currency translation account, for the three months ended January 31, 2014, was $3,173,721. Comprehensive loss, which includes net loss and the change in the foreign currency translation account, for the three months ended January 31, 2013, was $5,640,896.

Note 5 – Accounts Payable and Accrued Expenses:

Accounts payable and accrued expenses consist of the following:

	January 31, 2014	July 31, 2013
Accounts Payable and Accruals – General and Administrative	$3,282,163	$3,447,618
Accounts Payable and Accruals – Research and Development	3,889,180	3,557,184
Accounts Payable and Accruals – Selling and Marketing	326,929	328,629
Accrued Make-whole Payments on Convertible Preferred Stock (see Note 9)	222,750	251,100
Executive Compensation and Directors’ Fees Payable	170,657	76,703
Total	$7,891,679	$7,661,234

Note 6 – Pending Litigation:

In February 2001, a former business associate of the former Vice President of Research and Development (“VP”) of the Company and an entity known as Centrum Technologies Inc. (“CTI”) commenced an action in the Ontario Superior Court of Justice against the Company and the VP seeking, among other things, damages for alleged breaches of contract and tortious acts related to a business relationship between this former associate and the VP that ceased in July 1996. The plaintiffs’ statement of claim also seeks to enjoin the use, if any, by the Company of three patents allegedly owned by CTI. The three patents are entitled Liquid Formulations for Proteinic Pharmaceuticals, Vaccine Delivery System for Immunization, Using Biodegradable Polymer Microspheres, and Controlled Releases of Drugs or Hormones in Biodegradable Polymer Microspheres. It is the Company’s position that the buccal drug delivery technologies which are the subject matter of the Company’s research, development, and commercialization efforts, including Generex Oral-lyn™ and the RapidMist™ Diabetes Management System, do not make use of, are not derivative of, do not infringe upon, and are entirely different from the intellectual property identified in the plaintiffs’ statement of claim. On July 20, 2001, the Company filed a preliminary motion to dismiss the action of CTI as a nonexistent entity or, alternatively, to stay such action on the grounds of want of authority of such entity to commence the action. The plaintiffs brought a cross motion to amend the statement of claim to substitute Centrum Biotechnologies, Inc. (“CBI”) for CTI. CBI is a corporation of which 50 percent of the shares are owned by the former business associate and the remaining 50 percent are owned by the Company. Consequently, the shareholders of CBI are in a deadlock. The court granted the Company’s motion to dismiss the action of CTI and denied the plaintiffs’ cross motion without prejudice to the former business associate to seek leave to bring a derivative action in the name of or on behalf of CBI. The former business associate subsequently filed an application with the Ontario Superior Court of Justice for an order granting him leave to file an action in the name of and on behalf of CBI against the VP and the Company. The Company opposed the application. In September 2003, the Ontario Superior Court of Justice granted the request and issued an order giving the former business associate leave to file an action in the name of and on behalf of CBI against the VP and the Company. A statement of claim was served in July 2004. The Company is not able to predict the ultimate outcome of this legal proceeding at the present time or to estimate an amount or range of potential loss, if any, from this legal proceeding.

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On May 20, 2011, Ms. Perri filed a statement of claim (subsequently amended) in the Ontario Superior Court of Justice, naming as defendants the Company and certain directors of the Company, Mr. Barratt, Ms. Masterson, Mr. McGee, and Mr. Fletcher. In this action, Ms. Perri has alleged that defendants engaged in discrimination, harassment, bad faith and infliction of mental distress in connection with the termination of her employment with the Company. Ms. Perri is seeking damages in this action in excess of $7,000,000 for, among other things, breach of contract, breach of fiduciary duty, violations of the Ontario Human Rights Code and aggravated and punitive damages. On September 20, 2011, the defendants filed a statement of defense and counterclaim, also naming Time Release Corp., Khazak Group Consulting Corp., and David Khazak, C.A. as defendants by counterclaim, and seeking damages of approximately $2.3 million in funds that the defendants allege Ms. Perri wrongly caused the Company to pay to third parties in varying amounts over several years and an accounting of certain third-party payments, plus interests and costs. The factual basis for the counterclaim involves payments made by the Company to third parties believed to be related to Ms. Perri. The Company intends to defend this action and pursue its counterclaim vigorously and is not able to predict the ultimate outcome of this legal proceeding at the present time or to estimate an amount or range of potential loss, if any, from this legal proceeding.

On June 1, 2011, Golden Bull Estates Ltd. filed a claim (subsequently amended) in the Ontario Superior Court of Justice, naming the Company, 1097346 Ontario, Inc. and Generex Pharmaceuticals, Inc. as defendants. The plaintiff, Golden Bull Estates, is controlled by Ms. Perri. The plaintiff alleges damages in the amount of $550,000 for breach of contract, $50,000 for punitive damages, plus interest and costs. The plaintiff’s claims relate to an alleged contract between the plaintiff and the Company for property management services for certain Ontario properties owned by the Company. The Company terminated the plaintiff’s property management services in April 2011. Following the close of pleadings, the Company served a motion for summary judgment. The plaintiff responded by amending its statement of claim to include a claim to the Company’s interest in certain of its real estate holdings. The plaintiff moved for leave to issue and register a Certificate of Pending Litigation in respect of this real estate. The motion was not successful in respect of any current real estate holdings of the Company. The Company is not able to predict the ultimate outcome of this legal proceeding at the present time or to estimate an amount or range of potential loss, if any, from this legal proceeding.

In August 2011, the estate of Antonio Perri, the late father of Ms. Perri, commenced an action against Generex Pharmaceuticals, Inc., the law firm of Brans, Lehun, Baldwin LLP and William Lehun in the Ontario Superior Court of Justice claiming that the estate is entitled to the proceeds of sale (approximately $1,730,000) received by the Company on its sale of two properties to Golden Bull Estates Ltd., a company controlled by Ms. Perri. The suit alleges that no consideration was received when the Company purchased the two properties from Antonio Perri in 1998. The Company has responded to this statement of claim and intends to defend this action vigorously. The Company is not able to predict the ultimate outcome of this legal proceeding at the present time or to estimate an amount or range of potential loss, if any, from this legal proceeding.

In December 2011, a vendor of the Company commenced an action against the Company and its subsidiary, Generex Pharmaceuticals, Inc., in the Ontario Superior Court of Justice claiming damages for unpaid invoices including interest in the amount of $429,000, in addition to costs and further interest.  The Company responded to this statement of claim and also asserted a counterclaim in the proceeding for $200,000 arising from the vendor’s breach of contract and detinue, together with interest and costs. On November 16, 2012, the parties agreed to settle this action and the Company has agreed to pay the plaintiff $125,000, following the spinout of its subsidiary Antigen, from the proceeds of any public or private financing related to Antigen subsequent to such spinout.  Each party agreed to execute mutual releases to the claim and counterclaim to be held in trust by each party’s counsel until payment of the settlement amount.  Following payment to the plaintiff, the parties agree that a Consent Dismissal Order without costs will be filed with the court.  If the Company fails to make the payment following completion of any post-spinout financing related to Antigen or any other subsidiaries, the Plaintiffs may take out a judgment in the amount of the claim plus interest of 3% per annum and costs fixed at $25,000.

The Company is involved in certain other legal proceedings in addition to those specifically described herein. Subject to the uncertainty inherent in all litigation, the Company does not believe at the present time that the resolution of any of these legal proceedings is likely to have a material adverse effect on the Company’s consolidated financial position, operations or cash flows.

With respect to all litigation, as additional information concerning the estimates used by the Company becomes known, the Company reassesses its position both with respect to accrued liabilities and other potential exposures.

Note 7 – Commitments:

On December 7, 2009, the Company entered into a long-term agreement with sanofi-aventis Deutschland GmbH (“sanofi”). Under this agreement, sanofi will manufacture and supply recombinant human insulin to the Company in the territories specified in the agreement. Through this agreement, the Company will procure recombinant human insulin crystals for use in the production of Generex Oral-lyn™. The terms of the supply agreement required the Company to make certain minimum purchases of insulin from sanofi through the period ended December 31, 2011. To date, the Company has not met the minimum purchase commitments under this agreement. After December 31, 2011, sanofi may terminate the agreement due to the Company’s failure to meet such purchase commitments. Upon termination, the Company would be obligated to pay sanofi for all materials and components that it has acquired or ordered to manufacture insulin based on the Company’s forecasts or minimum purchase commitments, all related work-in-progress (at cost) and all finished insulin in inventory. To date, the Company has not provided forecasts to sanofi for the purchase of insulin and sanofi has not terminated the agreement.

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Note 8 – Net Loss Per Share (“EPS”):

Basic EPS and Diluted EPS for the three and six-month periods ended January 31, 2014 have been computed by dividing the net loss available to common stockholders for the period by the weighted average shares outstanding during each period. All outstanding stock options, non-vested restricted stock, warrants and common stock underlying convertible preferred stock, representing 259,678,976 incremental shares at January 31, 2014, have been excluded from the respective computations of Diluted EPS as they are anti-dilutive, due to the loss generated during that period.

Basic EPS and Diluted EPS for the three and six-month periods ended January 31, 2013 have been computed by dividing the net loss available to common stockholders for the period by the weighted average shares outstanding during each period. All outstanding stock options, non-vested restricted stock, warrants and common stock underlying convertible preferred stock, representing 270,883,228 incremental shares at January 31, 2013, have been excluded from the respective computations of Diluted EPS as they are anti-dilutive, due to the loss generated during that period.

Note 9 – Stockholders’ Deficiency:

Common Stock

During the six months ended January 31, 2014, the Company issued or committed to issue 1,233,334 shares of common stock to various consultants for services rendered in the amount of $77,000. The shares were valued at a range of prices from $0.03 per share to $0.15 per share based on the quoted market price of the Company’s common stock on the dates of the issuances or commitment to issue

During the six months ended January 31, 2014, the Company issued or committed to issue 4,333,333 shares of common stock valued at $130,000 as employee compensation. The shares were valued at $0.03 per share based on the quoted market price of the Company’s common stock on the dates of the issuances or commitment to issue.

During the six months ended January 31, 2014, the Company issued 30,166,666 shares of common stock in conjunction with the conversion of 905 shares of the Series E 9% Convertible Preferred Stock and 8,730,195 shares of common stock as “make-whole” dividend payments on the Series E 9% Convertible Preferred Stock.

During the six months ended January 31, 2014, the Company issued 70,732,022 shares of common stock upon the exercise of warrants which had an exercise price of $0.03 per share. The Company received cash proceeds of $2,121,961 upon the exercise of these warrants and an additional value of $2,039,599 was transferred from the value of the derivative warrant liability to additional paid in capital upon such warrant exercises.

Stock option expense of $5,365 related to the amortization of executive and employee options granted in October 2009, was charged to the interim consolidated statements of operations during the six months ended January 31, 2014, in addition to stock option expense related to options granted to executives, directors and employees in exchange for repayment of deferred salaries in the amount of $257,505.

During the six months ended January 31, 2014, the Company received cash proceeds of $526 from exercises of options at $0.001 per share.  The Company issued 526,306 shares of common stock as a result of these exercises.

During the six months ended January 31, 2014, the Company recognized an increase in equity of $237,566 related to the partial exercise of the additional investment rights related to the Company’s June 2013 convertible preferred stock financing.

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The stockholders’ deficiency transactions for the six months ended January 31, 2014 as described above are summarized below:

			Additional	Change to
	Common Stock		Paid-In	Stockholders
	Shares	Amount	Capital	Equity

Issuance of common stock on conversion of convertible preferred stock	30,166,666	$30,167	$(30,167)	$—
Issuance of common stock as make-whole payments on convertible preferred stock	8,730,195	8,730	235,620	244,350
Issuance of common stock for services	1,233,334	1,233	75,767	77,000
Issuance of common stock as employee compensation	4,333,333	4,333	125,667	130,000
Issuance of common stock for cash warrant exercises	70,732,022	70,731	4,090,828	4,161,559
Issuance of options in lieu of deferred salary	—	—	257,505	257,505
Exercise of employee stock options	526,306	526	—	526
Partial exercise of additional investment rights	—	—	237,566	237,566

Amortization of stock options as employee compensation	—	—	5,365	5,365
Total	115,721,856	$115,720	$4,998,151	$5,113,871

Warrants

The following is a summary of warrants issued, forfeited or expired and exercised for the six months ended January 31, 2014:

Warrants
Outstanding, August 1, 2013	238,229,939
Plus: Issued	26,666,668
Less: Exercised	70,732,022
Outstanding, January 31, 2014	194,164,585

The outstanding warrants at January 31, 2014 have a weighted average exercise price of $0.10 per share and have a weighted average remaining life of 3.0 years.

As of January 31, 2014, the Company has 69,516,756 warrants with a current exercise price of $0.03 and an expiry date of March 31, 2016, 27,272,720 warrants with a current exercise price of $0.03 and an expiry date of September 30, 2016, 5,675,227 warrants with a current exercise price of $0.03 and an expiry date of February 1, 2017, 4,999,999 warrants with a current exercise price of $0.03 and an expiry date of August 10, 2017, 8,324,144 warrants with a current exercise price of $0.03 and an expiry date of December 12, 2017, 34,166,669 warrants with a current exercise price of $0.03 and an expiry date of June 17, 2018 and 26,666,668 warrants with a current exercise price of $0.03 and an expiry date of January 15, 2019 (176,622,183 warrants in total), which have price protection provisions that allow for the reduction in the current exercise price upon the occurrence of certain events, including the Company’s issuance of common stock or securities convertible into or exercisable for common stock, such as options and warrants, at a price per share less than the exercise price then in effect. For instance, if the Company issues shares of its common stock or options exercisable for or securities convertible into common stock at an effective price per share of common stock less than the exercise price then in effect, the exercise price will be reduced to the effective price of the new issuance. Simultaneously with any reduction to the exercise price, the number of shares of common stock that may be purchased upon exercise of each of these warrants shall be increased proportionately, so that after such adjustment the aggregate exercise price payable for the adjusted number of warrants shall be the same as the aggregate exercise price in effect immediately prior to such adjustment.

The Company’s issuance of the following securities will not trigger the price protection provisions of the warrants described above that were issued in connection with the March 2008 private placement: (a) shares of common stock or standard options to the Company’s directors, officers, employees or consultants pursuant to a board-approved equity compensation program or other contract or arrangement (up to an aggregate amount of 5,608,926, representing 5% of the common stock issued and outstanding immediately prior to March 31, 2008); (b) shares of common stock issued upon the conversion or exercise of any security, right or other instrument convertible or exchangeable into common stock (or securities exchangeable into common stock) issued prior to March 31, 2008; (c) the shares of common stock issued upon exercise of the warrants issued in March 2008; and (d) shares of common stock and warrants in connection with strategic alliances, acquisitions, mergers, and strategic partnerships, the primary purpose of which is not to raise capital, and which are approved in good faith by the Company’s board of directors (up to an aggregate number of 11,217,852, representing 10% of the shares of common stock issued and outstanding immediately prior to March 31, 2008).

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The Company’s issuance of the following securities will not trigger the price protection provisions of the warrants issued on February 2, 2012: (I)(a) shares of common stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose, (b) shares of common stock issued to the vendors identified in Securities Purchase Agreement dated January 31, 2012, in the periodic amounts set forth therein, (c) securities upon the exercise or exchange of or conversion of any Securities issued under the Securities Purchase Agreements dated July 8, 2011 and January 31, 2012 and/or other securities exercisable or exchangeable for or convertible into shares of common stock issued and outstanding on February 2, 2012, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, and (d) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a person (or to the equityholders of a person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

The Company’s issuance of the following securities will not trigger the price protection provisions of the warrants issued on August 10, 2012: (I)(a) shares of common stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose, (b) shares of common stock issued to the vendors identified in Securities Purchase Agreement dated August 8, 2012, in the periodic amounts set forth therein, (c) securities upon the exercise or exchange of or conversion of any Securities issued under the Securities Purchase Agreements dated July 8, 2011, January 31, 2012 and August 8, 2012 and/or other securities exercisable or exchangeable for or convertible into shares of common stock issued and outstanding on August 8, 2012, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, and (d) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a person (or to the equityholders of a person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

The Company’s issuance of the following securities will not trigger the price protection provisions of the warrants issued on December 10, 2012: (I)(a) shares of common stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose, (b) shares of common stock issued to the vendors identified in Securities Purchase Agreement dated December 10, 2012, in the periodic amounts set forth therein, (c) securities upon the exercise or exchange of or conversion of any Securities issued under the Securities Purchase Agreements dated July 8, 2011, January 31, 2012, August 8, 2012 and December 10, 2012 and/or other securities exercisable or exchangeable for or convertible into shares of common stock issued and outstanding on December 10, 2012, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, and (d) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a person (or to the equityholders of a person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

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The Company’s issuance of the following securities will not trigger the price protection provisions of the warrants issued on June 17, 2013: (I)(a) shares of common stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose, (b) shares of common stock issued to the vendors identified in Securities Purchase Agreement dated June 17, 2013, in the periodic amounts set forth therein, (c) securities upon the exercise or exchange of or conversion of any Securities issued under the Securities Purchase Agreements dated July 8, 2011, January 31, 2012, August 8, 2012, December 10, 2012 and June 17, 2013 and/or other securities exercisable or exchangeable for or convertible into shares of common stock issued and outstanding on June 17, 2013, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, and (d) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a person (or to the equityholders of a person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

The Company’s issuance of the following securities will not trigger the price protection provisions of the warrants issued on January 15, 2014: (I)(a) shares of common stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose, (b) shares of common stock issued to the vendors identified in Securities Purchase Agreement dated January 15, 2014, in the periodic amounts set forth therein, (c) securities upon the exercise or exchange of or conversion of any Securities issued under the Securities Purchase Agreements dated January 31, 2012, August 8, 2012, December 10, 2012, June 17, 2013 and January 15, 2014 and/or other securities exercisable or exchangeable for or convertible into shares of common stock issued and outstanding on January 15, 2014, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, and (d) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a person (or to the equityholders of a person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

The Company accounts for the warrants with price protection provisions in accordance with FASB ASC Topic 815 as described in Note 10 - Derivative Liabilities below. As of January 31, 2014, there were a total of 176,622,183 warrants with an estimated fair value of $5,259,929, which are identified on the interim consolidated balance sheets under the caption “Derivative Warrant Liability”.

Series A 9% Convertible Preferred Stock

The Company has authorized 5,500 shares of Series A 9% Convertible Preferred Stock with a stated value of one thousand ($1,000) per share. Pursuant to a securities purchase agreement dated July 8, 2011, the Company sold an aggregate of 2,575 shares of convertible preferred stock, as well as accompanying warrants to purchase 17,166,666 shares of common stocks. An aggregate of 17,166,666 shares of the Company’s common stock were issuable upon conversion of the convertible preferred stock which was issued at the initial closing. As of the end of the Company’s fiscal year 2012, all of the issued Series A 9% Convertible Preferred Stock had been converted to common stock. There were 17,166,666 shares of common stock issued upon the conversion of the Series A convertible preferred stock and 6,129,666 shares of common stock issued as “make-whole payments” on such conversions.

Series B 9% Convertible Preferred Stock

The Company has authorized 2,000 shares of Series B 9% Convertible Preferred Stock with a stated value of one thousand ($1,000) per share. Pursuant to a securities purchase agreement dated January 31, 2012, the Company sold an aggregate of 2,000 shares of Series B convertible preferred stock, as well as accompanying warrants to purchase 13,333,333 shares of common stocks. An aggregate of 13,333,333 shares of the Company’s common stock were issuable upon conversion of the Series B convertible preferred stock which was issued at the initial closing. On December 10, 2012, the triggering of the price protection features of the Series B convertible preferred stock resulted in a decrease of the conversion price from $0.08 to $0.03 per share and a corresponding increase in the number of common shares underlying the remaining 792 shares of Series B convertible preferred stock as of December 10, 2012 from 9,897,500 to 26,393,333. As of the end of the Company’s fiscal year 2013, all of the issued Series B 9% Convertible Preferred Stock had been converted to common stock. There were 38,520,832 shares of common stock issued upon the conversion of the Series B convertible preferred stock and 14,819,679 shares of common stock issued as “make-whole payments” on such conversions.

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Series C 9% Convertible Preferred Stock

The Company has authorized 750 shares of Series C 9% Convertible Preferred Stock with a stated value of one thousand ($1,000) per share. Pursuant to a securities purchase agreement dated August 8, 2012, the Company sold an aggregate of 750 shares of Series C convertible preferred stock, as well as accompanying warrants to purchase 9,375,000 shares of common stocks. An aggregate of 9,375,000 shares of the Company’s common stock were issuable upon conversion of the Series C convertible preferred stock which was issued at the initial closing. On December 10, 2012, the triggering of the price protection features of the Series C convertible preferred stock resulted in a decrease of the conversion price from $0.08 to $0.03 per share and a corresponding increase in the number of common shares underlying the 650 shares of Series C convertible preferred stock as of December 10, 2012 from 8,125,000 to 21,666,666. As of the end of the Company’s fiscal year 2013, all of the issued Series C 9% Convertible Preferred Stock had been converted to common stock. There were 22,916,665 shares of common stock issued upon the conversion of the Series C convertible preferred stock and 6,664,863 shares of common stock issued as “make-whole payments” on such conversions.

Series D 9% Convertible Preferred Stock

The Company has authorized 750 shares of Series D 9% Convertible Preferred Stock with a stated value of one thousand ($1,000) per share. Pursuant to a securities purchase agreement dated December 10, 2012, the Company sold an aggregate of 750 shares of Series D convertible preferred stock, as well as accompanying warrants to purchase 24,999,999 shares of common stocks. An aggregate of 24,999,999 shares of the Company’s common stock were issuable upon conversion of the Series D convertible preferred stock which was issued at the initial closing. As of the end of the Company’s fiscal year 2013, all of the Series D convertible preferred stock had been converted to common stock. There were 24,999,999 shares of common stock issued upon the conversion of the Series D convertible preferred stock and 7,825,191 shares of common stock issued as “make-whole payments” on such conversions.

Series E 9% Convertible Preferred Stock

The Company has authorized 2,450 shares of Series E 9% Convertible Preferred Stock with a stated value of one thousand ($1,000) per share. Pursuant to a securities purchase agreement dated June 17, 2013, the Company sold an aggregate of 1,225 shares of Series E convertible preferred stock, as well as accompanying warrants to purchase 40,833,335 shares of common stocks. An aggregate of 40,833,335 shares of the Company’s common stock are issuable upon conversion of the Series E convertible preferred stock which was issued at the initial closing on June 17, 2013. Pursuant to a securities purchase agreement dated January 14, 2014, the Company sold an aggregate of 800 shares of Series E convertible preferred stock, as well as accompanying warrants to purchase 26,666,668 shares of common stock. An aggregate of 26,666,668 shares of the Company’s common stock are issuable upon conversion of the Series E convertible preferred stock which was issued at the closing on January 15, 2014.

Subject to certain ownership limitations, the convertible preferred stock is convertible at the option of the holder at any time into shares of the Company’s common stock at an effective conversion price of $0.03 per share, and will accrue a 9% dividend until June 17, 2016 and, beginning on June 17, 2016 and on each one year anniversary thereafter, such dividend rate will increase by an additional 3%. The dividend is payable quarterly on September 30, December 31, March 31 and June 30, beginning on June 30, 2013 and on each conversion date in cash, or at the Company’s option, in shares of common stock. In the event that the convertible preferred stock is converted prior to June 17, 2016, the Company will pay the holder of the converted preferred stock an amount equal to $270 per $1,000 of stated value of the convertible preferred stock, less the amount of all prior quarterly dividends paid on such converted preferred stock before the relevant conversion date. Such “make-whole payment” may be made in cash or, at the Company’s option, in shares of its common stock. In addition, beginning June 17, 2016, the Company will pay dividends on shares of preferred stock equal to (on an as-if-converted-to-common-stock basis) and in the same form as dividends (other than dividends in the form of common stock) actually paid on shares of the common stock when, and if such dividends are paid. The Company will incur a late fee of 18% per annum on unpaid dividends.

The conversion price of the convertible preferred stock is subject to adjustment in the case of stock splits, stock dividends, combinations of shares, similar recapitalization transactions and certain pro-rata distributions to common stockholders. The conversion price will also be adjusted if the Company sells or grants any shares of common stock or securities convertible into, or rights to acquire, common stock at an effective price per share that is lower than the then conversion price, except in the event of certain exempt issuances. In addition, the holders of convertible preferred stock will be entitled to receive any securities or rights to acquire securities or property granted or issued by the Company pro rata to the holders of its common stock to the same extent as if such holders had converted all of their shares of convertible preferred stock. In the event of a fundamental transaction, such as a merger, consolidation, sale of substantially all assets and similar reorganizations or recapitalizations, the holders of convertible preferred stock will be entitled to receive, upon conversion of their shares, any securities or other consideration received by the holders of the Company’s common stock pursuant to the fundamental transaction.

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The Company may become obligated to redeem the convertible preferred stock in cash upon the occurrence of certain triggering events, including the failure to provide an effective registration statement covering shares of common stock issuable upon conversion of the convertible preferred stock, material breach of certain contractual obligations to the holders of the convertible preferred stock, the occurrence of a change in control of the Company, the occurrence of certain insolvency events relating to the Company, or the failure of the Company’s common stock to continue to be listed or quoted for trading on one or more specified United States securities exchanges or regulated quotation services. Upon the occurrence of certain triggering events, each holder of convertible preferred stock will have the option to redeem such holder’s shares of convertible preferred stock for a redemption price payable in shares of common stock or receive an increased dividend rate of 18% on all of such holder’s outstanding convertible preferred stock.

In conjunction with the issuance of the Series E convertible preferred stock in June 2013 and January 2014, the Company also issued 40,833,335 and 26,666,668 warrants, respectively to the investors. Subject to certain ownership limitations, the warrants will be exercisable at any time after their respective dates of issuance and on or before the fifth-year anniversary thereafter at an exercise price of $0.03 per share of common stock. The exercise price of the warrants and, in some cases, the number of shares issuable upon exercise, are subject to adjustment in the case of stock splits, stock dividends, combinations of shares, similar recapitalization transactions and certain pro-rata distributions to common stockholders. The exercise price and number of shares of common stock issuable upon exercise will also be adjusted if the Company sells or grants any shares of common stock or securities convertible into, or rights to acquire, common stock at an effective price per share that is lower than the then exercise price, except in the event of certain exempt issuances. In addition, the warrant holders will be entitled to receive any securities or rights to acquire securities or property granted or issued by the Company pro rata to the holders of its common stock to the same extent as if such holders had exercised all of their warrants. In the event of a fundamental transaction, such as a merger, consolidation, sale of substantially all assets and similar reorganizations or recapitalizations, the warrant holders will be entitled to receive, upon exercise of their warrants, any securities or other consideration received by the holders of the Company’s common stock pursuant to the fundamental transaction. These warrants have been classified as derivative liabilities and are described further in Note 10 – Derivative Liabilities.

In addition, until the first anniversary date of the initial securities purchase agreement, each investor may, in its sole determination, elect to purchase, severally and not jointly with the other investors, in one or more purchases, in the ratio of such investor's original subscription amount to the original aggregate subscription amount of all investors, additional units consisting of convertible preferred stock and warrants at a purchase price of $1,000 per unit with an aggregate subscription amount thereof of up to $1,225,000, which units will have terms identical to the units of convertible preferred stock and warrants issued in connection with the June 2013 closing. These additional investment rights of the investors have been classified as derivative liabilities and are described further in Note 10 – Derivative Liabilities. On January 15, 2014, certain investors exercised 800 of the 1,225 shares of convertible preferred stock and related warrants available under the additional investment rights. Certain investors will continue to have rights to purchase up to 425 shares of convertible preferred stock and related warrants until June 17, 2014.

As of January 31, 2014, 1,200 of the Series E convertible preferred stock had been converted to common stock. There were 40,000,000 shares of common stock issued upon the conversion of the Series E convertible preferred stock and 11,385,194 shares of common stock issued as “make-whole payments” on such conversions.

Accounting for proceeds from the Series E convertible preferred stock financing

The net cash proceeds from the initial Series E convertible preferred stock financing in June 2013 were $1,165,000. The proceeds from the financing were allocated first to the warrants that were issued in the financing, second to the additional investment rights associated with the financing and third to the make whole payments. As the assigned fair values were greater than the net cash proceeds from the transaction, the excess was treated as a “deemed dividend” for accounting purposes and was reported on the Company’s consolidated statement of operations for the year ended July 31, 2013 under the caption “Preferred Stock Dividend”. The calculation methodologies for the fair values of the derivative warrant liability and the derivative additional investment rights liability are described in Note 10 – Derivative Liabilities below. The fair values assigned to each component and the calculation of the amount of the deemed dividend are as follows:

Accounting allocation of initial proceeds
Net proceeds	$ 1,165,000
Derivative warrant liability fair value	(1,189,744)
Derivative additional investment rights fair value	(1,264,683)
Make whole payments liability	(330,750)
Deemed dividend	$ (1,620,177)

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The initial “make-whole payments” of $330,750 on the Series E convertible preferred stock were accrued as of the date of the financing and the remaining balance of $6,750 (after conversions) is included in Accounts Payable and Accrued Expenses (see Note 5) at January 31, 2014.

The net cash proceeds from the Series E convertible preferred stock financing in January 2014 were $750,000. The proceeds from the financing were allocated first to the warrants that were issued in the financing and second to the make whole payments. As the assigned fair values were greater than the net cash proceeds from the transaction, the excess was treated as a “deemed dividend” for accounting purposes and was reported on the Company’s consolidated statement of operations for the quarter ended January 31, 2014 under the caption “Preferred Stock Dividend”. The calculation methodologies for the fair values of the derivative warrant liability and the derivative additional investment rights liability are described in Note 10 – Derivative Liabilities below. The fair values assigned to each component and the calculation of the amount of the deemed dividend are as follows:

Accounting allocation of initial proceeds
Net proceeds	$ 750,000
Derivative warrant liability fair value	(942,279)
Make whole payments liability	(216,000)
Deemed dividend	$(408,279)

The initial “make-whole payments” of $216,000 on the Series E convertible preferred stock were accrued as of the date of the financing and that balance is included in Accounts Payable and Accrued Expenses (see Note 5) at January 31, 2014.

Note 10 – Derivative Liabilities:

Derivative warrant liability

The Company has warrants outstanding with price protection provisions that allow for the reduction in the exercise price of the warrants in the event the Company subsequently issues stock or securities convertible into stock at a price lower than the exercise price of the warrants. Simultaneously with any reduction to the exercise price, the number of shares of common stock that may be purchased upon exercise of each of these warrants shall be increased or decreased proportionately, so that after such adjustment the aggregate exercise price payable for the adjusted number of warrants shall be the same as the aggregate exercise price in effect immediately prior to such adjustment.

Accounting for Derivative Warrant Liability

The Company’s derivative instruments have been measured at fair value at January 31, 2014 and July 31, 2013 using the binomial lattice model. The Company recognizes all of its warrants with price protection in its consolidated balance sheets as a liability. The liability is revalued at each reporting period and changes in fair value are recognized currently in the consolidated statements of operations. The initial recognition and subsequent changes in fair value of the derivative warrant liability have no effect on the Company’s consolidated cash flows.

The derivative warrants outstanding at January 31, 2014 are all currently exercisable with a weighted-average remaining life of 3.2 years.

The revaluation of the warrants at ends of the respective reporting periods resulted in the recognition of a loss of $230,557 within the Company’s consolidated statements of operations for the six months ended January 31, 2014 and a loss of $3,783,290 for the six months ended January 31, 2013, which is included in the consolidated statement of operations under the caption “Change in fair value of derivative liabilities”. The fair value of the warrants at January 31, 2014 and July 31, 2013 was $5,259,929 and $5,234,293, respectively, which is reported on the consolidated balance sheets under the caption “Derivative Warrant Liability”. The following summarizes the changes in the value of the derivative warrant liability from August 1, 2012 until January 31, 2014:

	Value	No. of Warrants
Balance at August 1, 2012 – Derivative warrant liability	$ 4,081,627	55,148,530
Additional warrants issued in August 2012 financing	624,797	9,375,000
Additional warrants issued in December 2012 financing	762,355	24,999,999
Additional warrants issued in June 2013 financing	1,189,744	40,833,335
Additional warrants from price protection features of existing warrants	7,484,550	236,219,094
Exercise of warrants	(5,629,130)	(145,888,421)
Decrease in fair value of derivative warrant liability	(3,279,650)	n/a
Balance at July 31, 2013 – Derivative warrant liability	$ 5,234,293	220,687,537
Exercise of warrants	(2,039,599)	(70,732,022)
Additional warrants issued in January 2014 financing	942,279	26,666,668
Increase in fair value of derivative warrant liability	1,122,959	n/a
Balance at January 31, 2014 – Derivative warrant liability	$ 5,259,929	176,622,183

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Fair Value Assumptions Used in Accounting for Derivative Warrant Liability

The Company has determined its derivative warrant liability to be a Level 2 fair value measurement and has used the binominal lattice pricing model to calculate the fair value as of January 31, 2014 and July 31, 2013. The binomial lattice model requires six basic data inputs: the exercise or strike price, time to expiration, the risk free interest rate, the current stock price, the estimated volatility of the stock price in the future, and the dividend rate. Because the warrants contain the price protection feature, the probability that the exercise price of the warrants would decrease as the stock price decreased was incorporated into the valuation calculations. The key inputs used in the January 31, 2014 and July 31, 2013 fair value calculations were as follows:

	January 31, 2014	July 31, 2013
Current exercise price	$0.03	$0.03
Time to expiration	3.2 years	3.5 years
Risk-free interest rate	0.69%	0.49%
Estimated volatility	86%	85%
Dividend	-0-	-0-
Stock price at period end date	$0.03	$0.035

Fair Value Assumptions Used in Accounting for Derivative Additional Investment Rights Liability

The Company has determined the derivative additional investment rights liability to be a Level 2 fair value measurement and has used the binominal lattice pricing model to measure the fair value. The fair value of the derivative liability associated with the additional investment rights was determined to be $126,195 and $1,256,160 at January 31, 2014 and July 31, 2013, respectively.

The key inputs used in the fair value calculation at January 31, 2014 and July 31, 2013 were as follows:

	January 31, 2014	July 31, 2013
Underlying number of units of convertible preferred stock	425	1,225
Underlying number of units of warrants	14,166,667	40,833,335
Current exercise price of warrants	$0.03	$0.03
Current conversion price of preferred stock	$0.03	$0.03
Time to expiration	0.38 years	0.88 years
Risk-free interest rate	0.06%	0.11%
Estimated volatility	67%	114%
Dividend	-0-	-0-
Stock price at period end date	$0.042	$0.035

The partial exercise of the additional investment rights in the quarter ended January 31, 2014, resulted in a transfer from the derivative liability to additional paid in capital of $237,566, which was the estimated fair value of the additional investment rights exercised as of the date of exercise on January 15, 2014. The revaluation of the additional investment rights in the six-month period ended January 31, 2014, resulted in the recognition of a gain of $892,399 within the Company’s consolidated statements of operations, which is included in the total under the caption “Change in fair value of derivative liabilities”.

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Note 11 – Income from Assets Held for Investment, net:

In August 2013, the Company sold a property which was held for investment for gross proceeds after real estate commissions of $883,780. This property had a net book value of $694,911, resulting in an accounting gain of $188,869 which is included in income from assets held for investment, net on the interim consolidated statement of operations. The property was secured by a mortgage which was discharged upon the sale, as described in the last paragraph of this note below. After the discharge of the mortgage ($606,806), as well as legal fees, interest, penalties and other costs ($73,628 in aggregate) the sale resulted in net cash proceeds to the Company of $203,346.

In September 2012, the Company sold its head office real estate in Toronto for gross proceeds after real estate commissions of $1,579,189. This property had a net book value of $585,064, resulting in an accounting gain of $994,125 which is included in income from assets held for investment, net on the interim consolidated statement of operations. The net proceeds after commissions and other expenses were used to discharge or partially discharge the first and second mortgages on the property. The first mortgage on the property, with remaining principal of $480,951, was discharged completely upon sale. The remaining net proceeds of $1,028,780 after expenses and the discharge of the first mortgages was used to partially discharge the second mortgage and the Company did not receive any of the net proceeds from this property sale.

The remaining income of $4,738 in this category in the six months ended January 31, 2014, pertains to rental income from properties held for investment, net of carrying and operating expenses, compared to $89,741 in the prior year period.

Prior to the August 2013 property sale, the properties held for investment had an interest only first mortgage which closed on November 30, 2012 with a principal amount $606,806, an interest rate of 9.75% compounded semi-annually and a maturity date of November 30, 2013. Upon the sale of the property, the mortgage was discharged.

Note 12 – Subsequent Events:

The Company has evaluated subsequent events occurring after the balance sheet date through the date the interim consolidated financial statements were issued and determined that there are no events requiring financial statement disclosure.

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Resale of 163,510,000 Shares of Common Stock

PROSPECTUS

April 16, 2014

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or the sale of these securities.

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